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VITAL LIVING, INC. UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
VITAL LIVING, INC. INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
VITAL LIVING, INC. INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DOCTORS FOR NUTRITION, INC. INDEX TO UNAUDITED FINANCIAL STATEMENTS
DOCTORS FOR NUTRITION, INC. Index to Audited Financial Statements
E–Nutriceuticals, Inc. and Subsidiary Index to Unaudited Consolidated Financial Statements
E–Nutriceuticals, Inc. and Subsidiary Index to Audited Consolidated Financial Statements
CHRISTOPHER'S ORIGINAL FORMULAS, INC. INDEX TO UNAUDITED FINANCIAL STATEMENTS
CHRISTOPHER'S ORIGINAL FORMULAS, INC. Index to Financial Statements
NFI HOLDINGS, INC. Index to Audited Financial Statements
MAF BIONUTRIONALS, LLC Index #

As filed with the Securities and Exchange Commission on June 14, 2004

Registration No. 333-111921

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(Amendment No. 2)

VITAL LIVING, INC.
(Name of Small Business Issuer in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	3652 (Primary Standard Industrial Classification Code Number)	88-0485596 (I.R.S. Employer Identification No.)
5080 North 40th Street, Suite 105, Phoenix, Arizona 85018 (602) 952-9909 (Address and telephone number of principal executive offices)
Stuart A. Benson, Chief Executive Officer Vital Living, Inc. 5080 North 40th Street, Suite 105 Phoenix, Arizona 85018 (602) 952-9909 (Name, Address and Telephone Number of Agent for Service)
Copy to:
David Alan Miller, Esq. Graubard Miller 600 Third Avenue New York, NY 10016 Telephone: (212) 818-8800 Facsimile (212) 682-2320

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. None of the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, June 14, 2004

PROSPECTUS

         VITAL LIVING, INC.

44,692,423 shares of common stock

        This prospectus relates to up to 44,692,423 shares of common stock of Vital Living, Inc. that may be offered for resale for the account of the selling stockholders set forth in this prospectus under the heading "Selling Stockholders" beginning on page 58. The selling stockholders may sell these shares in a variety of transactions as described under the heading "Plan of Distribution" beginning on page 64.

        Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "VTLV." On June     , 2004, the last reported sale price of our common stock was $        .

        We will not receive any proceeds from the sale of the shares being registered under this prospectus. We will receive the amounts paid by some of the selling stockholders upon exercise of their warrants to acquire a total of 19,140,138 of the above 44,692,423 shares being registered under this prospectus. If those warrants are exercised in full, we will receive $16,095,063. Although we will not receive any proceeds from the issuance of our common stock upon conversion of our 12% senior secured convertible notes held by some of the selling stockholders, we will immediately retire, without the payment of additional consideration, the debt attributable to the notes converted. If all of the holders of our senior secured convertible notes converted such notes into our common stock, we would be required to issue a total of 4,587,738 of the above 44,692,423 shares being registered under this prospectus.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          , 2004

Prospectus Summary
Risk Factors
Use of Proceeds
Summary Unaudited Pro Forma Combined Financial and Operating Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Where You Can Find Additional Information

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Prospectus Summary

        This summary highlights certain information appearing elsewhere in this prospectus. Although we have highlighted what we believe is the most important information about our business and the transactions related to this offering, you should read the entire document for a complete understanding of our business and the transactions prior to purchasing our common shares. Unless otherwise stated in this prospectus, references to "we," "us," "our" or "Vital Living" refer to Vital Living, Inc.

        We develop or license nutraceuticals through our subsidiaries, marketing them for distribution through physicians, medical groups, chiropractic offices, and retail outlets. In addition, we formulate, market, and distribute vitamins, herbs, high quality dietary supplements, and therapeutic and functional food products through similar distribution channels.

        Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals. Our initial areas of focus are cardiovascular health and weight loss.

Recent private offerings requiring registration

        In November 2002, we acquired all of the outstanding common stock of MAF BioNutritionals, LLC. In connection with this acquisition, we completed a private placement of 19.54 units, each unit consisting of 70,000 shares of common stock, five-year Series B Warrants to purchase 70,000 shares of common stock at an exercise price of $1.65 per share and five-year Series C Warrants to purchase 70,000 shares of common stock at an exercise price of $2.14 per share. We raised gross proceeds of $1,357,500 in the offering. We agreed to file and have declared effective, prior to March 2003, subject to extension in certain limited events, a registration statement to register the shares of common stock issued in the private placement, as well as the shares which may be issued upon exercise of the Series B Warrants and Series C Warrants. We failed to have the registration statement declared effective by the required date and, as a result, owed the investors liquidated damages. We subsequently agreed with some of the investors that we would have the right to pay such damages in shares of common stock at a rate of $0.50 per share. As a result, we have paid $18,900 and issued 302,600 shares of common stock to investors as liquidated damages as of the date of this prospectus.

        In August 2003, we acquired all of the outstanding common stock of E-Nutriceuticals, Inc. in exchange for 31,248,584 shares of our common stock. In connection with the transaction, we sold 1,000,000 shares of our Series D Convertible Preferred Stock to SkyePharma PLC, a former stockholder of E-Nutriceuticals, for $1,000,000 or $1.00 per share. Additionally, SkyePharma committed to invest $1,000,000 in our securities if we consummated a debt or equity financing raising gross proceeds of at least $3.0 million by December 2003. In connection with SkyePharma's initial investment in our Series D Convertible Preferred Stock, we agreed to register the shares of common stock it received in our merger with E-Nutriceuticals as well as the shares of common stock which it would receive upon conversion of the Series D Convertible Preferred Stock.

        In December 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock with an exercise price of $1.00 per share. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash. Included in the $4,587,738 was $1,547,738 which was raised in a previous offering of senior convertible promissory notes and which converted pursuant to their terms, along with all accrued but unpaid interest, into 12% senior secured convertible notes. The previously issued senior convertible promissory notes were retired and the investors were issued new senior secured convertible notes in their place. The proceeds from the sale of the retired senior convertible promissory notes were used for general working capital and no new proceeds were received from the subsequent conversion into senior secured convertible notes. In connection with our issuance of the senior convertible promissory notes which converted into senior secured convertible notes, we issued to investors warrants to purchase a total of 4,590,000 shares of common stock, 3,060,000 of which had an exercise price of $1.00 per share and 1,530,000 of which had an exercise price of $1.50 per share. Included in the $3,040,000 of cash that was invested in the private placement was $1.0 million invested by SkyePharma as required by its commitment described above. We placed the first 12 months of cash interest that will be owed by us under the senior secured convertible notes into an interest bearing escrow account, pursuant to an escrow agreement, in order to discharge our first two interest payment obligations on the senior secured convertible notes. However, we can pay a portion of the interest obligations owed by us in shares of our common stock at our sole option. In connection with the private placement, we agreed to register for resale the shares of common stock underlying the senior secured convertible notes and warrants purchased in the private placement, any shares of common stock that may be issued by us to satisfy our interest obligations under the senior secured convertible notes, as well as the warrants issued in our previous offering of notes that converted into the senior secured convertible notes.

        As required by the various agreements described above and other arrangements which we have made with some of the selling stockholders, we are registering for resale under this prospectus the following shares of our common stock:

  •
  624,824 shares of common stock issued to investors in our November 2002 private placement of units;

  •
  1,367,500 shares of common stock issuable upon exercise of our Series B Warrants issued to investors in our November 2002 private placement of units;

  •
  1,367,500 shares of common stock issuable upon exercise of our Series C Warrants issued to investors in our November 2002 private placement of units;

  •
  302,600 shares of common stock issued to investors in our November 2002 private placement of units to satisfy certain liquidated damage obligations we owed to such investors discussed above;

  •
  34,000 shares of common stock issuable upon exercise of warrants issued to an investment banker for services rendered in connection with our November 2002 private placement of units;

  •
  6,310,000 shares of common stock issuable upon exercise of a warrant held by our chief executive officer and president;

  •
  54,000 shares of common stock that we issued to one of our investment bankers for services rendered in connection with our acquisition of the assets of Christopher's Original Formulas, Inc. in July 2003;

  •
  14,204,548 shares of common stock that we issued to SkyePharma in connection with our merger with E-Nutriceuticals;

  •
  1,000,000 shares of common stock issuable upon conversion of our outstanding shares of Series D Convertible Preferred Stock held by SkyePharma which was issued by us in our August 2003 private placement;

  •
  2,733,000 shares of common stock that we issued to two of our investment bankers, the president and chief executive officer of one of those investment bankers and one of our former officers and directors for services rendered in connection with our acquisition of E-Nutriceuticals and our private placement of Series D Convertible Preferred Stock;

  •
  4,590,000 shares of common stock issuable upon exercise of warrants we issued to investors in our private placement of convertible promissory notes completed in December 2003;

  •
  203,000 shares of common stock that we issued to our investment bankers for services rendered in connection with our private placement of convertible promissory notes completed in December 2003;

  •
  203,000 shares of common stock issuable upon exercise of warrants issued to our investment bankers for services rendered in connection with our private placement of convertible promissory notes completed in December 2003;

  •
  4,587,738 shares of common stock issuable upon conversion of 12% senior secured convertible notes that we issued in our December 2003 private placement;

  •
  917,575 shares of common stock that we may issue if we determine to pay a portion of the interest owed on the 12% senior secured convertible notes in shares of our common stock;

  •
  4,587,738 shares of common stock issuable upon exercise of warrants that we issued in our December 2003 private placement of 12% notes;

  •
  530,400 shares of common stock issuable upon exercise of warrants issued to our investment bankers for services rendered in connection with our December 2003 private placement of 12% notes;

  •
  300,000 shares of common stock held by one of our consultants that we issued for various consulting services rendered on our behalf;

  •
  600,000 shares of common stock that we issued to one of our former officers and directors upon his resignation;

  •
  75,000 shares of common stock held by one of our former directors in consideration for his serving on our board of directors; and

  •
  100,000 shares of common stock issuable upon exercise of a warrant granted to one of our consultants in consideration for consulting services.

For a more detailed discussion of the foregoing transactions, see the section entitled "Selling Stockholders" beginning on page 66 of this prospectus.

Corporate information

        We were incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, we acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001 changed our name to Vital Living, Inc. We then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, we acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of our restricted common stock. Following the merger, we continued on as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM.

        Our principal office is located at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018-2147 and our telephone number is (602) 952-9909.

Summary Selected Financial and Operating Data

        The following table sets forth our selected historical financial and operating data as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003, 2002 and for the period from inception (January 22, 2001) to December 31, 2001. The financial information presented below reflects adjustments, consisting of normal and recurring adjustments, which in the opinion of our management are necessary for a fair presentation of our results of operations and financial position for such periods. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes thereto for the periods presented contained elsewhere in this document.

	Three months ended March 31,
			Year ended December 31,		Period from Inception (January 22, 2001) to December 31, 2001
	2004	2003	2003	2002
Sales	$1,661,350	$425,324	$2,855,123	$260,844	$90,291
Cost of sales	934,782	280,408	1,723,013	193,032	43,402
Inventory write down to market value	—	—	—	—	262,626

Gross profit (loss)	726,568	144,916	1,132,110	67,812	(215,737)

Administrative expense
Salaries and benefits	1,075,731	368,035	11,998,759	1,341,103	232,173
Organization costs	—	—	—	—	150,000
Professional and consulting fees	263,317	469,056	3,261,078	1,607,621	184,428
Selling, general and administrative	761,323	245,478	2,054,526	510,013	209,523
Research and development	299,030	143,636	410,648	510,436	37,500
Depreciation and amortization	1,276,005	47,205	1,972,303	52,959	10,937
Impairment of goodwill	—	—	6,777,480	—	—

Total administrative expenses	3,675,406	1,273,410	26,474,794	4,022,132	824,561

Operating loss	(2,948,838)	(1,128,484)	(25,342,684)	(3,954,320)	(1,040,298)

Other income (expenses)
Other expense	—	—	(43,249)	—	—
Interest income	631	2,777	5,322	13,077	—
Interest expense	(425,803)	(15,758)	(2,554,421)	(8,652)	(2,614)

Net loss	(3,374,010)	(1,141,475)	(27,935,032)	(3,949,895)	(1,042,912)

Deemed dividend associated with beneficial conversion of preferred stock	(63,300)	(833,960)	(1,643,252)	(2,235,519)	—
Series A Preferred Stock dividend	—	—	(585,111)	—	—

Net loss available to common shareholders	$(3,437,310)	$(1,975,435)	$(30,163,395)	$(6,185,414)	$(1,042,912)

Basic and diluted loss per share	$(0.06)	$(0.06)	$(0.87)	$(0.28)	$(0.08)
Deemed dividend associated with beneficial conversion of preferred stock(1)	—	(0.05)	(0.05)	(0.15)	—
Series A Preferred Stock dividend	—	—	(0.02)	—	—

Loss per share to common shareholders(1)	$(0.06)	$(0.11)	$(0.94)	$(0.43)	$(0.08)

Basic and diluted weighted average shares outstanding	60,538,290	17,842,616	31,992,346	14,278,129	12,917,693

Statement of cash flow data:
Net cash used in operating activities	$(1,450,958)	$(856,181)	$(4,736,898)	$(2,974,052)	$(743,262)
Net cash used in investing activities	$(128,215)	$(1,430)	$(467,679)	$(181,098)	$(9,154)
Net cash provided by (used in) financing activities	$275,312	$(65,135)	$5,560,455	$4,571,044	$752,595
March 31, 2004
Balance sheet data:
Working capital(2)	$(1,647,920)
Property and equipment, net	$272,706
Intangible assets and goodwill	$44,431,123
Total assets	$48,515,412
Total liabilities	$6,882,727
Retained deficit	$(40,829,031)
Shareholders' equity	$41,632,685

(1)
See "Net Loss Per Share" within Note 1 to our financial statements included elsewhere in this document for information regarding the calculation of net loss per share.

(2)
Represents (i) cash and cash equivalents, accounts receivables—net, inventory—net, prepaid expenses and other assets, less (ii) the current portion of long-term debt, notes payable to related parties, accounts payable and accrued expenses.

Risk Factors

        You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. We have included in the risk factors set forth below a discussion of each material risk that we have identified as of the date of this prospectus. If any of the following risks actually occur, our business, financial condition or operating results will suffer. Moreover, the price of our common stock could decline and you could lose all of your investment.

Risk related to our operations

Our significant losses and negative cash flow raise questions about our ability to continue as a going concern.

        We have only a limited operating history and our business model has not yet been thoroughly tested in the market place. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the nutraceutical industry, which is characterized by a large number of market participants, intense competition and a high failure rate. We incurred a net loss of approximately $3.4 million during the three months ended March 31, 2004 and approximately $27.94 million and $3.95 million for the years ended December 31, 2003 and 2002, respectively, and currently have a negative net tangible worth. We cannot assure you that we will be able to achieve or sustain revenue growth, profitability or positive cash flow on either a quarterly or annual basis or that profitability, if achieved, will be sustained. If we are unable to achieve or sustain profitability, we may not be financially viable in the future and may have to curtail, suspend or cease operations. Because of our recurring operating losses and negative cash flow, the reports of our independent accountants relating to the financial statements for the fiscal years ended December 31, 2003 and 2002 contain an explanatory paragraph stating that they have substantial doubt about our ability to continue as a going concern.

If we are unable to generate cash from operations, we may need to raise additional funds in the near future.

        Our capital requirements continue to be adversely affected by our inability to generate cash from operations. We had a working capital deficit of $(1,647,950) at March 31, 2004 and working capital (deficit) of $(97,979) and $783,705 at December 31, 2003 and 2002, respectively. Historically, we have been dependent on equity or debt financings to fund our development and working capital needs and completed offerings of $4,587,738 aggregate principal amount of senior secured convertible notes, which includes the conversion of $1,587,738 of principal and accrued interest on previously issued senior convertible promissory notes, during the fourth quarter of 2003 and an offering of 510,000 shares of our common stock raising gross proceeds of $510,000 in the first quarter of 2004. Our average net cash expenditures (cash from operations less expenses paid) from January to April 2004 were approximately $506,000 per month. However, these may vary greatly on a monthly basis and this average is not necessarily indicative of future amounts. We believe that by managing our accounts payable in a cost-effective manner, we will have sufficient capital to meet our operational needs through July 2004. Thereafter, we may need to raise additional capital to fund our operations. We are currently examining various sources of additional financings to help meet our capital needs. However, because our senior secured convertible notes are secured by substantially all of our assets, we may have difficulty securing additional debt financing on terms favorable to us or at all. We may not be able to consummate an equity financing either, but if we do, it may be highly dilutive to existing stockholders. If we continue to be unable to generate cash flow from operations and are unable to find sources of funding, it would have an adverse impact on our ability to maintain our operations.

If we are unable to repay our indebtedness and interest obligations when due, our operations may be materially adversely affected.

        In connection with our various acquisitions we completed during 2002 and 2003, we have assumed a total of $1,478,928 of indebtedness. We also recently issued $4,587,738 aggregate principal amount of senior secured convertible notes which are secured by substantially all of our assets. As a result, we have annual debt service obligations of $844,616, $93,352, $100,600, $108,410 and $4,678,076 for the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008, respectively. We cannot assure you that our operations will generate funds sufficient to repay these debt obligations as they come due. Additionally, although we have placed $549,862 of the proceeds from our offering of senior secured convertible notes into escrow to cover our first year of interest obligations due on such notes, we cannot assure you that we will be able to repay future interest obligations as they come due as we have no other provisions for repaying our indebtedness other than through future financings or funds generated through operations, which we have not yet generated. Our failure to repay our indebtedness and make interest payments as required by these debt obligations could result in an event of default under the senior secured convertible notes. If this happened, the holders of our senior secured convertible notes could force us to sell our assets in order to repay debt owing under the notes.

We may lose our exclusive licensing rights to the GEOMATRIX technology if SkyePharma terminates the Development and License Agreement which we are a party to.

        We are party to a Development and License Agreement with SkyePharma pursuant to which we have exclusive licensing rights to the GEOMATRIX technology. We are in dispute with SkyePharma over the terms of the licensing agreement and have failed to make payments of $250,000 called for under the licensing agreement in January and in April 2004. On April 6, 2004, we received a demand letter from SkyePharma related to the past due payments under the Development and License Agreement, which triggered the 30 day negotiation period under the agreement. This 30 day period is required before initiating formal collection proceedings. We are currently in discussions to modify both the terms and payment schedules under the licensing agreement. Although our management believes we will reach a settlement of the terms and conditions of the agreement with SkyePharma, we cannot assure you that these negotiations will be successful and we will reach a satisfactory resolution of this matter. In the event a satisfactory resolution can not be reached and SkyePharma exercises their rights of termination under the agreement, we may lose substantial and possibly all rights gained under this and related contracts with SkyePharma.

Our potential acquisition strategy may subject us to additional risks.

        While we recently agreed to forego acquisitions in the short-term in conjunction with issuing our senior secured convertible notes in December 2003, one of our potential business strategies is to achieve growth through acquisitions. Due to the early stages of our acquisition program, we cannot assure you as to the long-term impact of our acquisition strategy on our gross profits or net income. During 2003, our acquisition strategy may have contributed towards our net loss in several respects. First, certain of the companies we have acquired have continued to incur losses from operations, or have required significant cash advances, which, in turn, has adversely affected our results of operations. Second, our acquisition strategy has caused us to significantly increase our selling, general, and administrative expenses, which has also contributed negatively toward our results of operations. As net sales continue to increase, however, our overhead will be spread over a larger revenue base, which is expected to have a positive impact on our results of operations.

        We anticipate that future profitability is likely to depend upon a combination of many factors, including the continued growth of our business through acquisitions, the management of that growth through integration of the businesses acquired, and the continued expansion of our higher margin service business. Continuation of our growth strategy, however, is dependent upon a number of factors.

First, we must continue to have adequate capital resources to continue to finance the acquisitions. In view of our recent losses and limited available financing, our ability to finance cash acquisitions is presently limited. Second, the continued availability of an adequate supply of acquisition targets at reasonable purchase prices. Increased competition for acquisition candidates could reduce the pool of available targets and could increase acquisition prices.

        In addition, in order to pursue our acquisition strategy in the long term, we may require additional financing, which we could attempt to secure through a combination of traditional debt financing, the issuance of our shares, and the placement of debt and equity securities. To the extent acquisitions can be financed through our securities, the need for cash resources is somewhat mitigated. However, in the event our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we will be required to utilize more of our cash resources, if available, in order to maintain our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain additional capital through debt or equity financing.

We may record future losses because continuing adverse market conditions may require us to record an impairment of goodwill and other intangibles.

        We had approximately $4.2 million, $4.2 million and $4.9 million of goodwill as of March 31, 2004, December 31, 2003 and 2002, respectively, and $40.3 million, $41.5 million and $330,000 of net intangible assets at March 31, 2004, December 31, 2003 and 2002, respectively, cumulatively accounting for approximately 83%, 90% and 73% of our total assets at March 31, 2004, December 31, 2003 and 2002, respectively. We adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and are required to analyze our goodwill and other intangible assets for impairment issues on an annual basis or when events occur that would indicate that an impairment had occurred. The value of our goodwill and other intangible assets is exposed to future adverse changes if we experience declines in operating results or experience significant negative industry or economic trends or if future performance is below historical trends. We periodically review goodwill and intangible assets for impairment using the guidance of applicable accounting literature. We are subject to financial statement risk to the extent that the goodwill and other intangible assets become impaired, and any impairment losses related to goodwill and other intangible assets may result in a non-cash charge to earnings.

If we are unable to compete effectively with existing or new competitors, our existing business will decline and our anticipated business plan will not be successfully implemented.

        We believe the market for nutritional products is continually evolving, and is highly dependent upon changes in the demographic and social trends that have resulted in tremendous growth for the nutrition industry in the past few years. We will encounter aggressive competition from numerous competitors, many of whom have significantly greater financial, technical, marketing and other resources than we do. In making decisions regarding the development of new products and the enhancement and extension of our current products, we will be competing with our competitors, who will also be attempting to anticipate the needs and preferences of consumers, physicians and nutritionists. Consumer preferences, particularly in the health and nutraceutical market, are continuously changing and are difficult to predict. We believe we can compete effectively by reacting quickly to expected and perceived customer requirements and desires, and by maintaining relationships with our existing strategic partners and identifying and reaching agreements with new partners. However, we cannot assure you that our assessment of the market place is correct, or that our products will be accepted now or in the future.

If we do not gain support from the medical community for our products and services, our anticipated levels of sales would be significantly reduced.

        We develop or license nutriceuticals and have built our business model around the belief that doctors will eventually recommend our products in a manner similar to the prescription of medicine. In the United States, herbal dietary supplements have been available for many years, but many physicians have shown reluctance to recommend them to their patients and there has been controversy about their use and concerns about their interactions with pharmaceutical products. Accordingly, we cannot assure you that our products will achieve or sustain market acceptance by either patients or the medical community. If the medical community does not embrace our concept, we will need to completely re-evaluate our business model and consider other ways to market our products.

Since we rely on third parties to market our products, we may be adversely affected if these third parties are not effective in their marketing activities.

        Other than on our website, we do not directly market our own products. Rather, we utilize third parties to assist in marketing, selling and distributing our products. However, even under our existing arrangements with distributors, sales of our products are subject to all of the market risks associated with the introduction of products in new distribution channels. Accordingly, although we intend to enter into additional third party arrangements for our current or future products that we may develop or acquire, we cannot assure you that third parties will purchase, recommend or market our products at sufficient levels or provide our products with adequate support. If the companies we rely on to market our products do not do so effectively, we will not generate significant revenues or profits.

If the Arizona Heart Institute withdraws support for our products, our business plan could be severely impacted.

        We have an agreement with the Arizona Heart Institute, Inc., the nation's first freestanding outpatient clinic devoted solely to the prevention, detection, and treatment of heart and blood vessel diseases, to distribute our product Essentum®. Under our agreement with the Institute, which began in August 2001, it agreed to act in the capacity of a strategic partner in the distribution of our nutraceutical products. We are obligated to pay the Institute royalties of between 6% and 12% of our net sales of Essentum depending on the origin of the sales. However, we have paid the Institute 12% on all sales of Essentum, regardless of the origin, due to the fact that no mechanism was ever put into place to track the origin of the sales. As a result, we paid the Institute $3,600 in commissions for sales of Essentum during 2003. The Institute has also agreed not to promote or endorse any other line of nutritional products relative to cardiovascular disease. The Institute further agreed to provide a marketing platform for the sale of our nutritional products by assisting in clinical trials, in allowing us to use the AHI logo on our products and handling the dissemination of information through their existing database, in addition to other assistance (such as introductions to other heart institutes). Although it has agreed not to promote any other products, it is possible that a competitive product could be developed which it considers superior to ours. If this occurs, the Institute may have an ethical obligation to recommend this product to its customers, notwithstanding the potential that this would be a breach of our agreement. However, sales of Essentum only accounted for approximately 2% of our total revenues during 2003 and we have not generated significant revenue as a result of the agreement with the Institute.

If we are unable to obtain raw materials for our products, our business will be adversely affected.

        Historically, we have not had any difficulties obtaining the raw ingredients for our products on customary terms. However, the supply of herbal products is subject to the same risks normally associated with agricultural production, such as climatic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in, or disruption of, the supply of raw materials could:

  •
  substantially increase the cost to us of these materials;

  •
  require us to reformulate and repackage our products;

  •
  require us to find new suppliers; or

  •
  result in a substantial reduction or termination by us of our sales of certain products.

If any of these situations occurred, it could have a material adverse effect on our business and operations.

Our failure to comply with current or future governmental regulations could adversely affect our business.

        The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of dietary supplements such as those sold by us are subject to regulation by a number of Federal, state and local agencies, principally, the Food & Drug Agency and the Federal Trade Commission, as well as foreign agencies in areas which we may operate. Among other matters, this regulation is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits. These agencies have a variety of procedures and enforcement remedies available to them, including:

  •
  initiating investigations;

  •
  issuing warning letters and cease and desist orders;

  •
  requiring corrective labeling or advertising;

  •
  requiring consumer redress such as requiring that a company offer to repurchase products previously sold to consumers;

  •
  seeking injunctive relief or product seizures; and

  •
  imposing civil penalties or commencing criminal prosecution.

Federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, publicity related to dietary supplements may result in increased regulatory scrutiny of the nutritional supplements industry.

        Our failure to comply with applicable laws could subject us to severe legal sanctions which could have a material adverse effect on our business and results of operations. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business and operations. We cannot assure you that a state will not interpret claims presumptively valid under Federal law as illegal under that state's regulations, or that future FDA regulations or FTC decisions will not restrict the permissible scope of such claims. Additionally, we cannot assure you that such proceedings or investigations or any future proceedings or investigations will not have a material adverse effect on our business or operations.

If we are deemed to be subject to the federal Medicare Anti-Kickback statutes or similar state statutes, it could have a material adverse effect on our business and operations.

        The healthcare industry is subject to extensive federal and state regulation relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services and payment for services. As Essentum® is not subject to Medicare or Medicaid reimbursement, we do not believe that our activities are subject to regulation under the federal Anti-Kickback statutes. The Anti-Kickback statutes generally prohibit persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. However, the statute was drafted broadly and it has resulted in many arrangements and practices that are lawful in businesses outside of the healthcare industry to be deemed unlawful. As a result, there has been a lack of uniform interpretation of the Anti-Kickback statutes which make compliance even more difficult. The penalties for violating these statutes can be severe and include criminal penalties of up to five years in jail and fines of up to $250,000, civil fines of up to $50,000 and treble damages in certain cases, as well as possible exclusion from the Medicare and Medicaid programs. Many states have adopted laws similar to the federal Anti-Kickback statutes. Some of these state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs. Although we believe that we comply with both federal and state anti-kickback laws, any finding of a violation of these laws could subject us to criminal and civil penalties or possible exclusion from federal or state healthcare programs. Such penalties would adversely affect our financial performance and our ability to operate our business.

Our insurance may be inadequate to cover us against product liability claims that may be brought against us.

        We maintain liability insurance for us and our subsidiaries with policy limits generally of $1.0 million per occurrence and $2.0 million in the aggregate. Our insurance program includes property, casualty, comprehensive general liability and products liability coverage. We believe that our insurance coverage is adequate. The testing, marketing and sale of health care products entail an inherent risk of product liability. We cannot assure you that product liability claims relating to dietary supplement products will not be asserted against us, our licensees or third parties with whom we operate. Many claims related to dietary supplements have already been brought against businesses in our industry although none against us or our products. Further, we cannot assure you that such insurance will provide adequate coverage against any potential claims. A product liability claim or product recall could have a material adverse effect on our business, financial condition or results of operations.

We may have difficulty effectively managing our growth.

        Over the past several years, we have experienced significant growth in our business activities through a variety of transactions, including our acquisitions of MAF BioNutritionals, Christopher's Original Formulas, E-Nutriceuticals and Doctors For Nutrition, Inc. Although we agreed with the holders of our senior secured convertible notes that we would not enter into certain acquisition agreements for specific periods of time, we expect our business to continue to grow through acquisitions in the future. Growth of this nature involves numerous risks such as:

  •
  difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired company;

  •
  the potential loss of key employees of the acquired company; and

  •
  the diversion of management's attention from other business concerns.

If we are unable to effectively address these risks, we may be required to restructure the acquired business or write off the value of some or all of the assets of the acquired business. Further, this type of growth requires increased investments in management personnel, financial and management systems and controls, and facilities. We cannot assure you that we will experience parallel growth in these areas. If these areas do not grow at the same time, our operating margins may decline from current levels.

We depend on one of our key employees and the loss of his services could harm our business.

        We are heavily dependent upon Stuart A. Benson, our chief executive officer and president. We have entered into an employment agreement with Mr. Benson that provides for him to be employed by us through August 2006. However, he may terminate the agreement at any time upon 60 days' notice to us. The loss of Mr. Benson could have a material adverse effect on us. Under the terms of the employment agreement, we are permitted to apply to obtain, and have made application with respect thereto, for a "key-man" insurance policy for Mr. Benson in the amount of $1,000,000. We will be the beneficiary of this policy when and if the insurance is obtained.

Risks related to our common stock

Our existing stockholders will experience dilution if we issue additional securities.

        As of June 14, 2004, we had outstanding 64,357,954 shares of common stock (excluding 1,263,243 shares of common stock that is currently in the process of being issued as a result of the conversion of our Series A Preferred Stock which occurred in December 2003), 1,500,000 shares of preferred stock currently convertible into 1,500,000 shares of common stock, options to purchase 4,206,483 shares of common stock, warrants to purchase a total of 24,944,929 shares of common stock and senior secured convertible notes initially convertible into 4,587,738 shares of common stock. If we issue additional shares, or if our existing stockholders exercise or convert their outstanding options, warrants or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

We are party to a voting agreement pursuant to which certain officers, directors and stockholders can elect a majority of our directors.

        We are party to a voting agreement with Stuart A. Benson, Donald C. Hannah, a member of our board of directors, and SkyePharma and Fifth Avenue Capital, Inc., both significant stockholders of ours. Under this agreement, the parties, who beneficially hold 44.25% of our common stock, have the ability to elect a majority of our board of directors. As a result, they will be able to approve most, if not all, of our corporate actions, including the appointment of officers.

Because the market price of our common stock is highly volatile, it is difficult to determine the true value of our company.

        Our common stock has been traded on the OTC Bulletin Board since March 28, 2002. The market price of our common stock has been highly volatile and may continue to be volatile in the future. As a result of our share price volatility, it is difficult to determine the true market value of our company. Significant volatility in the market price of our common stock may arise due to factors such as:

  •
  our developing business;

  •
  a continued negative cash flow;

  •
  relatively low price per share;

  •
  relatively low public float;

  •
  variations in quarterly operating results;

  •
  general trends in the nutraceutical and health care industry;

  •
  the number of holders of our common stock; and

  •
  the interest of securities dealers in maintaining a market for our common stock.

        As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered, and could cause a severe decline in the price of our common stock.

Because our stock is subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        Because we currently have less than $5,000,000 in net tangible assets and the market price of our common stock is less than $5.00 per share, transactions in our common stock are subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend our securities to persons other than institutional accredited investors:

  •
  must make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The registration of the shares of common stock covered by this prospectus may affect the market price and liquidity of our common stock.

        This prospectus registers for the account of the selling stockholders a total of 44,692,423 shares of common stock. Once registered, the selling stockholders will be able to sell these shares in the public market. The ability on the part of these selling stockholders to make these sales may have an adverse impact on our ability to raise capital in the public market and may affect the price and liquidity of our common stock in the public market.

No dividends have been paid on our common stock.

        To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future. In addition, the payment of cash dividends is limited by the terms of our outstanding preferred stock and senior secured convertible notes.

Forward-Looking Statements

        Some of the statements contained in this prospectus are forward-looking that relate to possible future events, our future performance and our future operations. In some cases, you can identify these forward-looking statements by the use of words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "potential," "continue," or the negative of these terms or other similar expressions. These statements are only our predictions. Our actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described above and appearing elsewhere in this prospectus. We cannot guarantee future results, levels of activities, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

Use of Proceeds

        We will not receive any proceeds from the sale of the shares by the selling stockholders.

        We will not receive any proceeds from the issuance of our common stock upon conversion of our senior secured convertible notes held by some of the selling stockholders, but will immediately retire, without the payment of additional consideration, the debt attributable to the notes converted. If all of the holders of our senior secured convertible notes converted such notes into our common stock, we would be required to issue a total of 4,587,738 of the total 44,692,423 shares being registered under this prospectus.

        Some of the shares that will be sold by the selling stockholders are subject to outstanding warrants. When the warrants are exercised for cash, we will receive the exercise price. If the warrants to purchase a total of 19,140,138 shares of the 44,692,423 shares being registered under this prospectus are fully exercised for cash, we will receive $16,095,063. We are unable to estimate at this time the actual number of warrants that may be exercised for cash and the amount of proceeds we will receive from their exercise. We intend to use any proceeds from the exercise of any warrants by the selling stockholders for working capital and general corporate purposes.

Summary Unaudited Pro Forma Combined Financial and Operating Information

        Our unaudited pro forma combined financial statements and related notes thereto are presented to show the pro forma effects of the various acquisitions executed by us during the years ended December 31, 2003 and 2002. These acquisitions and corresponding effective dates to which they were acquired are as follows:

Entity Name	Date Acquired
Doctors for Nutrition, Inc.	October 14, 2003
E-Nutriceuticals, Inc.	August 20, 2003
Christopher's Original Formulas, Inc.	July 3, 2003
MAF BioNutritionals, LLC	November 22, 2002

        The acquisitions have been presented as if the acquisition transactions had occurred as of January 1, 2002. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the audited financial statements of each entity acquired contained elsewhere in this document. The Unaudited Pro Forma Combined Statements of Operations presented herein are for illustration purposes only and are not necessarily indicative of the results of operations that may be obtained in the future or operating results that would have been achieved by us had these acquisitions been completed as of the January 1, 2002.

Basis of presentation

  Acquisition pro formas

        The unaudited pro forma consolidated results of operations for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003 and 2002 have been prepared assuming the acquisitions of MAF BioNutritionals, Christopher's Original Formulas, E-Nutriceuticals and Doctors For Nutrition, and the corresponding issuance of 39,148,594 shares of common stock issued as consideration in these acquisitions, had occurred as of January 1, 2002. The unaudited financial statement information as of and for the three months ended March 31, 2004, has been included for comparative purposes and was derived from the Company's Form 10QSB as of March 31, 2004, and such financial information is contained elsewhere herein. The unaudited pro forma consolidated financial statements for the three months ended March 31, 2003 include the operations for the three month period ended March 31, 2003 for each of the entities referred to above, and such financial information is contained elsewhere herein. The unaudited pro forma consolidated results of operations for the years ended December 31, 2003 and 2002 include the following periods of operation and such financial information as contained elsewhere herein:

        Year Ended December 31, 2003

  •
  Vital Living, Inc. for the year ended December 31, 2003.

  •
  Christopher's Original Formulas for the period from January 1, 2003 through July 3, 2003.

  •
  E-Nutriceuticals for the period from January 1, 2003 through June 30, 2003.

  •
  Doctors For Nutrition for the period from January 1, 2003 through September 30, 2003.

        Year Ended December 31, 2002

  •
  Vital Living, Inc. for the year ended December 31, 2002.

  •
  MAF BioNutritionals for the period from January 1, 2002 through November 22, 2002.

  •
  Boulder Endurance Co., Inc. ("Boulder") for the period from January 1, 2002 through April 4, 2002 (the date of acquisition by MAF BioNutritionals).

  •
  Christopher's Original Formulas for the year ended December 31, 2002.

  •
  E-Nutriceuticals for the year ended March 31, 2003.

  •
  Doctors For Nutrition for the year ended December 31, 2002.

Vital Living, Inc.

Pro forma Combined Statements of Operations

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002
Sales	$1,661,350	$1,162,212	$4,964,637	$4,562,579
Cost of sales	934,782	664,569	2,804,002	2,557,491

Gross profit	726,568	467,643	2,160,635	2,005,088

Administrative expenses
Salaries and benefits	1,075,731	467,447	12,417,901	2,411,947
Professional and consulting fees	263,317	548,326	3,326,678	1,950,104
Selling, general and administrative	761,523	421,799	2,603,919	1,932,104
Research and development	299,030	143,886	412,371	571,408
Depreciation and amortization	1,276,005	1,349,845	5,597,606	4,886,700
Impairment of goodwill	—	—	6,777,480	—

Total administrative expenses	3,675,406	2,931,303	31,135,958	11,752,263

Operating loss	(2,948,838)	(2,433,660)	(28,975,323)	(9,747,175)

Other income (expenses)
Other expense	—	—	(43,249)	(2,805)
Interest income	631	2,777	5,322	21,622
Interest expense	(425,803)	(23,632)	(2,582,966)	(169,455)

Net loss	(3,374,010)	(2,454,515)	(31,596,216)	(9,897,813)

Deemed dividend associated with beneficial conversion feature of preferred stock	(63,300)	(833,960)	(1,643,252)	(2,235,519)
Series A Preferred stock dividend	—	—	(585,111)	—

Net loss attributable to common stockholders	$(3,437,310)	$(3,288,475)	$(33,824,579)	$(12,133,332)

Basic and diluted loss per share(1)	$(0.06)	$(0.05)	$(0.57)	$(0.19)
Deemed dividend associated with beneficial conversion feature of preferred stock(1)	—	(0.02)	(0.03)	(0.04)
Series A Preferred stock dividend	—	—	(0.01)	—

Basic and diluted loss per common share(1)	$(0.06)	$(0.07)	$(0.61)	$(0.23)

Basic and diluted weighted average number of common shares outstanding(1)	60,538,290	54,491,229	55,165,425	53,145,920

See accompanying notes to unaudited pro forma combined financial statements.

March 31, 2004
Balance sheet data:
Working Capital(2)	$(1,647,920)
Office machinery and equipment, net	$272,706
Intangible assets and goodwill	$44,431,123
Total assets	$48,515,412
Total liabilities	$6,882,727
Retained deficit	$(40,829,031)
Shareholders' equity	$41,632,685

(1)
See "Net Loss Per Share" within Note 1 to our financial statements included elsewhere in this prospectus for information regarding the calculation of net loss per share. Due to our incurring a net loss for all periods presented, inclusion of common stock equivalents would be antidilutive. Thus the basic and diluted loss per share are the same. The basic and diluted weighted average number of shares of common stock outstanding reflects the issuance of

•
2,500,000 shares of common stock in connection with the acquisition of MAF BioNutritionals,

•
The issuance of, 2,600,000 shares of common stock in connection with our acquisition of Christopher's Original Formulas,

•
The issuance of 32,398,584 shares in connection with our the acquisition of E-Nutriceuticals and

•
The issuance of 1,650,000 shares in connection with the acquisition of DFN.

  The issuance of shares of our common stock in connection with the acquisitions are reflected as outstanding as if the transactions had occurred as of January 1, 2002.

(2)
Represents (i) cash and cash equivalents, accounts receivables, net, inventory-net, prepaid expenses, less (ii) current portion of long-term debt, notes payable related parties, accounts payable and accrued expenses.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        You should read the financial information set forth below in conjunction with our financial statements beginning on page F-1 of this prospectus. Our consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations during our operating history.

Overview

        Through our operating subsidiaries, we develop or license nutraceuticals, marketing them for distribution through physicians, medical groups, chiropractic offices, and retail outlets. In addition, we formulate, market, and distribute vitamins, herbs, high quality dietary supplements, and therapeutic and functional food products through similar distribution channels. Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals. Our initial areas of focus are cardiovascular health and weight loss.

        Our business strategy is to capitalize on the growing complimentary and alternative medicine market by creating scientifically proven and supported condition-specific formulations, offering a broad range of natural, general health nutraceuticals and functional foods/beverages, and exploring alternative distribution channels by gaining practitioner confidence and support for our products. We plan to focus initially on certain target conditions, including cardiovascular disease and obesity, providing the market with high quality, relevant products through key distribution channels.

Three Months Ended March 31, 2004 and 2003

Results of Operations

        The following sets forth selected financial data and its percentage of revenue for the quarters ended March 31:

	2004		2003
					Increase (Decrease)
	Amount	%	Amount	%
Revenue	$1,661,350	100.0%	$425,324	100.0%	$1,236,026
Cost of goods sold	934,782	56.3%	280,408	65.9%	654,374

Gross profit	726,568	43.7%	144,916	34.1%	581,652
Administrative expenses
Salaries and benefits	1,075,731	64.8%	368,035	86.5%	707,696
Professional and consulting fees	263,317	15.8%	469,056	110.3%	(205,739)
Selling, general and administrative	761,323	45.8%	245,478	57.7%	515,845
Research and development	299,030	18.0%	143,636	33.8%	155,394
Depreciation and amortization	1,276,005	76.8%	47,205	11.1%	1,228,800

Total	3,675,406	221.2%	1,273,410	299.4%	2,401,996

Net loss from operations	(2,948,838)	(177.5)%	(1,128,494)	(265.3)%	(1,820,344)
Other income (expense)
Interest income	631	0.0%	2,777	0.7%	(2,146)
Interest expense	(425,803)	(25.6)%	(15,758)	(3.7)%	(410,045)

Net loss	$(3,374,010)	(203.1)%	$(1,141,475)	(268.4)%	$(2,232,535)

Quarter Ended March 31, 2004 Compared to the Quarter Ended March 31, 2003

  Revenue:    Total revenue for the quarters ended March 31, 2004 and 2003 was $1,661,350 and $425,324, respectively, an increase of $1,236,026. This increase is primarily attributable to our acquisitions of COF and DFN during third and fourth quarters of 2003, contributing approximately $515,000 and $946,000 in new revenues during the quarter ended March 31, 2004, respectively. This increase was offset by lower revenues from MAF and Essentum® products of approximately $202,000 as a result of increased competition in the MAF nutritional bar marketplace, as well as a change in our product focus due to our various 2003 acquisitions.

  Cost of Goods Sold and Gross Profit:    Cost of goods sold for the quarters ended March 31, 2004 and 2003 was $934,782 and $280,408, respectively, an increase of $654,374. This increase corresponds to the increase in revenues related primarily to our acquisitions of COF and DFN, contributing approximately $281,000 and $496,000 in cost of goods sold during the quarter ended March 31, 2004, respectively. This increase was offset by the corresponding reduction in revenues from MAF and Essentum® products, reducing costs of goods sold by approximately $179,000. The gross profit percentage for the quarters ended March 31, 2004 and 2003 was 43.7% and 34.1%, respectively, an increase of approximately 10%. The favorable variance over the prior period is substantially a result of the addition of higher gross margin products of COF and DFN, who experienced 45% and 48% gross profit percentages for the quarter ended March 31, 2004, respectively. In addition, MAF increased its gross profit percentage by approximately 6% over the prior comparable period through cost reduction measures and synergies gained through our acquisitions.

  Administrative Expenses:

  Salary and benefits for the quarters ended March 31, 2004 and 2003 were $1,075,731 and $368,035, respectively, for an increase of $707,696. This increase is partially attributable to our acquisitions of COF and DFN during the third and fourth quarters of 2003, contributing approximately $204,000 and $80,000 in salary and benefit costs during the quarter ended March 31, 2004, respectively. In addition, Brad Edson, our former Chief Executive Officer and Chairman, resigned in January 2004 resulting in approximately $742,000 of severance expense (approximately $244,000 in cash payments due and 600,000 shares of common stock, valued at $498,000, to be issued) during the quarter ended March 31, 2004. Furthermore, we accrued $150,000 at March 31, 2004 related to an estimated settlement with a former employee whose employment contract was terminated in January 2004. The aforementioned increases are offset by a reduction of approximately $419,000 related to repricing adjustments required in accordance with FIN No. 44(1) for 1,310,000 warrants issued to one of our officers in 2002.

  (1)
  In accordance with Financial Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation," a non-cash charge to compensation expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued to officers or employees. The requirements of FIN 44 may also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN 44, we adjust compensation expense upward or downward on a monthly basis based on the trading price at the end of each period.

  Professional and consulting fees were $263,317 and $469,056 during the quarters ended March 31, 2004 and 2003, respectively, for a decrease of $205,739. This decrease is primarily a result of a reduction of approximately $115,000 in amortization of common stock, options, or warrants issued under various consulting or other service contracts, as most of these contracts expired throughout 2003. The remaining difference is comprised primarily of a downward repricing adjustment of approximately $91,000 during the quarter ended March 31, 2004 in accordance with FIN 44 related to options previously issued in our agreement with the Arizona Heart Institute, our distribution partner for Essentum®.

  Selling, general, and administrative expenses for the quarters ended March 31, 2004 and 2003 were $761,323 and $245,478, respectively, for an increase of $515,845. A portion of the overall increase can be attributed to an aggregate cost contribution from acquired entities of approximately $422,000, which includes such charges as facilities, sales and marketing, and other general and administrative items. The remaining increase is comprised primarily of additional travel and entertainment costs in excess of the prior year's comparable period as a result of increased executive travel between subsidiaries and abroad for promotion or planning of our newly acquired products and technologies, including X-Fat® and GEOMATRIX®.

  Research and development costs are expensed as incurred and totaled $299,030 and $143,636 for the quarters ended March 31, 2004 and 2003, respectively, increasing $155,394. The net increase is primarily due to an additional $250,000 due under our agreements with Skye related to the licensing of the GEOMATRIX® technologies, offset by a reduction of approximately $80,000 during the quarter ended March 31, 2004 in amortization of common stock, options, or warrants issued in under various consulting or other service contracts, as most of these contracts expired throughout 2003.

  Depreciation and amortization expense for the quarters ended March 31, 2004 and 2003 was $1,276,005 and $47,205, respectively, increasing $1,228,800. The increase is primarily attributable to amortization of intangibles acquired or recorded as part of acquisitions, as well as increased depreciation related to acquired tangible assets, of approximately $1,232,000, offset to a lesser extent by assets fully depreciated during 2003.

  Other Income (Expense):

  Interest Expense for the quarters ended March 31, 2004 and 2003 was $425,803 and $15,758, respectively, for an increase of $410,045. This increase is comprised of approximately 1) $86,000 in interest charges related to shares of our common stock that must be issued to shareholders as a penalty due to our failure to timely file and have declared effective a registration statement to register the shares of common stock issued in our November 2002 private placement, 2) $186,000 in amortization of deferred debt issuance costs and debt discount attributable to our December 2003 offering of $4,587,738 aggregate principal amount of Senior Secured Convertible Notes, and 3) $139,000 in interest expense from our Senior Secured Convertible Notes.

  Net loss:    Our net loss for the quarters ended March 31, 2004 and 2003 was $(3,374,010) and $(1,141,475), respectively, for an increase of $2,232,535. A majority of this increase relates to additional interest, depreciation, and amortization charges explained herein. Our loss before interest, taxes, depreciation, and amortization for the quarters ended March 31, 2004 and 2003 was approximately $1,492,000 and $1,081,000, respectively, for an increased loss of approximately $411,000. This variance is primarily a result of costs associated with promotion, planning, or research and development of our newly acquired products and technologies, including X-Fat® and GEOMATRIX®, as described herein.

Year Ended December 31, 2003 Compared to the Year Ended December 31, 2002

	2003		2002
					Increase (Decrease)
	Amount	%	Amount	%
Revenue	$2,855,123	100.0%	$260,844	100.0%	$2,594,279
Cost of goods sold	1,723,013	60.3%	193,032	74.0%	1,529,981

Gross profit	1,132,110	39.7%	67,812	26.0%	1,064,298
Administrative expenses
Salaries and benefits	11,998,759	420.3%	1,341,103	514.1%	10,657,656
Professional and consulting fees	3,261,078	114.2%	1,607,621	616.3%	1,653,457
Selling, general and administrative	2,054,526	72.0%	510,013	195.5%	1,544,513
Research and development	410,648	14.4%	510,436	195.7%	(99,788)
Depreciation and amortization	1,972,303	69.1%	52,959	20.3%	1,919,344
Impairment of goodwill	6,777,480	237.4%	—	0.0%	6,777,480

Total	26,474,794	927.3%	4,022,132	1542.0%	22,452,662

Net loss from operations	(25,342,684)	(887.6)%	(3,954,320)	(1516.0)%	(21,388,364)
Other income (expense)
Other expense	(43,249)	(1.5)%	—	0.0%	(43,249)
Interest income	5,322	0.2%	13,077	5.0%	(7,755)
Interest expense	(2,554,421)	(89.5)%	(8,652)	(3.3)%	(2,545,769)

Net loss	$(27,935,032)	(978.4)%	$(3,949,895)	(1514.3)%	$(23,985,137)

        Revenue:    Total revenue for the years ended December 31, 2003 and 2002 was $2,855,123 and $260,844, respectively, an increase of $2,594,279. This increase is attributable to our various acquisitions during late 2002 and throughout 2003 of MAF BioNutritionals, Christopher's Original Formulas, and Doctors For Nutrition, each contributing approximately $1,370,000, $987,000, and $438,000 in revenues during the year ended December 31, 2003, respectively, compared to approximately $138,000 of MAF BioNutritionals revenue in 2002. The increase is offset to a lesser extent by decrease in sales of Essentum® in 2003.

        Cost of Goods Sold and Gross Profit:    Cost of goods sold for the years ended December 31, 2003 and 2002 was $1,723,013 and $193,032, respectively, an increase of $1,529,981. This increase corresponds to the increase in revenues and is related primarily to our acquisitions of MAF BioNutritionals, Christopher's Original Formulas, and Doctors For Nutrition, each contributing approximately $959,000, $525,000, and $239,000 in cost of goods sold during the year ended December 31, 2003, respectively. The gross profit percentage for the years ended December 31, 2003 and 2002 was 39.7% and 26.0%, respectively, an increase of approximately 14%. The favorable variance over prior year is substantially a result of a lower than normal gross profit percentage in 2002 from higher than expected shipping and product storage costs that have not continued. The current year's adjusted gross profit percentage of approximately 40%, which includes gross profit contributed from acquired companies, is more indicative of anticipated future results.

  Administrative Expenses:

        Salary and benefit costs for the years ended December 31, 2003 and 2002 were $11,998,759 and $1,341,103, respectively, for an increase of $10,657,656. The increase is attributable to the following primary factors, which occurred and were recorded during 2003 without similar transactions in the prior year: 1) issuance of 5,000,000 warrants in 2003 to one of our officers, valued at $6,800,000 and recorded as compensation expense; 2) granting of 1,300,000 shares of restricted common stock in 2003 to one of our officers, valued at $1,781,000 and recorded as compensation expense, and 3) current year warrant repricing adjustments in accordance with FIN No. 44(1) of $1,526,461 related to 1,340,000 warrants issued to one of our officers in 2002. The primary remaining variance in salaries and benefits is attributable to an aggregate cost contribution of approximately $657,000 in 2003 from our various acquisitions offset to a lesser extent by a decrease in contract labor costs during 2003.

        Professional and consulting fees were $3,261,078 and $1,607,621 during the years ended December 31, 2003 and 2002, respectively, for an increase of $1,653,457. This increase is primarily a result of costs associated with the three acquisitions (Christopher's Original Formulas, E-Nutriceuticals and Doctors For Nutrition), three preferred stock private placements (Series B, C, and D), and two debt offerings we transacted during 2003. Included in total professional and consulting fees during 2003 and 2002 is $1,695,556 and $732,427, respectively, of non-cash charges for shares of restricted common stock, options, or warrants issued in exchange for consulting services rendered in the aforementioned transactions, accounting for a majority of the overall increase, with the remainder represented by additional cash fees associated with the transactions.

  (1)
  Per FIN No. 44, a non-cash charge to compensation expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued to officers or employees. The requirements of FIN No. 44 may also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN No. 44, we adjust compensation expense upward or downward on a monthly basis based on the trading price at the end of each period.

        Selling, general, and administrative expenses for the years ended December 31, 2003 and 2002 were $2,054,526 and $510,013, respectively, for an increase of $1,544,513. A portion of the overall increase can be attributed to an aggregate cost contribution from acquired entities of approximately $906,000, which includes such charges as facilities, sales and marketing, and other general and administrative items. The remaining increase is comprised of additional travel and entertainment costs over prior year associated with our acquisition, private placement, and debt financing activities of approximately $147,000, approximately $132,000 of non-cash charges for common stock issued as a condition to an amendment to our agreement with the Arizona Heart Institute, our distribution partner for Essentum®, and additional marketing and advertising costs expended in the current year to promote our company and products.

        Research and development costs are expensed as incurred and totaled $410,648 and $510,436 for the years ended December 31, 2003 and 2002, respectively, decreasing $99,788. During 2002, research and development costs primarily included the salary of one employee no longer employed by us, as well as various consulting and travel expenses. In addition, shares of restricted common stock, options, or warrants were issued during and prior to 2002 for research and development related consulting contracts for which the associated costs were amortized over the life of the contracts. As most of these contracts expired near the end of 2002 or throughout 2003, related amortization declined, resulting in total charges of approximately $257,000 and $274,000 during the years ended December 31, 2003 and 2002, respectively.

        Depreciation and amortization expense for the years ended December 31, 2003 and 2002 were $1,972,303 and $52,959, respectively, increasing $1,919,344. The increase is primarily attributable to amortization of intangibles acquired or recorded as part of acquisitions, as well as increased depreciation related to acquired intangible assets, of approximately $1,906,000.

        Impairment of Goodwill and Other Intangible Assets:    Goodwill and other intangibles created by our acquisitions are tested for impairment at least annually, or upon occurrence of such events that may indicate impairment exists, in accordance with SFAS No. 142. Due to lower than expected third and fourth quarter operating profits and cash flows, we revised our earnings forecast for the next five years and, as a result, recorded a goodwill impairment loss of $6,777,480 during the year ended December 31, 2003. The change in fair value of each component of goodwill and other intangibles were estimated using the expected present value of future cash flows based on certain operational results and assumptions, as described below.

        MAF BioNutritionals.    The gross value of goodwill related to the acquisition of MAF BioNutritionals was $4,955,199. During the year ended December 31, 2003, we experienced operating income of approximately $16,000, before depreciation, amortization, and interest charges and have been unable to generate positive cash flow from operations to date. We believe these results are due to increased marketplace competition and relocation of operations from New Jersey to Utah, which caused a temporary disruption in the continued growth of the business. Based on our various initiatives, including consolidation of day-to-day operations of acquired businesses, capitalization on subsidiary management expertise, and expansion of products into existing distribution channels of other acquired entities, while factoring in the continued increase in competition for similar products, we have projected MAF's revenue for the next five years and computed the fair value of the goodwill using the expected present fair value of future cash flows. As a result, we determined the goodwill recorded because of the acquisition of MAF BioNutritionals is impaired by $4,370,683, which has been recorded as goodwill impairment expense during the year ended December 31, 2003.

        Nature's Systems, Inc.    The gross value of goodwill related to the acquisition of Christopher's Original Formulas was $3,887,797. During the period ended December 31, 2003, we experienced an operating loss of approximately $533,000, prior to depreciation, amortization, and interest charges and the entity has been unable to generate positive cash flow from operations to date. In our opinion, Nature's Systems experienced these results due primarily to the use of inadequate manufacturing and distribution facilities, as well as changes in management subsequent to the acquisition. We have undertaken various initiatives to improve Nature's Systems' operating results, including further consolidation of Nature's Systems' manufacturing operations, increasing our use of professional manufacturing representatives, where appropriate, and adopting a more strategic and cost-effective approach to national tradeshows. We have also engaged an industry author and radio talk show host with whom we will launch a website and certain custom-labeled products for marketing and distribution to major metropolitan areas. Based on market conditions and our internal initiatives, we have projected Nature's Systems' revenue for the next five years and computed the fair value of the goodwill using the expected present fair value of future cash flows. As a result, we determined the goodwill recorded because of the acquisition of Christopher's Original Formulas is impaired by $2,406,797, which has been recorded as goodwill impairment expense during the year ended December 31, 2003.

        Doctors For Nutrition.    The gross value of goodwill related to the acquisition of Doctors For Nutrition is $2,113,416. During the period ended December 31, 2003, we generated operating income of approximately $21,000, before depreciation, amortization, and interest charges. We expect continued increasing net cash flows from operations, as we increase the national distribution of GreensFIRST® by cross-selling into distribution channels currently served by other subsidiaries and expanding sales of GreensFIRST® into Mexico, Canada and overseas. We also anticipate launching additional products currently under development. Based on our analysis, which includes detailed calculations of projected discounted future cash flows and assumptions discussed herein, we believe the goodwill amount at December 31, 2003 is not impaired and have not recorded an adjustment to the carrying value.

        E-Nutriceuticals.    Our primary intangibles, outside of goodwill discussed above, were obtained in the acquisition of E-Nutriceuticals and are comprised of three licensing and marketing agreements:

(1)
GEOMATRIX®, with an associated gross intangible value of $34,661,058 at December 31, 2003, is our licensed technology that will enable us to create time-released nutraceuticals. Pursuant to the terms of the license agreement, GEOMATRIX® is initially being tested in six nutraceuticals products, three of which successfully passed stability testing in February 2004, two are expected to pass stability testing during second quarter 2004, and the final is to be chosen for development beginning in June 2004. We intend to utilize a licensing strategy to launch these products, rather than direct manufacturing, due to the intense capital investment required in the latter. We anticipate the first of these products to reach U.S. markets during 2004.

  Under the terms of the Development and License Agreement, as amended, with SkyePharma, we have the right through December 31, 2017, or until such later date that the patents relating to such technology expires, to identify dietary products and nutriceutical and functional supplements for SkyePharma to develop using the GEOMATRIX technology. We are entitled to market and license such products to other parties and are obligated to pay SkyePharma certain development fees and royalties on all sales of such products. In addition, we were appointed as SkyePharma's exclusive marketing partner to pharmaceutical companies for the licensing of all SkyePharma technology (including GEOMATRIX technology) relating to the delivery of drugs or other vitamins in China, Taiwan or Hong Kong. SkyePharma agreed to pay us a royalty on all gross revenues received by SkyePharma as a result of these marketing rights. To date, no payments have been made under the agreement for any introductions or product developments.

  We are in dispute with SkyePharma over certain terms of the Development & License Agreement and have failed to make payments of $250,000 called for under the licensing agreement in January and in April 2004. We are currently in discussions to modify both the terms and payment schedules under the licensing agreement. On April 6, 2004, we received a demand letter from SkyePharma related to the past due payments under the licensing agreement, which triggered a 30 day negotiation period under the agreement. This 30 day period is required before initiating formal collection proceedings. Although our management believes we will reach a settlement of the terms and conditions of the agreement with SkyePharma, we cannot assure you that these negotiations will be successful and we will reach a satisfactory resolution of this matter. In the event a satisfactory resolution can not be reached and SkyePharma exercises their rights of termination under the agreement, we may lose substantial and possibly all rights gained under this and related contracts with SkyePharma. Accordingly, amounts recorded as intangible assets associated with these contracts, which represent substantially all of our intangible assets, would be impaired.

(2)
X-Fat®, with a related gross intangible value of $4,093,118 at December 31, 2003, is our licensed dietary supplement aimed at weight loss and was launched in test markets throughout the U.S. in early March 2004. Marketing initiatives include radio and television advertisements, as well as the launch of a retail website. Patent rights in major European countries have been secured, with expansion into these territories expected during the latter half of 2004 through partnerships with established companies.

(3)
The Development and License Agreement, to which a gross intangible value of $4,304,438 is attributed at December 31, 2003, provides for us to be the exclusive marketing partner to pharmaceutical companies for the licensing of all SkyePharma technology (including GEOMATRIX technology) relating to the delivery of drugs or other vitamins in China, Taiwan or Hong Kong. We are utilizing Stephen Chen, a shareholder and strategic consultant, to facilitate the expansion into these markets by coordinating initial meetings and establishing relationships with Chinese pharmaceutical companies. We held the first of these meetings in April 2004.

Fair value was determined at the date of acquisition based on a valuation study performed by an independent third party who primarily considered the discounted cash flow and guideline company method. At December 31, 2003, we performed additional analyses, which include detailed calculations of projected discounted future cash flows and assumptions discussed in "Critical Accounting Policies." Based on these analyses, we believe the intangibles recorded at December 31, 2003 are not impaired.

  Other Income (Expense):

        Interest Expense for the years ended December 31, 2003 and 2002 was $2,554,421 and $8,652, respectively, for an increase of $2,545,769. While a small portion of the increase relates to interest on debt assumed in our various acquisitions, approximately $1,807,000 relates to interest expense recorded for the beneficial conversion feature, detachable warrants, and amortization of deferred debt charges from our December 2003 offering of $4,587,738 aggregate principal amount of senior secured convertible notes. In addition, we recorded approximately $599,000 in interest charges related to shares of our common stock that must be issued to shareholders as a penalty due to our failure to timely file and have declared effective a registration statement to register the shares of common stock issued in our November 2002 private placement. The remaining increase is a result of interest incurred on our senior convertible notes, which were fully converted into the senior secured convertible notes referenced above, as well as other interim financing transactions.

        Net loss:    Our net loss for the years ended December 31, 2003 and 2002 was $27,935,032 and $3,949,895, respectively, for an increase of $23,985,137. Of these losses, approximately $22,857,854 and $785,386 during 2003 and 2002, respectively, relates to non-cash charges described herein and as follows and includes only those items that would not have been required to be settled in cash or other assets by their original terms.

	2003	2002
Net loss	$(27,935,032)	$(3,949,895)
Non-cash charges
Officer compensation for common stock, options, warrants and warrant amendments	10,362,461	—
Common stock, options, and warrants issued for services, including amortization of such	1,695,556	732,427
Impairment loss	6,777,480	—
Interest and other charges related to debt financing	2,050,054	—
Depreciation and amortization	1,972,303	52,959

Total non-cash charges	22,857,854	785,386

Net loss excluding non-cash charges	$(5,077,178)	$(3,164,509)

Liquidity and Capital Reserves

        At March 31, 2004, we had approximately $407,000 in cash and approximately $550,000 of cash in escrow, included in prepaid expenses and other current assets at March 31, 2004, that will be used to make the 2004 interest payments on our December 2003 Senior Secured Convertible Notes.

        Cash flows used in operating activities of approximately $1,451,000 and $856,000 during the quarters ended March 31, 2004 and 2003, respectively, have increased substantially over prior year due to the operating expenditures of our acquisitions (COF and ENI), which have not yet begun to generate positive cash flow from operations, as well as operating costs associated with promotion, planning, or research and development of our newly acquired products and technologies, including X-Fat® and GEOMATRIX®.

        Cash flows used in investing activities increased approximately $126,600 over prior year's comparable period, to approximately $128,000 from $1,400 during the quarters ended March 31, 2004 and 2003, respectively. The substantial increase relates to capital expenditures associated with the consolidation and expansion of operating facilities in Utah during the first quarter of 2004.

        Cash flows from financing activities of approximately $257,000 during the quarter ended March 31, 2004, versus cash flows used of approximately $65,000 during the quarter ended March 31, 2003, were positively impacted by $414,000 in cash proceeds generated by our private placement of 450,000 shares of common stock at $1.00 per share, net of cash offering costs of $36,000, during the quarter ended March 31, 2004. This inflow was offset by servicing of total indebtedness assumed in our 2002 and 2003 acquisitions of approximately $1.5 million to be serviced over the next one to four year period.

        At December 31, 2003, we had approximately $1.7 million in cash, primarily as a result of our December 2003 debt financing in the form of senior secured convertible notes. In addition, we have approximately $550,000 of prepaid interest in escrow that will be used to make the 2004 interest payments on such debt. This restricted cash balance represents the significant increase in prepaid expenses and other current assets on our balance sheet at December 31, 2003.

        Cash flows used in operating activities of approximately $4,722,000 and $2,974,000 in 2003 and 2002, respectively, have increased substantially over prior year due to the operating expenditures of our acquisitions (MAF BioNutritionals, Christopher's Original Formulas, E-Nutriceuticals and Doctors For Nutrition), which have not yet begun to generate positive cash flow from operations. In connection with these acquisitions, we assumed indebtedness of approximately $1.5 million to be serviced over the next three to four year period. Cash flows used in investing activities of approximately $483,000 and

$181,000 in 2003 and 2002, respectively, relate primarily to the cost of our acquisitions, with the remainder representing capital expenditures. We anticipate a slight increase in capital expenditures during 2004 to facilitate the consolidation of our operations and continued growth. Cash flows from financing activities of approximately $5,560,000 and $4,571,000 in 2003 and 2002, respectively, have been positively impacted by our debt and equity financings (as outlined below), offset by servicing of indebtedness assumed in our acquisitions.

        To date, we have funded our operations and acquisition activity primarily from cash generated from private placements and with funds from borrowings under various debt instruments, as summarized in the table below, generating an aggregate in net cash proceeds of $11,206,422 for the period beginning January 1, 2002 through April 2004.

        The following summarizes our private placement offerings during 2003:

Date	Description	Shares or Principal		Price Per Share	Net Cash Proceeds	Options & Warrants	Exercise Price
June, 2002	Series A Preferred	3,712,000		$1.00	$3,593,807	859,420(1) Series A		$2.00
November, 2002	Common	1,367,500		$1.00	$1,197,115	1,367,500 Series B 1,367,500 Series C	$ $	1.65 2.14
April, 2003	Series B Preferred	1,000,000		$1.00	$875,000	1,000,000 Series D 1,000,000 Series E	$ $	1.30 1.60
July, 2003	Series C Preferred	500,000		$1.00	$437,500	500,000 Series D 500,000 Series E	$ $	1.30 1.60
August, 2003	Series D Preferred	1,000,000		$1.00	$815,000	N/A		N/A
October—December, 2003	Bridge Notes(2)	1,530,000		$1.00	$1,316,400	3,060,000 No Series 1,530,000 No Series	$ $	1.00 1.50
December, 2003	Senior Secured Notes	4,587,738	(2)	$1.00	$2,502,400	4,587,738 No Series		$1.00
March-April, 2004	Common Stock	510,000		$1.00	$469,200	N/A		N/A

					$11,206,422

(1)
Includes 117,021 warrants to be issued upon conversion of 585,111 shares of Series A Preferred Stock issued as dividends.

(2)
Principal of $1,530,000 and accrued interest of $17,738 on the Bridge Notes converted into Senior Secured Notes.

        In addition to the above offerings, during the fourth quarter of 2003, we entered into short-term notes payable with various shareholders and related parties described below under the section entitled "Certain Relationships and Related Transactions," borrowing an aggregate principal amount of $396,672. The notes generally matured in 60 days and bore interest at stated rates ranging between 10% and 28%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $58,672, were paid in full prior to December 31, 2003.

Going concern

        The accompanying consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations , have a working capital deficit, and are dependent on funding from sources other than operations. Since inception, we have been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from prior funding sources, debt or equity, should cash flows be insufficient to fund ongoing operations and other cash commitments as they come due. These factors raise substantial doubt about our ability to continue as a going concern. We will be required to raise additional capital in the near term through offerings of securities to fund operations, and will attempt to continue raising capital resources if we do not begin to generate revenue sufficient to maintain our company as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

        We are in the process of improving, acquiring, or developing products for sale that would generate revenue to sustain its operations, as well as consolidating its operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about our ability to continue as a going concern and increase the availability of resources for funding of our current operations and future market development. In addition, in March and April 2004 we entered into Purchase Agreements with investors and sold 510,000 shares of common stock at $1.00 per share with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat®. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

  Acquisitions

        We account for acquisitions in accordance with Statement of Financial Accounting Standards, ("SFAS") No. 141 "Business Combinations" and accordingly apply the purchase method of accounting for all business combinations initiated after June 30, 2001 and separately identify recognized intangible assets that meet the criteria and amortizes these assets over their determinable useful lives.

  Goodwill

        Goodwill represents the excess of the aggregate price paid by us over the value of the net equity acquired in an acquisition. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," management is no longer required to amortize goodwill, but is required to review goodwill for impairment at least annually whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." As of December 31, 2003, events had occurred that would indicate goodwill had been impaired and, accordingly, an impairment loss was recorded.

  Intangible assets

        Our other intangible assets include trademarks, patents, formulations, customer lists, and various marketing and license agreements. Intangible assets are amortized on a straight-line basis over the lesser of the correlating agreements or estimated useful lives ranging from 2 to 14 years.

  Impairment of Long-lived assets

        Long-lived assets and identifiable other intangible assets to be held and used are reviewed for impairment at least annually whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and other intangible assets arising from various acquisitions are evaluated for impairment on at least an annual basis or when events occur that would indicate that impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition.

        Assumptions used include estimates of (i) market share penetration, (ii) timing of product rollouts for new products, (iii) licensing royalty percentages, (iv) manufacturing costs, (v) selling prices, (vi) volumes sold and (vii) discount rates. Any changes in assumptions applied in the cash flow model used to evaluate goodwill and other intangibles for impairment may effect the outcome of the analysis. Unfavorable changes in assumptions may result in further impairments of goodwill and other intangibles.

        As of December 31, 2003, events had occurred that would indicate goodwill had been impaired; accordingly, an impairment loss was recorded.

  Stock based compensation

        We account for our stock option plans in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and provide pro forma net income or loss and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

        We are subject to reporting requirements of FASB Financial Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation," which requires a non-cash charge to deferred compensation expense if the price of our common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

        We account our Plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees," and related Interpretations. No stock-based employee compensation (except that related to repriced warrants in accordance with FIN No. 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

Recent accounting pronouncements

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on our financial condition or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on our financial condition or results of operations.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2003, the FASB issued a revised Interpretation No. 46 ("FIN 46R"), "Consolidation of Variable Interest Entities." FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. We do not expect the adoption of FIN 46 and FIN 46R to have a material effect on our future financial condition or results of operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material effect on our financial condition or results of operations.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The adoption of SFAS No. 145 did not have a material effect on our financial condition or results of operations.

        In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FIN 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The adoption of SFAS No. 145 did not have a material effect on our financial condition or results of operations.

Business

Introduction

        We develop or license nutraceuticals through a variety of our subsidiaries, marketing them for distribution through physicians, medical groups, chiropractic offices, and retail outlets. In addition, we formulate, market, and distribute vitamins, herbs, high quality dietary supplements, and therapeutic and functional food products through similar distribution channels.

        Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals. Our initial areas of focus are cardiovascular health and weight loss.

        We were incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, we acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001 changed our name to Vital Living, Inc. We then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, we acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of our restricted common stock. Following the merger, we continued on as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM.

Business strategy

        Our business strategy is to capitalize on the growing complimentary and alternative medicine market by creating scientifically proven and supported condition-specific formulations, offering a broad range of natural, general health nutraceuticals and functional foods and beverages, and exploring alternative distribution channels by gaining practitioner confidence and support for our products. We plan to focus initially on certain target conditions, providing the market with high quality, relevant products through key distribution channels. Our distribution channels can be categorized into three primary areas:

  •
  the medical/practitioner channel, which might include physicians, condition specialists, chiropractors, nutritionists, or trainers who promote or prescribe our products,

  •
  retail, which may include health/nutrition stores, grocery stores, or other retail outlets, and

  •
  consumer-direct, such as call centers and websites.

        Our initial target conditions, products, and distribution channels are summarized below:

Target Conditions	Current Products Offered	Distribution Channels
Cardiovascular Health	Essentum®	Medical/practitioner
Weight Loss	X-Fat®	Retail Consumer Direct
General Health	Christopher's Original Formulas® herbal line Dr. Phil's® and other functional food/beverage products	Medical/practitioner
	Boulder Bars®	Retail
	Nature's Dose® nutraceutical line	Consumer Direct
GreensFIRST®

        A large part of our strategy relies on a growing patient and consumer interest in the use of nutritional supplements and alternative medicines to complement traditional health care routines in the United States and elsewhere. Use of vitamins, minerals, herbs, and other supplements continues to rise as consumers seek nutritional products to improve general health, increase longevity, and enhance the overall quality of life. In this industry, sales generally occur through independent health food stores and chains, mail order and Internet sites, and mass-market food and drug outlets. While we have focused primarily on activities within the United States, we have begun to focus our attention on other countries. For instance, we believe there is a growing market for our products in countries like China where there is a large, active population that has historically accepted nutritional supplements and other alternative medicines. To this end, we sent a delegation to China in April 2004 that included our chairman of the board, our chief executive officer and our chief scientist to explore potential opportunities including the licensing of our products to Chinese licensees for marketing and sales in China, forming new partnerships with Chinese medicine companies for manufacturing and selling of our products in China by Chinese partners and exporting products of Chinese partners through our marketing channels to the United States market.

        There is also a substantial and growing body of evidence showing that specific nutritional programs and properly formulated nutritional supplements have a significant positive impact on patient health. Supplements that have demonstrated healthful benefits related to cardiovascular health, for example, in properly designed and controlled clinical trials include:

  •
  B vitamins, which have been shown to lower elevated homocysteine and promote cardiovascular health;

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  Plant sterols such as phylochemeds, which have been shown to inhibit cholesterol formation and thereby lower "bad" cholesterol and total blood lipids; and

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  Niacin (B3), which has been shown to promote "good" cholesterol levels.

Despite such examples and continued growth in the nutritional supplements market, physicians/practitioners have typically been unwilling or unable to respond to the trend, or to patient questions on the subject matter, due in large part to doubt, or lack of substantiation on supplement safety and efficacy, or a lack of knowledge in the area. In the formulation, production, and marketing of our products, we have attempted to address these concerns by:

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  assembling a panel of physicians and practitioners active in the fields in which we seek to sell our products who will endorse and create integrated treatment protocols;

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  utilizing clinically proven ingredients in our creation of condition-specific formulations;

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  providing patient educational tools, logistical, and fulfillment support for our products to physicians/practitioners, enabling them to focus on their core competencies; and

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  creating a business model similar to the well-established pharmaceutical model (i.e., physicians/practitioners provide patients with prescriptions fulfilled by third parties), which is arguably the strongest and most profitable distribution model for drug therapies.

Acquisition strategy

        In connection with the sale of our senior secured convertible notes issued in December 2003, we agreed that, until this registration statement has been declared effective by the SEC, we would not enter into any acquisition agreements which, upon consummation, would require us to file a Current Report on Form 8-K with audited financial statements without the prior approval of the holders of such senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding. Further, we agreed that, once the registration statement is declared effective, we would not enter into an agreement for any material acquisition for a period of at least 60 days unless the registration statement is on Form S-3 without the prior approval of the holders of senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding.

        Notwithstanding the foregoing, we believe there are many attractive acquisition candidates in our industry because of the highly fragmented composition of the marketplace, the industry participants' need for capital, and their owners' desire for liquidity. If the restrictions described above are removed, we may pursue a continued acquisition program to consolidate and enhance our position in our current markets and to acquire operations in new markets.

        During 2003 and 2002, we completed the acquisition of four companies with complimentary business or products ranging from start-ups to revenue up to $2.5 million per year. These acquisitions are intended to shift our business toward established, higher margin products, or to expand into new product lines. These acquisitions also increased our geographic presence with locations spanning the Southwest region of the United States. The following information provides a summary of our acquisitions:

        MAF BioNutritionals, LLC.    In November 2002, we acquired MAF BioNutritionals for consideration of $4,100,000, consisting of 2,500,000 shares of common stock priced at $1.64 per share. MAF BioNutritionals formulates, markets, and distributes natural and organic food-based, preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function. MAF BioNutritional's product line includes various functional foods/beverages (Phil's Bar®, Phil's Shake®, Alma Bar®, Boulder Bars®) and Nature's Dose®, a line of nutritional and dietary supplements. We acquired MAF BioNutritionals in an attempt to both broaden our product lines and gain distribution networks to help distribute our products. MAF BioNutritionals generated actual revenues of approximately $1,370,000 and annualized pro forma revenues of approximately $1,676,000 during the years ended December 31, 2003 and 2002, respectively.

        Christopher's Original Formulas, Inc.    On July 3, 2003, we acquired the assets of Christopher's Original Formulas for consideration of $2,808,000, consisting of 2,600,000 shares of common stock priced at $1.08 per share and certain earn-out provisions. Through this acquisition, we gained the exclusive licensing and marketing rights to Christopher's products, a complete line of over 300 herbal formulas and products consisting primarily of naturally occurring organic substances sold to professionals and at retail locations throughout the United States. Christopher's Original Formulas generated annualized pro forma revenues of approximately $2,039,000 and $2,447,000 during the years ended December 31, 2003 and 2002, respectively.

        E-Nutraceuticals, Inc.    On August 20, 2003, we acquired E-Nutriceuticals for consideration of $40,623,159, consisting of 31,248,584 shares of common stock priced at $1.30 per share. E-Nutriceuticals develops safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. Through the acquisition, we obtained worldwide patent and licensing rights to X-Fat®, a dietary supplement utilized for weight loss. In addition, through a collaborative partnership with SkyePharma, PLC, a United Kingdom pharmaceuticals company and major shareholder, we are now in the process of enhancing existing nutraceuticals via FDA-approved, proprietary delivery systems. Under the terms of the Development and License Agreement, as amended, with SkyePharma, we have the right through December 31, 2017, or until such later date that the patents relating to such technology expires, to identify dietary products and nutriceutical and functional supplements for SkyePharma to develop using the GEOMATRIX technology. We are entitled to market and license such products to other parties and are obligated to pay SkyePharma certain development fees and royalties on all sales of such products. In addition, we were appointed as SkyePharma's exclusive marketing partner to pharmaceutical companies for the licensing of all SkyePharma technology (including GEOMATRIX technology) relating to the delivery of drugs or other vitamins in China, Taiwan or Hong Kong. SkyePharma agreed to pay us a royalty on all gross revenues received by SkyePharma as a result of these marketing rights. E-Nutriceuticals generated annualized pro forma revenues of approximately $0 and $21,000 during the years ended December 31, 2003 and 2002, respectively.

        Doctors For Nutrition, Inc.    On October 14, 2003, we acquired Doctors For Nutrition for consideration of $2,343,004, consisting of 1,650,003 shares of common stock priced at $1.42 per share. Doctors For Nutrition's product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. Mixed with water, GreensFIRST® contains certified organic fruits, vegetables, and barley grass, which are first juiced and then spray-dried at low temperature, leaving all the important nutrients and live enzymes intact. Benefits of usage include increased energy, improved digestion, and enhanced immune response. Doctors For Nutrition currently distributes GreensFIRST® through more than 1,000 practitioner offices throughout the United States. Doctors For Nutrition generated annualized pro forma revenues of approximately $1,622,000 and $295,000 during the years ended December 31, 2003 and 2002, respectively.

        Should we continue our acquisition strategy in the future, we believe that companies with revenues ranging up to $5 million per annum may be receptive to our acquisition program, as often they are too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offerings. In particular, we intend to focus on candidates that have strong relationships with key vendors or have established complimentary distribution channels or customers. We believe such an acquisition strategy could be successfully implemented due to:

  •
  the highly fragmented composition of the market;

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  our strategy for creating a national company, which should enhance the acquired company's ability to compete in local, regional, and national markets through an expansion of customer base, distribution channel, and products offered and lower operating costs attained through synergies;

  •
  the additional capital that management anticipates will become available for internal growth;

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  the potential for increased profitability as a result of our centralization of certain administrative functions, greater purchasing power, and economies of scale;

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  our status as a public corporation;

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  a decentralized management strategy, which should, in most cases, enable the acquired company's management to remain involved in the operations; and

  •
  the ability to utilize our experienced management in identifying acquisition opportunities.

Products

        Essentum® and EssentumNP® are our proprietary, patent-pending supplements designed by cardiologists to meet specific nutritional needs for cardiovascular health. Cardiovascular disease affects nearly 60 million Americans and is one of the leading causes of death in the United States. The American Heart Association estimates that 100 million Americans could benefit from improved dietary and exercise regimens to reduce their risk of heart attack. The nutrients in Essentum are clinically proven to support healthy levels of cholesterol, triglycerides, and homocysteine, as well as provide necessary vitamins and minerals. Because physicians formulated it, Essentum will not interact with, or reduce the effectiveness of, typical cardio-related prescription medications.

        X-Fat® is our patented dietary supplement that uses Kytabsorbe®, a liquid form of the natural fat fighter, chitosan. Chitosan has been studied extensively by the scientific community and has been shown to bind to a variety of dietary fats. Unlike the pill form of chitosan, which takes hours to activate, Kytabsorbe® is fast acting and is quickly absorbed into the blood stream. Kytabsorbe® is all natural and derived solely from shellfish. X-Fat® is expected to result in weight loss and reduced serum lipid levels, which has been shown to result in a lower cholesterol count. In connection with our acquisition of ENI in August 2003, we became party to a licensing agreement pursuant to which we obtained the exclusive, worldwide, perpetual license to X-Fat. We spent much of the remainder of 2003 planning and expending for a first quarter, 2004 product launch. We anticipate that we will sell X-Fat primarily via consumer-direct distribution channels in one-month supplies for approximately $80 resulting in a gross profit to us of approximately 80% to 90%. However, we cannot assure you that we will actually realize these profits and actual results may differ from our estimates. Under the license agreement, we are required to pay royalties to the former owner of the X-Fat patent equal to 10% of the first $1,000,000 of net product sales and 5% of net product sales in excess of $1,000,000, up to a maximum royalty of $1,250,000 per fiscal year. Of this percentage, Paul Leibowitz, our chief scientific officer, is entitled to 1% (up to a maximum of $125,000) in accordance with an agreement between Mr. Leibowitz and the original owner of the patent. We are required to pay advanced royalties of $15,000 per quarter to be credited against future royalty payments. If we fail to pay any of the amounts owed under the agreement or default in any of our obligations under the license agreement without curing such default within 30 days, the agreement may be terminated by the owner of the patent. At March 31, 2004, we had prepaid royalties of $262,172. To date, sales have been minimal; however, substantial sales and marketing efforts did not begin until March 2004.

        GreensFIRST® is a highly concentrated formulation of fruits and vegetables with natural, organic, whole foods and extracts, or "super foods," prepared in a powder for mixing with a variety of liquids. Super foods supply natural vitamins, minerals, plant enzymes, antioxidants, phytonutrients, and symbiotic intestinal flora for more optimal energy metabolism, fat burning, digestion, detoxification, immunity, repair, recovery, rejuvenation, and vital longevity. GreensFIRST® is currently distributed through more than 1,000 practitioner officers throughout the United States.

        Christopher's Original Formulas® is our complete and exclusively licensed herbal remedy product line, consisting primarily of naturally occurring, certified-organic substances that are safe and effective in the treatment of an array of specific conditions and general health maintenance. A sampling of these products includes a variety of capsules, ointments, syrups, and extracts sold through retail locations throughout the United States, as well as through consumer-direct distribution channels.

        Nature's Dose® represents all natural, certified organic, food-based nutraceuticals formulated using peer review-published scientific research and clinical experience. Specific patent-pending formulas include Anti-Inflammatory Complex, EPA Formula, and Flax Formula. This product line is distributed through our practitioner, retail, and consumer-direct distribution channels.

        Nutritional Bars/Shakes.    We offer a variety of all-natural nutrition bars, including Phil's Bar®, Phil's Shake®, Alma Bar®, and Boulder Bars®. Certified-organic and vegan versions of some of these products have recently and successfully been developed and distributed into our markets. These products are distributed through our practitioner, retail, and consumer-direct distribution channels.

Sales and marketing

        As described above, our distribution channels can be categorized into three primary areas:

  •
  the medical/practitioner channel, which might include physicians, condition specialists, chiropractors, nutritionists, or trainers who promote or prescribe our product,

  •
  retail, which may include health/nutrition stores, grocery stores, or other retail outlets, and

  •
  consumer-direct, such as call centers and websites.

Each of these channels is used for certain products or product lines and the sales and marketing efforts and methodologies vary.

  Medical/Practitioner

        We distribute a variety of our products through the medical/practitioner distribution channel, including Essentum, GreensFIRST, and a variety of our Christopher's Original Formulas and Nature's Dose or other related products. While each of the latter three is sold through established channels as acquired during 2003 and 2002, the uniqueness of Essentum has caused us to enter into the following agreements in order to reach a specific market:

        Arizona Heart Institute.    In August 2001, we signed a three-year agreement with the Arizona Heart Institute, which through its affiliates, serves between 22,000 to 25,000 new patients each year with a database of over 150,000 heart patients to which the Institute will market and distribute Essentum. Under our agreement, we are obligated to pay royalties to the Institute in the amount of 12% or 6% of our net sales of Essentum, depending on their origin. Sales of Essentum accounted for approximately 2% of total revenue during the year ended December 31, 2003 and we paid the Institute a commission of approximately $3,600. Also pursuant to the agreement, we issued to the Institute an option to purchase 1,000,000 shares of our common stock at an initial exercise price of $0.35 per share. Of the 1,000,000 options, the right to purchase 600,000 shares vested when the Institute agreed to endorse the logo material and the remainder vests as follows:

  •
  the right to purchase 200,000 shares of common stock will vest when aggregate gross sales of our products by the Institute and its affiliated clinics totals $1.0 million; and

  •
  the right to purchase 200,000 shares of common stock will vest when aggregate gross sales of our products by the Institute and its affiliated clinics totals $1.5 million.

        In July 2003, we executed an amendment to the agreement extending the term for an additional year. In consideration for such extension, we granted the Institute the right to purchase 100,000 shares of common stock under its option through a "net exercise" provision and the option exercise period was extended to three years. The Institute also agreed not to sell in excess of 25,000 shares received in any rolling 30 day period. The Institute also assigned its commissions and royalties to Cordian LLC, an entity affiliated with Dr. Diethrich's family. In October 2003, the Institute exercised its rights under the net exercise provision and was issued 100,000 shares of our common stock in exchange for 132,407 options.

        AHI Hong Kong, Ltd.    In August 2001, we entered into a non-exclusive five-year distribution agreement with AHI Hong Kong, Ltd., an affiliate of the Institute, to market our cardiovascular medical food supplements regimen in China. AHI Hong Kong currently supplies products and equipment to treat cardiovascular disease to Chinese physicians, hospitals, and clinics, and collaborated with the Chinese government to build the first American-style heart hospital, which opened in Beijing in 2003. Under the terms of our agreement, AHI Hong Kong is to act in the capacity of an exclusive distributor of our products in China, Taiwan, and Hong Kong. The products will be purchased by AHI Hong Kong at a designated premium over our cost. In consideration, we issued AHI Hong Kong an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.35 per share, 300,000 of which vested immediately, however, are subject to divestiture if gross aggregate sales of our products does not equal or exceed $2.0 million within the first 30 months of the agreement. The remainder vests in installments based on attaining gross aggregate sales ranging from $5.0 to $15.0 million. During July 2003, as part of an amendment to its agreement, the Company agreed to provide for the vesting of the 300,000 options without divestiture.

  Retail

        As a result of our acquisition strategy during 2003 and 2002, we have access to an extensive and well-established network, comprised of fifteen large distribution companies and nine natural-product brokerage firms, including such well-known names as United Natural Foods and Tree of Life, companies we believe are among the largest distribution entities in the nutraceuticals industry. We have also engaged a third party to manage our distributor and broker relationships and expand our marketing presence via established networks and contacts in the industry.

  Consumer-Direct

        We also have a variety of products that can be marketed and sold directly to consumers via call centers, websites, or other means. We have recently engaged a third party to update and consolidate our various company and product websites in order to cross-sell our product lines. While this project is still under way, we are now able to take orders for a majority of our products via the Internet, including our complete line of Christopher's Original Formulas®, Phil's Bars/Shakes®, Alma® Bars, Boulder® Bars, and X-Fat®, from a single site, www.HerbShopConnection.com, or sites linked therein.

        To this end, we executed a five-year marketing agreement in March 2004 with a reseller granting them exclusive rights to market and sell X-Fat® over the Internet, subject to certain limited exceptions, and non-exclusive rights to market X-Fat through print ads, radio, and television. We have retained the rights to market X-Fat through our own websites. The reseller must sell minimum levels of X-Fat within certain periods or we have the right to terminate the exclusivity or the agreement. In exchange, we issued the reseller an option to purchase 500,000 shares of common stock, vesting 100,000 shares upon the sale of each $2.5 million in X-Fat sales up to a maximum of $12.5 million in sales. We also entered into an 18-month exclusive marketing agreement with Ionic Marketing in December 2003 pursuant to which Ionic will market and sell X-Fat through radio and television features. Ionic will also assist us in our media planning during our X-Fat product launch. In exchange for these services, we agreed to pay Ionic a percentage of the rates actually paid to media outlets for the placement of our features, less charges for cancelled, unaired or rebated features. Ionic Marketing has indicated to us that, based on their experience, they believe sales of X-Fat could reach $40-$50 million as our marketing activities increase. However, we cannot assure you that these figures could be reached as they are simply estimates and our actual results could be substantially below these figures.

        We continue to explore other possibilities with regard to the distribution of our products nationally and in other countries and we will evaluate the regulatory and distribution structures in Europe, Asia, and other major countries to determine the best way to distribute our products in those markets.

Competition

        Our competitors vary by the nature of the distribution channel. With respect to the medical/practitioner channel, there exist a limited number of companies selling supplements, including Douglas Labs, Integration Therapeutics, Phyto Pharmacia, Metagenics Standard Process, Allergy Research, and Enzymatic Therapy. With respect to the retail and consumer direct channel, there are hundreds of competitors, including companies that market herbal nutritional and homeopathic therapies, supplements, and remedies, such as Herb Pharm, Giah Herbs, Natures Way, and Solaray. Furthermore, there are hundreds of competitors, including companies marketing Power Bar, Cliff Bar, Balance Bar, and Odwalla, with whom we compete in the functional food and beverage category. Lastly, our X-Fat product will compete with many other existing products, as well as a variety of weight-loss treatments, methodologies, or concepts including such names as Trim Spa, Slim Fast, Jenny Craig, and Weight Watchers.

        Although many of these competitors are substantially larger than us and have greater financial resources, we believe that we will be able to compete favorably with the vitamin and nutritional supplement companies based primarily on our first to market, direct distribution approach through physicians who desire to have a nutritional line of products to supplement the medical aspects of their practice. In addition, we believe the unique nature of certain of our products, including X-Fat and GEOMATRIX, will give us a competitive advantage in the market.

Trademarks and Patents

        We and our subsidiaries own numerous trademarks registered with the U.S. Patent and Trademark Office and with agencies in certain other major jurisdictions of the world, including Vital Living® (Serial Nos. 75849529, 75845668), Vital Living—The Physician Nutraceutical Company® (plus a logo) (Serial Nos. 78166678, 78975112), Essentum® (Serial No. 76404891), Essentum For Cardiovascular Health® (plus a logo) (Serial Nos. 78975116, 78166675), X-Fat® (Serial No. 75629006), Phil's Bar® (plus logo) (Serial No. 76338490), Phil's Shake® (plus logo) (Serial No. 76338491), Alma Bar® (Serial No. 76375373), Boulder Bar® (Serial No. 75642792), Boulder Bar Endurance® (Serial No. 74648798), Boulder Bar Organic® (Serial No. 78276682), Christopher's Original Formulas® (Serial No. 76413473) and GreensFirst® (Serial No. 76256859). We also have many common law, unregistered trademarks and a patent with respect to our liquid chitosan formula used in our X-Fat® product (Patent No. 6,323,189).

        Federally registered trademarks have a perpetual life, as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks. We believe that our registered and unregistered trademarks, patents, and other proprietary rights are valuable assets and that they have significant value in the marketing of our products. Accordingly, we intend to vigorously protect our intellectual property against infringement.

Research and Development

        Our efforts are focused on developing, testing, and substantiating the efficacy of new products in response to what we perceive is a need in the traditional medical distribution channel to complement existing medical conditions that are currently treated surgically or with prescription medications. We also intend to continually reformulate existing products in response to new clinical or scientific literature. Our existing retail supplements are proven products that require no further testing to be saleable. New condition-specific products that we are developing or producing are assembled by designated manufacturers utilizing proven ingredients that were not developed by us, but are uniquely blended to our specifications.

        We believe that flexibility and innovation with respect to new products are crucial factors in remaining competitive in the field of nutritional supplements and being able to produce the most effective products, which physicians will be willing to prescribe for their patients for specific conditions. By monitoring market trends and avoiding short-lived "fad" products, we will attempt to anticipate physician demand for certain product categories. Maintaining flexibility will enable us to capitalize on emerging sciences relative to nutritional products, as well as shifts in patient needs.

        Research and development costs amounted to $299,030 for the three months ended March 31, 2004 and $410,648 and $510,436 for the years ended December 31, 2003 and 2002, respectively. Through March 31, 2004, research and development costs incurred since inception are $1,257,614.

Raw Materials and Quality Control

        The principal raw materials used in the manufacture of our medical food supplements are natural ingredients purchased from manufacturers primarily in the United States, with certain materials imported from other countries. We purchase these raw materials directly; therefore, together with our suppliers, we maintain the responsibility for documenting all certificates of analysis for the materials in accordance with good manufacturing practices and guidelines. The raw materials are sent directly to us or our manufacturers for milling and other fabrication. We believe that the materials purchased from suppliers are readily available from numerous sources and that the loss of these suppliers would not adversely affect our operations. Our in-house manufacturing practices do not currently meet good manufacturing practices guidelines. However, we are progressing toward such certification.

        Historically, we have not experienced difficulties obtaining raw ingredients for our products on customary terms. However, the supply of herbal products is subject to the same risks normally associated with agricultural production, such as climatic conditions, insect infestations, and availability of manual labor or equipment for harvesting. Any significant delay in, or disruption of, the supply of raw materials could:

  •
  substantially increase the cost to us of these materials;

  •
  require us to reformulate and repackage our products;

  •
  require us to find new suppliers; or

  •
  result in a substantial reduction or termination by us of our sales of certain products.

        If supply shortages were to occur and we were unable to meet the demands of our customers, even if for only a short time, the result could be a long-term decrease in the anticipated sales of our products. We cannot assure you that, on a long-term basis, an adequate supply of ingredients will be available to us and on terms commercially reasonable in order for us to meet the supply obligations to our customers.

        Finished products are produced and delivered from our manufacturers, which maintain modern quality control laboratories and testing facilities. It is our intent to pay only for the actual milling of the product and its subsequent packaging. When products are ready for packaging, automated equipment counts the tablets and capsules, inserts them into packets that are packed in a convenient dispensing box, which is protected by a tamper-resistant outer safety seal. All of this is done by our manufacturers according to current good manufacturing practices.

Government Regulation

        The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale (hereafter, collectively "sale" or "sold") of dietary and nutritional supplements such as those sold by us are subject to regulation by one or more federal agencies, principally the Food and Drug Administration, the Federal Trade Commission, and to a lesser extent the Consumer Product Safety Commission and United States Department of Agriculture. Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the United States. Among other matters, regulation by the FDA and FTC is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits.

        Federal agencies, primarily the FDA and FTC, have a variety of procedures and enforcement remedies available to them, including:

  •
  initiating investigations,

  •
  issuing warning letters and cease and desist orders,

  •
  requiring corrective labeling or advertising,

  •
  requiring consumer redress such as requiring that a company offer to repurchase products previously sold to consumers,

  •
  seeking injunctive relief or product seizures,

  •
  imposing civil penalties or

  •
  commencing criminal prosecution.

        In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our operations. In addition, increased sales of, and publicity about, dietary supplements may result in increased regulatory scrutiny of the dietary supplements industry.

        The Dietary Supplement Health and Education Act was enacted in 1994, amending the Federal Food, Drug, and Cosmetic Act. We believe the DSHEA is generally favorable to consumers and to the dietary supplement industry. DSHEA establishes a statutory class of "dietary supplements," which includes vitamins, minerals, herbs, amino acids, and other dietary ingredients for human use to supplement the diet. Dietary ingredients on the market as of October 15, 1994 do not require the submission by the manufacturer or distributor to the FDA of evidence of a history of use or other evidence of safety establishing that the ingredient will reasonably be expected to be safe, but a dietary ingredient which was not on the market as of October 15, 1994 may need to be the subject of such a submission to FDA at least 75 days before marketing. Among other things, the DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as "food additives" and allows the use of statements of nutritional support on product labels. The FDA has issued proposed and final regulations in this area and indicates that further guidance and regulations are forthcoming. We cannot assure you that the FDA will accept the evidence of safety for any new dietary ingredient that we may decide to use and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring FDA pre-approval based on newly conducted, costly safety testing. In addition, while the DSHEA authorizes the use of statements of nutritional support in the labeling of dietary supplements, the FDA is required to be notified of such statements. We cannot assure you that the FDA will not consider particular labeling statements used by us to be drug claims rather than acceptable statements of nutritional support, thereby necessitating approval of a costly new drug application, or re-labeling to delete such statements.

        In November 1998, the FTC announced new advertising guidelines specifically for the dietary supplement industry, entitled "Dietary Supplements: An Advertising Guide for Industry." These guidelines reiterate many of the policies the FTC has previously announced over the years, including requirements for substantiation of claims made in advertising about dietary supplements.

        The DSHEA also authorizes the FDA to promulgate GMP guidelines for dietary supplements, which require special quality controls for the manufacture, packaging, storage, and distribution of supplements. We contractually require that any independent third party manufacturers doing business with us comply with all existing, or to be promulgated, regulations. The DSHEA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. These rules, which were issued on or after September 23, 1997, entail specific requirements relative to the labeling of our dietary supplements. The rules also require additional record keeping and claim substantiation, reformulation, or discontinuance of certain products, which would be a material expense to us.

        The sale of our products in countries outside the United States is regulated by the governments of those countries. We are not currently marketing our products outside of the United States except in China, Mexico, and the United Kingdom. Our plans to commence or expand sales in those countries may be prevented or delayed by such regulation. While compliance with such regulation will generally be undertaken by international distributors, we may assist with such compliance and in certain cases may be liable if a distributor fails to comply.

        We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect such additional regulation, when and if it occurs, would have on our business in the future. Such additional regulation could require, however, any or all of the actions listed below, which could have a material adverse effect on our operations:

  •
  the reformulation of certain products to meet new standards,

  •
  the recall or discontinuance of certain products,

  •
  additional record keeping,

  •
  expanded documentation of the properties of certain products,

  •
  revised, expanded or different labeling or

  •
  additional scientific substantiation.

Personnel

        As of May 11, 2004, we employed 55 individuals, 45 of whom were full time. Of the total, 22 were engaged in sales and marketing, 15 were engaged in production or operational activities, and 18 were engaged in finance, administration, or management functions. None of our employees is subject to any collective bargaining agreements and we believe our relationship with our employees is satisfactory. Our future success will depend, in part, on our ability to attract, retain, and motivate highly qualified personnel.

Facilities

        We own no real property and currently lease all of our office facilities. Our executive and administrative offices are located at 5080 North 40th Street, Phoenix, Arizona with operating subsidiaries located in California and Utah. The respective facilities are leased on terms summarized below:

Location	Square Feet	Annual Rental	Lease Expiration
Phoenix, AZ	Approx. 4,800	$96,520	10/31/2004
San Diego, CA	Approx. 1,500	$30,000	10/31/2004
Spanish Fork, UT	Approx. 16,100	$58,885	11/30/2008

        We previously leased additional space in Boonton, NJ, in connection with our November 2002 acquisition of MAF. The facility consisted of approximately 3,500 square feet for approximately $2,100 per month. This lease expired in August 2003, at which point the operations of MAF were transferred to our Utah facility and the New Jersey location was abandoned.

        We believe that we have sufficient space for our current and anticipated near-term needs.

Management

        Set forth below is certain information concerning each of our directors and executive officers:

Name	Age	Position
Donald C. Hannah	71	Chairman of the Board
Stuart A. Benson	50	Chief Executive Officer, President, Secretary and Director
Mitchel Feinglas	55	Chief Operating Officer and Director
Marcus Feder	48	Chief Financial Officer
Leslie C. Quick, III	50	Director
Carson E. Beadle	70	Director
David Allen	62	Director
Michael Ashton	57	Director
Elliot R. Speiser	41	Director

        Donald C. Hannah has been our chairman of the board since January 2004 and has been a member of our board of directors since June 2002. In 1957, he assumed control of Hannah Marine Company and has since helped turn it into a worldwide marine shipping organization and the largest tugboat and barge company operating on the Great Lakes. In 1986, Mr. Hannah founded US Auction, Inc., which subsequently became affiliated with Merrill Lynch Realty in 1988. Mr. Hannah thereafter served as president and chief executive officer of the Merrill Lynch Realty Auction Division until November 1989. In 1989, The Prudential Insurance Company of America acquired Merrill Lynch Realty along with the Auction Division. Mr. Hannah then moved to Phoenix, Arizona in 1992 to focus on government owned properties and formed US Properties, Inc. Mr. Hannah is chairman and chief executive officer of US Properties, and presently conducts real estate auctions and often assists in structuring financing of real estate projects. Mr. Hannah was a finalist for Inc. Magazine's "Entrepreneur of the Year Award" in 1992.

        Stuart A. Benson has served as our chief executive officer since January 2002 and our president and secretary since March 2002. Mr. Benson also served as our vice chairman of the board of directors from March 2002 through January 2004 and our executive vice president from June 2001 until March 2002. From March 1997 until June 2001, Mr. Benson served as chairman of the board and chief executive officer of Custom Food Concepts, Inc., a privately held company which operated a chain of restaurants in southern California. He has also served in both public and private companies as Chief Executive Officer and Chairman of the Board, including such companies as The Great Earth Vitamin Store chain and Nathan's Famous Inc., where he served as their Chairman of the Executive Committee, Chairman of the Board, President, and CEO. He is a member of UJA and ADL, sponsor of CBA (Caring for Babies with Aids), past Chairman of the 5 Towns United Fund Red Feather Ball, and has successfully organized numerous functions for the Reno, Nevada chapter of the Make A Wish Foundation. In May 2002, Mr. Benson filed for personal bankruptcy, primarily as a result of federal tax liens relating to certain real estate syndication activities in the 1980's. These liens relate to approximately $900 million of recaptured phantom income attributable to Mr. Benson and his affiliates, as the general partner, of various real estate syndication programs and partnerships, as well as $900,000 of other claims and judgments. In 1995, other IRS liens, relating to similar real estate syndication activities, were discharged by Mr. Benson in a prior personal filing under Chapter 7. The current bankruptcy filing is unrelated to Mr. Benson's activities with us and we do not believe that this filing will impact Mr. Benson's ability to perform his duties as an officer and director in any material fashion.

        Mitchel Feinglas has been our chief operating officer and a member of our board of directors since January 2004. From April 2003 until January 2004, he was engaged by us as an independent consultant. From 1999 to April 2003, he was an independent consultant for various companies in the pharmaceutical and health-related industries. From 1994 to 1999, Mr. Feinglas founded and operated

Vitamin Logic, a chain of retail supplement stores, and Alpine Naturals, a manufacture and distributor of supplements internationally. From June 1990 to June 1993, he served as president of the Great Earth Vitamin Store Chain, then the second largest retail supplement store chain in the United States. Mr. Feinglas is a graduate of New York University with a BS in accounting.

        Marcus Feder has been our chief financial officer since October 2003. From December 2001 until June 2003, Mr. Feder was chief financial officer of Single Crystal Technologies, a private company engaged in developing new methods to purify materials and make optical crystals used in semiconductor manufacturing. From September 1987 September 2001, he was a manager and later promoted to senior manager at Ernst & Young, LLP, a public accounting firm. Mr. Feder is a Certified Public Accountant, Certified Information Systems Auditor and a Certified Internal Auditor.

        Leslie C. Quick, III has been a member of our board of directors since October 2002. Mr. Quick has been chairman of Fleet Securities, Inc., a division of FleetBoston Financial Corporation, since April 2001. From March 1994 to April 2001, Mr. Quick was president of U.S. Clearing Corp., a division of Fleet Securities. From June 1988 to March 1994, he was president and chief operating officer of The Quick & Reilly Group, Inc. Mr. Quick is a current member of the Board of Governors of the Chicago Stock Exchange, a member of the Hearing Board of the New York Stock Exchange, a trustee of Oak Knoll School in Summit, New Jersey and he is on the Bishop's Financial Council for the Diocese of Metuchen. Mr. Quick is the recipient of the Ellis Island Medal of Honor and holds an honorary degree from St. Bonaventure University.

        Carson E. Beadle has been a member of our board of directors since October 2002. Mr. Beadle has been the president of Carson E. Beadle, Inc., a strategic-planning consulting firm in New York, since April 1998. From September 1959 until April 1998, Mr. Beadle was affiliated with the Marsh & McLennan Companies where he served as a member of the board of directors of William M. Mercer, Inc., a subsidiary of Marsh & McLennan. As a senior partner Mercer division, he was responsible for the consulting practices of New York and Eastern Canada as well as other corporate functions, with a focus on employee benefits for large employers and strategic decision-making. Mr. Beadle originated the "flexible benefits" concept in Canada and the "total benefits strategic decision-making" concept in the United States. A recognized benefits expert, he has given testimony before Senate Finance, House Ways & Means and other government committees. He is the author of over 100 articles appearing in The Wall Street Journal, the New England Journal of Medicine, Fortune, the New York Times and many management and health publications in the United States and Canada. He is chairman and co-founder of The Health Project, the White House-supported organization that presents the annual C. Everett Koop National Health awards. He is also one of the founding directors of the Health Enhancement Research Organization of Birmingham, among many other member and advisory positions held within prominent management and healthcare organizations. Mr. Beadle has been a member of the board of directors of Security Mutual Life Insurance Company of New York since 1995 and National Security Life and Annuity Company since 2001.

        David Allen has been a member of our board of directors since August 2003. Mr. Allen has served as managing director of Investment Information Services, Ltd., a United Kingdom limited company providing fundamental and technical research to several private banks in London and a group of high net-worth investors in the United Kingdom and the United States, since January 1990. Mr. Allen has also served as president of Investment Information Services Inc., a registered investment advisor in Colorado that provides fundamental and technical research to hedge funds and accredited investors, since 1999. Additionally, Mr. Allen has served as the investment consultant to US Tax and Financial Services, Ltd., a firm of accountants and lawyers in London, since 1989.

        Michael Ashton has been a member of our board of directors since January 2004. Mr. Ashton's career of over 31 years has been dedicated to the pharmaceutical industry. Mr. Ashton has been chief executive officer of SkyePharma since November 1998 and a member of its board of directors since

March 1997. He is also a director of Transition Therapeutics, Inc., a Toronto Stock Exchange-listed biopharmaceutical company developing therapeutics for the treatment of multiple sclerosis, diabetes and restenosis, and Astralis Limited, a public biotechnology company. Mr. Ashton has a Bachelor of Pharmacy Degree from Sydney University and a MBA Degree from Rutgers University.

        Elliot R. Speiser has been a member of our board of directors since March 2004. Mr. Speiser is the managing partner of Elliott R. Speiser & Associates, a law firm he founded in 2001. Mr. Speiser has been a practicing attorney since 1996. Prior to practicing law, Mr. Speiser was engaged full-time as a Certified Public Accountant with Coopers & Lybrand, LLP and Price Waterhouse, LLP where he served publicly traded clients. Mr. Speiser received his B.S. from the California State University at Los Angeles and a J.D. from Western State University College of Law.

Board of Directors

        Our directors are elected annually and until the next annual meeting of stockholders and until their successor is elected and qualified or until their earlier resignation or removal. We have standing operations, audit and compensation committees with Messrs. Beadle, Hannah, Benson & Feinglas serving on the operations committee, Messrs. Speiser, Hannah & Quick serving on the audit committee and Messrs. Allen, Hannah & Beadle serve on the compensation committee.

Advisory boards and advisors

        In addition to our board of directors, we have established strategic relationships with key individuals who serve on one or more of our advisory boards or in a consulting capacity. We utilize the advice and expertise of this elite group of individuals to assist us in our product formulations, research and development, strategic growth plans, and financial transactions. A brief description of our advisory boards is listed below, followed by biographical information of select individuals who assist us in these capacities.

  Scientific Advisory Board

        Our products are formulated under the direction of our Scientific Advisory Board, originally established in 2001. The SAB reviews all formulations and ensures that only credible, clinically proven ingredients at the dosage levels proven to work through accredited clinical trials are used. The SAB meets on an as needed basis, but generally twice per year.

  Nutritional Advisory Board

        In 1999, MAF BioNutritionals formed our Nutritional Advisory Board for consultation on specific product formalities or endorsements. Members are not required to have a specific number of meetings, but meet as deemed necessary. The NAB is primarily involved with products intended for distribution in the complimentary and alternative medicine markets, as opposed to the SAB, which focuses on the development of products for distribution in the medical channel.

  Board of Scientific and Professional Advisors

        In connection with our acquisition of Doctors For Nutrition, we acquired the on-going use of Doctors For Nutrition's pre-existing Board of Scientific and Professional Advisors, which supports Doctors For Nutrition's on-going research, development, business strategy and objectives and is comprised of a group of experienced and highly qualified professionals in science, medicine, nutrition, psychology, herbology, business, marketing, and media relations.

  Corporate Strategic Advisory Board

        The Corporate Strategic Advisory Board was developed in October, 2003 to provide services and advice in connection with our strategy and plans for the development and commercialization of our products and services, including developing, manufacturing, and testing nutraceuticals formulations based on scientific research and controlled clinical trials, assisting with design and development of compliance and lifestyle programs, and advising us on the needs of potential clients, partners, or other users. Live meetings of the CSAB are planned once per year and teleconference meetings three times per year.

Select Advisor Biographies

        Paul Leibowitz is president of Redding Consulting Group, Inc., a consulting practice in New York City formed by Dr. Leibowitz in 1995. As president of Redding Consulting, Dr. Leibowitz assists small to midsize public and private companies in the areas of business development and strategic, operating, and product development planning. Prior to forming Redding Consulting, Dr. Leibowitz was chief scientific officer of TSI Corporation which was the fifth largest independent preclinical and clinical contract research organization in the world. Dr. Leibowitz also served as director, molecular and analytical biology at Schering-Plough Corporation. While at Schering, he founded its biotechnology department, built the infrastructure for biotechnology programs in several areas and led its growth into one of the industry's leading forces. Dr. Leibowitz received his Ph.D. from the biology department of the State University of New York at Buffalo in the areas of atomic energy and particle physics, and postdoctoral training in genetics and molecular biology at Tufts Medical School and the Massachusetts Institute of Technology.

        Dr. Maynard Howe, who sits on the BSPA and CSAB, has achieved a national and international reputation in Internet/Intranet strategy, branding, marketing, sales, and motivation. He has authored/co-authored three books and has written and produced two award-winning workshops on customer commitment and violence prevention. Dr. Howe holds a Doctorate of Clinical Psychology and a Masters in Leadership and Human Behavior. He has consulted to Professional and Olympic athletes and teams around the world and is a sought after lecturer and speaker at national and international forums.

        Dr. Roger Howe, who sits on the BSPA and CSAB, has founded four successful start-up ventures over the past twenty years, his most recent of which, Metrix Communications, an Internet services and development company, was acquired by USWeb. Before these ventures, he served with three Fortune 500 companies in key management and executive positions. Dr. Howe is a former high school teacher, university professor, and youth athletic coach and has authored/co-authored various books and articles. Currently, he is a Board Member of Reliant Medical Technologies, Personnel Decisions International, Inc., Sonora Partners, and the Howe Family Foundation.

        Michael Davidson, M.D., a board-certified cardiologist, has been the chairman of our scientific advisory board since March 2002. Dr. Davidson is the executive medical director of Protocare Trials and chief executive officer of the Chicago Center for Clinical Research. He is also an associate professor in the Department of Medicine and director of the Preventive Cardiology Center at Rush-Presbyterian-St. Luke's Medical Center, where he directs the multiple risk factor reduction lipid clinic. As a prolific author and lecturer on lipid disorders, nutrition, and arteriosclerosis, Dr. Davidson has coordinated over 500 clinical trials in areas of preventive cardiology and has published more than 100 articles in medical journals, including the Journal of the American Medical Association, the Journal of the American College of Cardiology, Circulation, and Arteriosclerosis. Dr. Davidson is a fellow of the American College of Cardiology and the American College of Chest Physicians. He holds a medical degree from Ohio State University in Columbus and has completed a cardiology fellowship at Rush-Presbyterian-St. Luke's Medical Center in Chicago.

        Philip B. Maffetone is the founder of MAF BioNutritionals and has been a member of the nutritional advisory board since its formation in 1999. Mr. Maffetone has spent his entire career involved with diet, nutrition, stress management and athletic training as a teacher, writer and in the private practice of complementary medicine. Commencing in 1977, he has been an author and lecturer on health and fitness, diet and nutrition, lifestyle and stress management. He has also been a consultant to various athletic teams, corporations and athletes specializing in coaching, nutrition and exercise and as a consultant to various nutrition companies responsible for product development, scientific writing and marketing materials. From 1989 until 1994, he was chairman and chief executive officer of the International College of Applied Kinesiology. He was also the founding trustee in 1993 for the Foundation for Allied Conservative Therapies Research and remained there until 1999. Throughout these activities, Dr. Maffetone's major contributions have been in the multifaceted area of human performance as follows:

  •
  insight into its physical, biochemical, and mental/emotional aspects;

  •
  probing research in diet and nutrition in relation to disease prevention;

  •
  an understanding of neuromuscular function and its relation to healthcare and performance; and

  •
  breakthroughs in complementary medicine and its relationship to conventional healthcare.

Dr. Maffetone has published 16 publications dealing with these areas in addition to over twenty professional paper presentations in his field of expertise. Dr. Maffetone attended the Rochester Institute of Technology where he received a B.S. in Human Biology and a Doctor of Chiropractic Degree from the National College of Chiropractic, Lombard, IL. He has also received post-doctoral certifications in meridian therapy (acupuncture), physiotherapy and applied kinesiology. He has been a member of the International College of Applied Kinesiology since 1980, the National Athletic Trainers Association since 1987 and was named Coach of the Year by Triathlete Magazine in 1994.

        Dr. James Rouse is a naturopathic physician, entrepreneur, and coach to executives and athletes nationwide who we use as an independent contractor. He is an author and leading expert in the field of lifestyle medicine, performance training and is a sponsored Ironman triathlete. Dr. Rouse holds a doctorate degree in naturopathic medicine, has done post-doctorate work in acupuncture and Chinese medicine and has a degree in transpersonal psychology. He maintains a private naturopathic medical practice in Denver, Colorado where he is the creator of Denver's KUSA TV "Optimum Wellness" program, which airs on the Atlanta, Denver, and Phoenix NBC affiliates. He serves as an advisor representing Vital Living's companies. Dr. Rouse is a member of the American Association of Naturopathic Physicians.

        Leslie D. Michelson is an independent healthcare industry investor and consultant to emerging healthcare companies. Mr. Michelson is the founder and former chief executive officer of Acurian, a leading provider of clinical trial patient and investigator recruitment solutions for the pharmaceutical and biotechnology industries. Prior to founding Acurian, Mr. Michelson served as chairman and chief executive officer of Value Health Sciences, a leading disease management company he founded in 1987. Prior to founding Value Health Sciences, Mr. Michelson was an associate and partner with SDG Enterprises, a private equity firm, where he specialized in real estate and early-stage healthcare investing. Mr. Michelson also served as a law clerk for Caleb Wright, emeritus Chief Justice of the U.S. District Court in Washington, D.C., worked as an associate at the law firm of Wald, Harkrader & Ross and served as a special assistant to the General Counsel of the U.S. Department of Health and Human Services. Mr. Michelson is a director and former chairman of the compensation committee of Catellus Development Corporation, a New York Stock Exchange-listed real estate development company.

        Stephen S. Chen is an international executive who provides consulting services in assisting major U.S. corporations in entering markets in China and the Far East. He is responsible for supervising the introduction of our Essentum® product in China and seeking financing and other opportunities in the

Far East. Mr. Chen, the founder of Amerihua International Enterprises, Inc., a consulting/management company started in 1981, pioneered the initial development of China International Trust & Investment Corp., which has become China's largest investment group and holding company. Mr. Chen negotiated, concluded and implemented many significantly large trading transactions and cooperative programs between China and western companies such as United Technologies Corp., General Motors, Beatrice Foods, Xerox, Siemens, SAAB, Lockheed, Renault, Terex, Fiat, and many Hong Kong Companies, and also has also served as an interpreter for China's state leaders.

        A native of Beijing, China, Mr. Chen graduated from Beijing Foreign Language Institute, attended the Ph.D. program in Oriental Studies of the University of Arizona, and is professor of international economics & international economic cooperation at both The Beijing Foreign Studies University in Beijing, China, and The University of Ningxia, in Yinchuan, Ningxia Province, China. Professor Chen played a key role in coordinating, negotiating and establishing the first U.S.-China joint venture, Beijing Jeep Corp., and has since served as director, China Program for General Motors, and vice president, Pacific-China Operations for Otis Elevator Company.

Executive Compensation

        The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended December 31, 2003, 2002 and 2001, by our chief executive officer and our other executive officers whose total compensation exceeded $100,000.

						Long-Term Compensation
		Annual Compensation
Name/Position						Stock, Options, Warrants (#)		All Other Compensation ($)
	Year	Salary ($)		Bonus ($)
Stuart A. Benson Chief Executive Officer, President, Secretary, Director	2003 2002 2001	156,153 51,667 N/A		120,000 150,000 N/A	(7) (3)	5,000,000 1,340,000 N/A	(4) (4)	— 37,000 N/A	(5)
Mitch Feinglas Chief Operating Officer, Director	2003 2002 2001	N/A N/A N/A		N/A N/A N/A		100,000 N/A N/A	(8)	116,680 N/A N/A	(5)
Bradley D. Edson Former Chairman, Chief Executive Officer	2003 2002 2001	215,211 179,468 45,000	(2)	50,000 — —		1,300,000 — 1,000,000	(9) (6)	— 26,500 —	(1)

(1)
This amount represents amounts that were paid by us for the benefit of entities controlled by Mr. Edson. These amounts were not repaid and were written off as compensation to Mr. Edson.

(2)
Represents accrued salary that was subsequently paid in 2002.

(3)
Represents signing bonuses paid to Mr. Benson executed as part of his employment agreement.

(4)
In connection with the execution of Mr. Benson's employment agreement, we granted Mr. Benson a warrant to purchase 1,340,000 shares of common stock at an exercise price of $1.50 per share. In April 2003, we amended the warrant to lower the exercise price to $0.01 per share and to extend the expiration date to March 31, 2008. In August 2003, as a condition to the consummation of our ENI Acquisition, the warrant was again amended to increase the total number of shares of common stock purchasable under the warrant to 6,340,000 shares, or an additional 5,000,000 warrants, 30,000 of which were exercised in 2003. Cumulative compensation expense of $1,526,461 related to repricing and amendments of the warrants was recorded in 2003. Compensation expense of $6,800,000 was recorded in August 2003 as a result of the new warrants.

(5)
Represents payments for consulting services provided to us.

(6)
In connection with respective employment agreements effective October 1, 2001, fully vested warrants in the amounts indicated were issued at an exercise price of $0.35 per share, which approximates market value at that date, expiring September 30, 2004.

(7)
Represents bonus paid to Mr. Benson for successful consummation of various acquisitions.

(8)
In connection with a consulting agreement and services provided thereunder, an entity related to Mr. Feinglas received on his behalf 100,000 shares restricted common stock valued at $134,000.

(9)
In connection with the ENI Acquisition, Mr. Edson received 1,300,000 shares of common stock valued at $1,781,000.

Employment Agreements

        Stuart A. Benson is currently employed by us as our chief executive officer, president and secretary through August 2006 pursuant to a written employment agreement, as amended. In connection with the signing of the agreement, Mr. Benson received a cash signing bonus of $150,000. The employment agreement provides for a base salary of $160,000 for the first year of employment, $180,000 for the second year of employment and $200,000 for the third year of employment. Mr. Benson is also eligible to participate in any profit participation plan, standard bonus plans, fringe benefits, expense reimbursements, or other remuneration as periodically modified and approved by our board of directors.

        The agreement contains a termination without "cause" provision providing that in the event termination without cause occurs, or if Mr. Benson is not elected to, or is otherwise removed from, the Board of Directors, or if a change of control event occurs, as defined in the agreement, we are obligated to pay, within 30 days of termination, the remaining balance of his base salary for the remainder of the term or for a twelve month period, whichever is longer. The agreement also contains confidentiality and non-solicitation clauses that survive employment for a period of two years. Furthermore, we are obligated to obtain term life insurance on Mr. Benson in the amount of $1,000,000, for which he may designate the beneficiary of his choice and, likewise, we are entitled to obtain a key man insurance policy on Mr. Benson in the amount of $1,000,000 with us as beneficiary, as we deem necessary. As of March 30, 2004, no such policies have been procured.

        In connection with the agreement, we issued Mr. Benson a warrant to purchase 1,340,000 shares of common stock at an exercise price of $1.50 per share. The warrant was immediately exercisable and was to expire on March 31, 2007. In April 2003, we amended the warrant to lower the exercise price to $0.01 per share and to extend the expiration date to March 31, 2008. Additionally, an anti-dilution provision was added to the warrant so that if we issued any shares of common stock or securities convertible into shares of common stock (excluding shares issued upon a stockholder approved stock option plan) in the future, the number of shares which could be obtained under the warrant would be automatically increased. In May 2003, Mr. Benson exercised a portion of the warrant to purchase 30,000 shares of common stock at an exercise price of $0.01 per share. In August 2003, as a condition to the consummation of our acquisition of E-Nutriceuticals, the warrant was amended to delete the adjustment provision described above and to set the number of shares of common stock purchasable under the warrant at 6,310,000 shares.

        Mitch Feinglas has been employed by us as our chief operating officer and director since January 2004. Mr. Feinglas is currently an at-will employee for which we have agreed to pay him an annual salary of $75,000 in 2004 and $85,000 in 2005. In addition, we have agreed to reimburse him for expenses, including lodging, healthcare, and other expenses incurred in the normal course of duties, of up to $72,000 in 2004 and $82,000 in 2005. During 2003, Mr. Feinglas performed similar services under a consulting agreement, for which he or entities on his behalf were paid $116,680 and issued 100,000 shares of restricted common stock valued at $134,000.

        Marcus Feder is currently employed by us as our chief financial officer, for which we have an employment letter of understanding that provides for an annual salary of $100,000 plus various fringe benefits. The letter of understanding contains a termination without "cause" provision indicating that, in the event termination without cause occurs, we are obligated to pay severance at amounts ranging from one to four weeks base salary, depending on length of service during his first six months. Effective March 27, 2004, Mr. Feder's annual salary was increased to $140,000.

        Bradley D. Edson was previously employed by us as our chairman and chief executive officer through August 2006 pursuant to a written employment agreement, as amended. Effective January 12, 2004, Mr. Edson voluntarily resigned from his positions with us to pursue other business interests, thus terminating his employment agreement. Pursuant to the terms of his severance agreement, executed February 24, 2004, we agreed to pay severance in the amount of $244,068 in cash ($119,034 due within eight days of execution, $19,839 due on each first day of July, August, and September 2004, and $21,839 due on each first day of October, November, and December 2004) and 600,000 shares of our common stock. In addition, are obligated to continue to pay Mr. Edson's medical benefits until the earlier of (i) July 31, 2005, or (ii) the date he becomes eligible to be covered under another program.

Director Compensation

        We grant our non-employee directors a one-time grant of shares of restricted common stock, a portion of which vest immediately upon election to our board of directors with the balance vesting in equal installments over the following two years provided they remain members of our board of directors.

Option Grants in 2003

        The following table represents the stock options granted in the fiscal year ended December 31, 2003 to the named executive officers set forth in the executive compensation table above.

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Stuart A. Benson	6,310,000	(1)	100%	$0.01	3/31/08

(1)
This warrant was originally granted to Mr. Benson in 2002. However, in connection with our acquisition of E-Nutriceuticals in August 2003, the warrant was amended to delete certain anti-dilution adjustment provisions and set the number of shares of common stock issuable under the warrant at 6,310,000 shares.

Aggregated Option Exercises and Option Values

        The following table sets forth the fiscal year-end values of outstanding warrants at December 31, 2003, and the dollar value of unexercised, in-the-money warrants for the named executive officers set forth in the executive compensation table above.

AGGREGATED FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End:		Dollar Value of Unexercised in-the-money Options at Fiscal Year End
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Bradley D. Edson	765,100	749,798	0	0	0	0
Stuart A. Benson	0	0	6,310,000	0	7,256,500	0

Stock Options

  2001 and 2002 Stock Option Plans

        The 2001 Stock Option Plan authorizes the grant of 2,500,000 stock options and the 2002 Stock Option Plan authorizes the grant of 2,000,000 stock options. As of March 31, 2004 and December 31, 2003, options to purchase an aggregate of 4,206,483 and 3,831,483, respectively, shares of common stock have been granted at exercise prices ranging from $0.35 to $3.00 per share.

  Other options and warrants

        As of March 31, 2004, we have outstanding other warrants to purchase 24,994,929 shares of common stock at exercise prices ranging from $0.01 to $2.14.

Certain Relationships and Related Transactions

        We have several agreements with Aegis Capital Corp. to provide consulting, investment, or financial services. Robert J. Eide, a member of our board of directors from June 2002 through March 2004, is a principal, chairman and chief executive officer of Aegis Capital Corp. During the years ended December 31, 2003 and 2002, we paid the following amounts to Aegis Capital Corp. (or to Mr. Eide, where indicated) in exchange for such services:

				Options & Warrants
Matter	Year	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Other Services(1)	2003	$6,000	142,000	—	N/A	$184,600
Other Services(2)	2003	—	58,000	—	N/A	$75,400
Other Services	2003	$216,335	150,000	72,400	$1.00	$232 667
Other Services	2002	$100,000	50,000	—	N/A	$68,000

(1)
Paid or granted directly to Mr. Eide.

(2)
Paid or granted to a designee of Aegis Capital Corp. on its behalf.

        During the year ended December 31, 2003, we paid Donald C. Hannah, chairman of our board of directors, $12,000 for advisory services rendered to us.

        During 2003, we paid $15,000 to Elliot Speiser, a member of our board of directors, for services rendered in connection with a potential acquisition.

        In 2003, we had agreements with Mitch Feinglas, our chief operating officer and member of our board of directors, or various entities related to him or on his behalf, to perform consulting or other services. During 2003, we paid the following amounts to the parties indicated in exchange for such services:

			Options & Warrants
Party	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Eurolink International, LTD	$116,680	—	—	N/A	N/A
Equity International, LTD	—	100,000	—	N/A	$134,000

        Pursuant to the terms of a severance agreement executed in February 2004 with Brad Edson, our former chairman and chief executive officer, we agreed to pay severance in the amount of $244,068 in cash ($119,034 due within eight days of execution, $19,839 due on each first day of July, August, and September 2004, and $21,839 due on each first day of October, November, and December 2004) and 600,000 shares of our common stock, due within eleven days of execution. In addition, we will continue to pay Mr. Edson's medical benefits until the earlier of (i) July 31, 2005, or (ii) the date he becomes eligible to be covered under another program. Additionally, during 2003, we paid $10,000 to Silver Lining Realty, which Mr. Edson is the principal of, for its realty services in connection with a new lease for our Utah operations.

        As part of a resignation agreement with William Coppell our former president executed in July 2003, in which all severance payments under an agreement were waived, Mr. Coppell returned 280,000 shares of restricted common stock to us at no cost and 144,000 shares were repurchased by us at $0.50 per share for total payments of $72,000. These shares have been returned and recorded as treasury stock as of December 31, 2003.

        On April 4, 2002, we entered into a three-year consulting agreement with Martin Gerst, formerly our secretary, treasurer and a director, to provide services related to capital formation, strategic relationships, and product branding. Under the terms of the agreement, Mr. Gerst, in addition to monthly payments of $2,000, received fully vested warrants to purchase 500,000 shares of common stock at a price of $1.50 per share, valued at $280,580 at the date of grant. This agreement was terminated by the parties effective December 31, 2002. We paid approximately $8,000 and $30,000 related to this agreement during the fiscal year ended December 31, 2003 and 2002, respectively.

        During 2002, the following obligations to or from various former officers, directors, or entities controlled by former officers or directors, were relieved as follows:

  •
  An unsecured demand note payable to Brad Edson totaling $43,500 with interest accruing at 10% was repaid;

  •
  Payables to Brad Edson, Kenneth Lind and Eric Anderson (each former officers of ours) totaling $147,926 for unpaid salaries and other reimbursable expenses were repaid;

  •
  Severance compensation of approximately $67,500 was paid to Kenneth Lind in connection with the termination of his employment in December 2002;

  •
  Facility lease and office costs of approximately $51,095 was paid to Camper Clubs of America, Inc., an entity controlled by Brad Edson and Martin Gerst;

  •
  Advances receivable from Brad Edson and Martin Gerst totaling $52,500 with interest accruing at 6% were repaid; and

  •
  Receivables from Camper Clubs of America, Inc., CCA Products, Inc., and a corporation previously doing business as Vital Living, entities controlled by Brad Edson and Martin Gerst, totaling $37,372 were written off.

Shareholders

        In October and November 2003, we entered into short-term notes payable with two shareholders, borrowing an aggregate principal amount of $125,000. The notes generally matured in 60 days and bore interest at a stated rate of 10%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $12,500, were paid in full prior to December 31, 2003.

        Concurrent with the acquisition of MAF BioNutritionals in November 2002, we executed a three-year consulting agreement with Phillip Maffetone, a shareholder and former owner of MAF BioNutritionals, to provide product development and marketing services in exchange for monthly fees of $8,333. We paid approximately $80,000 and $8,000 to Phillip Maffetone under the terms of the agreement during the years ended December 31, 2003 and 2002, respectively. We have ceased payments under the contract and are currently renegotiating its terms.

        On October 14, 2003, the closing date of our acquisition of Doctors For Nutrition, Bruce Howe and Maynard Howe entered into a lock-up agreement, representing approximately 65% of the 1,650,003 common shares exchanged as purchase consideration. Pursuant to the agreement, the parties collectively agreed to a lock-up of the shares received in the acquisition of Doctors For Nutrition, as listed below:

Reference	Period	Shares Available for Disposition
Initial Lock-Up Period	Up to 6 months following Closing Date	None
Second Lock-Up Period	Up to 6 months following Initial Lock-Up Period	Up to 50% shares received
Third Lock-Up Period	Up to 6 months following Second Lock-Up Period	Up to 75% shares received
Thereafter	Immediately following Third Lock-Up Period and thereafter	Up to 100% shares received

        We have several agreements with Fifth Avenue Capital, Inc., a major shareholder, to provide consulting, investment, or financial services. Stephen Morris, a shareholder and member of the ENI Voting Group, is the president and sole director of Fifth Avenue Capital. During 2003, we paid cash fees of $22,500 to Fifth Avenue Capital in exchange for such services and erroneously issued 25,000 shares of restricted common stock, valued at $33,500, to Mr. Morris, which is recorded as "accounts receivable, related parties" at December 31, 2003. In addition, we have a promissory note payable to Fifth Avenue Capital assumed as part of our acquisition of E-Nutriceuticals in the amount of $100,000 outstanding at December 31, 2003, bearing interest at prime plus 2%.

        We have a consulting arrangement with Stephen Chen, chairman and chief executive officer of Strong International, Inc., the sole shareholder of our outstanding Series B and Series C Preferred Stock, to assist us in creating strategic alliances in China. In 2003, we amended Mr. Chen's consulting agreement to extend the term of the agreement, providing certain payments in shares of common stock and warrants as consideration. Mr. Chen also assisted in facilitating the sale of the Series B and Series C Preferred Stock to Strong International, for which we made certain payments in cash, shares of common stock, options, and warrants as commissions. During 2003, we made cumulative payments related to such matters to Mr. Chen as follows:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Consulting Services	$25,000	125,000	197,000	$1.00 - $2.00	$180,000
Investment Services	$187,500	62,500	512,500	$1.00 - $1.30	$195,426

        We have several agreements with HCFP/Brenner Securities, LLC, a shareholder, to provide consulting, investment, or financial services. During the years ended December 31, 2003 and 2002, we paid the following amounts to Brenner in exchange for such services:

				Options & Warrants
Matter	Year	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Consulting Services	2003	$34,245	235,000	—	N/A	$228,950
Investment Services	2003	$569,600	987,600	345,600	$1.00	$1,462,355
Consulting Services	2002	$60,000	48,000	—	N/A	$81,600

        We have several agreements with Atlas Capital Services, LLC to provide consulting, investment, or financial services, including the valuation related to the acquisition of E-Nutriceuticals. During 2003, we paid the following amounts to Atlas (or its designees) in exchange for such services:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Investment Services	$30,000	54,000	35,000	$1.00	$58,320

        We have several agreements with Sloan Securities Corp. to provide consulting, investment, or financial services. During 2003, we paid the following amounts to Sloan (or its designees) in exchange for such services:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Investment Services	$257,800	115,400	315,400	$1.00	$356,941

        Pursuant to a registration rights agreement related to a November 2002 private placement of 1,367,500 shares of common stock, we were required to file and have declared effective a registration statement to register the shares of common stock issued and shares that may be issued upon exercise of the Series B Warrants and Series C Warrants from the private placement prior to March 20, 2003. We failed to have the registration statement declared effective by the deadline; as a result, we owe the investors liquidation damages equal to 2% per month of the purchase price of said securities, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective. During 2003, we reached an agreement with some of the investors to pay such damages in shares of common stock at a ratio of two shares of common stock for every $1 of liquidation damage earned. For the period through August 21, 2003, we agreed to settle the penalty amount owed by the issuance of 328,200 shares of our common stock, valued at approximately $367,000. Of the total shares owed, we issued 134,600 shares of our restricted common stock, valued at $156,136, related to the settlement agreements prior to December 31, 2003. As of December 31, 2003, we owed a remaining 193,600 shares valued at $211,000 and have since issued 94,000 of such shares and paid $18,900 in cash to relieve a portion of this liability. At December 31, 2003, $442,573 has been accrued to settle the additional amounts owed.

Other Related Parties

        In October and November 2003, we entered into short-term notes payable with three individuals, each of whom are family members of our former chairman and chief executive officer, borrowing an aggregate principal amount of $271,672. The notes generally matured in 60 days and bore interest at stated rates ranging between 10% and 28%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $46,172, were paid in full as of December 31, 2003.

        We have had various agreements with Michael Edson, a family member of our former chairman and chief executive officer, under which he provides consulting services, including prospecting, establishing, and servicing complementary and alternative healthcare practices and other proprietary distribution channels. In addition, Mr. Edson assisted in various short-term financing activities, for which he received commissions. We made payments totaling $63,985 and approximately $42,118 during the years ended December 31, 2003 and 2002, respectively, for said services and commissions.

        During 2003 and 2002, we paid $5,000 in contract fees and $25,000 as payroll, respectively, to Marie Hughes, the wife of our current Chief Executive Officer and President, for various consulting services.

        We are party to two stockholders' agreements. These agreements are described under the section entitled "Security Ownership of Certain Beneficial Owners and Management" below.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of June 14, 2004 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table above and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage Beneficially Owned(3)
SkyePharma PLC(4)	17,204,548	(5)	25.54%
Stephen Morris(6)	8,890,575	(7)	13.60%
Fifth Avenue Capital, Inc.(8)	8,860,575	(9)	13.56%
Stuart A. Benson	6,345,000	(10)	8.85%
Periscope Partners, L.P.(11)	5,026,666	(12)	7.14%
Stephen Songsheng Chen(13)	5,291,574	(14)	7.63%
Martin J. Gerst	3,238,050	(15)	4.92%
Bradley D. Edson(16)	3,148,150		4.80%
Donald C. Hannah	843,425	(17)	1.29%
Leslie C. Quick, III	775,830	(18)	1.18%
Carson E. Beadle	112,000	(19)	*
David Allen	25,000	(19)	*
Marcus Feder	0		0%
Mitchel Feinglas	0		0%
Elliot Speiser	0		0%
Michael Ashton	0		0%
MAF Voting Group(20)	8,628,782	(21)	11.92%
ENI Voting Group(22)	33,052,023	(23)	44.25%
All officers and directors as a group (9 individuals)	8,401,913	(24)	11.69%

*
Less than l%.

(1)
Unless otherwise noted, the address of each person is care of Vital Living, Inc., 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the stockholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us.

(3)
Based on 65,357,954 shares of common stock which includes 64,357,954 shares of common stock outstanding as of the date hereof and assumes the conversion of 1,000,000 shares of Series D Preferred Stock outstanding as of the date hereof into a like number of shares of common stock which vote on an as-converted basis with the common stock.

(4)
The business address of SkyePharma is 105 Piccadilly, London, England W1J 7NJ.

(5)
Represents (i) 14,204,548 shares of common stock, (ii) 1,000,000 shares of common stock currently issuable upon conversion of 1,000,000 shares of Series D Preferred Stock, (iii) 1,000,000 shares of common stock currently issuable upon conversion of 12% senior secured convertible notes and (iv) 1,000,000 shares of common stock currently issuable upon exercise of warrants issued in connection with the issuance of the 12% notes. Does not include (i) 200,000 shares of common stock that may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (ii) shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 22. The foregoing information was derived from an Amendment to Schedule 13D/A filed with the SEC on December 19, 2003.

(6)
Mr. Morris's principal address is 8 the Meadows, Camps Bay, Cape Town, South Africa.

(7)
Represents 8,860,575 shares of common stock held by Fifth Avenue Capital, Inc., of which Mr. Morris is the president and sole director, and 30,000 shares of common stock issuable upon exercise of presently exercisable options held by Mr. Morris. Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 22.

(8)
The business address of Fifth Avenue Capital is Suite 1601-1603, Kinwick Centre, 32 Hollywood Rd., Central Hong Kong.

(9)
Stephen Morris, the president and sole director of Fifth Avenue Capital, exercises voting and dispositive power over these shares. Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 22. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on September 3, 2003.

(10)
Includes 6,310,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Mr. Benson. Does not include shares of common stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 20 and 22.

(11)
The business address of Periscope Partners is 1600 Flatrock Road, Penn Valley, PA 19072

(12)
Leon Frenkel, the general partner of Periscope Partners, exercises voting and dispositive power over these shares. Represents (i) 4,013,333 shares of common stock issuable upon exercise of immediately exercisable warrants and (ii) 1,013,333 shares of common stock issuable upon conversion of senior secured convertible notes. Does not include 202,670 shares of common stock that may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(13)
Mr. Chen's address is 2099 Strathshire Hall Lane, Powell, Ohio 43065.

(14)
Includes (i) 187,500 shares of common stock held directly, (ii) 262,500 shares of common stock issuable upon exercise of options which are immediately exercisable or will become exercisable within the next 60 days, (iii) 762,672 shares of common stock issuable upon exercise of immediately exercisable warrants, (iv) 3,000,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Strong International, Inc. ("Strong"), of which Mr. Chen is the majority shareholder and (v) 500,000 shares of common stock issuable upon conversion of Series C Preferred Stock held by Strong.

(15)
Includes 500,000 shares of common stock issuable upon exercise of immediately exercisable warrants. Does not include shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 20.

(16)
Brad Edson, our former chairman of the board and chief executive officer, resigned in January 2004.

(17)
Includes 105,000 shares of restricted stock Mr. Hannah received as a director, 60,000 shares of which are still subject to divestiture and 231,525 shares of common stock held by Mr. Hannah's children. Does not include (i) 46,305 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days and (ii) shares of Common Stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 20 and 22.

(18)
Includes (i) 100,000 shares of common stock issuable upon exercise of Series B Warrants, (ii) 100,000 shares of common stock issuable upon exercise of Series C Warrants and (iii) 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to divestiture. Does not include the shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 20.

(19)
Includes 25,000 shares of restricted stock received as a director.

(20)
The MAF Voting Group consists of Bradley D. Edson, Stuart Benson, Martin Gerst, Donald C. Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie Quick, Thomas Quick, and Vital Living, each of whom is a party to, and has agreed to vote their shares in accordance with, the MAF Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of common stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(21)
Includes 7,010,000 shares of Common Stock issuable upon exercise of presently exercisable options or warrants.

(22)
The ENI Voting Group consists of Skye, Fifth Avenue Capital, Inc., Stephen Morris, Stuart Benson, and Don Hannah, each of whom is a party to, and has agreed to vote their shares in accordance with, the ENI Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of Common Stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(23)
Includes 9,340,000 shares of common stock issuable upon exercise or conversion of presently exercisable or convertible options, warrants, Series D Preferred Stock or senior secured convertible notes.

(24)
Includes and excludes the securities referred to in footnotes 10, 17, 18 and 19 above.

Voting Agreement

        In connection with our November 2002 acquisition of MAF BioNutritionals, we entered into a stockholders' agreement with Stuart A. Benson, Donald C. Hannah, Bradley D. Edson, Martin Gerst, William Coppel, Phil Maffetone, Kenneth Martin, Leslie C. Quick, III and Thomas C. Quick (the "MAF Voting Agreement"). Pursuant to the MAF Voting Agreement:

  •
  for so long as Messrs. Edson, Benson, Hannah and Gerst beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected four directors ; and

  •
  for so long as Messrs. Coppel, Maffetone, Quick and Quick beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected three directors.

Each of the parties to the MAF Voting Agreement have agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties. Because Messrs. Coppel, Maffetone, Quick and Quick do not still beneficially own the required 65%, they no longer have the right to nominate and have elected any directors.

        In connection with our August 2003 acquisition of E-Nutriceuticals, Inc., we entered into a stockholders' agreement, as amended, with Stuart A. Benson, Donald C. Hannah, SkyePharma PLC,

Stephen Morris and Fifth Avenue Capital, Inc. (the "ENI Voting Agreement"). Pursuant to the ENI Voting Agreement:

  •
  for so long as Messrs. Benson and Hannah beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate three directors;

  •
  for so long as Stephen Morris and Fifth Avenue Capital beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate one director; and

  •
  for so long as SkyePharma beneficially owns an aggregate of at least 65% of the shares of common stock owned by it on the date of the agreement, it is entitled to nominate one director.

Each of the parties to the ENI Voting Agreement have agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties.

Description of Securities

        Our certificate of incorporation currently authorizes us to issue up to 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, we have the following shares of capital stock outstanding:

  •
  64,357,954 shares of common stock were issued and outstanding (excluding 1,263,243 shares of common stock that is currently in the process of being issued as a result of the conversion of our Series A Preferred Stock which occurred in December 2003);

  •
  500,000 shares of our Series C Preferred Stock were issued and outstanding; and

  •
  1,000,000 shares of our Series D Preferred Stock were issued and outstanding.

Common Stock

        Each holder of common stock is entitled to one vote per share of common stock held on all matters submitted to a vote of our stockholders. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. In the event of our dissolution or liquidation or the winding-up of our business, holders of our common stock will be entitled to share ratably with our other common stockholders in all assets remaining after payment of all of our liabilities, and subject to any preferential payments to the holders of any senior secured convertible notes and preferred stock then outstanding. Although we are restricted from paying cash dividends under the terms of the senior secured convertible notes, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor.

        All of our outstanding common shares are fully paid and nonassessable.

Preferred Stock

        We are authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock.

  Series A Preferred Stock

        We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. On June 21, 2002, we completed the private placement of, and issued, 3,712,000 shares of Series A Preferred Stock for $3,712,000 or $1.00 per share. Since the Series A Preferred Stock converted automatically by their terms into common stock after 18 months as described below, there are no longer any shares of Series A Preferred Stock outstanding and we are in the process of issuing a total of 1,263,243 shares of common stock as a result of such conversion. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

        Voting Rights.    The Series A Preferred Stock do not have any voting rights.

        Dividends.    The holders of the Series A Preferred Stock are entitled to a preferred dividend at the rate of 10% per annum, paid semi-annually. Dividends are cumulative and are paid in additional shares of Series A Preferred Stock at a price equal to $1.00 per share. As of the date of this prospectus, we have paid 380,488 shares of Series A Preferred Stock as dividends and are in the process of issuing an additional 204,616 shares of common stock as a dividend.

        Liquidation Preference.    Upon a liquidation, dissolution or winding up of our business, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of our assets to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to 12% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Series A Preferred Stock plus any accrued or declared but unpaid dividends on such shares.

        Redemption.    We may redeem all or a portion of the Series A Preferred Stock, on a pro rata basis, after 12 months from the date of issuance, at our option, for $1.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

        Conversion.    The holders of the Series A Preferred shall have the following conversion rights:

          Optional Conversion.    Each share of Series A Preferred Stock is convertible, at the holder's option, at any time following the first anniversary of the date of issuance of such shares and on or prior to the fifth day prior to redemption, if any, for such stock, into shares of common stock as is determined by dividing the Original Series A Issue Price by the conversion price. The conversion price per share for shares of Series A Preferred Stock shall be calculated as follows:

    •
    If the Series A Preferred Stock is converted between the first anniversary and prior to the 15th month from the date of issuance, the conversion price per share shall be equal to the Original Series A Issue Price; or

    •
    If, following the 15th month from the date of issuance, the common stock is publicly traded on Nasdaq, the OTC Bulletin Board or other national stock exchange, the conversion price shall be 60% of the average closing price of the common stock for the 30 days prior to the date of conversion ("Trading Conversion Price"); provided however, that in no event shall the conversion price be less than the Original Series A Issue Price.

          Mandatory Conversion.    Each share of Series A Preferred Stock shall automatically be converted into shares of common stock on the first day of the 18th month following the original issue date of the Series A Preferred Stock, at a conversion price equal to the greater of the Trading Conversion Price or the Original Series A Issue Price.

          Warrants.    For every five shares of Series A Preferred Stock converted to common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock.

        Protective Provisions.    So long as any shares of Series A Preferred Stock are outstanding, we may not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series A Preferred Stock:

  •
  sell, convey, or otherwise dispose of or encumber all or substantially all of our property or business or merge into or consolidate with any other company (other than one of our wholly-owned subsidiaries) or effect any transaction or series of related transactions in which more than 50% of our voting power is disposed of;

  •
  alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect the Series A Preferred Stock;

  •
  increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

  •
  authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock; or

  •
  amend our amended and restated articles of incorporation or bylaws.

  Series B Preferred Stock

        We are authorized to issue up to 1,000,000 shares of Series B Preferred Stock. On April 16, 2003, we completed the private placement of 10 units, each unit consisting of 100,000 shares of Series B Preferred Stock, 100,000 Series D Warrant and 100,000 Series E Warrant, for $1,000,000 or $100,000 per unit. The Series D Warrants and Series E Warrants are described in greater detail below under the caption "Warrants." In April 2004, we issued 250,000 shares of common stock to the holder of the Series B Preferred Stock as a dividend pursuant to its terms and the holder then elected to convert the 1,000,000 shares of Series B Preferred Stock into common stock. Accordingly there are no longer any shares of Series B Preferred Stock outstanding. The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

        Voting Rights.    The Series B Preferred Stock do not have any voting rights.

        Dividends.    The holders of the Series B Preferred Stock are entitled to a preferred dividend, payable in cash or shares of common stock, at the rate of 25% per annum, payable on the one-year anniversary of the issuance date.

        Liquidation Preference.    The Series B Preferred Stock do not have a liquidation preference.

        Redemption.    We have no rights to redeem the Series B Preferred Stock.

        Conversion.    The holders of the Series B Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

        Protective Provisions.    The Series B Preferred Stock do not have any other protective provisions.

  Series C Preferred Stock

        We are authorized to issue up to 3,000,000 shares of Series C Preferred Stock. On July 9, 2003, we completed the private placement of five units, each unit consisting of 100,000 shares of Series C Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, for $500,000 or $100,000 per unit. The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock are as follows:

        Voting Rights.    The Series C Preferred Stock do not have any voting rights.

        Dividends.    The holders of the Series C Preferred Stock are entitled to a two-time preferred dividend, payable in cash or in shares of common stock, at the rate of 50% per annum, payable on the first and second anniversary of the issuance date.

        Liquidation Preference.    The Series C Preferred Stock do not have a liquidation preference.

        Redemption.    We have no rights to redeem the Series C Preferred Stock.

        Conversion.    The holders of the Series C Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

        Protective Provisions.    The Series C Preferred Stock do not have any other protective provisions.

  Series D Preferred Stock

        We are authorized to issue up to 1,000,000 shares of Series D Preferred Stock. On August 20, 2003, we completed the private placement of 1,000,000 shares of Series D Preferred Stock for $1,000,000 or $1.00 per share. The rights, preferences, restrictions and other matters relating to the Series D Preferred Stock are as follows:

        Voting.    The Series D Preferred Stock votes on an as-converted basis with the common stock.

        Dividends.    The holders of the Series D Preferred Stock are entitled to a like dividend or distribution, pro rata, should there be a cash or property dividend or distribution to any class of common stock or preferred stock other than the Series A Preferred Stock, determined on an as converted basis. This does not include any dividends paid in shares of common stock to the holders of Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of issuance.

        Liquidation Preference.    The Series D Preferred Stock is senior to the Series B Preferred Stock and Series C Preferred Stock and the common stock upon liquidation and is entitled to an amount equal to the original $1.00 per share issue price plus any declared and unpaid dividends (as adjusted for stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

        Redemption.    We have no rights to redeem the Series D Preferred Stock.

        Conversion.    The holders of Series D Preferred Stock shall have the right to convert into common stock at any time. Each share of Series D Preferred Stock is convertible into one share of common stock subject to adjustment for declared and unpaid dividends, stock dividends, combinations, splits, recapitalizations and the like with respect to such shares. The conversion price is initially set at $1.00. The conversion price may be decreased at the end of two years if the common Stock is trading at a price below the conversion price then in effect. The floor for such adjustment is $0.25 per share. The conversion price of the Series D Preferred Stock may also be reduced in certain situations if we issue additional options, warrants or rights to purchase common stock at a price below the conversion price of the Series D Preferred Stock. In such event, the conversion price will be decreased by multiplying the conversion price then in effect by a fraction of which (i) the numerator will be the number of outstanding shares of common stock on the date of issuance of the rights plus the number of shares of common stock which could be purchased at the then conversion price from the aggregate offering price of the rights and (ii) the denominator will be the shares of common stock outstanding on the date of issuance of the rights plus the number of shares of common stock so offered for subscription or purchase pursuant to such rights.

        Protective Provisions.    So long as any shares of Series D Preferred Stock are outstanding, we may not, without the prior affirmative consent or vote of the holders of at least two thirds of the outstanding shares of the Series D Preferred Stock:

  •
  authorize, create, designate, establish or issue shares of, any class or series of capital stock ranking senior to or on parity with the Series D Preferred Stock or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of Series D Preferred Stock; or

  •
  amend, alter or repeal, whether by merger, consolidation or otherwise, our amended and restated articles of incorporation or bylaws or the resolutions contained in the certificate of designation of the Series D Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, or which would increase the amount of authorized shares of the Series D Preferred Stock or of any other series of preferred stock ranking senior to the Series D

    Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or liquidation.

Warrants

  Series A Warrants

        Upon conversion of every five shares of Series A Preferred Stock into common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock. Accordingly, in connection with the conversion of the 3,712,000 shares of Series A Preferred Stock sold in June 2002 and the subsequent issuance of the 380,488 shares of Series A Preferred Stock as a dividend to the holders of such preferred stock, we issued a total of 818,498 Series A Warrants. We are also in the process of issuing an additional 204,616 shares of common stock as a dividend and will issue an additional 40,923 Series A Warrants as a result thereof. The Series A Warrants are exercisable after one year from the date of grant at an exercise price of $2.00 per share and expire on the second anniversary of the date of grant. The exercise price of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. We have agreed with the holders of the Series A Preferred Stock that we will file a registration statement on Form SB-2 with the SEC to register the shares of common stock underlying the Series A Warrants within 60 days following the first anniversary of the issuance date of such Series A Warrant.

  Series B Warrants and Series C Warrants

        On November 20, 2002, we completed a private placement of 19.54 units, each unit consisting of 70,000 shares of common stock, 70,000 Series B Warrants and 70,000 Series C Warrants. There are currently 1,367,500 Series B Warrants and 1,367,500 Series C Warrants outstanding. The Series B Warrants have an exercise price of $1.65 per Warrant and the Series C Warrants have an exercise price of $2.14 per Warrant. The warrants may be exercised, at the option of the holder thereof, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. Additionally, if we issue any additional shares of common stock at a price per share less than $1.00, then the exercise prices of the warrants upon each such issuance shall be adjusted and reset to such issuance price. However, this reset feature will not apply to any issuance of shares of common stock (or shares of common stock issuable upon the exercise of securities convertible into shares of common stock with an exercise price or a conversion price less than $1.00) if such securities were issued to consultants, employees or other service providers, or to third party vendors to satisfy amounts owed; provided that we may not issue to such individuals, in any rolling 12 month period, more than 1,600,000 shares of common stock or 10% of the actual number of shares of common stock issued and outstanding (assuming the conversion of the Series A Preferred Stock) and we may not issue to any one individual more than 500,000 shares of common stock.

Provided that a registration statement covering the shares underlying the warrants is effective, we may redeem any or all of the warrants, at any time, at $0.05 per warrant if:

  •
  the closing price for our common stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective exercise price and

  •
  no less than four of such 20 days occur during the last 5 trading days ending on the date of the notice of the redemption.

  Series D Warrants and Series E Warrants

        In connection with our sale of our Series B Preferred Stock and Series D Preferred Stock, we issued investors Series D Warrants and Series E Warrants. There are currently 1,950,000 Series D

Warrants and 1,500,000 Series E Warrants outstanding. The Series D Warrants have an exercise price of $1.30 per warrant and the Series E Warrants have an exercise price of $1.60 per warrant. The warrants may be exercised, at the option of the holder, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

  Series F Warrant

        In July 2003, we amended the terms of a consulting agreement for one of our consultants and issued him a Series F Warrant to purchase 125,000 shares of common stock. The Series F Warrant has an exercise price of $1.00 per share. The warrant may be exercised, at the option of the holder, at any time for a period of five years. The exercise price of the warrant is subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

Shares Available for Future Sale

        A majority of shares of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. In addition, we are registering 44,692,423 of such shares for sale by the selling stockholders hereunder. The remaining outstanding shares of common stock are freely tradable. The expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

        In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Market for Common Equity and Related Shareholder Matters

  Market Information

        Our common stock has been quoted on the OTC Bulletin Board since October 28, 2002 under the symbol "VTLV". The following table sets forth, for the periods indicated, the high and low bids for our common stock as reported on the OTC Bulletin Board (representing interdealer quotations, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions):

Fiscal Year 2002	High	Low
First Quarter (From March 28, 2002)	$1.40	$0.85
Second Quarter	$4.05	$0.95
Third Quarter	$2.99	$0.91
Fourth Quarter	$2.01	$0.64
Fiscal Year 2003
First Quarter	$1.02	$0.68
Second Quarter	$1.25	$0.46
Third Quarter	$1.52	$1.00
Fourth Quarter	$1.60	$1.10
Fiscal Year 2004
First Quarter	$1.19	$0.77
Second Quarter (through June )	$—	$—

Dividend Policy

        To date, we have not paid any dividends on our common stock. Any payment of dividends in the future is within the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors. Our board of directors does not intend to declare any cash or other dividends in the foreseeable future, but intends instead to retain earnings, if any, for use in our business operations.

        In addition, our outstanding 12% senior secured convertible notes provide that we may not declare or pay any dividend on our common stock so long as any amounts are outstanding on the notes.

Transfer Agent

        The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York.

Holders

        As of June 14, 2004, there were approximately 150 holders of record of our common stock. We believe there are in excess of 700 beneficial owners of our common stock.

Selling Stockholders

        The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of June 14, 2004 and as adjusted to give effect to the sale of all of the shares offered by this prospectus. Except as otherwise indicated, the number of shares reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Under this rule, each selling shareholder is deemed to beneficially own the number of shares issuable upon exercise or conversion of warrants, options or other convertible securities it holds that are exercisable or convertible within 60 days from the date of this prospectus. For purposes of presentation, it is assumed that the selling shareholders will exercise or convert all of their derivative securities and then resell all of the shares received as a consequence of their exercise or conversion. Additionally, for purposes of presentation, we have included the full amount of shares of common stock being registered by this prospectus that we may issue to certain holders of our senior secured convertible notes if we determine to pay a portion of the interest owed on such notes in shares of common stock in the number of shares beneficially owned by the individuals or entities holding such notes. Unless otherwise indicated, each of the selling shareholders possesses sole voting and investment power with respect to the securities shown.

	Shares Beneficially Owned Before Offering					Shares Beneficially Owned After Offering
Name	Number of Shares		Percentage	Number of Shares Offered		Number of Shares	Percentage
Basil J. Asciutto	22,400	(1)	*	22,400	(1)	0	0
Crescent International Ltd.	2,230,041	(2)	3.44%	2,230,041	(2)	0	0
Cranshire Capital L.P.	1,278,720	(3)	1.99%	1,278,720	(3)	0	0
Triton West Group, Inc.	784,000	(4)	1.23%	784,000	(4)	0	0
Emanuel E. Geduld	184,000	(5)	*	184,000	(5)	0	0
Charles LaBella	78,400	(6)	*	78,400	(6)	0	0
Sam S. Leslie	32,400	(7)	*	32,400	(7)	0	0
Janet Grove	32,400	(7)	*	32,400	(7)	0	0
Carolyn Greer Gigli	32,400	(7)	*	32,400	(7)	0	0
Mark S. Smith Living Trust	32,400	(7)	*	32,400	(7)	0	0
Thomas C. Quick(8)	324,000	(9)	*	324,000	(9)	0	0
Leslie C. Quick, III(10)	607,830	(11)	*	324,000	(12)	283,830	*
Ellis AG	162,000	(13)	*	162,000	(13)	0	0
Colbert Birnet L.P.	220,000	(14)	*	220,000	(14)	0	0
Michael Paul Miller	220,000	(14)	*	220,000	(14)	0	0
Delta Opportunity Fund, Ltd.	550,000	(15)	*	550,000	(15)	0	0
Graham O. Jones	550,000	(15)	*	550,000	(15)	0	0
Mark & Teri Mathes	590,952	(16)	*	590,952	(16)	0	0
Silverman Partners, LLC	325,667	(17)	*	325,667	(17)	0	0
Edward S. Gutman	325,667	(17)	*	325,667	(17)	0	0
RFJM Partners, LLC	521,897	(18)	*	521,897	(18)	0	0
Shimon S. Fishman	156,571	(19)	*	156,571	(19)	0	0
Periscope Partners, L.P.	5,229,336	(20)	7.40%	5,229,336	(20)	0	0
Robert Schechter	156,220	(21)	*	156,220	(21)	0	0
Estate of Jerome Jakubovitz	440,000	(22)	*	440,000	(22)	0	0
ISKA/VITAL Partners, LLC	154,000	(23)	*	154,000	(23)	0	0
Adrienne Grossman	88,000	(24)	*	88,000	(24)	0	0
Zeke, L.P.	1,100,000	(25)	1.72%	1,100,000	(25)	0	0
SkyePharma PLC(26)	17,404,548	(27)	26.42%	17,404,548	(27)	0	0
Stuart A. Benson(28)	6,345,000	(29)	9.16%	6,310,000	(29)	35,000	*
Aegis Capital Corp.(30)	122,400	(31)	*	122,400	(31)	0	0

HCFP/Brenner Securities, LLC(32)	383,200	(33)	*	383,200	(33)	0	0
Atlas Capital Services, LLC(34)	79,252	(35)	*	79,252	(35)	0	0
Sloan Securities Corp.(36)	13,080	(37)	*	13,080	(37)	0	0
Daniel Myers(38)	193,860	(39)	*	193,860	(39)	0	0
Philip E. Kassai(40)	193,860	(39)	*	193,860	(39)	0	0
Steven Pollan(41)	8,748	(42)	*	8,748	(42)	0	0
James Scibelli	1,218,200		1.94%	1,218,200		0	0
Jeffrey Berg(43)	14,800		*	14,800		0	0
Bradley D. Edson(44)	3,148,050		5.00%	1,900,000		1,248,050	1.98%
James Ackerman(45)	30,000		*	30,000		0	0
Robert J. Eide(46)	92,000		*	92,000		0	0
Howard M. Lorber(47)	42,000		*	42,000		0	0
Lou Calderone(48)	6,000		*	6,000		0	0
Charles Holzer(49)	10,000		*	10,000		0	0
M. William Grossman IRA	125,000		*	125,000		0	0
Howard Wernick(50)	300,000		*	300,000		0	0
Nest Ventures, LLC(50)	100,000	(51)	*	100,000	(51)	0	0

*
Less than 1%.

(1)
Represents (i) 2,400 shares of common stock, (ii) 10,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 10,000 shares of common stock issuable upon exercise of Series C Warrants.

(2)
Represents (i) 295,300 shares of common stock, (ii) 315,000 shares of common stock issuable upon exercise of Series B Warrants, (iii) 315,000 shares of common stock issuable upon exercise of Series C Warrants, (iv) 252,153 shares of common stock issuable upon conversion of senior secured convertible notes, (v) 252,153 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior secured convertible notes, (vi) 50,435 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (vii) 750,000 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior convertible promissory notes. Pursuant to an investment management mandate granted by Crescent International Ltd. to Greenlight (Switzerland) SA, Greenlight exercises voting control over these shares. Mel Craw and Maxi Brezzi are, respectively, the managing director and director of Greenlight.

(3)
Represents (i) 133,720 shares of common stock, (ii) 297,500 shares of common stock issuable upon exercise of Series B Warrants, (iii) 297,500 shares of common stock issuable upon exercise of Series C Warrants, (iv) 250,000 shares of common stock issuable upon conversion of senior secured convertible notes, (v) 50,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (v) 250,000 shares of common stock issuable upon exercise of warrants issued in connection with our issuance of senior secured convertible notes. Mitchell P. Kopin is the president of Downsview Capital, Inc. Downsview Captial is the general partner of Cranshire Capital and exercises voting and investment control over these shares.

(4)
Represents (i) 84,000 shares of common stock, (ii) 350,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 350,000 shares of common stock issuable upon exercise of Series C Warrants. Mr. David Sims exercises voting control over these shares.

(5)
Represents (i) 44,000 shares of common stock, (ii) 70,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 70,000 shares of common stock issuable upon exercise of Series C Warrants.

(6)
Represents (i) 8,400 shares of common stock, (ii) 35,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 35,000 shares of common stock issuable upon exercise of Series C Warrants

(7)
Represents (i) 12,400 shares of common stock, (ii) 10,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 10,000 shares of common stock issuable upon exercise of Series C Warrants.

(8)
Thomas Quick is the brother of Leslie C. Quick, III, a member of our board of directors. We are also party to a voting agreement with Mr. Quick and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(9)
Represents (i) 124,000 shares of common stock, (ii) 100,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 100,000 shares of common stock issuable upon exercise of Series C Warrants.

(10)
Leslie C. Quick, III, has been a member of our board of directors since October 2002. We are also party to a voting agreement with Mr. Quick and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(11)
Includes (i) 100,000 shares of common stock issuable upon exercise of Series B Warrants, (ii) 100,000 shares of common stock issuable upon exercise of Series C Warrants and (iii) 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to divestiture.

(12)
Represents (i) 124,000 shares of common stock, (ii) 100,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 100,000 shares of common stock issuable upon exercise of Series C Warrants.

(13)
Represents (i) 62,000 shares of common stock, (ii) 50,000 shares of common stock issuable upon exercise of Series B Warrants and (iii) 50,000 shares of common stock issuable upon exercise of Series C Warrants. George Dreyfus exercises voting control over these shares.

(14)
Represents (i) 100,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 100,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 20,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(15)
Represents (i) 250,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 250,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 50,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(16)
Represents (i) 150,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 200,431 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 200,431 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 40,090 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(17)
Represents (i) 105,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 100,301 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 100,301 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 20,065 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(18)
Represents (i) 300,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 100,861 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 100,861 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 20,175 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(19)
Represents (i) 90,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 30,258 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 30,258 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 6,055 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(20)
Represents (i) 3,000,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 1,013,333 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 1,013,333 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 202,670 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(21)
Represents (i) 90,000 shares of common stock issuable upon exercise of warrants issued in connection with our 2003 private placement of senior convertible promissory notes, (ii) 30,100 shares of common stock issuable upon conversion of senior secured convertible notes, (iii) 30,100 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iv) 6,020 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock. Robert Schechter is the general counsel of Atlas Capital Services, LLC, a company that has performed investment banking services for us.

(22)
Represents (i) 200,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 200,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 40,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(23)
Represents (i) 70,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 70,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 14,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(24)
Represents (i) 40,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 40,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 8,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(25)
Represents (i) 500,000 shares of common stock issuable upon conversion of senior secured convertible notes, (ii) 500,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (iii) 100,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(26)
SkyePharma PLC was one of the former stockholders of E-Nutriceuticals, Inc. and is the sole holder of all of the outstanding shares of our Series D Preferred Stock. We are party to an agreement with SkyePharma pursuant to which we license certain rights to technology developed by SkyePharma and we have agreed to purchase up to $1 million of products from them during the next year. We are also party to a voting agreement with SkyePharma and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(27)
Represents (i) 14,204,548 shares of common stock, (ii) 1,000,000 shares of common stock issuable upon conversion of outstanding Series D Preferred Stock, (iii) 1,000,000 shares of common stock issuable upon conversion of senior secured convertible notes, (iv) 1,000,000 shares of common stock issuable upon exercise of warrants issued in our 2003 private placement of senior secured convertible notes and (v) 200,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(28)
Stuart A. Benson has served as our chief executive officer since January 2004 and our president and secretary since March 2002. Mr. Benson also served as our vice chairman of the board of directors from March 2002 until January 2004 and our executive vice president from June 2001 until March 2002. We are party to voting agreements with Mr. Benson and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(29)
Includes 6,310,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Mr. Benson.

(30)
Aegis Capital Corp. has provided us with investment banking services, including in connection with our November 2002 private placement of units and our December 2003 private placement of senior secured convertible notes. Robert J. Eide, a former member of our board of directors, is a principal of Aegis Capital Corp. and is its chief executive officer and exercises voting control over these shares.

(31)
Includes 50,000 shares of common stock and 72,400 shares of common stock issuable upon exercise of immediately exercisable warrants.

(32)
HCFP/Brenner Securities, LLC has provided us with investment banking services, including in connection with our November 2002 private placement of units and our December 2003 private placement of senior secured convertible notes.

(33)
Includes 37,600 shares of common stock and 345,600 shares of common stock issuable upon exercise of immediately exercisable warrants.

(34)
Atlas Capital Services, LLC has provided us with investment banking services, including in connection with our acquisition of Christopher's Original Formulas. Steven Pollan, the managing director of Atlas Capital Services, exercises voting power over these shares.

(35)
Includes 25,252 shares of common stock issuable upon exercise of immediately exercisable warrants issued in connection with our November 2002 private placement of units.

(36)
Sloan Securities Corp. has provided us with investment banking services, including in connection with our private placement of senior convertible promissory notes and our December 2003 private placement of senior secured convertible notes. James Ackerman, the president and chief executive officer of Sloan Securities Corp., exercises voting power over these shares.

(37)
Represents (i) 11,540 shares of common stock and (ii) 31,540 shares of common stock issuable upon exercise of immediately exercisable warrants.

(38)
Daniel Myers is the managing partner of Ocean Drive Capital, LLC.

(39)
Represents (i) 51,930 shares of common stock and (ii) 141,930 shares of common stock issuable upon exercise of immediately exercisable warrants.

(40)
Philip Kassai is a registered representative of Sloan Securities Corp.

(41)
Steven Pollan is the managing director of Atlas Capital Services.

(42)
Represents 8,748 shares of common stock issuable upon exercise of immediately exercisable warrants issued in connection with our November 2002 private placement of units.

(43)
Jeffrey Berg provides consulting services through HCFP/Brenner Securities.

(44)
Bradley D. Edson served as our chairman of the board of directors and chief executive officer from January 2001 until January 2004. Mr. Edson was also president of our predecessor company from its inception in 1999 until October 2001. We are party to a voting agreement with Mr. Edson and certain other parties described above under the section entitled "Security Ownership of Certain Beneficial Owners and Management."

(45)
Mr. Ackerman is the president and chief executive officer of Sloan Securities Corp.

(46)
Mr. Eide was a member of our board of directors from June 2002 until March 2004.

(47)
Each of these individuals is a registered representative of Aegis Capital Corp.

(48)
Mr. Calderone is the president of Aegis Capital Corp.

(49)
Mr. Holzer is a shareholder of Aegis Capital Corp.

(50)
Each of these individuals and entities have acted as a consultant to us.

(51)
Represents 100,000 shares of common stock issuable upon exercise of warrants held by Nest Ventures.

        In November 2002, in connection with our acquisition of MAF BioNutritionals, we completed a private placement of 19.536 units, each unit consisting of 70,000 shares of common stock, five-year Series B Warrants to purchase 70,000 shares of common stock at an exercise price of $1.65 per share and five-year Series C Warrants to purchase 70,000 shares of common stock at an exercise price of $2.14 per share.

        During 2002, pursuant to the terms of an agreement we have with Aegis Capital Corp. to provide services related to acquisitions and equity private placements, we paid Aegis Capital Corp. a fee of $60,000 and issued 50,000 shares of common stock in connection with our acquisition of MAF BioNutritionals and paid $40,000 in respect of commissions in the related private placement of units. Also during 2002, we issued 30,000 shares of common stock to Mr. Eide for director services. During 2003, we made payments to Aegis Capital Corp. of $127,534 and to Mr. Eide of $6,000. We also issued 150,000 shares of common stock to Aegis Capital Corp. and warrants to purchase 72,400 shares of common stock at $1.00 per share and 217,000 shares of common stock to Mr. Eide for advisory services related to our private placements referred to below. These securities had a combined fair market value on the date of issuance of $639,767.

        Pursuant to a registration rights agreement that we entered into with the investors in this private placement, we had an obligation to file and have declared effective, prior to March 20, 2003, subject to extension in certain limited events, a registration statement to register the shares of common stock issued in connection with the private placement, as well as the shares which may be issued upon exercise of the Series B Warrants and Series C Warrants. If we were unable to have the registration statement declared effective by this date, we were obligated to pay to the holders of these securities 2% of the purchase price of their securities in cash, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective by the SEC. We failed to have the registration statement declared effective by March 20, 2003 and, as a result, owed the investors such liquidated damages. We subsequently agreed with some of the investors that we would have the right to pay such damages in shares of common stock at a rate of $0.50 per share. As a result, we have paid $18,900 and issued 302,600 shares of common stock to investors as liquidated damages as of the date of this prospectus.

        We have several consulting agreements with HCFP/Brenner Securities, LLC, a shareholder, to provide investment advisory and financial services. In June 2002, we paid HCFP/Brenner Securities a fee of $60,000 and issued it 48,000 shares of common stock with a value of $81,600 on the date of grant. During 2003, we made the following payments and issued the following shares of common stock:

  •
  Cash proceeds of $34,245 for consulting services;

  •
  Cash proceeds of $185,000 for the placement of the Series D Preferred Stock;

  •
  950,000 shares of common stock for assistance in the closing of our acquisition of E-Nutriceuticals with a fair market value on the date of issuance of $1,235,000;

  •
  100,000 shares of common stock for investment banking services with a fair market value on the date of issuance of $71,000;

  •
  135,000 shares of common stock as a retainer for advisory services with a fair market value on the date of issuance of $157,950;

  •
  37,600 shares of common stock and warrants to purchase 37,600 shares of common stock at $1.00 per share having a combined value on the date of grant of $71,421; and

  •
  warrants to purchase 308,000 shares of our common stock at $1.00 per share with a value of $155,934 on the date of grant.

        In August 2003, we acquired all of the outstanding common stock of E-Nutriceuticals, Inc. in exchange for 31,248,584 shares of our common stock. In connection with the transaction, we sold to SkyePharma PLC, a former stockholder of E-Nutriceuticals, 1,000,000 shares of our Series D Convertible Preferred Stock at $1.00 per share. We issued 1,300,000 shares of common stock to Bradley Edson as consideration for his assistance in connection with the consummation of these transactions. We also issued 950,000 shares of common stock to HCFP/Brenner Securities and 200,000 shares of common stock to Aegis Capital Corp. and certain of its officers and shareholders, including Robert J. Eide, a former director of ours, for financial advisory services related to these transactions (referred to above). SkyePharma also committed to invest $1,000,000 in our securities if we consummated a debt or equity financing raising gross proceeds of at least $3.0 million by December 2003. In connection with SkyePharma's initial investment in our Series D Convertible Preferred Stock, we entered into a registration rights agreement with SkyePharma which provided that we would register the shares of common stock it received in our merger with E-Nutriceuticals as well as the shares of common stock which it will receive upon conversion of the Series D Convertible Preferred Stock.

        In December 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and warrants to purchase a total of 4,587,738 shares of common stock. Of the $4,587,738 raised, $1.0 million invested by SkyePharma as required by its commitment described above and $1,547,738 was as a result of the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms. In connection with our issuance of the senior convertible promissory notes which converted into senior secured convertible notes, we issued to investors warrants to purchase an aggregate of 4,590,000 shares of common stock, 3,060,000 of which had an exercise price of $1.00 per share and 1,530,000 of which had an exercise price of $1.50 per share. In connection with the private placement, we agreed to register for resale the shares of common stock underlying the senior secured convertible notes and warrants purchased in the private placement, the warrants issued in our previous bridge offering of senior convertible promissory notes, as well as any shares of common stock that may be issued by us to satisfy our interest obligations under the senior secured convertible notes.

        In connection with our sale of senior convertible promissory notes, we paid to Sloan Securities Corp., pursuant to the terms of a consulting agreement under which Sloan provides us with investment advisory services, $100,000, issued to it and its designees a total of 115,400 shares of common stock and warrants to purchase 115,400 shares of our common stock at $1.00 per share with a combined value of $255,685 on the date of grant. In connection with our senior secured convertible notes, we issued to Sloan Securities Corp. and its designees warrants to purchase 200,000 shares of common stock at $1.00 per share with a value of $101,256 on the date of grant.

        In January 2004, Bradley Edson, our former chairman and chief executive officer, voluntarily resigned from all his positions with us. In connection with Mr. Edson's resignation, we entered into a severance agreement with him. Pursuant to the severance agreement, we agreed to issue to Mr. Edson 600,000 shares of our common stock.

        In connection with the private placement of senior secured convertible notes, we entered into a registration rights agreement with the investors pursuant to which we agreed to register for resale the shares of common stock underlying the senior notes and warrants purchased in the private placement, as well as any shares of common stock that may be issued by us to satisfy our interest obligations under the senior notes. We are obligated to use our reasonable best efforts to have this registration statement filed with the SEC by January 14, 2004 and declared effective as promptly as practicable and no later than April 15, 2004. We have agreed to make payments to the investors in this private placement in cash at the rate of 2% of the principal amount of such investors' senior notes for each 30-day period (or pro rata for any portion thereof) for so long as any of the following circumstances continues:

  •
  we fail to file the registration statement by January 14, 2004;

  •
  we fail to respond to comments received from the SEC in connection with the registration statement within 30 days of receipt of such comments;

  •
  the registration statement is not declared effective by the SEC by April 15, 2004; or

  •
  subject to customary blackout periods, the registration statement does not remain effective and available for use.

We also agreed that, until the registration statement is declared effective, we would not enter into any acquisition agreements which, upon consummation, would require us to file a Current Report on Form 8-K with audited financial statements without the prior approval of the holders of senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding. Further, we agreed that, once the registration statement is declared effective, we would not enter into an agreement for any material acquisition for a period of at least 60 days unless the registration statement is on Form S-3 without the prior approval of the holders of senior secured convertible notes representing at least 50% of the principal amount of notes then outstanding.

Plan of Distribution

        The sale or distribution of the common stock may be effected directly to purchasers by the selling stockholders, or by any donee, pledgee or transferee of the selling stockholders as principals, or through one or more underwriters, brokers, dealers or agents from time to time in one or more public or private transactions by any legally available means, including:

  •
  block trades;

  •
  in the over-the-counter market;

  •
  otherwise than in the over-the-counter market;

  •
  through the writing of put or call options relating to the common stock;

  •
  entering into hedging transactions with broker-dealers, and the broker-dealers may in turn engage in short sales of the shares as part of establishing and maintaining the hedge positions they entered into with the selling stockholders;

  •
  entering into option or loan transactions that require the selling stockholder to deliver shares to a broker-dealer which may then resell or otherwise transfer the shares pursuant to this prospectus to cover the broker-dealer's own short sales of the shares or to cover short sales of the shares by customers of the broker-dealer;

  •
  engaging in short sales of the common stock and delivering shares to cover such short positions;

  •
  the pledging of common stock to a broker-dealer and upon the default by the selling stockholder on the pledge the broker-dealer may sell the pledged shares in accordance with this prospectus;

  •
  through the distribution of the common stock by any selling stockholder to its partners, members or stockholders; or

  •
  through a combination of these methods of sale.

Any of these transactions may be effected:

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated or fixed prices.

        If the selling stockholders effect transactions to or through underwriters, brokers, dealers or agents, these underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers. These discounts, concessions or commissions may be in excess of those customary for the types of transactions involved.

        The selling stockholders and any broker, dealer or agent that assists in the sale of the common stock may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any profit on the sale of common stock by them and any discounts, concessions or commissions received by any of the underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Selling stockholders may also resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act. In these cases, they must meet the criteria and conform to the requirements of that rule.

        We will pay all of the costs, expenses and fees incident to the registration of the shares offered under this prospectus. The selling stockholders are responsible for any costs, expenses and fees related to the offer and sale of the common stock to the public, including brokerage commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

Legal Matters

        The legality of the common stock offered hereby have been passed upon by Graubard Miller, New York, New York.

Experts

        Our consolidated financial statements as of and for the year ended December 31, 20023 and 2002 have been audited by our independent accounting firm Pannell Kerr Forster of Texas, P.C. The audit report for the two years presented contain an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the consolidated financial statements.

        The financial statements of Doctors For Nutrition, Inc. as of and for the year ended December 31, 2002, E-Nutriceuticals, Inc. as of and for the years ended March 31, 2003 and 2002 and MAF BioNutritionals, LLC as of November 22, 2002 and for the period January 1, 1002 through November 22, 2002 have also been audited by our independent accounting firm Pannell Kerr Forster of Texas, P.C., and have been so included in reliance upon the reports, appearing elsewhere herein, given the authority of said firm as experts in accounting and auditing.

        The financial statements of Christopher's Original Formulas, Inc. as of and for the year ended December 31, 2002 and the financial statements of NFI Holdings, Inc. as of and for the years ended December 31, 2001 and 2000 have been audited by The CPA Network, LLC, independent accountants, and have been so included in this prospectus in reliance upon their reports, appearing elsewhere herein, given the authority of said firm as experts in accounting and auditing.

        During August 2003, we completed the acquisition of E-Nutriceuticals, Inc. of which we engaged the services of Atlas Capital Services, LLC to perform an independent business valuation of said company and to assist in the determination of the allocation of the purchase price to the assets and liabilities acquired. Reliance was placed on their independent report given the authority of said firm as experts in the valuation of businesses and their securities.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

        Our by-laws and amended and restated articles of incorporation include provisions permitted under Nevada law by which our officers and directors are to be indemnified against various liabilities. We have also entered into indemnification agreements with our executive officers and directors. We believe that these provisions and agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Where You Can Find Additional Information

        We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

        As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement and in the exhibits and schedules thereto. For further information with respect to Vital Living, Inc. and the shares of common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus concerning the provisions of documents filed with the registration statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The registration statement, including the exhibits and schedules thereto, may be obtained at the address noted below.

        We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended. Such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Page
Vital Living, Inc.
Unaudited Pro forma Consolidated Statements of Operations For the Years Ended December 31, 2003 and 2002 and the Three Months Ended March 31, 2003	F-2
Unaudited Consolidated Financial Statements as of March 31, 2004, and for the Three Months Ended March 31, 2004 and 2003	F-10
Audited Consolidated Financial Statements (Restated) as of and for the Years Ended December 31, 2003 and 2002	F-32
Doctors for Nutrition, Inc.
Unaudited Financial Statements as of September 30, 2003 and for the Nine Months Ended September 30, 2003 and 2002	F-74
Audited Financial Statements as of and for the Year Ended December 31, 2002	F-84
E-Nutriceuticals, Inc.
Unaudited Financial Statements as of June 30, 2003 and for the Six Months Ended June 30, 2003 and 2002	F-95
Audited Financial Statements as of and for the Years Ended March 31, 2003 and 2002	F-106
Christopher's Original Formulas, Inc.
Unaudited Financial Statements as of June 30, 2003 and for the Six Months Ended June 30, 2003 and 2002	F-122
Audited Financial Statements as of and for the Year ended December 31, 2002 (formerly NFI Holdings)	F-130
Audited Financial Statements of NFI Holdings as of and for the Years ended December 31, 2001 and 2000	F-142
MAF BioNutritionals
Audited Financial Statements as of November 22, 2003 and for the period January 1, 2003 through November 22, 2003	F-155

 VITAL LIVING, INC.

UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro forma Consolidated Statement of Operations For the Year Ended December 31, 2003
Unaudited Pro forma Consolidated Statement of Operations For the Year Ended December 31, 2002
Unaudited Pro Forma Consolidated Statement of Operations For the Three Months Ended March 31, 2003
Notes to Unaudited Pro Forma Consolidated Financial Statements

Vital Living, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2003

	Historical
						Pro Forma Adjustments		Pro Forma Consolidated Financial Statements
	Vital Living	COF	E-Nutriceutical	DFN
Revenue (sales)	$2,855,123	$1,051,733	$—	$1,057,781		$—		$4,964,637
Cost of sales	1,723,013	469,853	—	611,136		—		2,804,002

Gross profit	1,132,110	581,880	—	446,645		—		2,160,635

Administrative expense
Salaries and benefits	11,998,759	221,414	—	197,728		—		12,417,901
Professional and consulting fees	3,261,078	27,709	—	37,891		—		3,326,678
Selling, general and administrative	2,054,526	344,257	66,231	138,905		—		2,603,919
Research and development	410,648	—	—	1,723		—		412,371
Depreciation and amortization	1,972,303	—	666,667	—		2,958,639	(c)	5,597,606
Impairment of goodwill	6,777,480	—	—	—		—		6,777,480

Total administrative expenses	26,474,794	593,380	732,898	376,247		2,958,639		31,135,958

Operating profit (loss)	(25,342,684)	(11,500)	(732,898)	70,398		(2,958,639)		(28,975,323)

Other income (expense)
Other expense	(43,249)	—	—	—		—		(43,249)
Interest income	5,322	—	—	—		—		5,322
Interest expense	(2,554,421)	(7,245)	—	—		(21,300)	(a)	(2,582,966)

Net income (loss) before income taxes	(27,935,032)	(18,745)	(732,898)	70,398		(2,979,939)		(31,596,216)
Provision for income taxes	—	—	—	(17,907)		17,907	(d)	—

Net income (loss)	(27,935,032)	$(18,745)	$(732,898)	$52,491		$(2,962,032)		(31,596,216)

Deemed dividend associated with beneficial conversion of preferred stock	(1,643,252)							(1,643,252)
Preferred dividend	(585,111)							(585,111)

Net loss to common stockholders	$(30,163,395)							$(33,824,579)

Basic and diluted loss per share (e)	$(0.87)							$(0.57)
Deemed dividend associated with beneficial conversion of preferred stock (e)	(0.05)							(0.03)
Preferred dividend	(0.02)							(0.01)

Net loss to common stockholders (e)	$(0.94)							$(0.61)

Weighted average common shares outstanding (e)	31,992,346	1,302,562 (b)	20,504,309 (b)	1,365,208	(b)			55,165,425

See accompanying notes to unaudited pro forma Consolidated financial statements.

Vital Living, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2002

	Historical
	Vital Living	MAF November 22, 2002	COF	E-Nutriceuticals March 31, 2003	DFN	Pro Forma Adjustments		Pro Forma Consolidated Financial Statements
Revenue (sales)	$260,844	$1,538,000	$2,447,246	$21,233	$295,256	$—		$4,562,579
Cost of sales	193,032	745,364	1,404,808	24,352	189,935	—		2,557,491

Gross profit (loss)	67,812	792,636	1,042,438	(3,119)	105,321	—		2,005,088

Administrative expense
Salaries and benefits	1,341,103	360,983	555,611	—	154,250	—		2,411,947
Professional and consulting fees	1,607,621	284,873	44,302	—	13,308	—		1,950,104
Selling, general and Administrative	562,972	379,696	742,441	228,169	71,785	—		1,932,104
Research and development	510,436	44,209	—	—	16,763	—		571,408
Depreciation and amortization	52,959	—	—	2,050,000	—	2,783,741	(c)	4,886,700

Total administrative expenses	4,022,132	1,069,761	1,342,354	2,278,169	256,106	2,783,741		11,752,263

Operating loss	(3,954,320)	(277,125)	(299,916)	(2,281,288)	(150,785)	(2,783,741)		(9,747,175)

Other income (expense)
Other income (expense)	—	1,442	(4,247)	—	—	—		(2,805)
Interest income	13,077	3,637	4,908	—	—	—		21,622
Interest expense	(8,652)	(111,608)	(13,842)	(6,953)	—	(28,400)	(a)	(169,455)

Net loss	(3,949,895)	$(383,654)	$(313,097)	$(2,288,241)	$(150,785)	$(2,812,141)		(9,897,813)

Deemed dividend associated with beneficial conversion of preferred stock	(2,235,519)							(2,235,519)

Net loss to common stockholders	$(6,185,414)							$(12,133,332)

Basic and diluted loss per share (e)	$(0.28)							$(0.19)
Deemed dividend associated with beneficial conversion of preferred stock (e)	(0.15)							(0.04)

Net loss to common stockholders (e)	$(0.43)							$(0.23)

Weighted average common shares outstanding (e)	14,278,129	2,219,178 (b)	2,600,000 (b)	32,398,610 (b)	1,650,003 (b)			53,145,920

See accompanying notes to unaudited pro forma Consolidated financial statements.

 Vital Living, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2003

	Historical							Pro Forma Consolidated Financial Statements
							Pro Forma Adjustments
	Vital Living	COF		E-Nutriceutical	DFN
Revenue (sales)	$425,324	$499,993		$—	$236,895		$—	$1,162,212
Cost of sales	280,408	235,233		—	148,928		—	664,569

Gross profit	144,916	264,760		—	87,967		—	497,643

Administrative expense
Salaries and benefits	368,035	88,581		—	10,831		—	467,447
Professional and consulting fees	469,056	3,981		—	2,551		—	548,326
Selling, general and administrative	245,478	137,974		72,738	38,347		—	421,799
Research and development	143,636	—		—	250		—	143,886
Depreciation and amortization	47,205	—		512,500	—		790,140(c )	1,349,845

Total administrative expenses	1,273,410	230,536		585,238	51,979		790,140	2,931,303

Operating profit (loss)	(1,128,494)	34,224		(585,238)	35,988		(790,140)	(2,433,660)

Other income (expense)
Interest income	2,777	—		—	—		—	2,777
Interest expense	(15,758)	(4,205)		(3,669)	—		—	(23,632)

Net income (loss)	(1,141,475)	$30,019		$(588,907)	$35,988		$(790,140)	(2,454,515)

Deemed dividend associated with beneficial conversion of preferred stock	(833,960)							(833,960)

Net loss to common stockholders	$(1,975,435)							$(3,288,475)

Basic and diluted loss per share(e)	$(0.06)							$(0.05)
Deemed dividend associated with beneficial conversion of preferred stock(e)	(0.05)							(0.02)

Net loss to common stockholders(e)	$(0.11)							$(0.07)

Weighted average common shares outstanding(e)	17,842,616	2,600,000	(b)	32,398,610 (b)	1,650,003	(b)		54,491,229

VITAL LIVING, INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—General Information and Basis of Presentation

Basis of Presentation

Statement of Operations for the Year Ended December 31, 2003

        The historical results of Doctors for Nutrition, Inc. (acquired October 14, 2003), E-Nutriceuticals, Inc. ("ENI") (acquired August 20, 2003), and Christopher's Original Formulas ("COF") (acquired July 3, 2003) have been presented herein as a result of entities that had been acquired during 2003 and are presented as if the acquisition transactions had occurred as of January 1, 2002.

        For pro forma purposes the Company's historical balances as of December 31, 2003 were derived from the audited balances for the year ended December 31, 2003 contained within the Annual Report on Form 10-KSB/A for the year ended December 31, 2003, contained elsewhere herein. The DFN historical balances represent the unaudited balances for the nine months ended September 30, 2003. The ENI historical balances represent the unaudited balances for the six months ended June 30, 2003. The COF historical balances represent the unaudited balances for the six months ended June 30, 2003.

Statement of Operations for the Year Ended December 31, 2002

        The Company's historical balances as of December 31, 2002 represent the audited balances for the year ended December 31, 2002 and were derived from audited financial statements contained in the Annual Report on Form 10-KSB/A for the year ended December 31, 2002. The DFN historical balances as of December 31, 2002 were obtained from the audited financial statements of DFN for the year ended December 31, 2002, contained herein. The historical balances of ENI as of March 31, 2003 were obtained from the audited financial statements of ENI for the year ended March 31, 2003, contained herein. The historical balances of COF as of December 31, 2002 were obtained from the audited financial statements of COF for the year ended December 31, 2002, contained herein. The statement of operations of MAF BioNutritionals ("MAF") comprises activity for the period January 1, 2002 through November 22, 2002 and was obtained from their historical audited financial statements for the period January 1, 2002 through November 22, 2002, contained herein. The Statement of Operations of MAF for the period presented also includes the pro forma results of Boulder Endurance Co., Inc. ("Boulder") which was acquired by MAF on April 9, 2002, was compiled from their historical financial statements and is unaudited. The historical results of both MAF (audited) and Boulder (unaudited) have been presented herein as a result of entities that had previously been acquired during 2002 by the Company, or its subsidiaries subsequently acquired.

Statement of Operations for the Three Months Ended March 31, 2003

        For pro forma purposes the Company's historical balances as of March 31, 2003 were derived from the financial statements contained in the Quarterly Report on Form 10-QSB/A for the three months ended March 31, 2003, contained elsewhere herein. The DFN, COF and ENI historical balances represent the unaudited balances for the three months ended March 31, 2003.

Note—2 Pro Forma Adjustments

        The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2003 and 2002 and for the three months ended March 31, 2003 contain certain pro forma adjustments listed below. Each acquisition acquired in 2003 and 2002 was accounted for using the purchase method of accounting.

a)
This amount represents interest expense on the assumed debt obligations of certain COF executives of which COF was acquired during July 2003 and would have been an expense of the Company had the transaction occurred on January 1, 2002.

b)
This amount represents the weighted average number of common shares of the Company necessary to present the acquisitions of DFN, ENI, COF and MAF as if the transaction had occurred as of January 1, 2002.

c)
ENI was acquired effective August 20, 2003 thus this adjustment reflects the recognition of amortization expense associated with purchased intangible assets as if the ENI acquisition had occurred as of January 1, 2002.

d)
This amount represents the elimination of tax expense as if DFN had been acquired effective January 1, 2002. There are sufficient net operating loss carryforwards available from the Company to offset DFN's taxable earnings.

e)
See "Net Loss Per Share" within Note 1 to the Financial Statements of the Company included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2003 for information regarding the calculation of net loss per share. Due to the Company incurring a net loss for all periods presented, inclusion of common stock equivalents would be antidilutive, thus the basic and diluted loss per share are the same.

Note—3 Purchase Price Allocations

        During 2003 and 2002, the Company acquired four companies. In each transaction, common stock was used as consideration and the excess of the purchase consideration over the net assets or obligations assumed, after allocation to respective identifiable intangible assets, was recorded as goodwill as summarized below. A description of each business combination follows.

	MAF	COF	ENI	DFN
Purchase price paid	$4,100,000	$3,051,614	$40,877,063	$2,343,004
Less:
Working capital (assets) liabilities, net	119,400	163,764	405,216	(314,325)
Property and equipment, net	(8,232)	(70,293)	(1,331)	(7,215)
Intangibles, net	(320,481)	—	(43,058,614)	—
Plus:
Debt obligations assumed	864,134	464,794	150,000	—
Acquisition costs	200,378	277,918	1,627,666	91,952

Goodwill at purchase	4,955,199	3,887,797	—	2,113,416
Less: Impairment at December 31, 2003	(4,370,683)	(2,406,797)	—	—

Goodwill at December 31, 2003	$584,516	$1,481,000	$—	$2,113,416

  MAF BioNutritionals, LLC

        On November 22, 2002, the Company acquired 100% of members' equity of MAF, a privately held New Jersey limited liability company. The acquisition purchase price consisted of 2,500,000 shares of the Company's restricted common stock valued at $1.64 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was November 4, 2002), or $4,100,000, and other acquisition costs of $200,378. Included as other acquisition costs is 50,000 shares of common stock issued to financial advisors with a fair value of $68,000. The amortization period for intangibles acquired in this acquisition is estimated to be approximately three years. Goodwill recorded in this transaction is not deductible for Federal income tax purposes.

  Christopher's Original Formulas, Inc.

        On July 3, 2003, the Company formed a new wholly owned corporation, Nature's Systems, Inc. ("NSI"), and acquired certain assets and assumed certainliabilities of COF. The acquisition purchase price consisted of 2,600,000 shares of the Company's restricted common stock, of which 650,000 remain in escrow until June 2005 pending final purchase price adjustments , valued at $1.08 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was June 25, 2003), or $2,808,000, the assumption of COF advances of $243,614 made by the Company prior to the closing, and other acquisition costs of $277,918. Included as other acquisition costs is 154,000 shares of common stock issued to financial advisors with a fair value of $166,320. Goodwill recorded in this transaction is fully deductible for Federal income tax purposes.

        Concurrent with the acquisition, the Company executed the NSI Profit Sharing Restricted Stock Plan, which provides for up to 650,000 Bonus Shares of restricted common stock to retained COF executives contingent on NSI achieving future performance targets extending through June 2006.

  E-Nutraceuticals, Inc.

        On August 20, 2003, the Company acquired 100% of the outstanding common stock of ENI, a privately held Delaware corporation. The acquisition purchase price consisted of 31,248,584 shares of the Company's restricted common stock valued at $1.30 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was August 20, 2003), or $40,623,159, and other acquisition costs of $1,627,666. The purchase price also includes 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,938. Other acquisition costs include 1,150,000 shares of the Company's common stock valued at $1.30 per share (or $1,495,000) issued to financial advisors and $132,666 of legal and other related costs paid to professional advisors.

        The total number of shares issued in this transaction, including the issuance of the Series D Preferred Stock (see Note 8), was 40% of the total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options, andvarious classes of preferred stock are converted to common stock.

        The recording of the ENI Acquisition was based on a third party business valuation and purchase price allocation provided by a reputable ,independent, full service investment bank. The primary assets of ENI included the intangible value associated with the worldwide patent rights to X-Fat(r), a dietary supplement used in weight loss; licensing rights to GEOMATRIX(r), a time-released drug delivery technology; and marketing rights to pharmaceutical sales using GEOMATRIX(r) in the Peoples Republic of China, Taiwan, and Hong Kong. The purchase price allocation resulted in $43,058,614 being assigned to the value of these three agreements. The amortization period for these agreements are approximately 14 years for the GEOMATRIX and X-fat agreements and approximately two years for the marketing agreement.

  Doctors For Nutrition, Inc.

        On October 14, 2003, the Company acquired 100% of the outstanding common stock of DFN, a privately held California corporation. The acquisition purchase price consisted of 1,650,003 shares of the Company's restricted common stock, valued at $1.42 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was October 14, 2003), or $2,343,004, and other acquisition costs of $91,952. Included as other acquisition costs is 50,000 shares of common stock issued to financial advisors with a fair value of $59,000. Goodwill recorded in this transaction is not deductible for Federal income tax purposes.

        Of the total shares issued, 650,000 are held in escrow contingent on DFN achieving certain minimum levels of future earnings (the "Earn Out Shares"), which are included as a component of the cost of the acquisition. In March 2004, the Company's Board of Directors approved that the stipulations of the Earn-Out Shares be lifted and the shares released from escrow as earned.

        Concurrent with the acquisition, the Company executed an employment agreement with a key executive, which provides for certain cash payments and options to acquire up to 300,000 shares of restricted common stock at $1.40 per share contingent on DFN achieving future performance targets extending through September 2006.

 VITAL LIVING, INC.

INDEX TO UNAUDITED CONSOLDIATED FINANCIAL STATEMENTS

MARCH 31, 2004 and 2003

Consolidated Balance Sheet March 31, 2004 (Unaudited)
Consolidated Statements of Operations for the Three Months Ended March 31, 2004 and 2003 (Unaudited)
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2004 and 2003 (Unaudited)
Notes to Consolidated Financial Statements

VITAL LIVING, INC.
Consolidated Balance Sheets (Unaudited)

March 31, 2004
Assets
Current assets
Cash and cash equivalents	$407,450
Accounts receivable, trade; net of allowance for doubtful accounts of $26,000 and $32,000, respectively	472,496
Accounts receivable, related parties	—
Inventory, net of reserve of $68,000 and $86,000, respectively	875,755
Prepaid expenses and other current assets	1,072,688

Total current assets	2,828,389

Other assets
Deferred debt issuance costs, net of accumulated amortization of $280,621 and $230,871, respectively	935,886
Property and equipment, net	272,706
Goodwill	4,178,932
License agreement—GEOMATRIX®, net	33,183,967
License agreement—X-Fat®, net	3,918,689
Marketing agreement, net	2,995,171
Other intangible assets, net	154,364
Other non-current assets	47,308

Total other assets	45,687,023

Total assets	$48,515,412

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable, trade	$1,673,047
Accrued and other current liabilities	2,090,918
Current portion of long-term debt	549,348
Notes payable, related parties	162,996

Total current liabilities	4,476,309

See accompanying notes to consolidated financial statements.

March 31, 2004
Long-term debt, net of debt discount of $2,549,604 and $2,686,190, respectively	2,406,418

Total liabilities	6,882,727

Commitments and contingencies	—
Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized:
Preferred stock—Series A, $0.001 par value, 10,000,000 shares authorized; 1,417,510 and 3,410,325 shares issued and outstanding, respectively	1,418
Preferred stock—Series B, $0.001 par value, 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000
Preferred stock—Series C, $0.001 par value, 3,000,000 shares authorized; 500,000 shares issued and outstanding	500
Preferred stock—Series D, $0.001 par value, 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital—preferred	4,396,202
Discount on preferred stock—unamortized	(63,299)
Common stock, $0.001 par value, 150,000,000 shares authorized; 61,989,204 and 58,269,466 shares issued and outstanding, respectively	61,989
Additional paid-in capital—common	78,675,390
Stock, options, and warrants—unamortized	(487,210)
Treasury stock, 424,000 shares at cost	(72,280)
Accumulated other comprehensive income	(52,994)
Retained deficit	(40,829,031)

Total stockholders' equity	41,632,685

Total liabilities and stockholders' equity	$48,515,412

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenue	$1,661,350	$425,324
Cost of goods sold	934,782	280,408

Gross profit	726,568	144,916

Administrative expenses
Salaries and benefits	1,075,731	368,035
Professional and consulting fees	263,317	469,056
Selling, general and administrative	761,323	245,478
Research and development	299,030	143,636
Depreciation and amortization	1,276,005	47,205

Total administrative expenses	3,675,406	1,273,410

Net loss from operations	(2,948,838)	(1,128,494)
Other income (expense)
Interest income	631	2,777
Interest expense	(425,803)	(15,758)

Net loss	(3,374,010)	(1,141,475)
Deemed dividend associated with beneficial conversion of preferred stock	(63,300)	(833,960)

Net loss available to common stockholders	$(3,437,310)	$(1,975,435)

Basic and diluted loss per share	$(0.06)	$(0.06)
Deemed dividend associated with beneficial conversion of preferred stock	(0.00)	(0.05)

Basic and diluted loss per share available to common stockholders	$(0.06)	$(0.11)

Weighted average basic and diluted common stock outstanding	60,538,290	17,842,616

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(3,374,010)	$(1,141,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,276,005	47,205
Amortization of loan costs and debt discounts associated with senior convertible notes	186,336	—
Repricing of and modifications to warrants	(510,235)	—
Amortization of restricted common stock, options, and warrants issued for services	109,832	225,367
Allowance for bad debt	6,000	—
Inventory reserve	18,000	—
Change in operating assets and liabilities:
Accounts receivable	(106,910)	3,080
Inventory	(336,750)	(40,981)
Prepaid expenses and other current assets	26,079	(33,699)
Accounts payable	(18,555)	43,139
Accounts payable, related parties	—	(22,500)
Accrued and other current liabilities	1,273,250	63,683

Cash used in operating activities	(1,450,958)	(856,181)

Cash flows from investing activities:
Purchases of property and equipment	(128,215)	(1,430)

Cash used in investing activities	(128,215)	(1,430)

Cash flows from financing activities:
Payment on notes payable to related parties, net	(97,049)	(65,135)
Payments on notes and long term debt, net	(59,639)	—
Proceeds from sale of common stock, net of offering costs	414,000	—

Cash provided by (used in) financing activities	257,312	(65,135)

See accompanying notes to consolidated financial statements.
Net decrease in cash	(1,321,861)	(922,746)
Cash at beginning of period	1,729,311	1,416,073

Cash at end of period	$407,450	$493,327

Supplemental cash flow information:
Cash paid for interest	$13,055	$10,965
Non-cash financing activities:
Common stock for services and settlements	$374,492	$—
Common stock for common stock offering costs	$28,800	$—
Preferred stock for preferred stock dividend	$204,623	$—
Repricing of and amendments to options and warrants	$510,235	$—
Conversion of Series A preferred stock to common stock	$4,199,623	$—

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.
Notes to Consolidated Financial Statements

Note 1—Organization and Description of Business

  Vital Living, Inc. (the "Company" or "Vital Living") was incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, the Company acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001, changed its name to Vital Living, Inc. The Company then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, the Company acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of its restricted common stock. Following the merger, Vital Living continued as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM.

  Through its subsidiaries, Vital Living develops or licenses nutraceuticals and pharmaceutical drug-delivery systems, marketing them for distribution through physicians, medical groups, chiropractic offices, and retail outlets. In addition, the Company formulates, markets, and distributes vitamins, herbs, high quality dietary supplements, and therapeutic and functional food products through similar distribution channels. Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. The Company develops and tests its nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by physicians into a standard physician-patient program in which patients supplement doctor-prescribed pharmaceuticals with our nutraceuticals.

  In November 2002, Vital Living acquired MAF BioNutritionals, LLC ("MAF"). MAF formulates, markets, and distributes natural and organic food-based, preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function.

  In July 2003, Vital Living completed the acquisition of the assets and assumption of certain liabilities of Christopher's Original Formulas, Inc. ("COF"). Through this acquisition, the Company gained the exclusive licensing and marketing rights to Christopher's products, a complete line of over 300 herbal formulas and products consisting primarily of naturally occurring organic substances and sold to professionals and at retail locations throughout the United States.

  In August 2003, Vital Living completed the acquisition of E-Nutraceuticals, Inc. ("ENI"). ENI develops safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. Through the acquisition, the Company obtained worldwide patent and licensing rights to X-Fat®, a dietary supplement utilized for weight loss. In addition, through a collaborative partnership with SkyePharma, PLC, ("Skye"), a UK pharmaceuticals company and major shareholder, the Company is in the process of enhancing existing nutraceuticals via FDA-approved, proprietary drug delivery systems. Pursuant to an amended Development and License Agreement between the parties, the Company acquired exclusive rights to Skye's drug delivery technology, GEOMATRIX®, and marketing and royalty rights to pharmaceutical sales using GEOMATRIX® in the Peoples Republic of China, Taiwan, and Hong Kong.

  In October 2003, Vital Living completed the acquisition of Doctors For Nutrition, Inc. ("DFN"). DFN's product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. DFN currently distributes GreensFIRST® through health practitioner offices throughout the United States.

Note 2—Summary of Significant Accounting Policies

Consolidation

  The consolidated financial statements include Vital Living, Inc. and its wholly owned domestic and foreign subsidiaries (collectively, "Vital Living" or the "Company"). Consolidated financial statements are financial statements of a parent company and its subsidiaries presented as if the entities were a single economic unit. Although the assets, liabilities, revenues, and expenses of all entities are combined to provide a single set of financial statements, certain eliminations and adjustments are made. These eliminations are necessary to ensure that only arm's-length transactions between independent parties are reflected in the consolidated financial statements; transactions between related parties are eliminated. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on form 10KSB/A for the year ended December 31, 2003.

Going concern

  The accompanying consolidated financial statements have been prepared assuming the Company will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has a working capital deficit, and is dependent on funding from sources other than operations. Since inception, the Company has been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from funding sources, debt or equity, should cash flows be insufficient to fund ongoing operations or other cash commitments as they come due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management will be required to raise additional capital in the near term through offerings of securities to fund operations, and will attempt to continue raising capital resources if the Company does not begin to generate revenue sufficient to maintain itself as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

  The Company is in the process of improving, acquiring, or developing products for sale that would generate revenue to sustain its operations, as well as consolidating its operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about the Company's ability to continue as a going concern and increase the availability of resources for funding of the Company's current operations and future market development. In addition, during April 2004 the Company sold an additional 60,000 shares of common stock at $1.00 per share pursuant to the terms of the March 2004 Purchase Agreements with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat® (see Note 5). The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

Reclassifications

  Certain reclassifications of previous period amounts have been made to conform to current period presentation. These reclassifications had no effect on net loss or stockholders' equity of the previously reported period.

Financial instruments

  The Company's financial instruments consist of cash, receivables, payables, and long-term debt. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt as of the balance sheet dates presented approximates fair value because interest rates are reflective of market rates.

Concentrations of credit risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company's cash balances may be in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

Acquisitions

  The Company accounts for acquisitions in accordance with Statement of Financial Accounting Standards, ("SFAS") No. 141 "Business Combinations" and applies the purchase method of accounting for all business combinations initiated after June 30, 2001 and separately identifies recognized intangible assets that meet the criteria and amortizes these assets over their determinable useful lives.

Cash and cash equivalents

  The Company's cash equivalents consist principally of any financial instrument with maturities of three months or less and cash investments with high quality financial institutions. The Company's investment policy limits the amount of credit exposure to any one financial institution.

Inventories

  Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of products available for sale or raw materials.

Property and equipment

  Property and equipment consists of office furniture, fixtures, and equipment, including computer hardware and software and various leasehold improvements. Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the lesser of correlating lease terms or estimated useful lives ranging from 3 to 10 years.

Goodwill

  Goodwill represents the excess of the aggregate price paid by the Company over the value of the net equity acquired in an acquisition. In accordance with SFAS No. 142, "Goodwill and Other

  Intangible Assets," management is no longer required to amortize goodwill, but is required to review goodwill for impairment at least annually or whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." During 2003, events occurred that would indicate goodwill had been impaired and, accordingly, the Company recorded an impairment of $6,777,480 at December 31, 2003. There was no further impairment during the quarter ended March 31, 2004.

Intangible assets

  The Company's other intangible assets include trademarks, patents, formulations, customer lists, and various marketing and license agreements. Intangible assets are amortized on a straight-line basis over the lesser of the correlating agreements or estimated useful lives ranging from 2 to 14 years.

Long-lived assets

  Long-lived assets and identifiable other intangible assets to be held and used are reviewed for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and other intangible assets arising from various acquisitions are evaluated for impairment at least annually or whenever events occur that would indicate impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. As discussed above, events occurred during 2003 that would indicate goodwill had been impaired and, accordingly, the Company recorded an impairment at December 31, 2003.

  When evaluating goodwill and other intangibles for impairment, assumptions used include estimates of (i) market share penetration, (ii) timing of product rollouts for new products, (iii) licensing royalty percentages, (iv) manufacturing costs, (v) selling prices, (vi) volumes sold, and (vii) discount rates. Any changes in assumptions applied in the cash flow model used to evaluate goodwill and other intangibles for impairment may affect the outcome of the analysis. Unfavorable changes in assumptions may result in further impairments of goodwill and other intangibles (see Note 5).

Deferred loan costs and debt discounts

  The Company capitalizes costs and certain beneficial conversion features associated with the issuance of debt instruments. These costs are amortized on a straight-line basis over the term of the debt instruments. Amortization expense for the period ended March 31, 2004 was $186,336 and is recorded as a component of interest expense.

Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the valuation of accounts receivable, inventory, intangible assets, and equity based transactions and the depreciation or amortization of fixed assets, intangibles, deferred loan costs, debt discounts, and restricted stock, options, and warrants. Actual results could differ from such estimates.

Income taxes

  The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability approach specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted rates that will be in effect when these differences reverse. Deferred tax assets are recorded at their likely realizable amounts.

Revenue recognition

  Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

Comprehensive income

  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Other comprehensive income is comprised of charges to stockholders' equity, other than contributions from or distributions to stockholders, excluded from the determination of net income. The Company's other comprehensive income is comprised of foreign currency translations. The Company does not provide for U.S. income taxes on foreign currency translation adjustments since it does not provide for such taxes on undistributed earnings of foreign subsidiaries.

Foreign currency translation

  Financial statements of Vital Living's foreign subsidiary are prepared using the local currency as the functional currency. Translation of these foreign operations to United States dollars occurs using the current exchange rate for balance sheet accounts and a weighted average exchange rate for results of foreign operations. Translation gains or losses are recognized in "accumulated other comprehensive income (loss)" as a component of stockholders' equity in the accompanying consolidated balance sheets.

Research and development

  Research and development costs relating to both present and future products are expensed when incurred. Research and development costs amounted to $            and $            for the quarters ended March 31, 2004 and 2003, respectively.

Net loss per share

  The Company accounts for its earnings per share ("EPS") in accordance with SFAS No. 128, "Earnings Per Share," which establishes the requirements for presenting EPS. SFAS No. 128 requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic EPS begins with income (loss) applicable to common shareholders (net income (loss) less preferred stock dividends) and is based on the weighted average number of common shares outstanding during each period presented. Diluted EPS assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. In computing basic net loss per share available to common shareholders, net loss is increased by cumulative dividends on preferred stock when they are declared even if they are not paid. If a class of preferred stock contains dividend rights that are not cumulative then the amount of the dividend is not considered in determining the net loss available to common shareholders until it is paid. For the purpose of diluted earnings per common share, and only if such calculation results in dilution, preferred stock dividends will not reduce earnings; however, the weighted average common shares outstanding would increase representing the amount of common shares into which such preferred stock is currently convertible. During the quarters ended March 31, 2004 and 2003, the Company reported a net loss, thus the effects of dilutive securities were anti-dilutive, rendering basic and diluted loss per share the same. Convertible preferred stock, warrants, and options to purchase common stock are included as common stock equivalents only when dilutive.

Stock based compensation

  The Company accounts for its stock option plans ("Plans") in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations and provide pro forma net income or loss and pro forma EPS disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

  The Company is subject to reporting requirements of Financial Accounting Standards Board ("FASB") Financial Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation," which requires a non-cash charge to deferred compensation expense if the price of the Company's common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

  The Company accounts for its Plans under the recognition and measurement principles of APB No. 25 and related Interpretations. No stock-based employee compensation (except that related to repriced warrants in accordance with FIN 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

  The fair value of the Company's stock-based awards to employees was estimated using the Black-Scholes option-pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The fair value of the Company's stock-based awards (including repriced warrants discussed above) was estimated assuming no expected dividends and the following weighted average assumptions for the quarter ended March 31:

2004
Expected life in years	5.00
Expected stock price volatility	30.00%
Risk-free interest rate	2.98%
Average fair value per option/warrant	$0.73

  There were no options or warrants granted during the quarter ended March 31, 2003 that required valuation. For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized over the respective vesting periods.

  The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to its stock-based employee compensation for the:

	Three Months Ended March 31,
	2004		2003
Net loss—as reported	$		$
Deduct:
Stock based employee compensation determined under fair value based method for all awards, net of related tax effects		—		(11,684)

Net loss—pro forma				(1,153,159)
Deemed dividend associated with beneficial conversion of preferred stock		(63,300)		(833,960)

Net loss available to common stockholders—pro forma		$(3,437,310)		$(1,987,119)

Basic and diluted loss per share—as reported		$(0.06)		$(0.06)
Basic and diluted loss per share available to common stockholders—as reported		$(0.06)		$(0.11)
Basic and diluted loss per share—pro forma		$(0.06)		$(0.06)
Basic and diluted loss per share available to common stockholders—pro forma		$(0.06)		$(0.11)
Weighted average basic and diluted common stock outstanding		60,538,290		17,842,616

Recent accounting pronouncements

  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company.

  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company.

  In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

  In December 2003, the FASB issued a revised Interpretation No. 46 ("FIN 46R"), "Consolidation of Variable Interest Entities." FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have a material effect on the Company.

Note 3—Mergers and Acquisitions

  During 2003, the Company acquired three companies. In each transaction, common stock was used as consideration and the excess of the purchase consideration over the net assets or obligations assumed, after allocation to respective identifiable intangible assets, was recorded as goodwill as summarized below. A description of each business combination follows.

	COF	ENI	DFN
Purchase price paid	$3,051,614	$40,877,063	$2,343,004
Less:
Working capital (assets) liabilities, net	163,764	405,216	(314,325)
Property and equipment, net	(70,293)	(1,331)	(7,215)
Intangibles, net	—	(43,058,614)	—
Plus:
Debt obligations assumed	464,794	150,000	—
Acquisition costs	277,918	1,627,666	91,952

Goodwill at purchase	3,887,797	—	2,113,416
Less: Impairment recorded during 2003	(2,406,797)	—	—

Goodwill at March 31, 2004	$1,481,000	$—	$2,113,416

Christopher's Original Formulas, Inc.

  On July 3, 2003, the Company formed a new wholly owned corporation, Nature's Systems, Inc. ("NSI"), and acquired certain assets and assumed certain liabilities of COF. The acquisition purchase price consisted of 2,600,000 shares of the Company's restricted common stock, of which 650,000 remain in escrow until June 2005 pending final purchase price adjustments, valued at $1.08 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was June 25, 2003), or $2,808,000, the assumption of COF advances of $243,614 made by the Company prior to the closing, and other acquisition costs of $277,918. Included as other acquisition costs are 154,000 shares of common stock issued to financial advisors with a fair value of $166,320. Goodwill recorded in this transaction is fully deductible for Federal income tax purposes.

  Concurrent with the acquisition, the Company executed the NSI Profit Sharing Restricted Stock Plan, which provides for up to 650,000 shares of restricted common stock to retained COF executives contingent on NSI achieving future performance targets extending through June 2006.

  During the period ended December 31, 2003, NSI experienced an operating loss and was unable to generate positive cash flow from operations. While the Company has undertaken various initiatives to improve NSI's operating results, it was determined at December 31, 2003 that goodwill recorded as a result of the COF acquisition was impaired; accordingly, $2,406,797 was recorded as goodwill impairment expense during the year ended December 31, 2003.

E-Nutraceuticals, Inc.

  On August 20, 2003, the Company acquired 100% of the outstanding common stock of ENI, a privately held Delaware corporation. The acquisition purchase price consisted of 31,248,584 shares of the Company's restricted common stock valued at $1.30 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was August 20, 2003), or $40,623,159, and other acquisition costs of $1,627,666. The purchase price also includes 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,938. Other acquisition costs include 1,150,000 shares of the Company's common stock valued at $1.30 per share (or $1,495,000) issued to financial advisors and $132,666 of legal and other related costs paid to professional advisors.

  The total number of shares issued in this transaction, including the issuance of 1,000,000 shares of Series D Preferred Stock in connection with the transaction, was 40% of the total number of shares outstanding on a fully diluted basis as of the date of acquisition, which contemplates that all warrants, options, and various classes of preferred stock are converted to common stock.

  The recording of the ENI acquisition was based on a third party business valuation and purchase price allocation provided by a reputable, independent, full service investment bank. The primary assets of ENI include the intangible value associated with the worldwide patent rights to X-Fat®, a dietary supplement used in weight loss; licensing rights to GEOMATRIX®, a time-released drug delivery technology; and marketing rights to pharmaceutical sales using GEOMATRIX® in the Peoples Republic of China, Taiwan, and Hong Kong. The purchase price allocation resulted in $43,058,614 being assigned to the value of these three agreements. The amortization period for these agreements is approximately 14 years for the GEOMATRIX® and X-Fat® agreements and approximately two years for the marketing agreement.

Doctors For Nutrition, Inc.

  On October 14, 2003, the Company acquired 100% of the outstanding common stock of DFN, a privately held California corporation. The acquisition purchase price consisted of 1,650,003 shares of the Company's restricted common stock, valued at $1.42 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was October 14, 2003), or $2,343,004, and other acquisition costs of $91,952. Included as other acquisition costs are 50,000 shares of common stock issued to a financial advisor with a fair value of $59,000. Goodwill recorded in this transaction is not deductible for Federal income tax purposes.

  Of the total shares issued, 650,000 were held in escrow contingent on DFN achieving certain minimum levels of future earnings (the "Earn Out Shares"), which are included as a component of the cost of the acquisition. In March 2004, the Company's Board of Directors approved that the stipulations of the Earn-Out Shares be lifted and the shares released from escrow as earned.

  Concurrent with the acquisition, the Company executed an employment agreement with a key executive, which provides for certain cash payments and options to acquire up to 300,000 shares of restricted common stock at $1.40 per share contingent on DFN achieving future performance targets extending through September 2006. In April 2004, the Company approved that the conditions of the options be lifted and immediately vested.

Acquisition pro formas

  The unaudited pro forma consolidated results of operations for the periods ended March 31, 2004 and 2003 have been prepared assuming the acquisitions of COF, ENI, and DFN, and the corresponding issuance of 36,648,613 shares of common stock issued as consideration in these acquisitions, had occurred as of January 1, 2003. Thus, the unaudited pro forma consolidated results of operations include the following periods of operation:

  •
  Vital Living, Inc. for the three-month periods ended March 31, 2004 and 2003.

  •
  COF for the three-month period ended March 31, 2003.

  •
  ENI for the three-month period ended March 31, 2003.

  •
  DFN for the three-month period ended March 31, 2003.

        Presented below are the unaudited pro forma condensed consolidated results of operations for the:

	Three Months Ended March 31,
	2004		2003
Revenue	$		$1,162,212
Cost of goods sold			664,569

Gross profit		726,568	497,643
Operating expenses and other		4,100,578	2,952,158

Net loss			(2,454,515)
Deemed dividend associated with beneficial conversion of preferred stock		(63,300)	(833,960)

Net loss available to common stockholders		$(3,437,310)	$(3,288,475)

Basic and diluted loss per share		$(0.06)	$(0.05)
Deemed dividend associated with beneficial conversion of preferred stock		(0.00)	(0.02)

Basic and diluted loss per share available to common stockholders		$(0.06)	$(0.07)

Weighted average basic and diluted common stock outstanding		60,538,290	54,491,229

Note 4—Intangible assets

        Intangible assets consist of the following at:

	March 31, 2004			December 31, 2003
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
License agreement—Geomatrix®	$4,661,058	$(1,477,091)	$33,183,967	$4,661,058	$(870,200)	$33,790,858
License agreement—X-Fat®	4,093,118	(174,429)	3,918,689	4,093,118	(102,614)	3,990,504
Marketing agreement	4,304,438	(1,309,267)	2,995,171	4,304,438	(771,212)	3,533,226
Customer distribution lists	203,599	(135,732)	67,867	203,599	(118,766)	84,833
Trademarks and patents	142,641	(85,759)	56,882	142,641	(75,238)	67,403
Formulations	85,672	(56,057)	29,615	85,672	(48,916)	36,756

Total amortizable intangible assets	$43,490,526	$(3,238,335)	$40,252,191	$43,490,526	$(1,986,946)	$41,503,580

Unamortizable intangible assets
Goodwill	$4,178,932			$4,178,932

  The Company is currently in dispute over the terms of various agreements related to certain of the intangible assets listed above (see Note 5) and failed to make certain required payments ensuring continued rights to such assets. While Management believes that it will reach a successful settlement to the terms and conditions thereunder, no assurance can be given that these negotiations will be successful or that the Company will reach a satisfactory resolution of this matter. In the event a satisfactory resolution cannot be reached and rights of termination under the agreements are invoked, the Company could lose substantial, or possibly all, rights under such agreements. Accordingly, amounts recorded as intangible assets associated with these contracts, which represent substantially all of the Company's intangible assets, would be impaired. However, until termination rights under the agreements are exercised, the Company's rights under the agreements are deemed to be in full force and effect and the related intangibles unimpaired.

Note 5—Commitments and contingencies

  From time to time, the Company is party to a variety of legal proceedings arising out of the normal course of business, including cases in which damages may be sought. The Company believes it has valid defenses and is vigorously defending any pending litigation. While the results of litigation cannot be predicted with certainty, the Company believes that the outcome of any proceedings will not have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

  During March 2004, an attorney representing a former employee of one of the Company's subsidiaries notified the Company that he was prepared to initiate litigation for alleged breach of his employment agreement, simultaneously demanding that the Company take certain remedial steps in connection with certain manufacturing processes and cure alleged breaches of certain agreements related to the COF acquisition. As of May 7, 2004, the Company is in settlement negotiations with the individual and estimates a potential settlement of approximately $150,000. Accordingly, an accrual of $150,000 has been recorded at March 31, 2004; final settlement is contingent upon execution of a definitive agreement and approval by the Company's Board of Directors.

  In connection with the ENI acquisition, the Company became party to a Development and License Agreement and subsequent Amendment (collectively, the "ENI Agreements") with Skye. The ENI Agreements provide for certain product identification and license exclusivity rights on nutraceutical products utilizing Skye's patented drug-delivery technologies, GEOMATRIX®, in exchange for various commitments as follows:

  •
  In consideration for the Amendment and development services through 2004 and contingent on additional debt or equity financing of $3,000,000, the Company is obligated to pay Skye $1,000,000 in four equal installments beginning January 1, 2004 and each first day of each quarter thereafter.

  •
  The Company may retain its right to identify new product candidates and license them exclusively through the later of December 31, 2017 or the expiration of Skye's corresponding patents,

  provided at least four such product candidates are identified by the Company and approved by Skye, or Skye receives $1,000,000 in product development fees, per calendar year beginning January 1, 2005.

  •
  The Company is obligated to pay Skye royalties equal to 10% of net sales generated from the products, as defined, quarterly in arrears.

  Should the Company fail to meet the above commitments, product selection and license exclusivity rights will terminate at the end of the respective calendar year without effect on rights attained in prior years.

  As of May 7, 2004, the Company successfully completed the aforementioned contingent financing, however, is currently in dispute with Skye over the terms of the ENI Agreements and failed to make two payments to Skye of $250,000 each on January 1 and April 1, 2004. On April 6, 2004, the Company received a demand letter from Skye related to the past due payments, which triggered the 30 day negotiation period under the agreement, as required before initiating formal collection proceedings. The Company is currently in discussions to modify both the terms and payment schedules under the ENI Agreements. While Management believes that it will reach a successful settlement to the terms and conditions thereunder, no assurance can be given that these negotiations will be successful or that the Company will reach a satisfactory resolution of this matter. In the event a satisfactory resolution cannot be reached and Skye exercises its rights of termination under the ENI Agreements, the Company could lose substantial, or possibly all, rights under the ENI Agreements. Accordingly, amounts recorded as intangible assets associated with these contracts, which represent substantially all of the Company's intangible assets, would be impaired. However, until Skye exercises its termination rights under the ENI Agreements, the Company's rights under the agreements are deemed to be in full force and effect and the related intangibles unimpaired.

  In March 2004, the Company entered into Purchase Agreements and sold 450,000 shares of the Company's common stock at $1.00 per share with rights to receive a portion of the Company's net revenues, as defined therein, from the sale of X-Fat® ("the Royalty Rights"). Under the terms of the agreements, finder's fees are paid to certain individuals as compensation equal to cash of 8% of funds raised and shares of the Company's common stock equal to 8% of the number of shares issued under the agreement. Investors shall receive Royalty Rights on a pro-rata basis of 10% and 3% on the first $15,000,000 and subsequent $85,000,000 of X-Fat® net revenues, respectively, during the two-year period commencing April 1, 2004 and terminating March 31, 2006. Royalty payments on the first $15,000,000 and subsequent $85,000,000 of net revenues shall be made in cash and shares of common stock valued at $1.00 per share, respectively. Cash payments must be made within 50 days after the end of each calendar quarter and within 105 days after the end of each year.

  In March 2004, the Company signed a Marketing Agreement with Sciber Health, LLC ("Reseller") that grants certain exclusive rights to market and sell X-Fat® over the Internet and non-exclusive rights to market X-Fat through print ads, radio, and television. The Company has retained the rights to market X-Fat through its own websites. Under the agreement, which has a five-year term, the Reseller must sell minimum levels of X-Fat within certain periods or the Company has the right to terminate the exclusivity of the Agreement. As payment for reselling the product, the Reseller will receive 50% of the gross sales of the product, as defined therein. During the 18-month period following execution, the Company will grant the Reseller 100,000 stock options at $1.00 per share for each $2,500,000 in gross sales received, up to a maximum of 500,000 stock options should gross sales equal or exceed $12,000,000. The underlying common stock for any stock options granted has registration rights as specified in the agreement. As of May 7, 2004, no material gross sales subject to the agreement had occurred.

  In March 2004 in a separate but related agreement, the Company executed a Call Center Agreement with Globex Marketing, LLC ("Globex"), under which the Company has agreed to pay Globex 7% of all orders handled and processed, plus a fee related to processing time. The Call Center Agreement has a one-year term with automatic renewals unless cancelled 30 days before the renewal date. As of May 7, 2004, there were no material orders handled and processed by Globex.

Note 6—Equity Transactions

  During January 2004, the Company's former Chairman and Chief Executive Officer exercised his rights under a "net exercise" provision and exchanged 1,000,000 warrants at an exercise price of $0.35 per share, originally granted to him in 2001, for 765,100 shares of common stock.

  During the quarter ended March 31, 2004, the Company issued the following shares of restricted common stock in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, or various other claims that the parties may have had against it:

Description	Shares	Consideration
Common stock private placement broker fees	36,000	$28,800
Registration rights penalty	161,200	$186,992
Settlement of claim	140,000	$162,400
Consulting services	20,000	$25,100

	357,200	$403,292

  In March 2004, the Company entered into Purchase Agreements (see Note 5) and sold 450,000 shares of the Company's common stock at $1.00 per share, generating cash proceeds of $414,000, net of cash offering costs of $36,000. In addition, 36,000 shares of common stock with a combined fair market value at the date of issuance of $28,800 were issued to financial advisors to facilitate the transaction, thus increasing the total offering costs to $64,800.

  Pursuant to a registration rights agreement related to a November 2002 private placement of 1,367,500 shares of common stock, the Company was required to file and have declared effective a registration statement to register the shares of common stock issued and shares that may be issued upon exercise of the Series B Warrants and Series C Warrants from the private placement prior to March 20, 2003. The Company failed to have the registration statement declared effective by the deadline; as a result, the investors are owed liquidation damages equal to 2% per month of the purchase price of said securities, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective. During 2003, an agreement was reached with some of the investors to pay such damages in shares of common stock at a ratio of two shares of common stock for every $1 of liquidation damage earned. For the period through August 21, 2003, the Company agreed to settle the penalty amount owed by the issuance of 328,200 shares of our common stock, valued at approximately $367,000. During the quarter ended March 31, 2004, 161,200 shares of restricted common stock were issued, valued at $186,992, related to the settlement agreements. It is expected that additional penalty shares will be issued after the registration statement, filed January 14, 2004, is declared effective. At March 31, 2004, approximately $323,000 has been accrued to settle the additional amounts owed.

  During the quarter ended March 31, 2004, holders of 2,197,438 shares of Series A Preferred Stock converted such shares into 2,197,438 shares of common stock. As a condition to conversion, the Company granted 439,488 warrants with an exercise price of $2.00 per share. The value of the converted Series A Preferred Stock was $4,199,623 and the value of the warrants was $250,508 using the Black-Scholes option-pricing model. Dividends on the Series A Preferred Stock issued in June 2002 are cumulative and are to be paid every six months from the date of issuance for a total of 18 months with no obligation to pay dividends thereafter. During June 2003 and February 2004, 380,488 and 204,623 additional shares of Series A Preferred Stock valued at $380,488 and $204,623, respectively, were issued in satisfaction of all dividends owed to holders of Series A Preferred Stock for a cumulative dividend of $585,111. At March 31, 2004, 1,417,510 shares of Series A Preferred Stock remain outstanding pending the issuance of a like amount of common stock.

  The market value of the Company's common stock on the dates Series A Preferred Stock was sold ranged between $1.25-$3.40 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series A Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series A Preferred Stock occurred. Accordingly, during 2002 the Company recorded a discount of $3,382,172 within shareholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series A Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion was amortized over a one-year period and fully amortized by December 31, 2003. In conjunction with the conversion of the Series A Preferred shares during the quarter ended March 31, 2004, $2,002,185 of previously amortized beneficial conversion was reclassified from preferred stock additional paid-in-capital to common stock additional paid-in-capital.

  In July 2003, the Company completed a private placement for 500,000 shares of Series C Preferred Stock. The market value of the Company's common stock on the date the Series C Preferred Stock was sold was $1.18 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series C Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series C Preferred Stock occurred. Accordingly, during 2003 the Company recorded a discount of $253,198 within shareholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series C Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion is amortized over a one-year period. A total of $63,300 of the Series C Preferred Stock discount was amortized during the quarter ended March 31, 2004 leaving an unamortized balance of $63,299.

  In order to fund operating activities, the Company, from time to time, issues common stock, or options or warrants to purchase shares of common stock, in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, or various other claims. Certain of these issuances or grants are for services to be rendered over a contract period ranging from twelve to thirty six months and, as a result, are amortized to expense over the life of the respective contracts. During the quarter ended March 31, 2004, $48,702 was amortized to expense related to stock issued for such services, leaving an unamortized balance of $341,548 at March 31, 2004. During the quarter ended March 31, 2004, $61,130 was amortized to expense related to options and warrants issued for such services, leaving an unamortized balance of $145,662 at March 31, 2004.

  In accordance with FIN 44, a non-cash charge to expense is required if the price of the Company's common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued. The requirements of FIN 44 may also result in a credit to expense to the extent that the trading price declines from the trading price as of the end of the previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN 44, the Company adjusts expense upward or downward on a periodic basis based on the trading price at the end of each period. The Company has outstanding 1,310,000 officer warrants issued in April 2003, 300,000 options issued in July 2003, and 120,000 options issued in May 2002 that must be periodically revalued and adjusted in accordance with FIN 44. As a result, the Company recorded a reduction in salaries and benefit costs of $419,360 and a reduction in professional fees of $90,875 during the quarter ended March 31, 2004, which represents the fair value of the effective repricing of the warrants and options using the Black-Scholes option-pricing model at the valuation dates.

Note 7—Related Party Transactions

Officers and Directors

  In January 2004, the Company announced its plans to consolidate its Phoenix, Arizona operations into its Salt Lake City, Utah facility as part of a cost-saving strategy during the first half of 2004. Simultaneously, Brad Edson, the Company's Chief Executive Officer and Chairman, voluntarily resigned from his positions with the Company to pursue other business interests. The Board of Directors immediately appointed Stuart Benson, the Company's President, into the role of Chief Executive Officer and Donald Hannah, a Director, as Chairman of the Board of Directors. In addition, the board appointed Mitch Feinglas, previously a consultant to the Company, to the positions of Chief Operating Officer and Director.

  In connection with Mr. Edson's departure, the Company executed a severance agreement that provides for cash payments of $244,068 ($119,034 due within eight days of execution, $19,839 due on each first day of July, August, and September 2004, and $21,839 due on each first day of October, November, and December 2004) and 600,000 shares of the Company's common stock, valued at $498,000, due within eleven days of execution and included in a pending Registration Statement initially filed January 14, 2004. In addition, the Company agreed to continue to pay Mr. Edson's medical benefits until the earlier of (i) July 31, 2005, or (ii) the date he becomes eligible to be covered under another program. Through March 31, 2004, neither the first payment nor common shares initially due had been paid or issued; accordingly, an accrual of $742,068 was recorded at March 31, 2004. As of May 7, 2004, timing of the initial payment has been renegotiated and payments totaling approximately $59,500 have been made, while the shares remain unissued.

  In March 2004, the Company transacted a common stock private placement (see Note 5) for which finder's fees of 8% in cash and 8% in common stock were authorized to various parties to facilitate the transaction. Through March 31, 2004, the Company paid $16,000 in cash and issued 16,000 shares of common stock, valued at $12,800, to a company whose principal is our former Chief Executive Officer and Chairman for such services. In addition, 100,000 of the 450,000 common shares issued to investors in this private placement, valued at $100,000, were issued to family members of our former Chief Executive Officer and Chairman.

  Prior to his appointment as Chief Operating Officer and Director, the Company had agreements with Mitch Feinglas to perform consulting or other services. During the quarter ended March 31, 2004, the Company paid $20,300 to various companies on Mr. Feinglas' behalf for such services or other reimbursements pursuant to the terms of his agreements.

  Pursuant to a settlement related to registration rights on the Company's November 2002 common stock private placement (see Note 6), the Company issued 24,000 shares of its common stock, valued at $27,840, during the quarter ended March 31, 2004 to Leslie Quick, a member of the Company's Board of Directors.

Shareholders

  The Company has a consulting arrangement with Stephen Chen, Chairman and Chief Executive Officer of Strong International, Inc., the sole shareholder of the outstanding Series B and Series C Preferred Stock, to assist in creating strategic alliances in China. During the quarter ended March 31, 2004, the Company made cash payments of $19,000 to Mr. Chen related to such services.

  The Company had a promissory note payable to Fifth Avenue Capital, Inc. ("FAC"), a major shareholder, assumed as part of the ENI acquisition in the amount of $100,000, bearing interest at prime plus 2%. Stephen Morris, a shareholder, is the President and sole Director of FAC. During the quarter ended March 31, 2004, the Company paid $100,000 to FAC as payment in full on the promissory note. In addition, 25,000 shares of restricted common stock, valued at $33,500, that were issued to Mr. Morris prior to December 31, 2003 were returned and the related receivable relieved by March 31, 2004.

  Concurrent with the MAF acquisition in November 2002, we executed a three-year consulting agreement with Phillip Maffetone, a shareholder and former owner of MAF, to provide product development and marketing services in exchange for monthly fees of $8,333. While no monies were paid during the quarter ended March 31, 2004, the Company has recorded an accrual of approximately $31,000 related to such fees at March 31, 2004.

Other Related Parties

  The Company has an agreement with Michael Edson, a family member of the Company's former Chairman and Chief Executive Officer, under which he provides certain services, including prospecting, establishing, and servicing complementary and alternative healthcare practices and other proprietary distribution channels. Payments totaling $9,507 were made during the quarter ended March 31, 2004 for commissions under the agreement.

Note 8—Subsequent Events

Stock issuances and option/warrant grants

  Between March 31 and May 7, 2004, the Company issued shares of common stock and granted options or warrants as follows with their fair market value as of the date of grant, where appropriate:

		Options & Warrants
Matter	Stock	Number	Exercise Price	Fair Market Value of Securities
Series A Preferred Stock conversions and required warrant dividend of 20%	154,350	30,870	$2.00	$154,350
Series B Preferred Stock conversion and required stock dividend of 25%	1,250,000	—	N/A	$1,250,000
Registration rights penalty shares	16,800	—	N/A	$19,488
Common stock private placement and required stock brokerage fee	64,800	—	N/A	$63,936
Consulting agreement—financial advisory services	—	100,000	$0.89	$88,000

	1,485,950	130,870		$1,575,774

Other

  During May 2004, the Company established a wholly owned subsidiary, Wellness Watchers Systems, Inc., which will function as a distributor for the Company's products. As of May 7, 2004, no material activities had yet occurred and no assets were held.

VITAL LIVING, INC.

INDEX to AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003 and 2002

VITAL LIVING, INC.

Independent Auditor's Report

To the Board of Directors and
Stockholders of Vital Living, Inc.

        We have audited the accompanying consolidated balance sheets of Vital Living, Inc. and subsidiaries as of December 31, 2003 (restated) and 2002 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 (restated) and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Living, Inc. and subsidiaries as of December 31, 2003 and 2002and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and is dependent on funding sources from other than operations. Since inception, the Company has been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from funding sources, debt or equity, in the event that cash flows are not sufficient to fund ongoing operations or other cash commitments when they come due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As described in Note 2, the Company restated its financial statements as of and for the year ended December 31, 2003.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
February 27, 2004
(except for Restatement of Financial
Statements described in Note 2 and
subsequent events described in
Note 12 for which the date
is April 23, 2004)

VITAL LIVING, INC.

Consolidated Balance Sheets

	December 31,
	2003	2002
	(Restated)
Assets
Current assets
Cash and cash equivalents	$1,729,311	$1,416,073
Accounts receivable, trade; net of allowance for doubtful accounts of $32,000 and $0, respectively	371,586	68,234
Accounts receivable, related parties	67,000	—
Inventory, net of reserve of $86,000 and $0, respectively	557,005	273,361
Prepaid expenses and other current assets	1,099,767	25,833

Total current assets	3,824,669	1,783,501

Other assets
Deferred debt issuance costs, net of accumulated amortization of $230,871	985,636	—
Property and equipment, net	169,107	172,295
Goodwill	4,178,932	4,893,517
License agreement—GEOMATRIX®, net	33,790,858	—
License agreement—X-Fat®, net	3,990,504	—
Marketing agreements, net	3,533,226	—
Other intangible assets, net	188,992	327,498
Other non-current assets	46,308	2,807

Total other assets	46,883,563	5,396,117

Total assets	$50,708,232	$7,179,618

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable, trade	$1,691,602	$428,287
Accounts payable, related parties	—	22,500
Accrued and other current liabilities	1,386,430	257,321
Current portion of long-term debt	584,571	291,688
Notes payable, related parties	260,045	—

Total current liabilities	3,922,648	999,796

Long-term debt, net of discount of $2,686,190 and $0, respectively	2,294,248	521,494

Total liabilities	6,216,896	1,521,290

Commitments and contingencies	—	—
Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized:
Preferred stock—Series A, $0.001 par value, 10,000,000 shares authorized; 3,410,325 and 3,712,000 shares issued and outstanding, respectively	3,410	3,712
Preferred stock—Series B, $0.001 par value, 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding, respectively	1,000	—
Preferred stock—Series C, $0.001 par value, 3,000,000 shares authorized; 500,000 and 0 shares issued and outstanding, respectively	500	—
Preferred stock—Series D, $0.001 par value, 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding, respectively	1,000	—
Additional paid-in capital—preferred	8,389,210	6,972,267
Discount on preferred stock—unamortized	(126,599)	(1,146,653)
Common stock, $0.001 par value, 150,000,000 shares authorized ; 58,269,466 and 17,842,616 sharesissued and outstanding, respectively	58,269	17,843
Additional paid-in capital—common	74,268,229	8,021,453
Stock, options, and warrants—unamortized	(597,042)	(981,968)
Treasury stock, 424,000 shares at cost	(72,280)	—
Accumulated other comprehensive income	(42,640)	—
Retained deficit	(37,391,721)	(7,228,326)

Total stockholders' equity	44,491,336	5,658,328

Total liabilities and stockholders' equity	$50,708,232	$7,179,618

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statements of Operations

	Year Ended December 31,
	2003	2002
	(Restated)
Revenue	$2,855,123	$260,844
Cost of goods sold	1,723,013	193,032

Gross profit	1,132,110	67,812

Administrative expenses
Salaries and benefits	11,998,759	1,341,103
Professional and consulting fees	3,261,078	1,607,621
Selling, general and administrative	2,054,526	510,013
Research and development	410,648	510,436
Depreciation and amortization	1,972,303	52,959
Impairment of goodwill	6,777,480	—

Total administrative expenses	26,474,794	4,022,132

Net loss from operations	(25,342,684)	(3,954,320)
Other income (expense)
Other expense	(43,249)	—
Interest income	5,322	13,077
Interest expense	(2,554,421)	(8,652)

Net loss	(27,935,032)	(3,949,895)
Deemed dividend associated with beneficial conversion of preferred stock	(1,643,252)	(2,235,519)
Series A preferred stock dividend	(585,111)	—

Net loss available to common stockholders	$(30,163,395)	$(6,185,414)

Basic and diluted loss per share	$(0.87)	$(0.28)
Deemed dividend associated with beneficial conversionof preferred stock	(0.05)	(0.15)
Series A Preferred stock dividend	(0.02)	—

Basic and diluted loss per share available to common stockholders	$(0.94)	$(0.43)

Weighted average basic and dilutedcommon stock outstanding	31,992,346	14,278,129

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.
Consolidated Statements of Stockholders' Equity

	Preferred Stock				Common Stock
	Shares	Par Value	Additional Paid-In Capital	Discount	Shares	Par Value	Additional Paid-In Capital	Stock, Options and Warrants Unamortized	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Retained Deficit	Stockholders' Equity
Balance December 31, 2001	—	$—	$—	$—	13,626,554	$13,627	$946,159	$—	$—	$—	$(1,042,912)	$(83,126)
Series A Preferred stock issued for cash, net of offering costs of $118,193	3,712,000	3,712	3,590,095	—	—	—	—	—	—	—	—	3,593,807
Series A Preferred stock beneficial conversion feature	—	—	3,382,172	(3,382,172)	—	—	—	—	—	—	—	—
Amortization of preferred stock beneficial conversion feature	—	—	—	2,235,519	—	—	—	—	—	—	(2,235,519)	—
Common stock issued for services and settlements	—	—	—	—	343,500	343	554,652	(341,870)	—	—	—	213,125
Common stock issued for cash, net of offering costs of $170,385	—	—	—	—	1,367,500	1,368	1,195,747	—	—	—	—	1,197,115
Common stock issued for acquisition of VCM	—	—	—	—	5,062	5	(5)	—	—	—	—
Common stock issued for acquisition of MAF	—	—	—	—	2,500,000	2,500	4,097,500	—	—	—	—	4,100,000
Options and warrants issued for services	—	—	—	—	—	—	1,227,400	(1,227,400)	—	—	—	—
Amortization of restricted common stock, options, and warrants issued for services	—	—	—	—	—	—	—	587,302	—	—	—	587,302
Net loss	—	—	—	—	—	—	—	—	—	—	(3,949,895)	(3,949,895)

Balance December 31, 2002	3,712,000	$3,712	$6,972,267	$(1,146,653)	17,842,616	$17,843	$8,021,453	$(981,968)	$—	$—	$(7,228,326)	$5,658,328

Series A Preferred stock conversion	(682,163)	(682)	(1,303,195)	—	82,163	682	1,303,195	—	—	—	—	—
Series A Preferred stock dividend, including $204,623 dividends declared but not paid	380,488	380	380,108	—	—	—	—	—	—	—	(585,111)	(204,623)
Series B Preferred stock issued for cash, net of offering costs of $133,086	1,000,000	1,000	803,420	—	—	—	70,580	—	—	—	—	875,000
Series C Preferred stock issued for cash, net of offering costs of $233,590	500,000	500	99,412	—	62,500	62	337,526	—	—	—	—	437,500
Series C Preferred stock beneficial conversion feature	—	—	253,198	(253,198)	—	—	—	—	—	—	—	—
Series D Preferred stock issued for cash, net of offering costs of $185,000	1,000,000	1,000	814,000	—	—	—	—	—	—	—	—	815,000
Series D Preferred stock beneficial conversion feature	—	—	370,000	(370,000)	—	—	—	—	—	—	—	—
Amortization of preferred stock beneficial conversion features	—	—	—	1,643,252	—	—	—	—	—	—	(1,643,252)	—
Common stock issued for services and settlements	—	—	—	—	1,424,600	1,424	1,714,665	(569,502)	—	—	—	1,146,587
Common stock issued for compensation	—	—	—	—	1,300,000	1,300	1,779,700	—	—	—	—	1,781,000
Common stock issued for acquisition of COF	—	—	—	—	2,754,000	2,754	2,971,566	—	—	—	—	2,974,320
Common stock issued for acquisition of ENI	—	—	—	—	32,398,584	32,399	42,339,698	—	—	—	—	42,372,097
Common stock issued for acquisition of DFN	—	—	—	—	1,700,003	1,700	2,400,304	—	—	—	—	2,402,004
Convertible debt beneficial conversion feature	—	—	—	—	—	—	2,189,663	—	—	—	—	2,189,663
Convertible debt detachable warrants issued	—	—	—	—	—	—	2,072,053	—	—	—	—	2,072,053
Options and warrants exercised	—	—	—	—	105,000	105	26,445	—	—	—	—	26,550
Options and warrants issued for services	—	—	—	—	—	—	459,640	(16,017)	—	—	—	443,623
Options and warrants issued for compensation	—	—	—	—	—	—	6,800,000	—	—	—	—	6,800,000
Warrants repriced for an employee	—	—	—	—	—	—	1,526,461	—	—	—	—	1,526,461
Warrant modification for a consultant	—	—	—	—	—	—	255,000	—	—	—	—	255,000
Amortization of restricted common stock, options, and warrants issued for services	—	—	—	—	—	—	—	970,445	—	—	—	970,445
Treasury stock purchase, 424,000 shares at cost	—	—	—	—	—	—	280	—	(72,280)	—	—	(72,000)
Comprehensive income:
Change in cumulative translation adjustment	—	—	—	—	—	—	—	—	—	(42,640)	—	(42,640)
Net loss (restated)	—	—	—	—	—	—	—	—	—	—	(27,935,032)	(27,935,032)

Comprehensive Income (Restated)	—	—	—	—	—	—	—	—	—	—	—	(27,977,672)

Balance December 31, 2003 (restated)	5,910,325	$5,910	$8,389,210	$(126,599)	58,269,466	$58,269	$74,268,229	$(597,042)	$(72,280)	$(42,640)	$(37,391,721)	$44,491,336

See accompanying notes to consolidated financial statements.

VITAL LIVING, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2002
	(Restated)
Cash flows from operating activities:
Net loss	$(27,935,032)	$(3,949,895)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,972,303	52,959
Impairment of goodwill	6,777,480	—
Warrants issued, beneficial conversion, and amortization of costs associated with senior convertible notes	2,050,054	—
Issuance of common stockfor services	692,611	145,125
Issuance of common stock for shareholder penalty interest	156,136	—
Issuance of common stock for compensation	1,781,000	—
Issuance of warrants for services	32,500	—
Issuance of warrants for compensation	6,800,000	—
Repricing of and modifications to warrants	1,781,461	—
Amortization of restricted common stock, options and warrants issued for services	970,445	587,302
Allowance for bad debt	(32,000)	—
Inventory reserve	(86,000)	—
Loss on disposal of assets	43,547	—
Change in operating assets and liabilities:
Accounts receivable	20,460	(20,286)
Accounts receivable, related parties	(67,000)	89,872
Inventory	215	(164,689)
Prepaid expenses and other current assets	(849,875)	9,897
Accounts payable	298,205	81,842
Accrued and other current liabilities	856,592	193,821

Cash used in operating activities	(4,736,898)	(2,974,052)

Cash flows from investing activities:
Purchases of property and equipment	(51,292)	(126,811)
Cost of acquisitions, net of cash acquired of $291,277 and $78,091, respectively	(416,387)	(54,287)

Cash used in investing activities	(467,679)	(181,098)

See accompanying notes to consolidated financial statements.
Cash flows from financing activities:
Payment on notes and payables to related parties, net	(57,428)	(208,926)
Borrowings on long term debt, net	4,287,033	(10,952)
Debt issuance costs	(751,200)	—
Purchase of treasury stock	(72,000)	—
Proceeds from exercise of options and warrants	26,550	—
Proceeds from sale of common stock, net of offering costs	—	1,197,115
Proceeds from sale of preferred stock, net of offering costs	2,127,500	3,593,807

Cash provided by financing activities	5,560,455	4,571,044

Net increase in cash	355,878	1,415,894
Effect of foreign exchange rates on cash	(42,640)	—
Cash at beginning of period	1,416,073	179

Cash at end of period	$1,729,311	$1,416,073

Supplemental cash flow information:
Cash paid for interest	$115,239	$3,786
Non-cash investing activities:
Common stock issued for acquisitions and acquisition costs	$47,748,421	$4,100,000
Non-cash financing activities:
Common stock for services	$1,716,089	$554,995
Common stock for compensation	$1,781,000	—
Common stock for Series C Preferred stock offering costs	$73,750	—
Preferred stock for preferred stock dividend	$380,488	—
Warrants and options for services	$459,640	$1,227,400
Warrants for compensation	$6,800,000	—
Warrants for preferred stock offerings	$228,992	—
Warrants for preferred stock offering costs	$105,426	—
Warrants for convertible debt offering	$2,072,053	—
Repricing of and amendments to warrants	$1,781,461	—
Deemed dividend associated with beneficial conversion of preferred stock	$623,198	$3,382,172
Conversion of preferred stock to common stock	$1,303,877	—
Conversion of senior notes and accrued interest	$1,547,738	—
Beneficial conversion of convertible debt	$2,189,663	—

See accompanying note to consolidated financial statements

VITAL LIVING, INC.

Notes to Consolidated Financial Statements

December 31, 2003

Note 1—Organization and Description of Business

        Vital Living, Inc. (the "Company" or "Vital Living") was incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. Effective May 7, 2001, the Company acquired substantially all of the assets of Vital Living, Inc. and on May 20, 2001, changed its name to Vital Living, Inc. The Company then merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934, on August 16, 2001. As set forth in the terms of the merger agreement, the Company acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of its restricted common stock. Following the merger, Vital Living continued as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting status of VCM, which in turn provided the Company with the ability to file for quotation on the Over the Counter Bulleting Board under the ticker symbol "VTLV."

        Through a variety of subsidiaries acquired during 2003 and 2002, as described further below, Vital Living develops or licenses nutraceuticals and pharmaceutical drug-delivery systems, marketing them for distribution through physicians, medical groups, chiropractic offices, and retail outlets. In addition, the Company formulates, markets, and distributes vitamins, herbs, high quality dietary supplements, and therapeutic and functional food products through similar distribution channels. Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. The Company develops and tests its nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. The Company's initial areas of focus are cardiovascular health and weight loss.

        In November 2002, Vital Living acquired MAF BioNutritionals, LLC ("MAF"). MAF formulates, markets, and distributes natural and organic food-based, preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function.

        In July 2003, Vital Living completed the acquisition of the assets and assumption of certain liabilities of Christopher's Original Formulas, Inc. ("COF"). Through this acquisition, the Company gained the exclusive licensing and marketing rights to Christopher's products, a complete line of over 300 herbal formulas and products consisting primarily of naturally occurring organic substances and sold to professionals and at retail locations throughout the United States.

        In August 2003, Vital Living completed the acquisition of E-Nutraceuticals, Inc. ("ENI"). ENI develops safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. Through the acquisition, the Company obtained worldwide patent and licensing rights to X-Fat(tm), a dietary supplement utilized for weight loss. In addition, through a collaborative partnership with SkyePharma, PLC, ("Skye"), a UK pharmaceuticals company and major shareholder, the Company is in the process of enhancing existing nutraceuticals via FDA-approved, proprietary delivery systems. Pursuant to an amended Development and License Agreement between the parties, the Company acquired exclusive rights to Skye's drug delivery technology, GEOMATRIX(tm), and marketing and royalty rights to pharmaceutical sales using GEOMATRIX(tm) in the Peoples Republic of China, Taiwan, and Hong Kong.

        In October 2003, Vital Living completed the acquisition of Doctors For Nutrition, Inc. ("DFN"). DFN's product line includes GreensFIRST(r), a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. DFN currently distributes GreensFIRST(r) through health practitioner offices throughout the United States.

Note 2—Summary of Significant Accounting Policies

  Restatement of financial statements

        Subsequent to the issuance of the Company's financial statements as of December 31, 2003 and for the year then ended, the Company identified an error in the previously reported financial statements. During 2003, the Company borrowed an aggregate principal amount of $4,587,738 in the form of Senior Secured Convertible Notes as described in Note 6. As part of the debt offering the Senior Secured Noteholders also received detachable warrants that had an exercise price the was less than the fair market value of the underlying common stock. Additionally, imbedded within the senior secured notes was a beneficial conversion feature that had an exercise price that was below fair market value. The Senior Secured Notes were immediately convertible and the warrants were fully vested at the date of issuance and both were charged to interest expense immediately. However, upon further consideration of EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company determined that it is required to amortize such charges over the life of the notes and that immediately expensing such amount was not in accordance with GAAP. Accordingly, the Company has revised its financial statements as of December 31, 2003 and for the year then ended to record a debt discount and a reduction in interest expense by $2,686,190. The Company's financial statements reflect a decrease in the retained deficit and a corresponding decrease in long-term debt for this amount. This restatement decreased the net loss from $30,621,222 to $27,935,032 and the net loss per share from $0.96 to $0.94 for the year ended December 31, 2003. All Notes to the financial statements have been adjusted to conform with this restatement.

  Consolidation

        The consolidated financial statements include Vital Living, Inc. and its wholly owned domestic and foreign subsidiaries (collectively, "Vital Living" or the "Company"). Consolidated financial statements are financial statements of a parent company and its subsidiaries presented as if the entities were a single economic unit. Although the assets, liabilities, revenues, and expenses of all entities are combined to provide a single set of financial statements, certain eliminations and adjustments are made. These eliminations are necessary to ensure that only arm's-length transactions between independent parties are reflected in the consolidated statements; transactions between related parties are eliminated.

  Going concern

        The accompanying consolidated financial statements have been prepared assuming the Company will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, has a working capital deficit, and is dependent on funding from sources other than operations. Since inception, the Company has been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from funding sources, debt or equity, in the event that cash flows are not sufficient to fund ongoing operations or other cash commitments as they come due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management will be required to raise additional capital in the near term through offerings of securities to fund the Company's operations, and will attempt to continue raising capital resources if the Company does not begin to generate revenue sufficient to maintain itself as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

        The Company is in the process of improving, acquiring, or developing products for sale that would generate revenue to sustain its operations, as well as consolidating its operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about the Company's ability to continue as a going concern and increase the availability of resources for funding of the Company's current operations and future market development. In addition, in March 2004 the Company entered into a Purchase Agreement with investors and sold 250,000 shares of its common stock at $1.00 per share with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat(r). The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

  Reclassifications

        Certain reclassifications of prior year amounts have been made to conform to current year presentation. These reclassifications had no effect on 2002 net loss or stockholders' equity.

  Financial instruments

        The Company's financial instruments consist of cash, receivables, payables, and long-term debt. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt as of December 31, 2003 and 2002 approximates fair value because interest rates are reflective of market rates.

  Concentrations of credit risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company's cash balances may be in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

  Acquisitions

        The Company accounts for acquisitions in accordance with Statement of Financial Accounting Standards, ("SFAS") No. 141 "Business Combinations" and accordingly applies the purchase method of accounting for all business combinations initiated after June 30, 2001 and separately identifies recognized intangible assets that meet the criteria and amortizes these assets over their determinable useful lives.

  Cash and cash equivalents

        The Company's cash equivalents consist principally of any financial instrument with maturities of three months or less and cash investments with high quality financial institutions. The Company's investment policy limits the amount of credit exposure to any one financial institution.

  Inventories

        Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of products available for sale or raw materials.

  Property and equipment

        Property and equipment consists of office furniture, fixtures, and equipment, including computer hardware and software and various leasehold improvements. Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the lesser of correlating lease terms or estimated useful lives ranging from 3 to 10 years.

  Goodwill

        Goodwill represents the excess of the aggregate price paid by the Company over the value of the net equity acquired in an acquisition. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," management is no longer required to amortize goodwill, but is required to review goodwill for impairment at least annually whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." As of December 31, 2003, events had occurred that would indicate goodwill had been impaired and, accordingly, an impairment loss was recorded (see Note 5).

  Intangible assets

        The Company's other intangible assets include trademarks, patents, formulations, customer lists, and various marketing and license agreements. Intangible assets are amortized on a straight-line basis over the lesser of the correlating agreements or estimated useful lives ranging from 2 to 14 years.

  Long-lived assets

        Long-lived assets and identifiable other intangible assets to be held and used are reviewed for impairment at least annually whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and other intangible assets arising from various acquisitions are evaluated for impairment on at least an annual basis or when events occur that would indicate that impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. As of December 31, 2003, events had occurred that would indicate goodwill had been impaired; accordingly, an impairment loss was recorded (see Note 5).

  Deferred charges

        The Company capitalizes costs associated with the issuance of debt instruments. These costs are amortized on a straight-line basis over the term of the debt instruments. Amortization expense for the year ended December 31, 2003 was $230,871 and is recorded as a component of interest expense.

  Accounting estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates required to be made by management include the valuation of inventory, intangible assets, and equity based transactions. Actual results could differ from such estimates.

  Income taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability approach specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted rates that will be in effect when these differences reverse. Deferred tax assets are recorded at their likely realizable amounts.

  Revenue recognition

        Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

  Comprehensive income

        SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Other comprehensive income is comprised of charges to stockholders' equity, other than contributions from or distributions to stockholders, excluded from the determination of net income. The Company's other comprehensive income is comprised of foreign currency translations. The Company does not provide for U.S. income taxes on foreign currency translation adjustments since it does not provide for such taxes on undistributed earnings of foreign subsidiaries.

  Foreign currency translation

        Financial statements of Vital Living's foreign subsidiary are prepared using the local currency as the functional currency. Translation of these foreign operations to United States dollars occurs using the current exchange rate for balance sheet accounts and a weighted average exchange rate for results of foreign operations. Translation gains or losses are recognized in "accumulated other comprehensive income (loss)" as a component of stockholders' equity in the accompanying consolidated balance sheets.

  Research and development

        Research and development costs relating to both present and future products are expensed when incurred. Research and development costs amounted to $ 410,648 and $510,436for the years ended December 31, 2003 and 2002, respectively.

  Net loss per share

        The Company accounts for its earnings per share ("EPS") in accordance with SFAS No. 128, "Earnings Per Share," which establishes the requirements for presenting EPS. SFAS No. 128 requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic earnings per share begins with income (loss) applicable to common shareholders (net income (loss) less preferred stock dividends) and is based on the weighted average number of common shares outstanding during each period presented. Diluted EPS assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. In computing basic loss per share in 2003, net loss was increased by the issuance of 380,488 shares of Series A Preferred Stock to satisfy cumulative dividends on Series A Preferred Stock, valued at $380,488, issued during the first and second quarter. Net loss was further increased by $204,623 for cumulative dividends on Series A Preferred that have been declared but not paid for a total dividend of $585,111 for the year (an impact of $0.02 per common share). For the purpose of diluted earnings per common share, and only if such calculation results in dilution, preferred stock dividends will not reduce earnings; however, the weighted average common shares outstanding would increase representing the amount of common shares into which such preferred stock is currently convertible. During the years ended December 31, 2003 and 2002, the Company reported a net loss, thus the effects of dilutive securities were anti-dilutive, rendering basic and diluted loss per share the same. Convertible preferred stock, warrants , and options to purchase common stock are included as common stock equivalents only when dilutive.

  Stock based compensation

        The Company accounts for its stock option plans in accordance with the provisions of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and provide pro forma net income or loss and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

        The Company is subject to reporting requirements of FASB Financial Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation," which requires a non-cash charge to deferred compensation expense if the price of the Company's common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

        The Company accounts for its Plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees," and related Interpretations. No stock-based employee compensation (except that related to repriced warrants in accordance with FIN No. 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

        The fair value of the Company's stock-based awards to employees was estimated using the Black-Scholes option-pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The fair value of the Company's stock-based awards (including repriced warrants discussed above) was estimated assuming no expected dividends and the following weighted average assumptions for the years ended December 31:

	2003	2002
Expected life in years	4.00	4.00
Expected stock price volatility	33.49%	30.65%
Risk-free interest rate	3.14%	3.98%
Average fair value per option/warrant	$0.68	$1.68

        For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized over the respective vesting periods.

        The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of Statement of Accounting Standards ("SFAS") No. 123,

"Accounting for Stock-Based Compensation," to its stock-based employee compensation for the years ended December 31:

	2003	2002
	(Restated)
Net loss—as reported	$(27,935,032)	$(3,949,895)
Add:
Stock based compensation included in determination of net loss	1,526,461	—
Deduct:
Stock based employee compensation determined under fair value based method for all awards, net of related tax effects	(1,356,281)	(170,180)

Net loss—pro forma	(27,764,852)	(4,120,075)
Deemed dividend associated with beneficial conversion of preferred stock	(1,643,252)	(2,235,519)
Series A Preferred stock dividend	(585,111)	—

Net loss available to common stockholders—pro forma	$(29,993,215)	$(6,355,594)

Basic and diluted loss per share—as reported	$(0.87)	$(0.28)
Basic and diluted loss per share available to common stockholders—as reported	$(0.94)	$(0.43)
Basic and diluted loss per share—pro forma	$(0.87)	$(0.29)
Basic and diluted loss per share available to common stockholders—pro forma	$(0.94)	$(0.45)
Weighted average basic and diluted common stock outstanding	31,992,346	14,278,129

  Recent accounting pronouncements

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material effect on the Company.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material effect on the Company.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2003, the FASB issued a revised Interpretation No. 46 (FIN 46R), "Consolidation of Variable Interest Entities." FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. The Company does not expect the adoption of FIN 46 and FIN 46R to have a material effect on the Company's future financial condition or results of operations.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material effect on the Company.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The adoption of SFAS No. 145 did not have a material effect on the Company.

        In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FIN 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The adoption of SFAS No. 145 did not have a material effect on the Company.

Note 3—Mergers and Acquisitions

        During 2003 and 2002, the Company acquired four companies. In each transaction, common stock was used as consideration and the excess of the purchase consideration over the net assets or obligations assumed, after allocation to respective identifiable intangible assets, was recorded as goodwill as summarized below. A description of each business combination follows.

	MAF	COF	ENI	DFN
Purchase price paid	$4,100,000	$3,051,614	$40,877,063	$2,343,004
Less:
Working capital (assets) liabilities, net	119,400	163,764	405,216	(314,325)
Property and equipment, net	(8,232)	(70,293)	(1,331)	(7,215)
Intangibles, net	(320,481)	—	(43,058,614)	—
Plus:
Debt obligations assumed	864,134	464,794	150,000	—
Acquisition costs	200,378	277,918	1,627,666	91,952

Goodwill at purchase date	4,955,199	3,887,797	—	2,113,416
Less: Impairment at December 31, 2003	(4,370,683)	(2,406,797)	—	—

Goodwill at December 31, 2003	$584,516	$1,481,000	$—	$2,113,416

  MAF BioNutritionals, LLC

        On November 22, 2002, the Company acquired 100% of members' equity of MAF, a privately held New Jersey limited liability company. The acquisition purchase price consisted of 2,500,000 shares of the Company's restricted common stock valued at $1.64 per share (the averagefair market value per share of the Company's common stock for a reasonable period before and after the measurement date , which was November 4, 2002), or $4,100,000, and other acquisition costs of $200,378. Included as other acquisition costs is 50,000 shares of common stock issued to financial advisors with a fair value of $68,000. The amortization period for intangibles acquired in this acquisition is estimated to be approximately three years. Goodwill recorded in this transaction is not deductible for Federal income tax purposes.

  Christopher's Original Formulas, Inc.

        On July 3, 2003, the Company formed a new wholly owned corporation, Nature's Systems, Inc. ("NSI"), and acquired certain assets and assumed certain liabilities of COF. The acquisition purchase price consisted of 2,600,000 shares of the Company's restricted common stock, of which 650,000 remain in escrow until June 2005 pending final purchase price adjustments, valued at $1.08 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was June 25, 2003), or $2,808,000, the assumption of COF advances of $243,614 made by the Company prior to the closing, and other acquisition costs of $277,918. Included as other acquisition costs is 154,000 shares of common stock issued to financial advisors with a fair value of $166,320. Goodwill recorded in this transaction is fully deductible for Federal income tax purposes.

        Concurrent with the acquisition, the Company executed the NSI Profit Sharing Restricted Stock Plan, which provides for up to 650,000 Bonus Shares of restricted common stock to retained COF executives contingent on NSI achieving future performance targets extending through June 2006.

  E-Nutraceuticals, Inc.

        On August 20, 2003, the Company acquired 100% of the outstanding common stock of ENI, a privately held Delaware corporation. The acquisition purchase price consisted of 31,248,584 shares of the Company's restricted common stock valued at $1.30 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was August 20, 2003), or $40,623,159, and other acquisition costs of $1,627,666. The purchase price also includes 251,390 options issued in exchange for existing ENI options, which were estimated to have a fair value of $253,938. Other acquisition costs include 1,150,000 shares of the Company's common stock valued at $1.30 per share (or $1,495,000) issued to financial advisors and $132,666 of legal and other related costs paid to professional advisors.

        The total number of shares issued in this transaction, including the issuance of the Series D Preferred Stock (see Note 8), was 40% of the total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options, and various classes of preferred stock are converted to common stock.

        The recording of the ENI Acquisition was based on a third party business valuation and purchase price allocation provided by a reputable, independent, full service investment bank. The primary assets of ENI included the intangible value associated with the worldwide patent rights to X-Fat(r), a dietary supplement used in weight loss; licensing rights to GEOMATRIX(r), a time-released drug delivery technology; and marketing rights to pharmaceutical sales using GEOMATRIX(r) in the Peoples Republic of China, Taiwan, and Hong Kong. The purchase price allocation resulted in $43,058,614 being assigned to the value of these three agreements. The amortization period for these agreements are approximately 14 years for the GEOMATRIX and X-fat agreements and approximately two years for the marketing agreement.

  Doctors For Nutrition, Inc.

        On October 14, 2003, the Company acquired 100% of the outstanding common stock of DFN, a privately held California corporation. The acquisition purchase price consisted of 1,650,003 shares of the Company's restricted common stock, valued at $1.42 per share (the average fair market value per share of the Company's common stock for a reasonable period before and after the measurement date, which was October 14, 2003), or $2,343,004, and other acquisition costs of $91,952. Included as other acquisition costs is 50,000 shares of common stock issued to financial advisors with a fair value of $59,000. Goodwill recorded in this transaction is not deductible for Federal income tax purposes.

        Of the total shares issued, 650,000 are held in escrow contingent on DFN achieving certain minimum levels of future earnings (the "Earn Out Shares"), which are included as a component of the cost of the acquisition. In March 2004, the Company's Board of Directors approved that the stipulations of the Earn-Out Shares be lifted and the shares released from escrow as earned.

        Concurrent with the acquisition, the Company executed an employment agreement with a key executive, which provides for certain cash payments and options to acquire up to 300,000 shares of restricted common stock at $1.40 per share contingent on DFN achieving future performance targets extending through September 2006.

  Acquisition pro formas

        The unaudited pro forma consolidated results of operations for the years ended December 31, 2003 and 2002 have been prepared assuming the acquisitions of MAF, COF, ENI, and DFN, and the corresponding issuance of 37,998,587 shares of common stock issued as consideration in these acquisitions, had occurred as of January 1, 2002. Thus, the unaudited pro forma consolidated results of operations include the following periods of operation:

  •
  Vital Living, Inc. for the years ended December 31, 2003 and 2002.

  •
  MAF for the period from January 1, 2002 through November 22, 2002 (date of acquisition).

  •
  Boulder Endurance Co., Inc. ("Boulder") for the period from January 1, 2002 through April 4, 2002 (the date of acquisition by MAF).

  •
  COF for the period from January 1, 2003 through July 3, 2003 (date of acquisition) and the year ended December 31, 2002.

  •
  ENI for the period from April 1, 2003 through August 20, 2003 (date of acquisition) and the year ended March 31, 2003.

  •
  DFN for the period from January 1, 2003 through October 14, 2003 (date of acquisition) and the year ended December 31, 2002.

        Presented below are the unaudited pro forma consolidated results of operations for the years ended:

	December 31,
	2003	2002
Revenue	$4,834,654	$4,562,579
Cost of goods sold	2,878,584	2,557,491

Gross profit	1,956,070	2,005,088
Operating expenses and other	33,652,554	11,902,901

Net loss	(31,696,484)	(9,897,813)
Deemed dividend associated with beneficial conversion of preferred stock	(1,643,252)	(2,235,519)
Series A preferred stock dividend	(585,111)	—

Net loss available to common stockholders	$(33,924,847)	$(12,133,332)

Basic and diluted loss per share	$(0.57)	$(0.19)
Deemed dividend associated with beneficial conversion of preferred stock	(0.03)	(0.04)
Preferred stock dividend	(0.01)	—

Basic and diluted loss per share available to common stockholders	$(0.61)	$(0.23)

Weighted average basic and diluted common stock outstanding	55,165,425	53,145,920

Note 4 —Property and equipment

        Property and equipment consists of the following at December 31:

	2003	2002
Computer hardware and software	$226,079	$191,782
Office Furniture and fixtures	44,365	36,624
Machinery and equipment	54,597	27,930
Leasehold improvements	6,545	13,130

Gross property and equipment	331,586	269,466
Less accumulated depreciation	(162,479)	(97,171)

Net property and equipment	$169,107	$172,295

        Depreciationexpense was $89,772 and $36,505 for the years ended December 31, 2003 and 2002, respectively.

Note 5—Intangible assets

        Intangible assets consist of the following at December 31:

	2003		2002
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
License agreement—Geomatrix®	$34,661,058	$(870,200)	$—	$—
License agreement—X-Fat®	4,093,118	(102,614)	—	—
Marketing agreement	4,304,438	(771,212)	—	—
Customer distribution lists	203,599	(118,766)	203,599	(50,900)
Trademarks and patents	142,641	(75,238)	142,641	(33,155)
Formulations	85,672	(48,916)	85,672	(20,359)

Total amortizable intangible assets	$43,490,526	$(1,986,946)	$431,912	$(104,414)

Unamortizable intangible assets Goodwill	$4,178,932		$4,893,517

	Aggregate Amortization Expense	Estimated Amortization Expense
For year ended December 31, 2002	$16,454
For year ended December 31, 2003	$1,882,531
For year ended December 31, 2004		$5,005,553
For year ended December 31, 2005		$4,132,546
For year ended December 31, 2006		$2,716,194
For year ended December 31, 2007		$2,716,194
For year ended December 31, 2008		$2,716,194

Impairment Analyses

        As required by SFAS No. 142, the Company tested goodwill or other intangibles created by each acquisition for impairment in the fourth quarter. These assets are tested for impairment at least annually, or upon occurrence of such events that may indicate impairment exists. Management revised the earnings forecast for the next five years and evaluated the change in fair value of each component of goodwill using the expected present value of future cash flows. Impairment was due to a combination of factors including, acquisition price, increased market competition, and operating performance. As a result of the Company's annual review, a goodwill impairment loss of $6,777,480 was recognized during the year ended December 31, 2003. The remaining goodwill of $4,178,932 is attributable to previous acquisitions as follows:

Entity Acquired	Goodwill
DFN	$2,113,416
COF	1,481,000
MAF	584,516

Total	$4,178,932

        The Company's primary intangibles other than goodwill discussed above, with a gross intangible value of $43,058,614 at December 31, 2003, were obtained in the August 2003 acquisition of ENI and are comprised of licensing and marketing agreements related to three distinct products: X-Fat®, a dietary supplement for weight loss, time released nutraceuticals utilizing the licensed GEOMATRIX® technology, and certain marketing rights to pharmaceutical sales using GEOMATRIX® in the Peoples

Republic of China, Taiwan, and Hong Kong.. The products or activities are scheduled for launch throughout 2004.

        In order to test for impairment of these long-lived assets, fair value was determined based on a valuation study performed by an independent third party that primarily considered the discounted cash flow and guideline company method. As a result of this review, performed in October 2003, none of these long-lived assets was impaired. At December 31, 2003, the Company's management performed additional analyses, which include detailed calculations of projected discounted future cash flows, which took into account delays in marketing initiatives for X-Fat experienced in the fourth quarter of 2003, as well as risks associated with the Company not making a required payment under the GEOMATRIX licensing agreement in January 2004. As of February 28, 2004, Management believes that the intangibles recorded at December 31, 2003 are not impaired.

Note 6—Long-Term Debt

        Between October and December 2003, the Company borrowed an aggregate principal amount of $1,530,000 in the form of Senior Convertible Notes (the "Bridge Notes"), due April 28, 2004, in a private placement subject to certain registration rights, generating cash proceeds of $1,316,400, net of cash debt issue costs of $213,600. Principal and interest at a rate of 10% per annum is payable in a single installment on the maturity date in cash or the Company's common stock, at the Company's discretion, at a price equal to $1.00 per share. As part of the transactions, Bridge Note holders received 3,060,000 and 1,530,000 warrants to purchase the Company's common stock at an exercise price of $1.00 and $1.50 per share, respectively. The fair value of these warrants of $987,833 has been recorded by the Company and charged immediately to interest expense as the warrants were fully vested and the related notes fully convertible at the date of issuance. In accordance with the terms of these Bridge Notes, because the Company consummated a debt financing before the maturity date, the entire principal amount of the notes plus accrued interest totaling $1,547,738 has been converted into the debt securities offered in the December 2003 Secured Notes.

        Debt issue costs related to this transaction of $654,826, including cash fees of $213,600, common stock issued valued at $297,840, and the fair value associated with warrants issued of $143,386 as discussed in Note 9, is recorded in deferred debt issuance costs, net of amounts charged to interest expense during the year ended December 31, 2003 totaling $219,801 before refinancing. The market value of the Company's common stock on the dates the Bridge Notes were issued ranged from $1.28—$1.52 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the convertible debt was sold at a price less than market value, a beneficial conversion to holders of the Bridge Notes occurred. Accordingly, a beneficial conversion amount of $542,165 was recorded to additional paid-in-capital and a corresponding amount recorded as a debt discount and subsequently recorded as interest expense when converted as described above.

        In December 2003, the Company borrowed an aggregate principal amount of $4,587,738 in the form of Senior Secured Convertible Notes (the "Secured Notes"), due December 17, 2008, in a private placement subject to certain registration rights, therein converting the Bridge Notes as described above, generating cash proceeds of $2,502,400, net of cash debt issue costs of $537,600. The Secured Notes bear interest at a rate of 12% per annum, 8% of which is payable semi-annually in cash each June and December, while 4% per annum may be paid, at the Company's discretion, in cash or the Company's common stock at a price equal to the ten day average trading price of the Company's common stock five business days prior to the relevant interest payment date. A total of $549,862, or an amount equal to the first two semi-annual interest payments at 12%, has been placed in an interest bearing escrow account as of December 31, 2003 and is recorded in Prepaid Expenses and Other Current Assets.

        The Company may redeem the Secured Notes commencing December 15, 2004, provided the ten-day average trading price of the Company's common stock prior to the redemption is at least $3.00 per share. The Secured Notes are collateralized by assets of the Company, have priority in right of payment over all indebtedness of the Company, and include certain provisions related to change in control, reorganization, recapitalization, and other adjustments. In addition, Secured Note holders received 4,587,738 warrants to purchase the Company's common stock at an exercise price of $1.00 per share. The fair value of these warrants of $1,084,220 was recorded by the Company and previously charged immediately to interest expense as the warrants were fully vested and the related notes fully convertible at the date of issuance. As discussed in Note 2, the Company has restated its financial results as of December 31, 2003 to record a debt discount of $1,066,150, net of accumulated accretion of $18,070 of interest expense in accordance with EITF 00-27 and will amortize the remaining discount over the life of the Secured Notes.

        Debt issue costs related to the Secured Notes of $741,130, including cash fees of $330,200 and the value associated with warrants issued of $167,275 as discussed in Note 9, is recorded in deferred debt issuance costs. Amounts charged to interest expense during the year ended December 31, 2003 totals $254,846 and includes $243,656 of cash and the fair value of warrants issued in conjunction with the refinancing of the Bridge Notes charged to expense in the period incurred. The market value of the Company's common stock on the date the Secured Notes were issued ranged from $1.15—$1.23 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the convertible debt was sold at a price less than market value, a beneficial conversion to holders of the Secured Notes occurred. Accordingly, a beneficial conversion amount of $1,647,498 was recorded to additional paid-in-capital and a corresponding amount was previously recorded by the Company to interest expense, as the debt is immediately convertible at the option of the debt holder. As discussed in Note 2, the Company has restated its financial results as of December 31, 2003 to record a debt discount of $1,620,040, net of accumulated accretion of interest expense of $27,458 in accordance with EITF 00-27 and will amortize the remaining discount over the life of the Secured Notes.

        In connection with the Company's acquisitions in 2003 and 2002, certain of the acquired companies' long-term debt was assumed, the terms of which are described further below. Long-term debt consists of the following at December 31:

	2003	2002
Senior Secured Convertible Notes
$4,587,738 senior notes payable to shareholders; maturity December 2008; interest at 12% per annum, (8% payable semi-annually in cash each June and December, 4% may be paid in cash or the Company's common stock); principal due at maturity	$4,587,738	$—
Small Business Administration Loan
$650,000 note payable to bank; maturity December 14, 2008; variable interest at prime plus 1.50% (5.50% and 5.75% at December 31, 2003 and 2002, respectively); monthly principal and interest payments of $9,970; secured by assets of the Company	481,363	574,537
Manufacturing Agreement Debt
$346,400 balance of various debt arrangements assumed as part of NSI Acquisition; maturity October 25, 2004; interest rates range from 4.75% to 12.00%; monthly payments primarily interest only and vary, totaling approximately $2,500 per month	342,063	—
Other NSI Acquisition Debt
$120,850 balance of personal bank and other debt of former executives assumed; maturities range from December 2003 through January 2004; interest rates range from 7.25% to 24.0% balances primarily due and payable immediately	112,181	—
Promissory Notes—Related Parties
$260,045 notes payable to various related parties; interest rates range from prime to prime plus 2% (6.00% and 6.25% at December 31, 2003 and 2002, respectively); principal and interest due upon demand	260,045	—
Notes Payable—Boulder Bar
$275,000 note payable to individual; maturity April 8, 2004; interest at 7.00% payable in two installments April 8, 2003 and 2004; principal payable at $25,000 per quarter September 9, 2002 through January 8, 2003, $75,000 on April 8, 2002, and monthly payments of $10,417 thereafter; secured by assets of the Company	41,664	225,000
$40,935 note payable to individual; maturity April 8, 2003; non interest bearing; monthly principal payments of $3,411; secured by assets of the Company	—	13,645
	5,825,054	813,182

Less current portion	(844,616)	(291,688)
Less unamortized debt discount	(2,686,190)	—

	$2,294,248	$521,494

        Aggregate maturities of long-term debt for the subsequent five years ending December 31 are as follows:

2004	$844,616
2005	93,352
2006	100,600
2007	108,410
2008	4,678,076

Total	$5,825,054

Note 7—Commitments and contingencies

        From time to time, the Company is party to a variety of legal proceedings arising out of the normal course of business, including cases in which damages may be sought. The Company believes it has valid defenses and is vigorously defending any pending litigation. While the results of litigation cannot be predicted with certainty, the Company believes that the outcome of these proceedings will not have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

        On March 8, 2004, an attorney representing a former employee notified the Company that he was prepared to initiate litigation for alleged breach of his employment agreement. On March 15, 2004, the same attorney demanded that the Company take certain remedial steps in connection with certain manufacturing processes and cure alleged breaches of certain agreements related to the COF Acquisition. As of March 30, 2004, formal lawsuits related to these matters had not been filed. The outcome of these actions is uncertain and an estimate of the amount of a settlement, if any, cannot be reasonably estimated at this time.

        In connection with the COF Acquisition, the Company became party to a Manufacturing Agreement, a Marketing Agreement, and a Multi-Agreement Amendment (collectively, the "COF Agreements"), in which various minimum payments are required during the terms therein. In the aggregate, the COF Agreements require royalties of $0.25 per licensed product sold with a monthly minimum of $8,000 extending through May 30, 2023 with automatic five-year renewals thereafter. In addition, the COF Agreements require broker commissions of 5% per invoice of all raw materials and finished goods sourced by the parties thereto with a monthly minimum of $5,000 extending through December 31, 2006 with automatic five-year renewals thereafter. Royalty and commission payments in excess of those earned as a result of the minimum requirements are cumulatively available for credit only to the extent future earned royalties exceed the monthly minimums. To date, the Company has a cumulative balance in excess of earned royalties and commissions of approximately $50,000. Because the royalties and commissions earned have historically not exceeded the minimum, the future realizable value of the asset is uncertain and, as such, has not been recorded.

        In August 2001, the Company signed a three-year agreement with the Arizona Heart Institute ("AHI"), which through its affiliates serves between 22,000 to 25,000 new patients each year with a database of over 150,000 heart patients to which AHI will market and distribute Essentum. Under the agreement, the Company must pay royalties to AHI in the amount of 12% or 6% of our net sales of Essentum, depending on their origin.

        The Company leases office space and minor amounts of office equipment under noncancellable operating leases that expire through 2008. Future minimum lease payments under noncancellable operating leases for the subsequent five years ending December 31 are approximately as follows:

2004	$215,000
2005	66,000
2006	60,000
2007	59,000
2008	54,000

Total	$454,000

        Total rent expense was $160,633 and $153,271 for the years ended December 31, 2003 and 2002, respectively.

        In connection with the ENI Acquisition, the Company became party to a Development and License Agreement and subsequent Amendment (collectively, the "ENI Agreements") with SkyePharma, PLC ("Skye"). The ENI Agreements provide for certain product identification and license exclusivity rights on nutraceutical products utilizing Skye's patented drug-delivery technologies, GEOMATRIX®, in exchange for various commitments as follows:

  •
  In consideration for the Amendment and development services through 2004 and contingent on additional debt or equity financing of $3,000,000, the Company is obligated to pay Skye $1,000,000 in four equal installments beginning January 1, 2004 and each first day of each calendar quarter thereafter.

  •
  The Company may retain its right to identify new product candidates and license them exclusively through the later of December 31, 2017 or the expiration of Skye's corresponding patents, provided at least four such product candidates are identified by the Company and approved by Skye, or Skye receives $1,000,000 in product development fees, per calendar year beginning January 1, 2005.

  •
  The Company is obligated to pay Skye royalties equal to 10% of net sales generated from the products, as defined, quarterly in arrears.

        Should the Company fail to meet the above commitments, product selection and license exclusivity rights will terminate at the end of the respective calendar year without effect on rights attained in prior years. As of March 30, 2004, the Company successfully completed the aforementioned contingent financing, however, failed to make the initial $250,000 payment to Skye on January 1, 2004. The Company is in process of renegotiating the related terms and payments in order to maintain its rights under the ENI Agreements despite the default.

        The ENI Agreements also appointed the Company as Skye's exclusive marketing partner to pharmaceutical companies for licensing of all of Skye's Technology in the Chinese Territories, as defined therein. The Company is eligible to receive 5% of all gross revenues resulting directly from the Company's marketing efforts. Receipt of such royalties is contingent, however, on such revenues reaching or exceeding $1,000,000, or in aggregate $2,000,000, by August 2004 and 2005, respectively. Should these revenue goals not be achieved, the Company's exclusive marketing rights and Skye's royalty obligation on newly established sales will terminate, provided however, that royalties on on-going gross revenues resulting directly from the Company's marketing efforts prior to the loss of such rights will continue to be due and payable.

        In connection with the ENI Acquisition, the Company became party to a Licensing Agreement, granting it an exclusive, worldwide, perpetual license to dietary supplements containing chitosan, gor X-Fat® (the "X-Fat License"). The X-Fat License requires the Company to pay royalties equal to 10%

of the first $1,000,000 of net product sales and 5% of such net product sales in excess of $1,000,000, up to a maximum royalty of $1,250,000 per fiscal year. The Company is required to pay advanced royalties of $15,000 per quarter to be credited against future royalty payments. At December 31, 2003, the Company had prepaid royalties of $247,172.

Note 8—Capital Stock

        In December 2003, the board of directors and a majority of stockholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorizedshares of common stock from 100,000,000 to 150,000,000, par value $.001 per share. The Company is currently authorized to issue up to 50,000,000 shares of preferred stock, par value $.001 per share. At December 31, 2003, the Company's capital stock consisted of:

Capital Stock	Par Value	Authorized	Issued & Outstanding
Common Stock	$.001	150,000,000	58,269,466
Series A Preferred Stock	$.001	10,000,000	3,410,325
Series B Preferred Stock	$.001	1,000,000	1,000,000
Series C Preferred Stock	$.001	3,000,000	500,000
Series D Preferred Stock	$.001	1,000,000	1,000,000

Common Stock

        Each holder of common stock is entitled to one vote per share of common stock held on all matters submitted to a vote of the Company stockholders. Holders of the Company's common stock have no preemptive rights and have no rights to convert their common stock into any other securities. In the event of dissolution or liquidation or the winding-up of the Company's business, holders of the Company's common stock will be entitled to share ratably in all assets remaining after payment of all liabilities, subject to any preferential payments to the holders of any Senior Secured Convertible Notes and preferred stock then outstanding. Although the Company is restricted from paying cash dividends under the terms of the Senior Secured Convertible Notes, holders of common stock are entitled to receive ratably such dividends as may be declared by the Company's board of directors out of funds legally available therefore. All of the Company's outstanding common shares are fully paid and nonassessable.

Common Stock Private Placements

        On November 20, 2002, concurrent with the MAF Acquisition, the Company sold 19.54 units, each unit consisting of 70,000 shares of common stock, 70,000 Series B Warrants, and 70,000 Series C Warrants, aggregating 1,367,500 shares ofcommon stock at $1.00 per share, 1,367,500 Series B Warrants at an exercise price of $1.65 per share, and 1,367,500 Series C Warrants at an exercise price of $2.14 per share, generating cash proceeds of $1,197,115, net of cash offering costs of $170,385.

Common Stock Issued to an Employee

        During the year ended December 31, 2003, the Company issued 1,300,000 shares of common stock to an employee valued at $1,781,000 as compensation related to the closing of various 2003 acquisitions.

Common Stock Issued for Services and Settlements

        In order to fund operating activities, the Company, from time to time, issues common stock in lieu of cash in exchange for goods or services.

        During the years ended December 31, 2003 and 2002, the Company issued 692,000 and 102,500 shares of restricted common stock with a value of $748,610 and $213,125, respectively, in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, or various other claims that parties may have had against the Company.

        During the years ended December 31, 2003 and 2002, 395,000 and 241,000 shares of common stock with a value of $513,500 and $341,870, respectively, were issued to directors for director services and to various consultants for various consultations and advisory services to be provided over a contract period ranging from 12 months to three years. These shares were originally capitalized as a component of equity and amortized to expense over the vesting periods. For the years ended December 31, 2003 and 2002, $428,335 and $92,785 was amortized to expense, respectively. The value of unamortized restricted common stock issued for services as of December 31, 2003 and 2002 was $390,250 and $249,085, respectively.

        During the years ended December 31, 2003 and 2002, a total of 1,354,000 and 50,000 shares of common stock with an aggregate value of $1,720,320 and $68,000, respectively, were issued for financial advisory services related to our various subsidiary acquisitions. During 2003, 1,150,000 shares of common stock with a market value of $1.30 per share were issued to financial advisors in the ENI Acquisition (valued at $1,495,000), 154,000 shares of common stock with a market value of $1.08 per share were issued to financial advisors in the COF Acquisition (valued at $166,320) and 50,000 shares of common stock with a market value of $1.18 per share were issued to a financial advisor in the DFN Acquisition (valued at $59,000). During 2002, 50,000 shares of common stock were issued to a financial advisor in the MAF Acquisition (valued at $68,000). These amounts were capitalized as a component of the overall purchase price of the respective entities acquired and allocated to the assets acquired, generally goodwill or intangible assets.

        During the year ended December 31, 2003, 265,500 shares of common stock with a value of $371,590 were issued for investment banking or other services related to private placements of both senior convertible debt and the Series C Preferred stock. The value of the shares were capitalized as a component of equity if associated with Series C Preferred stock private placement ($73,750), or as deferred loan costs if associated with Senior Convertible Debt private placements ($297,840).

        Pursuant to a registration rights agreement related to a November 2002 private placement of 1,367,500 shares of common stock, the Company was required to file and have declared effective a registration statement to register the shares of common stock issued and shares that may be issued upon exercise of the Series B Warrants and Series C Warrants from the private placement prior to March 20, 2003. The Company failed to have the registration statement declared effective by the deadline; as a result, the Company owes the investors liquidation damages equal to 2% per month of the purchase price of said securities, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective. During 2003, the Company reached an agreement with some of the investors to pay such damages in 328,200 shares of our common stock, valued at approximately $367,000. Of the total shares owed, 134,600 shares of restricted common stock were issued, valued at $156,136, related to the settlement agreements prior to December 31, 2003 (see Note 11).

Treasury Stock

        As part of a resignation agreement executed in July 2003, in which all severance payments under a prior employment agreement were waived, 280,000 shares of restricted common stock were returned at no cost and 144,000 shares repurchased by the Company at $0.50 per share from William Coppel, former President, for total payments of $72,000 during 2003. These shares have been returned to and recorded as treasury stock as of December 31, 2003. The 280,000 shares of common stock returned by

Mr. Coppel were recorded at par value, or $280, with a corresponding adjustment to additional paid in capital.

Preferred Stock

        Preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Company's board of directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock.

Series A Preferred Stock

        Between February and June 2002, the Company sold 3,712,000 shares of 10% Series A Preferred Stock at $1.00 per share, generating cash proceeds of $3,593,807, net of cash offering costs of $118,193. Holders may convert their shares into a like amount of common stock at any time after the first anniversary date of issuance and will convert by their terms after 18 months. Upon conversion, holders of Series A Preferred Stock will receive one Series A Warrant per five preferred shares converted to purchase one share of common stock at an exercise price of $2.00 per share, exercisable one year from the date of issuance. If all Series A Preferred Stock were to convert, it would require the Company to issue 742,400 Series A Warrants, excluding those to be issued upon conversion of Series A Preferred Stock issued as dividends.

        Holders of Series A Preferred Stock have no voting rights, but are entitled to various rights, preferences, and restrictions that include, but are not limited to: a 10% cumulative dividend payable in additional shares of Series A Preferred Stock at $1.00 per share; a preference upon a liquidation, dissolution, or winding up of the Company's business; and privileges upon redemption during the first twelve months from the date of issuance equal to $1.50 per share.

        The market value of the Company's common stock on the dates Series A Preferred Stock was sold ranged between $1.25—$3.40 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series A Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series A Preferred Stock occurred. Accordingly, during 2002 the Company recorded a discount of $3,382,172 within shareholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series A Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion is amortized over a one-year period. A total of $1,146,653 and $2,235,519 of the Series A Preferred Stock discount was amortized during the years ended December 31, 2003 and 2002, respectively. At December 31, 2003, the entire amount of the Series A Preferred discount had been amortized.

        During 2003, holders of 682,163 shares of Series A Preferred Stock converted such shares into 682,163 shares of common stock. As a condition to conversion, the Company granted 136,433 warrants with an exercise price of $2.00 per share. The value of the converted Series A Preferred Stock was $1,303,877 and the value of the warrants was $55,025 using the Black-Scholes option-pricing model. Dividends are cumulative and are to be paid every six months from the date of issuance for a total of 18 months with no obligation to pay dividends thereafter. During June 2003, 380,488 additional shares of Series A Preferred Stock valued at $380,488 were issued in satisfaction of dividends owed to holders of Series A Preferred Stock and at December 31, 2003, declared and unpaid dividends of $204,623 were accrued and will be paid by the issuance of Series A Preferred Stock for a total dividend of $585,111 (or $0.02 per share). At December 31, 2003, 3,410,325 shares of Series A Preferred Stock remain outstanding pending the issuance of a like amount of common stock.

Series B Preferred Stock

        On April 16, 2003, the Company sold to one investor 10 units, each consisting of 100,000 shares of non-voting 25% Series B Preferred Stock, 100,000 Series D Warrants, and 100,000 Series E Warrants, aggregating 1,000,000 shares of Series B Preferred Stock at $1.00 per share, 1,000,000 Series D Warrants at an exercise price of $1.30 per share, and 1,000,000 Series E Warrants at an exercise price of $1.60 per share, generating cash proceeds of $875,000, net of cash offering costs of $125,000. The combined fair value at the date of grant of the Series D and Series E Warrants using the Black-Scholes option-pricing model was $62,494.

        The holder of the Series B Preferred Stock is entitled to a one-time a dividend at a rate of 25% per annum, payable in cash or common stock on the one-year anniversary of the issuance date with no obligation to pay dividends thereafter. Unpaid and/or undeclared dividends are cumulative. The total amount of dividends not declared at December 31, 2003 is $177,397 (or $0.01 per common share) and would total $250,000 on an annual basis (or $0.01 per common share). Each share of Series B Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary of the date of issuance. In connection with this offering, 200,000 Series D Warrants with an exercise price of $1.30 per share (fair value of $8,086) and a cash commission equal to 12.5% of the proceeds (or $125,000) were paid to a shareholder of the Company to facilitate the transaction, thus increasing the total offering costs to $133,086. The Series B Preferred Stock has no voting rights, liquidation preferences, or protective provisions.

Series C Preferred Stock

        On July 9, 2003, the Company sold to one investor 5 units, each consisting of 100,000 shares of non-voting 50% Series C Preferred Stock, 100,000 Series D Warrants, and 100,000 Series E Warrants, aggregating 500,000 shares of Series C Preferred Stock at $1.00 per share, 500,000 Series D Warrants at an exercise price of $1.30 per share, and 500,000 Series E Warrants at an exercise price of $1.60 per share, generating cash proceeds of $437,500, net of cash offering cost of $62,500. The combined fair value at the date of grant of the Series D and Series E Warrants using the Black-Scholes option-pricing model was $242,275.

        The holder of the Series C Preferred Stock is entitled to a two-time dividend at the rate of 50% per annum, payable in cash or common stock on the first and second anniversary of the issuance date with no obligation to pay dividends thereafter. Unpaid and/or undeclared dividends are cumulative. The total amount of dividends not declared at December 31, 2003 is $119,863 (less than $0.01 per common share) and would total $250,000 on an annual basis (or $0.01 per common share). Each share of Series C Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary of the date of issuance.

        In connection with this offering, 250,000 Series D Warrants with an exercise price of $1.30 per share (fair value of $71,510), a cash commission equal to 12.5% of the proceeds (or $62,500), 62,500 shares of common stock (fair value of $73,750, or $1.18 per share), and an option to acquire 62,500 shares of common stock exercisable at $1.00 per share (fair value of $25,830) were granted, paid, or issued to a shareholder of the Company to facilitate the transaction, thus increasing the total offering costs to $233,590. The Series C Preferred Stock has no voting rights, liquidation preferences, or protective provisions.

        The market value of the Company's common stock on the date the Series C Preferred Stock was sold was $1.18 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series C Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series C Preferred Stock occurred. Accordingly, during 2003 the Company recorded a discount of $253,198 within shareholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series C Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion is amortized over a one-year period. A total of $126,599 of the Series C Preferred Stock discount was amortized during the year ended December 31, 2003 leaving an unamortized balance of $126,599.

Series D Preferred Stock

        On August 20, 2003, concurrent with the ENI Acquisition, the Company sold to a single investor 1,000,000 shares of Series D Preferred Stock at $1.00 per share, generating cash proceeds of $815,000, net of cash offering costs of $185,000. Each share of Series D Preferred Stock is convertible into one share of common stock at the option of the holder at any time.

        The market value of the Company's common stock on the date the Series D Preferred Stock was sold was $1.37 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series D Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series D Preferred Stock occurred. Accordingly, during 2003 the Company recorded a discount of $370,000 within shareholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series D Preferred Stock is convertible into common stock at the option of the holder at any time, thus the beneficial conversion was recorded as a dividend upon issuance.

        The holder of the Series D Preferred Stock is entitled to various rights, preferences, and restrictions that include, but are not limited to:

          1.    Voting.    The Series D Preferred Stock votes on an as-converted basis with the common stock.

          2.    Dividends.    The holders of the Series D Preferred Stock are entitled to a like dividend or distribution, pro rata, should there be a cash or property dividend or distribution to any class of common stock or preferred stock other than the Series A Preferred Stock, determined on an as converted basis. This does not include any dividends paid in shares of common stock to the holders of Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of issuance.

          3.    Liquidation Preference.    The Series D Preferred Stock is senior to the Series B Preferred Stock and Series C Preferred Stock and the common stock upon liquidation and is entitled to an amount equal to the original $1.00 per share issue price plus any declared and unpaid dividends (as adjusted for stock dividends, combinations, splits, recapitalization, and the like with respect to such shares).

          4.    Redemption.    The Company has no rights to redeem the Series D Preferred Stock.

          5.    Conversion.    The holders of Series D Preferred Stock shall have the right to convert into common stock at any time. Each share of Series D Preferred Stock is convertible into one share of common stock subject to adjustment for declared and unpaid dividends, stock dividends, combinations, splits, recapitalization, and the like with respect to such shares. The conversion price is initially set at $1.00. The conversion price may be decreased at the end of two years if the common Stock is trading at a price below the conversion price then in effect. The floor for such adjustment is $0.25 per share. The conversion price of the Series D Preferred Stock may also be reduced in certain situations if we issue additional options, warrants, or rights to purchase common stock at a price below the conversion price of the Series D Preferred Stock. In such event, the conversion price will be decreased by multiplying the conversion price then in effect by a fraction of which (i) the numerator will be the number of outstanding shares of common stock on the date of issuance of the rights plus the number of shares of common stock which could be purchased at the then conversion price from the aggregate offering price of the rights and (ii) the denominator will be the shares of common stock outstanding on the date of issuance of the rights plus the number of shares of common stock so offered for subscription or purchase pursuant to such rights.

          6.    Protective Provisions.    So long as any shares of Series D Preferred Stock are outstanding, the Company may not, without the prior affirmative consent or vote of the holders of at least two thirds of the outstanding shares of the Series D Preferred Stock:

    a.
    authorize, create, designate, establish or issue shares of, any class or series of capital stock ranking senior to or on parity with the Series D Preferred Stock or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of Series D Preferred Stock; or

    b.
    amend, alter or repeal, whether by merger, consolidation or otherwise, the Company's amended and restated articles of incorporation or bylaws or the resolutions contained in the certificate of designation of the Series D Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, or which would increase the amount of authorized shares of the Series D Preferred Stock or of any other series of preferred stock ranking senior to the Series D Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or non-cumulative as to payment of dividends) or liquidation.

Note 9—Stock Options and Warrants

Series A Warrants

        Series A Warrants arose in connection with the June 2002 Series A Preferred Stock private placement. Upon conversion of every five shares of Series A Preferred Stock into common stock, the Company will grant one Series A Warrant to purchase one share of the Company's common stock, exercisable after one year from the date of grant at an exercise price of $2.00 per share and expiring on the second anniversary of the date of grant. The exercise price of the warrants is subject to adjustment for stock splits, dividends, reclassifications, and other adjustments.

        Upon conversion of the 3,712,000 shares of Series A Preferred Stock and corresponding stock dividends, the Company will ultimately issue 859,420 Series A Warrants. As of December 31, 2003, there are 208,433 Series A Warrants outstanding.

Series B and Series C Warrants

        Series B and Series C Warrants arose in connection with the November 2002 common stock private placement, concurrent with the MAF Acquisition. The Series B and Series C Warrants have an exercise price of $1.65 and $2.14, respectively, and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise prices are subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. If the Company issues additional shares of common stock at a price less than $1.00 per share, the exercise prices of the warrants upon each such issuance shall be adjusted and reset to such issuance price; however, this reset feature does not apply to:

  1.
  any stock splits, dividends, reclassifications, or similar actions, or

  2.
  any issuance of shares of common stock (or shares of common stock issuable upon the exercise of securities convertible into shares of common stock with an exercise price or a conversion price less than $1.00) if such securities were issued to consultants, employees or other service providers, or to third party vendors to satisfy amounts owed; provided that the Company may not issue to such individuals, in any rolling 12 month period, more than 1,600,000 shares of common stock or 10% of the actual number of shares of common stock issued and outstanding (assuming the conversion of the Series A Preferred Stock) and may not issue to any one individual more than 500,000 shares of common stock.

        Provided that a registration statement covering the shares underlying the warrants is effective, the Company may redeem any or all of the warrants, at any time, at $0.05 per warrant if:

  1.
  the closing price for the Company's common stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective exercise price, and

  2.
  no less than four of such 20 days occur during the last five trading days ending on the date of the notice of the redemption.

        As of December 31, 2003, there are 1,367,500 Series B Warrants and 1,367,500 Series C Warrants outstanding.

Series D and Series E Warrants

        Series D and Series E Warrants arose in connection with the April 2003 Series B Preferred Stock and July 2003 Series C Preferred Stock private placements. The Series D and Series E Warrants have an exercise price of $1.30 and $1.60, respectively, and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise prices are subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. As of December 31, 2003, there are 1,950,000 Series D Warrants and 1,500,000 Series E Warrants outstanding.

Series F Warrants

        Series F Warrants arose in connection with the July 2003 amendment of one of the Company's strategic consulting agreements. The Series F Warrants have an exercise price of $1.00 per share and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise price is subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. As of December 31, 2003, there are 125,000 Series F Warrants outstanding.

Other Warrants

        In connection with the Bridge Notes and Senior Secured Notes (see Note 6) during 2003, the Company granted note holders an aggregate of 7,647,738 and 1,530,000 warrants at an exercise price of $1.00 and $1.50 per share, respectively. The warrants may be exercised immediately, expire on the fifth anniversary of the date of issuance, and the exercise price is subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. As of December 31, 2003, there are 9,177,738 of these warrants outstanding.

        Additionally, the Company granted 203,000 warrants to financial advisors associated with the issuance of the Bridge Notes, which had a fair value of $143,326. Financial advisors associated with the Secured Notes were granted 536,400 warrants with a fair value of $268,530. Of the warrants granted in the Secured Notes, 200,000 warrants with a fair value of $101,256 were issued in conjunction with the refinancing of the Bridge Notes.

Stock Option Plans

        On August 1, 2001, the Board of Directors adopted the Company's 2001 Stock Option Plan pursuant to which incentive stock options or non-statutory stock options to purchase up to 2,500,000 shares of common stock can be granted to employees, officers, directors, consultants, and independent contractors or other service providers.

        On May 3, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan pursuant to which incentive stock options or non-statutory stock options to purchase up to 2,000,000 shares of common stock can be granted to employees, officers, directors, consultants, independent contractors, or other service providers.

        On a combined basis, the plans had 3,831,483 and 3,385,000 options outstanding at December 31, 2003 and 2002, respectively, with exercise prices ranging from $0.35 to $3.00. At December 31, 2003, there are an aggregate of 668,517 options available under the plans for future grant.

Options and Warrants Issued for Services

        In order to fund operating activities, the Company, from time to time, grants options or warrants to purchase common stock in lieu of cash in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, or various other claims which parties may have against the Company. The Company granted options and warrants to purchase common stock during the years ended December 31, as follows:

	2003			2002
	Number Granted	Fair Value	Exercise Price	Number Granted	Fair Value	Exercise Price
Options	40,000	$16,018	$1.40	1,080,000	$554,360	$1.00 - $3.00
Warrants	743,400	443,622	$1.00	1,180,000	673,040	$1.00 - $2.05

	783,400	$459,640		2,260,000	$1,227,400

        The fair value of certain of these options and warrants are being amortized over their respective vesting periods, which range from zero to 36 months. For the years ended December 31, 2003 and 2002, $542,110 and $494,517 was amortized to expense, respectively. The fair value of unamortized options and warrants issued for services at December 31, 2003 and 2002 was $206,792 and $732,883, respectively.

        During November and December 2003 in connection with the Bridge Notes and Senior Secured Notes, the Company granted an aggregate of 583,400 warrants to acquire common stock, valued at $411,123, to various investment advisors with an exercise price of $1.00 per share. The fair value of these warrants was capitalized as component of deferred debt issuance costs and will be amortized over the life of the debt instruments.

        During September and October 2003, a total of 75,000 common stock options previously issued to three consultants were exercised, generating gross proceeds of $26,250.

        During August 2003, the Board of Directors approved the repricing of an existing warrant to acquire 120,000 shares of the Company's common stock at an original exercise price of $2.80 to $2.00 per share. The repricing of this warrant requires variable accounting as prescribed by FIN 44. The fair value of the repriced warrants was deemed to be lower than the original fair value of $138,274 using the Black-Scholes option-pricing model, thus no further adjustment to expense was required. As required by FIN 44, these warrants will be subject to revaluation at each reporting period and, if the fair value of the underlying warrants were to exceed $138,274, an additional charge to expense would be required.

        During July 2003, the Company granted a Series F Warrant to acquire 125,000 shares of the Company's common stock with an exercise price of $1.00 per share to one of the Company's strategic consultants in conjunction with an amendment to an existing consulting agreement. The fair value of these warrants was calculated using the Black-Scholes pricing model and was determined to be $32,500, which was recorded as consulting expense.

        In July 2003, the Company executed an amendment to an agreement with Arizona Heart Institute, Inc. ("AHI") extending the term for an additional year. In consideration for the extension, AHI received the right to exercise 100,000 shares of common stock through a "net exercise" provision and the option exercise period was extended to three years. AHI also agreed not to sell in excess of 25,000 shares in any rolling 30-day period. Consideration to be received would be in the form of relinquishment of the right by AHI to purchase a particular number of shares. In October 2003, AHI exercised its rights under the net exercise provision and was issued 100,000 shares of common stock in exchange for 132,407 options.

        In July 2003, the Company executed an amendment to an agreement with AHI Management Hong Kong, Ltd. ("AHIHK") to provide the immediate vesting of previously issued options to acquire 300,000 shares of our common stock at $0.35 per share and the eliminate any lock-up period relating thereto. Options require an outright purchase for cash consideration and are then subject to SEC Rule 144. In consideration for the amendment, AHIHK agreed to eliminate their right to act as our exclusive distributor in China, enabling the Company to seek other distributors in the territory on a non-exclusive basis.

        Per FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation," a non-cash charge to expense is required if the price of the Company's common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued. The requirements of FIN No. 44 may also result in a credit to expense to the extent that the trading price declines from the trading price as of the end of the previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN No. 44, the Company adjusts expense upward or downward on a monthly basis based on the trading price at the end of each period. As a result, the Company recorded expense of $255,000 during the year ended December 31, 2003, which represents the fair value of the effective repricing of the options using the Black-Scholes option-pricing model at the date of the amendments.

        On April 3, 2003, the Board of Directors approved the granting of 35,000 warrants to acquire common stock of the Company with an exercise price of $1.00 per warrant to an agent who assisted in the private placement offering of 1,367,500 shares of common stock completed during October 2002. The fair value of the warrant was calculated using the Black-Scholes pricing model and was determined to be zero.

Options and Warrants Issued to Employees

        During October 2003, the Company granted 300,000 options to an executive in conjunction with an employment agreement executed concurrent with the DFN Acquisition. The options have an exercise price of $1.40 per share, expire in five years, and vest based upon reaching certain performance milestones.

        In April 2003, the Board of Directors approved the repricing of 1,340,000 warrants issued to an officer of the Company in connection with an April 2002 employment agreement (the "Officer Warrants"). The warrants were 100% vested on the date of grant and had an original exercise price of $1.50 per warrant. The warrants were amended to include, among other things, a reduction of the exercise price to $0.01, a full-ratchet dilution provision, as defined, a waiver of the Company's 50% funding obligation of the exercise price, and an extension of the term of the warrant agreement for one additional year. The dilution provision provides that, upon exercise of the warrant, the officer shall be able to acquire the same percentage of common stock as that represented by the percentage calculated as the number of shares which the officer would acquire on the date of the amendment compared to the total number of actual shares of common stock outstanding on such date.

        In accordance with FIN No. 44, the Company adjusts expense upward or downward on a monthly basis based on the trading price at the end of each period. As a result, the Company recorded net compensation expense of $1,508,461 during the year ended December 31, 2003, and $18,000 of compensation expense upon the exercise of 30,000 warrants by this executive during May 2003.

        During August 2003, concurrent with the ENI Acquisition and the Series D Preferred Stock private placement, the Company executed a second amendment to the Officer Warrants that provided for the granting of an additional 5,000,000 warrants with an exercise price of $0.01 per share and eliminated the full-ratchet dilution provision, as defined. The new warrants were 100% vested on the date of grant and had a fair value of $6,800,000, which was charged to compensation expense during the year ended December 31, 2003.

        In July 2002, the Company granted 30,000 options to an employee with an exercise price of $2.40, vesting quarterly over a three-year period commencing October 17, 2002. The options were cancelled in 2002.

        In January 2002, the Company issued 125,000 options to an employee under the Company's 2001 Stock Option Plan. The options have an exercise price of $1.00 per share, expire in four years, and vest quarterly, 40,000 in the first year, 45,000 in the second year, and 40,000 in the third year. The fair value of the options using the Black-Scholes option-pricing model was determined to be zero.

Summary of Options and Warrants

        A summary of stock option activity for the years ended December 31 is as follows:

	2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	3,385,000	$0.87	2,180,000	$0.35
Granted	653,890	$1.21	1,235,000	$1.82
Cancelled	—	—	(30,000)	$2.40
Exercised	(207,407)	$0.35	—	—

Outstanding at end of period	3,831,483	$0.93	3,385,000	$0.87

Exercisable at end of period	1,763,516	$1.10	1,266,147	$0.71

        Information about stock options outstanding at December 31, 2003 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices
	Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Exercise Price
$0.35 - $1.00	2,611,483	2.11	$0.51	1,426,483	$0.69
$1.40 - $1.50	840,000	4.03	$1.46	3,700	$1.40
$2.00 - $3.00	380,000	3.38	$2.65	333,333	$2.84

	3,831,483		$0.93	1,763,516	$1.10

        A summary of warrant activity for the years ended December 31 is as follows:

	2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	6,975,000	$1.32	1,750,000	$0.35
Granted	18,729,571	$0.87	5,255,000	$1.65
Cancelled	—	—	(30,000)	$2.05
Exercised	(30,000)	$0.01	—	—

Outstanding at end of period	25,674,571	$0.91	6,975,000	$1.32

Exercisable at end of period	25,538,138	$0.91	6,686,120	$1.33

        Information about warrants outstanding at December 31, 2003 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Shares Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable	Weighted Average Exercise Price
$0.01 - $0.35	8,060,000	1.55	$0.08	8,060,000	$0.08
$1.00	9,191,138	4.38	$1.00	9,191,138	$1.00
$1.30 - $1.65	6,847,500	3.65	$1.49	6,847,500	$1.49
$2.00 - $2.14	1,575,933	1.89	$2.12	1,439,500	$2.13

	25,674,571		$0.91	25,538,138	$0.91

Note 10—Income Taxes

        Components of the deferred tax asset (liabilities) as of December 31 are as follows:

	2003	2002
Net operating loss carryforwards	$6,362,000	$1,706,886
Deferred compensation	3,108,000
Amortizable intangibles	1,079,000	(9,332)
Other temporary differences	61,000

	10,610,000	1,697,554
Less valuation allowance	(10,610,000)	(1,697,554)

	$—	$—

        Net operating loss carryforwards are available to reduce future taxable income. However, a change in ownership, as defined by federal income tax regulations, could significantly limit the Company's ability to utilize its U.S. net operating loss carryforwards. Additionally, because federal tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if the Company fails to generate taxable income prior to the expiration dates, it may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes.

        As the Company has had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at December 31, 2003 and 2002. The valuation allowance increased $8,912,446 during 2003 due to the Company's current period net loss. Due to this increase in the valuation allowance, the effective tax rate has been reduced to 0% for the years ended December 31, 2003 and 2002. As of December 31, 2003, the Company has

net operating loss carry forwards for federal income tax reporting purposes of approximately $18,713,000, which expire through 2023. The utilization of such operating losses may be limited.

Note 11—Related Party Transactions

        From time to time, the Company engages its directors, shareholders, or other related parties for consulting services related to investment, acquisition, or other activities in the normal course of business. Management believes that all of these transactions are conducted at an "arms-length." Fair market value of securities issued in these transactions, including stock, options, and warrants, is listed below where applicable and calculated using the Black-Scholes Pricing Model as of the date of issuance or grant.

Officers and Directors

        The Company has several agreements with Aegis Capital Corp. ("Aegis") to provide consulting, investment, or financial services. Robert J. Eide, a member of the Company's Board of Directors from June 2002 through March 2004, is a principal, Chairman, and Chief Executive Officer of Aegis. During the years ended December 31, 2003 and 2002, the Company paid the following amounts to Aegis (or to Mr. Eide, where indicated) in exchange for such services:

				Options & Warrants
Matter	Year	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Other Services(1)	2003	$6,000	142,000	—	N/A	$184,600
Other Services(2)	2003	—	58,000	—	N/A	$75,400
Other Services	2003	$216,335	150,000	72,400	$1.00	$232 667
Director Services(1)	2003	—	75,000	—	N/A	$100,500
Other Services	2002	$100,000	50,000	—	N/A	$68,000
Director Services(1)	2002	—	30,000	—	N/A	$51,000

(1)
Paid or granted directly to Mr. Eide.

(2)
Paid or granted to a designee of Aegis on its behalf.

        During the years ended December 31, 2003 and 2002, the Company made the following payments to Donald C. Hannah, Chairman of the Company's Board of Directors, for services rendered as follows:

				Options & Warrants
Matter	Year	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Advisory Services	2003	$12,000	—	—	N/A	N/A
Director Services	2003	—	75,000(1)	—	N/A	$100,500
Director Services	2002	—	30,000(2)	—	N/A	$51,000

(1)
50,000 of which are subject to divestiture.

(2)
10,000 of which remain unvested at December 31, 2003.

        During 2003, the Company issued 85,000, 85,000, and 25,000 shares of restricted common stock to Carson Beadle, Leslie Quick, and David Allen, respectively, in exchange for director services for a combined fair market value of $245,500. In addition, the Company paid $15,000 to Elliot Speiser, a member of the Company's Board of Directors, for services rendered in a potential acquisition.

        In 2003, the Company had agreements with Mitch Feinglas, the Company's Chief Operating Officer and member of its Board of Directors, or various entities on his behalf, to perform consulting or other services. During 2003, the Company paid the following amounts to the parties indicated in exchange for such services:

			Options & Warrants
Party	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Eurolink International, LTD	$116,680	—	—	N/A	N/A
Equity International, LTD	—	100,000	—	N/A	$134,000

        During 2003, the Company paid $10,000 to Silver Lining Realty, the principal of which is our former Chairman and Chief Executive Officer, Brad Edson, for its realty services in connection with a new lease for our Utah operations.

        As part of a resignation agreement executed in July 2003, in which all severance payments under a prior employment agreement were waived, 280,000 shares of restricted common stock were returned at no cost and 144,000 shares were repurchased by the Company at $0.50 per share from William Coppel, former President, for total payments of $72,000 during 2003. These shares have been returned and recorded as treasury stock as of December 31, 2003.

        On April 4, 2002, the Company entered into a three-year consulting agreement with Martin Gerst, former secretary, treasurer, and director, to provide services related to capital formation, strategic relationships, and product branding. Under the terms of the agreement, Mr. Gerst, in addition to monthly payments of $2,000, received fully vested warrants to purchase 500,000 shares of common stock at a price of $1.50 per share, valued at $280,580 at the date of grant. This agreement was terminated by the parties effective December 31, 2002. The Company paid approximately $8,000 and $30,000 related to this agreement during the fiscal year ended December 31, 2003 and 2002, respectively.

        During 2002, the following obligations to or from various former officers, directors, or entities controlled by former officers or directors, were relieved as follows:

  •
  An unsecured demand note payable to Brad Edson totaling $43,500 with interest accruing at 10% was repaid;

  •
  Payables to Brad Edson, Kenneth Lind, and Eric Anderson totaling $147,926 for unpaid salaries and other reimbursable expenses were repaid;

  •
  Severance compensation of approximately $67,500 was paid to Kenneth Lind in connection with the termination of his employment in December 2002;

  •
  Facility lease and office costs of approximately $51,095 was paid to Camper Clubs of America, Inc., an entity controlled by Brad Edson and Martin Gerst;

  •
  Advances receivable from Brad Edson and Martin Gerst totaling $52,500 with interest accruing at 6% were repaid; and

  •
  Receivables from Camper Clubs of America, Inc., CCA Products, Inc., and a corporation previously doing business as Vital Living, entities controlled by Brad Edson and Martin Gerst, totaling $37,372 were written off.

Shareholders

        The Company is party to two voting agreements as follows:

        MAF Voting Agreement.    In connection with our November 2002 MAF Acquisition, we entered into a stockholders' agreement with Stuart A. Benson, Donald C. Hannah, Bradley D. Edson, Martin Gerst, William Coppel, Phil Maffetone, Kenneth Martin, Leslie C. Quick, III, and Thomas C. Quick (the "MAF Voting Agreement"). Pursuant to the MAF Voting Agreement:

  •
  for so long as Messrs. Edson, Benson, Hannah and Gerst beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected four directors acceptable to them in their sole discretion; and

  •
  for so long as Messrs. Coppel, Maffetone, Quick and Quick beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they shall be entitled to nominate and have elected three Directors.

        Each of the parties to the MAF Voting Agreement has agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a Director nominated by any of the parties. Because Messrs. Coppel, Maffetone, Quick, and Quick do not still beneficially own the required 65%, they no longer have the right to nominate and have elected any Directors.

        ENI Voting Agreement.    In connection with our August 2003 ENI Acquisition, we entered into a stockholders' agreement with Stuart A. Benson, Donald C. Hannah, SkyePharma PLC, Stephen Morris, and Fifth Avenue Capital, Inc. (the "ENI Voting Agreement"). Pursuant to the ENI Voting Agreement, as amended:

  •
  for so long as Messrs. Benson and Hannah (the "Founders") beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate three directors;

  •
  for so long as Stephen Morris and Fifth Avenue Capital beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they shall be entitled to nominate one director; and

  •
  for so long as SkyePharma beneficially owns an aggregate of at least 65% of the shares of common stock owned by it on the date of the agreement, it is entitled to nominate one director.

        Each of the parties to the ENI Voting Agreement has agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a Director nominated by any of the parties.

        In October and November 2003, the Company entered into short-term notes payable with two shareholders, borrowing an aggregate principal amount of $125,000. The notes generally matured in 60 days and bore interest at a stated rate of 10%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $12,500, were paid in full prior to December 31, 2003.

        Concurrent with the MAF Acquisition in November 2002, the Company executed a three-year consulting agreement with Phillip Maffetone, a shareholder and former owner of MAF, to provide product development and marketing services in exchange for monthly fees of $8,333. We paid approximately $80,000 and $8,000 to Phillip Maffetone under the terms of the agreement during the years ended December 31, 2003 and 2002, respectively. The Company has ceased payments under the contract and is currently renegotiating its terms.

        On October 14, 2003, the Closing Date of the DFN Acquisition, Messrs. Bruce Howe and Maynard Howe entered into a lock-up agreement, representing approximately 65% of the 1,650,003 common shares exchanged as purchase consideration. Pursuant to the agreement, the parties collectively agreed to a lock-up of the shares received in the DFN Acquisition, as listed below:

Reference	Period	Shares Available for Disposition
Initial Lock-Up Period	Up to 6 months following Closing Date	None
Second Lock-Up Period	Up to 6 months following Initial Lock-Up Period	Up to 50% shares received
Third Lock-Up Period	Up to 6 months following Second Lock-Up Period	Up to 75% shares received
Thereafter	Immediately following Third Lock-Up Period and thereafter	Up to 100% shares received

        The Company has several agreements with Fifth Avenue Capital, Inc. ("FAC"), a major shareholder, to provide consulting, investment, or financial services. Stephen Morris, a shareholder and member of the ENI Voting Group, is the President and sole Director of FAC. During 2003, the Company paid cash fees of $22,500 to FAC in exchange for such services and erroneously issued 25,000 shares of restricted common stock, valued at $33,500, to Mr. Morris, which is recorded as "accounts receivable, related parties" at December 31, 2003. In addition, the Company has a promissory note payable to FAC assumed as part of the ENI Acquisition in the amount of $100,000 outstanding at December 31, 2003, bearing interest at prime plus 2%.

        The Company has a consulting arrangement with Stephen Chen, Chairman and Chief Executive Officer of Strong International, Inc., the sole shareholder of the outstanding Series B and Series C Preferred Stock, to assist in creating strategic alliances in China. In 2003, Mr. Chen's consulting agreement was amended to extend the term of the agreement, providing certain payments in shares of common stock and warrants as consideration. Mr. Chen also assisted in facilitating the sale of the Series B and Series C Preferred Stock to Strong International, for which he received certain payments in cash, shares of common stock, options, and warrants as commissions. During 2003, the Company made cumulative payments related to such matters to Mr. Chen as follows:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Consulting Services	$25,000	125,000	197,000	$1.00 - $2.00	$180,000
Investment Services	$187,500	62,500	512,500	$1.00 - $1.30	$195,426

        The Company has several agreements with HCFP/Brenner Securities, LLC ("Brenner"), a shareholder, to provide consulting, investment, or financial services. During the years ended

December 31, 2003 and 2002, the following amounts were paid to Brenner in exchange for such services:

				Options & Warrants
Matter	Year	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Consulting Services	2003	$34,245	235,000	—	N/A	$228,950
Investment Services	2003	$569,600	987,600	345,600	$1.00	$1,462,355
Consulting Services	2002	$60,000	48,000	—	N/A	$81,600

        The Company has several agreements with Atlas Capital Services, LLC ("Atlas") to provide consulting, investment, or financial services, including the valuation related to the ENI Acquisition.

        During 2003, the following amounts were paid to Atlas (or its designees) in exchange for such services:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Investment Services	$30,000	54,000	35,000	$1.00	$58,320

        The Company has several agreements with Sloan Securities Corp ("Sloan") to provide consulting, investment, or financial services. During 2003, the following amounts were paid to Sloan (or its designees) in exchange for such services:

			Options & Warrants
Matter	Cash	Stock	Number	Exercise Price	Fair Market Value of Securities
Investment Services	$257,800	115,400	315,400	$1.00	$356,941

        Pursuant to a registration rights agreement related to a November 2002 private placement of 1,367,500 shares of common stock, the Company was required to file and have declared effective a registration statement to register the shares of common stock issued and shares that may be issued upon exercise of the Series B Warrants and Series C Warrants from the private placement prior to March 20, 2003. The Company failed to have the registration statement declared effective by the deadline; as a result, the investors are owed liquidation damages equal to 2% per month of the purchase price of said securities, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective. During 2003, an agreement was reached with some of the investors to pay such damages in shares of common stock at a ratio of two shares of common stock for every $1 of liquidation damage earned. For the period through August 21, 2003, the Company agreed to settle the penalty amount owed by the issuance of 328,200 shares of our common stock, valued at approximately $367,000. Of the total shares owed, 134,600 shares of our restricted common stock were issued, valued at $156,136, related to the settlement agreements prior to December 31, 2003. As of December 31, 2003, the Company owed a remaining 193,600 shares valued at $211,000 and has since issued 94,000 of such shares and paid $18,900 in cash to relieve a portion of this liability. It is expected that additional penalty shares will be issued after the Registration Statement, filed January 14, 2004, is declared effective. At December 31, 2003, $442,573 has been accrued to settle the additional amounts owed.

Other Related Parties

        In October and November 2003, the Company entered into short-term notes payable with three individuals, each of whom are family members of the former Chairman and Chief Executive Officer,

borrowing an aggregate principal amount of $271,672. The notes generally matured in 60 days and bore interest at stated rates ranging between 10% and 28%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $46,172, were paid in full as of December 31, 2003.

        The Company has had various agreements with Michael Edson, a family member of the former Chairman and Chief Executive Officer, under which he provides consulting services, including prospecting, establishing, and servicing complementary and alternative healthcare practices and other proprietary distribution channels. In addition, Mr. Edson assisted in various short-term financing activities, for which he received commissions. Payments totaling $63,985 and $42,118 were made during the years ended December 31, 2003 and 2002, respectively, for said services and commissions.

        During 2003 and 2002, the Company paid $5,000 in contract fees and $25,000 as payroll, respectively, to Marie Hughes, a family member of the Company's current Chief Executive Officer and President, for various services.

Note 12—Subsequent Events

Executive Management and Operational Changes

        In January 2004, the Company announced its plans to consolidate its Phoenix, Arizona operations into its Salt Lake City, Utah facility as part of a cost-saving strategy during the first half of 2004. Simultaneously, Brad Edson, the Company's Chief Executive Officer and Chairman, voluntarily resigned from his positions with the Company to pursue other business interests. The Board of Directors immediately appointed Stuart Benson, the Company's President, into the role of Chief Executive Officer and Vice Chairman and Donald Hanna, a Director, as Chairman of the Board of Directors. In addition, the board appointed Mitch Feinglas, previously a consultant to the Company, to the positions of Chief Operating Officer and Director.

        In connection with Mr. Edson's departure, the Company executed a severance agreement that provides for cash payments of $244,068 ($119,034 due within eight days of execution, $19,839 due on each first day of July, August, and September 2004, and $21,839 due on each first day of October, November, and December 2004) and 600,000 shares of the Company's common stock, due within eleven days of execution and included in a pending Registration Statement initially filed January 14, 2004. In addition, the Company agreed to continue to pay Mr. Edson's medical benefits until the earlier of (i) July 31, 2005, or (ii) the date he becomes eligible to be covered under another program. As of March 30, 2004, neither the first payment nor common shares initially due has been paid or issued.

Litigation

        On March 8, 2004, an attorney representing a former employee notified us that he was prepared to initiate litigation for alleged breach of his employment agreement. On March 15, 2004, we received a letter from the same attorney demanding that we take certain remedial steps in connection with our manufacturing processes and that we cure alleged breaches of certain agreements related to the COF Acquisition. As of March 30, 2004, formal lawsuits related to these matters had not been filed. The outcome of these actions is uncertain and an estimate of the amount of a settlement, if any, cannot be reasonably estimated at this time.

Stock Issuances

        Between January 1 and March 26, 2004, the Company issued shares of common stock and granted options or warrants as follows with their fair market value as of the date of grant, where appropriate:

		Options & Warrants
Matter	Stock	Number	Exercise Price	Fair Market Value of Securities
Series A Preferred Stock conversions and required warrant dividend of 20%	2,167,438	433,488	$2.00	$2,167,438
Net warrant exercise	765,100	—	N/A	$—
Strategic Asset Management—settlement	140,000	—	N/A	$162,400
Registration rights penalty shares	94,000	—	N/A	$92,120
Consulting services	20,000	—	N/A	$25,100

	3,186,538	433,488		$2,447,058

X-Fat Agreements

        In March 2004, the Company entered into a Purchase Agreement with investors and sold 250,000 shares of the Company's common stock at $1.00 per share with rights to receive a portion of the Company's net revenues, as defined therein, from the sale of X-Fat® ("the Royalty Rights"). The investors shall receive Royalty Rights on a pro-rata basis of 10% and 3% on the first $15,000,000 and subsequent $85,000,000 of X-Fat® net revenues, respectively, during the two-year period commencing April 1, 2004 and terminating March 31, 2006.

        Royalty payments on the first $15,000,000 and subsequent $85,000,000 of net revenues shall be made in cash and shares of common stock valued at $1.00 per share, respectively. Cash payments must be made within 50 days after the end of each calendar quarter and within 105 days after the end of each year. Finder's fees will be paid to certain individuals as compensation equal to cash of eight percent of monies raised and shares of the Company's common stock equal to eight percent of the number of shares issued under the agreement.

        In March 2004, the Company signed a Marketing Agreement with Sciber Health, LLC ("Reseller") that grants certain exclusive rights to market and sell X-Fat® over the Internet and non-exclusive rights to market X-Fat through print ads, radio, and television. The Company has retained the rights to market X-Fat through its own websites. Under the agreement, which has a five-year term, the Reseller must sell minimum levels of X-Fat within certain periods or the Company has the right to terminate the exclusivity or the Agreement. As payment for reselling the product, the Reseller will receive 50% of the gross sales of the product, as defined therein. During the 18-month period following execution, the Company will grant the Reseller 100,000 stock options at $1.00 per share for each $2,500,000 in gross sales received, up to a maximum of 500,000 stock options should gross sales equal or exceed $12,000,000. The stock for any stock options granted has registration rights as specified in the agreement. As of March 30, 2004, no gross sales subject to the agreement had occurred.

        In March 2004 in a separate but related agreement, the Company executed a Call Center Agreement with Globex Marketing, LLC ("Globex"), under which the Company has agreed to pay Globex 7% of all orders handled and processed, plus a fee related to processing time. The Call Center Agreement has a one-year term with automatic renewals unless cancelled 30 days prior to the renewal date. As of March 30, 2004, there were no orders handled and processed by Globex.

        On April 6, 2003, the Company received a demand letter from Skye related to certain payments past due under the Development and License Agreement in which Skye initiated the 30 day period for discussions in good faith. This 30 day period is required before initiating formal collection proceedings, in accordance with the terms of the agreement. The Company is in dispute with Skye over the terms of the licensing agreement. The Company has failed to make payments of $250,000 called for under the licensing agreement in January and in April 2004. The Company is currently in discussions to modify both the terms and payment schedules under the licensing agreement. Although management of the Company believes it will reach a settlement of the terms and conditions of the agreement with Skye, no assurances can be given that these negotiations will be successful and the Company will reach a satisfactory resolution of this matter. In the event a satisfactory resolution can not be reached and Skye exercises their rights of termination under the agreement, we may lose substantial and possibly all rights gained under this and related contracts with Skye. Accordingly, amounts recorded as intangible assets associated with these contracts, which represent substantially all of the Company's intangible assets, would be impaired.

 DOCTORS FOR NUTRITION, INC.

Index to Unaudited Financial Statements

September 30, 2003 and 2002

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

September 30, 2003

(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$215,165
Trade accounts receivable	143,615
Inventory	35,835
Prepaid expense and other assets	4,679

TOTAL CURRENT ASSETS	399,294
PROPERTY AND EQUIPMENT, NET	8,935
INTANGIBLE ASSETS	11,200

TOTAL ASSETS	$419,429

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and other accrued liabilities	$86,985
Sales tax payable	6,960
Deferred tax payable	1,378
Income tax payable	17,066
Deferred revenue	26,000

TOTAL CURRENT LIABILITIES	138,389

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,295,898 shares issued and outstanding	425,947
Accumulated deficit	(144,907)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	281,040

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$419,429

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
SALES	$1,057,781	$134,925
COST OF SALES	611,136	93,982

GROSS PROFIT	446,645	40,943

EXPENSES:
Salaries	197,728	111,111
Marketing and printing	55,299	20,016
Research and development	1,723	10,694
Professional fees	37,891	6,391
Office	21,379	1,754
Telephone	9,200	5,467
Travel & entertainment	25,286	3,389
Bank charges	14,224	3,107
Website	4,168	1,408
Postage	4,062	699
Depreciation	143	—
Automobile	5,144	22

TOTAL EXPENSES	376,247	164,058

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	70,398	(123,115)

PROVISION FOR INCOME TAXES	17,907	819

NET INCOME (LOSS)	$52,491	$(123,934)

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Nine Month Period Ended September 30, 2003
(Unaudited)

	Common Stock
				Accumulated Total
	Shares	Amount	Deficit
Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)
Common stock issued for cash	178,571	125,000	—	125,000
Contributed services by officers and stockholders	—	105,000	—	105,000
Net income	—	—	52,491	52,491

Balance at September 30, 2003	5,295,898	$425,947	$(144,907)	$281,040

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$52,491	$(123,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143	—
Contributed services by officers and stockholders	105,000	105,000
Changes in operating assets and liabilities:
Trade accounts receivable	(77,212)	(24,918)
Inventory	(3,220)	(16,545)
Prepaid expense and other assets	(4,679)	(682)
Intangible assets	(4,900)	(5,725)
Trade accounts payable	(25,010)	40,912
Sales taxes payable	6,422	361
Deferred tax payable	1,378	—
Income tax payable	17,066	—
Deferred revenue	26,000	—

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	93,479	(25,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(9,078)	—

NET CASH USED IN INVESTING ACTIVITIES	(9,078)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	—	(700)
Borrowings on stockholder loans	—	28,155
Capital contribution	125,000	6,454
Issuance of common stock	—	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	125,000	46,409

NET INCREASE IN CASH	209,401	20,878
CASH AT BEGINNING OF YEAR	5,764	4,252

CASH AT END OF YEAR	$215,165	$25,130

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—

Income taxes paid	$841	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contribution of services by officers and stockholders	$105,000	$105,000

See accompanying notes to unaudited financial statements.

DOCTORS FOR NUTRITION, INC.

Notes to Unaudited Financial Statements

September 30, 2003

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accompanying unaudited financial statements at September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the audited financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the Company's financial position as of September 30, 2003 and results of operations and cash flows for the nine month period then ended. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited financial statements and footnotes thereto for the year ended December 31, 2002 included elsewhere in this document.

Nature of operations

        Doctors for Nutrition, Inc. (the "Company") was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets, were contributed in exchange for common stock of the Company. The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company's primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company's strict specifications by a contracted manufacturer.

Revenue recognition

        The Company recognizes revenue when its products are shipped. The Company has a 30 day money-back guarantee on all of its products. Based on the Company's past experience no allowances for returns have been recorded as of September 30, 2003. The Company may, from time to time, offer volume and promotional discounts on the products that it sells. Both product returns and volume and promotion discounts are recorded as a reduction of revenue. Cash collections received prior to products being shipped are recorded as deferred revenue.

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

        The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

Trade accounts receivable

        The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers. The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

Inventory

        The Company's inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

Property and equipment

        The Company's furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets. Maintenance and repairs are charged to expense as incurred.

Intangible assets

        The Company's intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets," intangible assets are not amortized, but tested for impairment annually.

Advertising

        The Company expenses advertising costs as they are incurred. During the nine month period ended September 30, 2003 and 2002, the Company incurred approximately $321 and $1,966, respectively, in advertising expenses.

Research and development

        The Company has performed work for various individuals and companies. The Company has billed $1,500 for research and development services and incurred costs of $1,723 formulating and testing these products and products that it sells.

Deferred income taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which provides for an asset and liability approach for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

        For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods. As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

        Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense. Deferred income taxes have also been recorded for this difference.

Recent accounting pronouncements

        In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003. The Company did not participate in any applicable activities during the three month period ended September 30, 2003.

        In January 2003, the FASB issued Financial Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in Accounting Principles Board ("APB") No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the period ended September 30, 2003.

        The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company's future financial condition or results of operations.

NOTE 2—FURNITURE AND EQUIPMENT

        Furniture and equipment consist of the following at September 30, 2003:

Computers and equipment	$18,802
Furniture	2,000

20,802
Accumulated depreciation	(11,867)

$8,935

        The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years. The Company continues to use its assets which are fully depreciated.

NOTE 3—INTANGIBLE ASSETS

        The Company's intangible assets consist of trademarks valued at $11,200. The trademarks represent the cost of procuring product names.

        At September 30, 2003, management has reviewed the fair market value of the Company's intangible assets and does not believe there has been any impairment.

NOTE 4—INCOME TAXES

        Income tax expense for the nine month periods ended September 30, 2003 and 2002 are as follows:

	Nine Months Ended September 30,
	2003	2002
Current tax expense:
Federal	$11,284	$—
State	5,245	819

Total current portion	16,529	819

Deferred tax benefit:
Federal	1,378	—
State	—	—

Total deferred portion	1,378	—

Total income tax expense	$17,907	$819

        Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

        The deferred tax liability at September 30, 2003 is comprised of book basis of assets in excess of tax basis of assets resulting from differing methods of calculating depreciation.

        The income tax expense generated for the nine months ended September 30, 2003 and 2002 differs from the amount that would result from applying Federal statutory rates to net income (loss) before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and due to the realization of net deferred tax assets that were previously reserved for in full.

NOTE 5—STOCKHOLDERS' EQUITY

        During the nine months ended September 30, 2003, the Company sold 178,571 shares of Common Stock to two individuals for cash proceeds of $125,000. Of these shares of common stock, 142,857 were sold to the Company's contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

NOTE 6—RELATED PARTY TRANSACTIONS

        During the nine months ended September 30, 2003 and 2002, the Company purchased approximately 446,000 and 652,000, respectively, of GreensFIRST™ from its contracted manufacturer. During nine months ended September 30, 2003, the Company sold 142,857 shares of common stock to this manufacturer.

        The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the nine months ended September 30, 2003 and 2002.

NOTE 7—CONCENTRATIONS OF RISK

        During the nine months ended September 30, 2002, the Company had one customer that accounted for approximately 66% of its sales. During the nine months ended September 30, 2003, the Company had two customers that accounted for 37% and 66% of its sales during the nine months ended September 30, 2003. One of these customers represented 42% of the Company's receivables at September 30, 2003.

        As referred to in Note 1, the Company's primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 70% and 30% of total sales for the nine months ended September 30, 2003 and 2002, respectively. Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

        GreensFIRST™ is manufactured by one contracted manufacturer which accounted for approximately 39% and 12% of total cost of goods sold during the nine months ended September 30, 2003 and 2002, respectively. This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $443,000 and $35,000, or approximately 72% and 37%, of total cost of goods sold for the nine months ended September 30, 2003 and 2002. Management believes that a loss of this manufacturer would not significantly impact the Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

        The Company maintains its cash balance primarily in one financial institution, which at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 8—SUBSEQUENT EVENTS

        On October 14, 2003, the Company completed the sale of one hundred percent of the Company's outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living. Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.

 DOCTORS FOR NUTRITION, INC.

Index to Audited Financial Statements

December 31, 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Doctors for Nutrition, Inc.

        We have audited the accompanying balance sheet of Doctors for Nutrition, Inc. (the "Company") as of December 31, 2002 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doctors for Nutrition, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C

Houston, Texas
July 23, 2003
(Except for Note 8 for which
the date is October 14, 2003)

DOCTORS FOR NUTRITION, INC.

BALANCE SHEET

December 31, 2002

ASSETS
CURRENT ASSETS
Cash	$5,764
Trade accounts receivable	66,403
Inventory	32,615

TOTAL CURRENT ASSETS	104,782
INTANGIBLE ASSETS	6,300

TOTAL ASSETS	$111,082

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Trade accounts payable	$111,995
Sales tax payable	538

TOTAL CURRENT LIABILITIES	112,533

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, no par value; 100,000,000 shares authorized; 5,117,327 shares issued and outstanding	195,947
Accumulated deficit	(197,398)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,451)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$111,082

See accompanying notes to financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF OPERATIONS

For the Year ended December 31, 2002

SALES	$295,256
COST OF SALES	189,935

GROSS PROFIT	105,321

EXPENSES:
Salaries	152,250
Marketing and printing	30,476
Research and development	16,763
Professional fees	13,308
Office	10,211
Telephone	8,835
Travel & entertainment	8,461
Bank charges	7,304
Website	3,658
Payroll taxes and fees	2,000
Depreciation	1,721
Postage	1,119

TOTAL EXPENSES	256,106

LOSS BEFORE PROVISION FOR INCOME TAXES	(150,785)
PROVISION FOR INCOME TAXES	—

NET LOSS	$(150,785)

See accompanying notes to financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Year ended December 31, 2002

	Common Stock
				Accumulated Total
	Shares	Amount	Deficit
Balance at December 31, 2001	5,000,000	$5,000	$(46,613)	$(41,613)
Common stock issued for cash	100,000	12,500	—	12,500
Capital contribution	—	7,100	—	7,100
Conversion of loans by existing shareholders	—	30,347	—	30,347
Contributed services by officers and stockholders	—	140,000	—	140,000
Common stock issued for services rendered	17,327	1,000	—	1,000
Net loss	—	—	(150,785)	(150,785)

Balance at December 31, 2002	5,117,327	$195,947	$(197,398)	$(1,451)

See accompanying notes to financial statements.

DOCTORS FOR NUTRITION, INC.

STATEMENT OF CASH FLOWS

For the Year ended December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(150,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,721
Contributed services by officers and stockholders	140,000
Common stock issued for services	1,000
Changes in operating assets and liabilities:
Trade accounts receivable	(65,624)
Inventory	(20,354)
Trade accounts payable	73,540
Sales taxes payable	454

NET CASH USED IN OPERATING ACTIVITIES	(20,048)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(1,721)
Trademark purchases	(6,300)

NET CASH USED IN INVESTING ACTIVITIES	(8,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of stockholder loans	(700)
Borrowings on stockholder loans	10,681
Capital contribution	7,100
Issuance of common stock	12,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	29,581

NET INCREASE IN CASH	1,512
CASH AT BEGINNING OF YEAR	4,252

CASH AT END OF YEAR	$5,764

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—

Income taxes paid	$1,600

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of shareholder loans to capital	$30,347

Contribution of services by officers and stockholders	$140,000

Common stock issued for services	$1,000

See accompanying notes to financial statements.

DOCTORS FOR NUTRITION, INC.

Notes to Financial Statements

December 31, 2002

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

        Doctors for Nutrition, Inc. (the "Company") was formed through the dissolution of two previously existing companies owned by two of the current stockholders of which their assets, consisting primarily of inventory, internally developed formulations and certain fixed assets, were contributed in exchange for common stock of the Company. The Company was incorporated in the state of California as a C-Corporation on October 5, 2001. The Company's primary product that it sells is a nutritional supplement, GreensFIRST™, that is marketed through healthcare professionals, distributors, and through direct retail sales. The product is made to the Company's strict specifications by a contracted manufacturer.

Revenue recognition

        The Company recognizes revenue when its products are shipped. The Company has a 30 day money-back guarantee on all of its products. Based on the Company's past experience no allowances for returns have been recorded as of December 31, 2002. The Company may, from time to time, offer volume and promotional discounts on the products that it sells. Both product returns and volume and promotion discounts are recorded as a reduction of revenue. Cash collections received prior to products being shipped are recorded as deferred revenue.

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

        The Company considers all short-term securities purchased with maturities of three months or less to be cash equivalents.

Trade accounts receivable

        The Company has not recorded an allowance for doubtful accounts because this amount is derived by specific identifications made by management, based on current economic conditions, past payment histories and credit worthiness of customers. The Company has not historically experienced a significant amount of bad debts, therefore, the Company does not anticipate, and consequently has not allowed for any bad debts.

Inventory

        The Company's inventory is recorded at cost and is valued at the lower of cost (first in, first out) or market.

Property and equipment

        The Company's furniture and equipment are depreciated using the straight-line method based on the estimated life of the assets. Maintenance and repairs are charged to expense as incurred.

Intangible assets

        The Company's intangible assets consist of trademarks. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets," intangible assets are not amortized, but tested for impairment annually.

Advertising

        The Company expenses advertising costs as they are incurred. During the year ended December 31, 2002, the Company incurred approximately $3,800 in advertising expenses.

Research and development

        The Company has performed work for various individuals and companies. The Company has billed $5,550 for research and development services and incurred costs of $16,763 formulating and testing these products and products that it sells.

Deferred income taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," which provides for an asset and liability approach for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws and differences between financial statement carrying amounts and their respective tax basis.

        For income tax reporting, the Company uses depreciation methods that differ from financial statement reporting methods. As a result, the tax basis of furniture and equipment exceeds its financial reporting basis and the Company has recorded a deferred tax asset.

        Also, for income tax reporting, trademarks are amortized over the allowable period, thereby providing a tax deduction but not financial reporting expense. Deferred income taxes have also been recorded for this difference.

Recent accounting pronouncements

        In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in Accounting Principles Board ("APB") No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        In November 2002, the FASB issued Financial Interpretation Number ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the year ended December 31, 2002.

        The Company does not expect the adoption of any of the above-mentioned standards to have a material impact on the Company's future financial condition or results of operations.

NOTE 2—FURNITURE AND EQUIPMENT

        Furniture and equipment consist of the following at December 31, 2002:

Computers and equipment	$12,533
Furniture	568

13,101
Accumulated depreciation	(13,101)

$—

        The Company estimates useful lives of its computers, equipment and furniture to range between 1 to 3 years. The Company continues to use its assets which are fully depreciated.

NOTE 3—INTANGIBLE ASSETS

        The Company's intangible assets consist of trademarks valued at $6,300. These trademarks were acquired at various times during the year ended December 31, 2002. The trademarks represent the cost of procuring product names.

        At December 31, 2002, management has reviewed the fair market value of the Company's intangible assets and does not believe there has been any impairment.

NOTE 4—INCOME TAXES

        Income tax expense for the year ended December 31, 2002 is as follows:

Current tax expense:
Federal	$—
State	1,600

Total current portion	1,600

Deferred tax benefit:
Federal	—
State	(1,600)

Total deferred portion	(1,600)

Total income tax expense	$—

        Deferred income taxes reflect the net tax effects of the temporary difference between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

        Significant components of deferred tax assets at December 31, 2002 are as follows:

Deferred tax assets:
Net operating loss carryforwards	$9,100
Tax basis of assets in excess of book basis	3,600

Total deferred tax assets	12,700
Less valuation allowance	(12,700)

Net deferred tax assets	$—

        Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $7,700 for the year ended December 31, 2002.

        The income tax benefit generated for the year ended December 31, 2002 differs from the amount that would result from applying Federal statutory rates to net loss before income taxes because of permanent differences for certain expenses which are not deductible for income tax purposes and net deferred tax assets which have been allowed for in full.

        The Company has Federal and California operating loss carryforwards of $4,900 and $4,200, respectively. Under Federal and state laws, the availability of operating loss carryforwards are limited by IRS Section 382 in the event of a cumulative change in the Company's ownership resulting in a change in control. As discussed in Note 8, the Company has entered into a letter of intent to sell 100% of the common stock of the Company which will affect a change in control should the transaction close. Accordingly, the utilization of the operating loss may be limited. The Company's Federal and California operating loss carryforwards begin to expire in 2021 and 2022, respectively. California has suspended the utilization of any net operating loss carryforwards until 2004.

NOTE 5—STOCKHOLDERS' EQUITY

        During the year, the Company sold 100,000 shares of Common Stock to an individual for cash proceeds of $12,500.

        During the year, the Company granted 17,327 shares of Common Stock to an individual for services provided. The fair value of these services was determined to approximately $1,000.

NOTE 6—RELATED PARTY TRANSACTIONS

        During the year, the Company purchased $140,388 of GreensFirst from its contracted manufacturer. During 2003, the Company sold 142,857 shares of common stock to this manufacturer (see Note 8).

        The Company uses office and storage space on property owned by one of its stockholders. The Company has not paid or accrued any expense for the usage of this space during the year ended December 31, 2002.

        The Company received management services from one of its stockholders for a period of approximately twenty months. The Company has negotiated to compensate this stockholder for services rendered by discounting future products purchased by this individual. As of December 31, 2002 the Company has sold $250 of its products to this stockholder.

        During the year ended December 31, 2002, the Company sold $4,283 in products to a relative of a stockholder. These sales are considered to have occurred at arms-length.

NOTE 7—CONCENTRATIONS OF RISK

        The Company had two customers that accounted for 54% of its sales for the year ended December 31, 2002. One of these customers represented 65% of the Company's receivables at December 31, 2002.

        As referred to in Note 1, the Company's primary product that it sells is a nutritional supplement, GreensFIRST™, which contributed 40% of total sales for the year ended December 31, 2002. Failure to adequately market this product line or a downturn in consumer interest in this product could have a significant impact on volume of revenue of the Company.

        GreensFIRST™ is manufactured by one contracted manufacturer which accounted for 20% of total cost of goods sold during the year ended December 31, 2002. This manufacturer also manufactures a majority of its other nutraceutical products comprising approximately $120,000, or 73%, of total cost of goods sold. Management believes that a loss of this manufacturer would not significantly impact the Company as its formulation for GreensFIRST™ and other products could be easily replicated by other qualified nutraceutical manufacturers.

        The Company maintains its cash balances in one reputable financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2002, the Company had no uninsured balance with this financial institution.

NOTE 8—SUBSEQUENT EVENTS

        In May 2003, the Company sold 178,571 shares of common stock for $125,000. Of these shares of common stock 142,857 were sold to the Company's contract manufacturer of GreensFIRST™ for $100,000 and 35,714 shares of common stock were sold to a distributor of its products for $25,000.

        On October 14, 2003, the Company completed the sale of one hundred percent of the Company's outstanding common stock to Vital Living, Inc., a publicly traded Nevada corporation, in exchange for up to 1,650,000 shares of common stock of Vital Living. Under the terms of the purchase and sales agreement, the Company will be a wholly owned subsidiary of Vital Living, Inc. and will continue to operate from its location in California.

 E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Index to Unaudited Consolidated Financial Statements

June 30, 2003 and 2002

Consolidated Balance Sheet as of June 30, 2003 (unaudited)
Consolidated Statements of Operations for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) through June 30, 2003 (unaudited)
Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002 and for the cumulative period from inception (July 17, 1998) through June 30, 2003 (unaudited)
Notes to Consolidated Financial Statements

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet (Unaudited)

June 30, 2003

Assets
Current assets
Cash	$1,284
Accounts receivable, net	2,048
Prepaid and other current assets	202,603

Total current assets	205,935

Property and equipment, net	1,331
Intangible assets, net	2,500,000

Total assets	$2,707,266

Liabilities and Shareholders Deficit
Current liabilities
Accounts payable and accrued expenses	$639,109
Due to related parties	465,373
Due to shareholder	2,061,378
Note payable—shareholder	100,000

Total current liabilities	3,265,860

Commitments and contingencies
Shareholders' deficit
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	8,148,418
Deficit accumulated during the development stage	(8,759,307)
Accumulated other comprehensive income	45,100

Total shareholders' deficit	(558,594)

Total liabilities and shareholders' deficit	$2,707,266

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30,		Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$5,532	$46,302	$827,207
Cost of goods sold	6,345	7,493	383,038

Gross profit (loss)	(813)	38,809	444,169

Operating expenses
General and administrative	65,327	239,520	3,362,475
Selling and marketing	—	—	1,903,783
Management fee	—	—	275,000
Research and development	—	—	365,604
Amortization of intangibles	500,000	1,200,000	3,250,000

Total operating expenses	565,327	1,439,520	9,156,862

Interest expense	81	3,521	46,614

Loss before provision for income taxes	(566,221)	(1,404,232)	(8,759,307)
Provision for income taxes	—	—	—

Net loss	$(566,221)	$(1,404,232)	$(8,759,307)

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
			Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(566,221)	$(1,404,232)	$(8,759,307)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	—	3,570	59,957
Amortization of intangibles	500,000	1,200,000	3,250,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(9,556)	(20,705)	(148,515)
Accounts receivable	17,391	(2,002)	(2,048)
Inventory	44,672	(3,024)	—
Accounts payable and accrued expenses	338	89,284	682,304
Due to related parties	10,294	3,496	465,373

Net cash used in operating activities	(3,082)	(133,613)	(4,452,236)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	—

Cash flows from financing activities:
Proceeds from issuances of common stock	—	—	2,308,330
Bank overdraft	—	—	—
Proceeds from note payable—shareholder	—	—	100,000
Due to shareholder	(21,481)	146,362	2,061,378

Net cash provided by financing Activities	(21,481)	146,362	4,469,708

Effect of foreign exchange rates on cash	17,581	(24,499)	45,100
Net increase (decrease) in cash	(6,982)	(11,750)	1,284
Cash, beginning of period	8,266	15,844	—

Cash, end of period	$1,284	$4,094	$1,284

Noncash operating and financing activities:
Preferred stock issued in exchange for intangible assets	$—	$—	$5,750,000
Options granted in exchange for accounts payable	$—	$—	$43,195

See accompanying notes to unaudited consolidated financial statements.

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Unaudited Consolidated Financial Statements

June 30, 2003

Notes 1—Organization and Business

        E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

        The Company has been in the development stage since July 17, 1998 (inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

        The accompanying unaudited financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations and cash flows for the six month periods ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. These consolidated financial statements and footnotes thereto of the Company should be read in with annual audited financial statements as of March 31, 2003 and 2002 included elsewhere in this document.

Going concern

        The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At June 30, 2003, the Company had a deficit accumulated during the development stage of $8,759,307. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional working capital through long-term financing or equity infusion and the attainment of profitable operations.

        Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

Principles of consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition

        The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

Cash and cash equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and equipment

        Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

Intangible assets

        The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of June 30, 2003, there had been no impairment in the carrying value of long-lived assets.

Research and development

        Research and development costs have been charged to operations as incurred.

Use of estimates

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assts.

Income taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

Stock-based compensation

        As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

Recently issued accounting pronouncements

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

        In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities for the period ended June 30, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities during the period ended June 30, 2003.

        In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

        In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of June 30, 2003.

        The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Stock Option Plan

        During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest over 2 years, and expire 10 years after the date of grant. Under this plan, there were 141,667 options outstanding as of June 30, 2003 and there was approximately 133,333 options available for grant at June 30, 2003. As of June 30, 2003 there are 131,195 options outstanding with and average exercise price of $2.54 that were granted to non-employees that were not issued under the Plan.

        The weighted average fair value of options granted for the six month periods ending June 30, 2003 and 2002, were $$0.40 and $0.51, respectively.

        The following table summarizes information about stock options, including options issued to non-employees that were not issued under the Plan, outstanding at June 30, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	51,667	8.2	$2.20
$3.00	75,000.3		$3.00
$5.00	13,000.3		$5.00

	272,862

Stock-Based Compensation

        The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the six month periods ended June 30, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

        Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of June 30, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $568,206 for the six months ending June 30, 2003, and $1,409,028 for the six months ending June 30, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 4—Related Party Transactions

        The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the six months ended June 30, 2003 and 2002 the Company incurred interest expense in the amount of $0 and $3,366 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at June 30, 2003 were $2,061,378. This amount is included in due to shareholder in the accompanying balance sheet.

        Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the six months ended June 30, 2003 and 2002 management and other fees charged to the Company by Advisors was $30,277 and $32,315, respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the six months ended June 30, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

        Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for six month periods ended June 30, 2003 and 2002 are $15,000 and $33,000, respectively. Amounts due to officers, directors and companys under their control at June 30, 2003, in connection with these services and including loans made by the officers to the Company, was $465,373, and is included in amounts due to related parties in the accompanying balance sheets.

Note 5—Subsequent Events

Merger

        On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, Inc. ("Vital Living"), a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

Sale of Convertible Preferred Stock and Development and License Agreement

        On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock. Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

 E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Index to Audited Consolidated Financial Statements

March 31, 2003 and 2002

Independent Auditors' Report

To the Board of Directors of
E-Nutriceuticals, Inc. and Subsidiary:

        We have audited the accompanying consolidated balance sheets of E-Nutriceuticals, Inc. and Subsidiary (the "Company") (a development stage Company) as of March 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows, for the years then ended and, cumulatively, for the period from inception (July 17, 1998) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations and has a net capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and, cumulatively, for the period from July 17, 1998 (date of inception) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
October 27, 2003

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheets

	March 31,
	2003	2002
Assets
Current assets
Cash	$1,339	$3,063
Accounts receivable, net	1,962	11,006
Prepaid and other current assets	187,589	129,210
Inventory	—	39,876

Total current assets	190,890	183,155

Property and equipment, net	1,331	5,352
Intangible assets, net	2,750,000	4,800,000

Total assets	$2,942,221	$4,988,507

Liabilities and Shareholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$609,020	$520,755
Due to related parties	464,877	453,757
Due to shareholder	2,057,580	1,886,400
Note payable—shareholder	100,000	100,000

Total current liabilities	3,231,477	2,960,912

Commitments and contingencies
Shareholders' equity (deficit)
Common stock; $.001 par value; 10,000,000 shares authorized; 6,194,533 shares issued and outstanding at March 31, 2003 and 2002	6,195	6,195
Preferred stock; $.001 par value; 5,000,000 shares authorized; 1,000,000 shares issued and outstanding at March 31, 2003 and 2002	1,000	1,000
Additional paid-in capital	8,148,418	8,148,418
Deficit accumulated during the development stage	(8,480,319)	(6,192,078)
Accumulated other comprehensive income	35,450	64,060

Total shareholders' equity (deficit)	(289,256)	2,027,595

Total liabilities and shareholders' equity (deficit)	$2,942,221	$4,988,507

See accompanying notes to consolidated financial statements

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended March 31,
			Cumulative Period From Inception (July 17, 1998)
	2003	2002
Sales	$21,233	$91,823	$827,207
Cost of goods sold	24,352	14,859	383,038

Gross profit (loss)	(3,119)	76,964	444,169

Operating expenses
General and administrative	166,216	341,945	3,333,487
Selling and marketing	1,953	7,681	1,903,783
Management fee	60,000	60,000	275,000
Research and development	—	—	365,604
Amortization of intangibles	2,050,000	950,000	3,000,000

Total operating expenses	2,278,169	1,359,626	8,877,874

Interest expense	6,953	9,486	46,614

Loss before provision for income taxes	(2,288,241)	(1,292,148)	(8,480,319)
Provision for income taxes	—	—	—

Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)

See accompanying notes to consolidated financial statements

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit)

	Common Stock		Preferred Stock
					Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount				Total
Sale of common stock at inception	5,000,000	$5,000	—	$—	$—	$—	$—	$5,000
Sale of common stock, net of offering costs of $61,000	305,000	305	—	—	548,695	—	—	549,000
Net loss	—	—	—	—	—	(758,610)	—	(758,610)

Balance, March 31, 1999	5,305,000	5,305	—	—	548,695	(758,610)	—	(204,610)
Sale of common stock, net of costs	542,000	542	—	—	1,014,481	—	—	1,015,023
Issuance of shares to directors	10,000	10	—	—	19,990	—	—	20,000
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	12,110	12,110
Net loss	—	—	—	—	—	(2,297,236)	—	(2,297,236)
Comprehensive loss	—	—	—	—	—	—	—	(2,285,126)

Balance, March 31, 2000	5,857,000	5,857	—	—	1,583,166	(3,055,846)	12,110	(1,454,713)
Sale of common stock and associated options, net of costs	220,330	220	—	—	698,150	—	—	698,370
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	155,328	155,328
Net loss	—	—	—	—	—	(1,844,084)	—	(1,844,084)
Comprehensive loss	—	—	—	—	—	—	—	(1,688,756)

Balance, March 31, 2001	6,077,330	6,077	—	—	2,281,316	(4,899,930)	167,438	(2,445,099)
Sale of common stock, net of costs	117,203	118	—	—	74,907	—	—	75,025
Issuance of preferred stock	—	—	1,000,000	1,000	5,749,000	—	—	5,750,000
Issuance of options in exchange for accounts payable					43,195			43,195
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(103,378)	(103,378)
Net loss	—	—	—	—	—	(1,292,148)	—	(1,292,148)

Comprehensive loss	—	—	—	—	—	—	—	(1,395,526)

Balance, March 31, 2002	6,194,533	6,195	1,000,000	1,000	8,148,418	(6,192,078)	64,060	2,027,595
Comprehensive income:
Foreign currency translation adjustment	—	—	—	—	—	—	(28,610)	(28,610)
Net loss	—	—	—	—	—	(2,288,241)	—	(2,288,241)

Comprehensive loss	—	—	—	—	—	—	—	(2,316,851)

Balance, March 31, 2003	6,194,533	$6,195	1,000,000	$1,000	$8,148,418	$(8,480,319)	$35,450	$(289,256)

See accompanying notes to consolidated financial statments

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year Ended March 31,
			Cumulative Period From Inception (July 17, 1998)
	2003	2002
Cash flows from operating activities:
Net loss	$(2,288,241)	$(1,292,148)	$(8,480,319)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,021	15,108	59,957
Amortization of intangibles	2,050,000	950,000	3,000,000
Changes in operating assets and liabilities:
Prepaid and other current assets	(58,379)	(49,639)	(133,501)
Accounts receivable	9,044	16,653	(1,962)
Inventory	39,876	(17,560)	—
Accounts payable and accrued expenses	88,265	(349,330)	652,215
Due to related parties	11,120	453,757	464,877

Net cash used in operating activities	(144,294)	(273,159)	(4,438,733)

Cash flows from investing activities:
Capital expenditures	—	—	(61,288)

Net cash used in investing activities	—	—	(61,288)

Cash flows from financing activities:
Proceeds from issuances of common stock	—	75,025	2,308,330
Bank overdraft	—	(20,514)	—
Proceeds from note payable shareholder	—	—	100,000
Due to shareholder	171,180	325,089	2,057,580

Net cash provided by financing activities	171,180	379,600	4,465,910

Effect of foreign exchange rates on cash	(28,610)	(103,378)	35,450
Net increase (decrease) in cash	(1,724)	3,063	1,339
Cash, beginning of period	3,063	—	—

Cash, end of period	$1,339	$3,063	$1,339

Noncash financing activities:
Preferred stock issued in exchange for intangible assets	$—	$5,750,000	$5,750,000
Options granted in exchange for accounts payable	$—	$43,195	$43,195

See accompanying notes to consolidated financial statements

E-Nutriceuticals, Inc. and Subsidiary
(A Development Stage Company)

Notes to Consolidated Financial Statements

March 31, 2003

Notes 1—Organization and Business

        E-Nutriceuticals, Inc. (the "Company"), was incorporated in the State of Delaware on July 17, 1998, initially under the name of Chitabsorbe, Inc. The Company develops and markets high quality dietary supplements and related products worldwide. On September 1, 1998, the Company acquired an exclusive worldwide perpetual license to intellectual property that is utilized in the formation of X-FAT, a dietary supplement.

        The Company has been in the development stage since July 17, 1998 (date of inception) and as of March 31, 2003, has yet to commence commercial operations or generate significant revenues. The Company's primary activities since inception have been researching and developing its product, negotiating strategic alliances and other agreements, and raising capital. The Company maintains offices in New York and London.

Note 2—Summary of Significant Accounting Policies

Going concern

        The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in the development stage and has not generated significant revenues. At March 31, 2003, the Company had a deficit accumulated during the development stage of $8,480,319. Such accumulated losses have resulted principally from costs incurred in research and development and from general and administrative expenses. The ability to continue as a going concern is dependent, among other things, upon the Company's obtaining additional working capital through long-term financing or equity infusion and the attainment of profitable operations.

        Management believes that it has made and will continue to make the necessary investments in research and development, production, sales and marketing, such that upon attainment of sufficient sales orders, the Company will generate operating profits. The Company will continue to require additional working capital until such time as operating profits are achieved in order to allow the Company to continue as a going concern. However, there is no assurance that the Company will be successful in obtaining additional financing, that it will be successful in developing and commercializing its products or that revenues from product sales will be sufficient to generate profitable operations. The financial statements do not include any adjustments that might result from the outcome of these matters.

Principles of consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition

        The Company recognizes revenue on its product, X-FAT, upon delivery to the customer. The Company does not allow customers to return products for a refund nor does the Company offer sales discounts or promotions on the products that it sells.

Shipping and handling

        Shipping and handling costs were insignificant for the years ending March 31, 2003 and 2002, and are recognized as revenue to the extent that these are recharged to the customer.

Cash and cash equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

        Inventory, which consists principally of finished goods, is stated at the lower of cost (first-in, first-out) or market value.

Property and equipment

        Property and equipment is carried at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the related assets (3 to 4 years). Expenditures for additions and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

Intangible assets

        The Company's intangible assets are comprised of a development and licensing agreement. Such costs are being amortized on a straight line basis over the life of the agreements which are fifteen months and four years, respectively.

Long-lived assets

        Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. The Company determined as of March 31, 2003 and 2002, there had been no impairment in the carrying value of long-lived assets.

Advertising costs

        Advertising costs are expensed as incurred. Total advertising expense for the years ended March 31, 2003 and 2002, were $1,953 and $7,681, respectively.

Research and development

        Research and development costs have been charged to operations as incurred.

Use of estimates

        The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimate is the amortization of intangible assets.

Income taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the Company to use an asset and liability-based approach in accounting for income taxes. Under that approach deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax bases on assets and liabilities and are measured using the enacted tax rates that will be in effect when such differences are expected to reverse. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to their estimated realizable value.

Stock-based compensation

        As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"), for recognizing stock-based compensation expense for financial statement purposes. Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. Stock-based awards to non-employees are accounted for under the provisions of SFAS No. 123.

Recently issued accounting pronouncements

        In May 2003, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a significant impact on its financial statements.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement is effective for contracts entered into or modified after June 30, 2003.

        In January 2003, the FASB issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This standard amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the standard also requires in both annual and interim financial statements prominent disclosures in the Company's financial statements about the method of accounting used for stock-based employee compensation, and the effect of the method used when reporting financial results.

        In November 2002, the FASB issued FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statements No. 5, 57 and 107, and rescission of FASB Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of disposal activities, including restructuring activities that are currently covered in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Activity." The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of income taxes. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. Any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. The provisions of this Statement are effective for fiscal years beginning after January 1, 2003. The Company did not participate in any applicable activities as of and for the year ended March 31, 2003.

        In August 2001 the FASB issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." The objective of SFAS No. 143 is to provide accounting guidance for legal obligations associated with the retirement of long-lived assets. The retirement obligations included within the scope of this project are those that an entity cannot avoid as a result of either the acquisition, construction or normal operation of a long-lived asset. Components of larger systems also fall under this project, as well as tangible long-lived assets with indeterminable lives. The provisions of SFAS No. 143 are effective for financial statements issued for fiscal years beginning after June 15, 2002.

        In July 2001, FASB issued SFAS, No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 establishes accounting and reporting for business combinations by requiring that all business combinations be accounted for under the purchase method. Use of pooling-of-interests methods is no longer permitted. SFAS No. 141 also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. Effective January 1, 2002, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to

July 1, 2001 that do not meet the criteria for recognition under SFAS No. 141 will be reclassified to goodwill. Goodwill will be subject to an annual impairment test, including a transitional impairment test required upon adoption. There was no impairment of long lived assets required as of March 31, 2003.

        The Company does not expect the adoption of these statements to have a material impact on its results of operations or financial position.

Note 3—Property and Equipment

        Property and equipment consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Computer equipment	$41,402	$41,402
Office equipment	11,964	11,964
Computer software	7,922	7,922

	61,288	61,288
Less, accumulated depreciation	(59,957)	(55,936)

Property and equipment, net	$1,331	$5,352

        Depreciation expense for the years ended March 31, 2003 and 2002, totaled $4,021 and $15,108, respectively.

Note 4—Intangible Assets

        Intangible assets consists of the following at March 31, 2003 and 2002:

	March 31,
	2003	2002
Development agreement	$1,750,000	$1,750,000
License agreement	4,000,000	4,000,000

	5,750,000	5,750,000
Less accumulated amortization	(3,000,000)	(950,000)

Intangible assets, net	$2,750,000	$4,800,000

        Amortization expense for the years ended March 31, 2003 and 2002, totaled $2,050,000 and $950,000, respectively.

Note 5—Income Taxes

        The Company's deferred tax assets are comprised primarily of its net operating loss carryforwards. The Company has approximately $8.5 million of net operating loss carryforwards which begin to expire in 2014. The Company provided a full valuation allowance on the entire deferred tax asset balance to reflect the uncertainty regarding the realizability of these assets due to operating losses incurred since inception. Future ownership changes may limit the future utilization of these net operating loss carryforwards as defined by the federal and state tax codes (see Note 10).

Note 6—Shareholders' Deficit

Preferred Stock

        On December 28, 2001, the Company entered into a Development and License Agreement ("License Agreement") with SkyePharma PLC ("SkyePharma"), a United Kingdom corporation, in exchange for 1,000,000 shares of Convertible Preferred Stock (the "Convertible Stock Agreement") valued at $5.75 per share or $5,750,000 (see Note 8). The Convertible Stock Agreement provides that no dividend will be paid on the Preferred Stock as long as no dividend is paid on the common stock. There is a liquidation preference of $5.75 per share over the common stock.

Common Stock

        At inception, the Company issued 5,000,000 shares of its common stock to its founders for $5,000. From inception through the period ended March 31, 1999, the Company sold 305,000 shares for $549,000, net of costs of $61,000.

        During the twelve months ended March 31, 2000, the Company issued 542,000 common shares in exchange for net proceeds of approximately $1,015,023. The price at which these shares were issued ranged from $2.00 to $2.20 per share.

        During the twelve months ended March 31, 2001, the Company issued 220,330 shares of common stock for $698,370, net of related offering costs. Share placements were conducted at prices from $2.50 to $5.00 per share.

        During the twelve months ended March 31, 2002, the Company received proceeds of $75,025 for the issuance of 117,203 shares of common stock.

Subscription agreement

        On August 29, 2000, an investor of the Company subscribed to 75,000 shares of common stock at a purchase price of $3.00 per share and an additional 13,000 shares of common stock at a purchase price of $5.00 per share, for the aggregate consideration of $290,000 (the "Initial Subscription"). In consideration of the Initial Subscription, the Company issued 50,000 warrants to this investor at a price per share of $5.00 per share (the "Second Subscription") and 30,000 warrants at a price of $7.50 per share (the "Third Subscription"). In addition, the Company will issue additional options in consideration of the investor exercising the initial, second, and third subscriptions as follows:

  •
  In consideration of the investor exercising its right to subscribe for shares under the Initial Subscription, the Company will issue 75,000 options at a price per share of $3.00 and 13,000 warrants at a price per share of $5.00.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Second Subscription, the Company will issue 50,000 options at a price per share of $6.00 per share.

  •
  In consideration of the investor exercising its right to subscribe for shares under the Third Subscription, the Company will issue 30,000 options at a price per share of $8.50.

        On September 30, 2000, the investor purchased 88,000 shares under the Initial Subscription for an aggregate consideration of $290,000. As a result of this purchase, the Company issued the investor a total of 168,000 options as detailed above. On January 5, 2001, the investor made a partial payment of $50,000 under the Second Subscription, purchasing 10,000 shares, and as a result of this purchase, the Company issued the investor a total of 10,000 additional options as detailed above. Both of these purchases are included in the sale of common stock and related warrants line item on the statement of stockholders' deficit for the year ending March 31, 2001. The options referred to above were not issued under the Company's 1999 stock option plan (see Note 7).

Other options

        During the year ended March 31, 2002, there were 43,195 options issued with an exercise price of $1.00 per share in exchange of accounts payable valued at $43,195. These options were recorded as an increase to additional paid in capital within the statement of shareholders' equity. These options were not issued under the Company's 1999 stock option plan (see Note 7).

Note 7—Stock Option Plan

        During the year ended March 31, 2000, the Company adopted the 1999 Stock Option Plan (the "Plan") under which stock options to purchase common shares may be granted to eligible employees, directors, or consultants. The Company has reserved 275,000 shares of Common Stock for issuance under the Plan. Typically, options under this plan are granted at fair market value at the date of grant, vest over one year, and expire 10 years after the date of grant. Under this plan, there were 136,667 and 125,000 options outstanding as of March 31, 2003 and 2002, respectively. There are approximately 138,333 and 150,000 options available for grant at March 31, 2003 and 2002, respectively.

        Information regarding the Plan, including the options issued in Note 6, as of March 31, 2003 and 2002, and changes during the years then ended is summarized below:

	2003		2002
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding beginning of year	256,195	$2.52	183,000	$2.86
Granted	15,000	2.20	88,195	1.56
Exercised	—	—	—	—
Forfeited	(3,333)	2.20	(15,000)	4.73

Outstanding end of year	267,862	2.37	256,195	2.52

Exercisable	262,862	2.30	251,195	2.54

        The weighted average fair value of options granted for the years ending March 31, 2003 and 2002, were $$0.40 and $0.51, respectively.

        The following table summarizes information about stock options, including the options issued in Note 6, outstanding at March 31, 2003:

Exercise Price	Options Outstanding	Options Outstanding Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$1.00	43,195	8.62	$1.00
$2.00	90,000	6.7	$2.00
$2.20	46,667	8.2	$2.20
$3.00	75,000.3		$3.00
$5.00	13,000.3		$5.00

	267,862

Stock-Based Compensation

        The Company accounts for its stock-based compensation under APB No. 25. Under the accounting method, no compensation expense is recognized in the financial statements when the exercise price of the options equals the estimated market price of the option on the date of grant. The fair value of each option grant has been based upon the most recent prior capital raising conducted by the Company. During the years ended March 31, 2003 and 2002, the Company issued no options below fair market value. As a consequence no deferred compensation has been recorded.

        Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model permitted by SFAS No. 123 with the following assumptions: a ten year expected life, no volatility, risk free interest rates of 2% and 4% as of March 31, 2003 and 2002, respectively, and no dividend payments. Had compensation cost been recognized based on the fair value of the stock options on the date of grant under the methodology prescribed by SFAS No. 123, the Company's net loss would have been $2,297,006 for the six month period ending June 30, 2003, and $1,304,028 for the year ending March 31, 2002. Since options vest over several years and additional options are expected to be granted in the future, the pro forma results shown are not likely to be representative of the effects on future years of the application of SFAS No. 123.

Note 8—License Agreements

        On December 28, 2001, the Company entered into a License Agreement in exchange for 1,000,000 shares of Convertible Preferred Stock valued at $5,750,000 (see Note 6). Pursuant to the terms of the License Agreement, the Company agreed to pay $1.75 million for the development of six products which must be selected by the Company prior to December 31, 2002. Additional products may be selected during the three years commencing January 1, 2003 for which the Company will pay $300,000 for each additional product selected. In addition, the Company agreed to pay $4.0 million for an exclusive license through December 31, 2002 (non-exclusive thereafter until December 31, 2005) to SkyePharma's Oral GEOMATRIX drug delivery technology to be used in combination with the selected products. Royalties to be paid by the Company will be 10% of all sales generated from the selected products.

        In September 1998 the Company entered into a licensing agreement (the "Agreement") that granted it an exclusive, worldwide, perpetual license to certain intellectual property. In consideration for the license, the Company agreed to pay royalties each fiscal year equal to 10% of the first $1,000,000 of net sales of X-Fat and 5% of such net sales in excess of $1,000,000, up to a maximum royalty fee of $1,250,000 per fiscal year.

        The Company is required to pay in advance royalties of $15,000 each quarter for the amounts that may become due in the next fiscal year. All advances are credited against future royalty payments required by the Company.

        At March 31, 2003, and 2002, the Company had prepaid royalties of $187,589 and $129,210, respectively.

        In the event of a second stage financing with net proceeds in excess of $1.1 million, and when all outstanding loans to affiliated parties have been repaid, the Company is obligated to pay an advance royalty of $250,000 to the licensor. During the fiscal year ended March 31, 2001, a second stage financing in excess of $1.1 million was consummated; however, the Company did not make payment of outstanding amounts to affiliated parties.

Note 9—Related Party Transactions

        The Company's majority shareholder is Fifth Avenue Capital, Inc., a British Virgin Islands Corporation. Fifth Avenue Capital, Inc., is a holder of a promissory note from the Company for $100,000 that bears interest at the prime rate plus 2% recalculated at the beginning of each calendar quarter. The note was to be repaid upon the consummation of a second stage financing with net proceeds in excess of $1.1 million; however, the maker of the note extended the terms. For the twelve months ended March 31, 2003 and 2002 the Company incurred interest expense in the amount of $6,644 and $8,335 respectively. Additional amounts due to Fifth Avenue Capital, Inc. at March 31, 2003 and 2002 were $2,057,580 and $1,886,400 respectively. These amounts are included in due to shareholder in the accompanying balance sheets.

        Fifth Avenue Capital Advisors, Inc. ("Advisors"), a wholly-owned subsidiary of Fifth Avenue Capital, Inc., has entered into an agreement with the Company where Advisors will provide legal, accounting and other operational services to the Company for $5,000 per month plus 5% of net sales. For the years ended March 31, 2003 and 2002 management and other fees charged to the Company by Advisors were $61,062 and $64,591, respectively. In connection with the sale of the Company's common stock, if Advisors arranges for capital investments in the Company, the Company shall pay Advisors between 5 and 10 percent of the raised capital with the exact percentage determined on a case by case basis. For the years ended March 31, 2003 and 2002 there were no placement fees charged by Advisors to the Company. These amounts are included in due to shareholder in the accompanying balance sheet.

        Officers of the Company are being paid for services rendered to the Company. Such expenses incurred by the Company for twelve months ended March 31, 2003 and 2002 are $15,000 and $100,000, respectively. Amounts due to the officers, directors and companys under their control at March 31, 2003 and 2002, in connection with these services and including loans made by the officers to the Company, were $464,877 and $453,757, respectively, and are included in amounts due to related parties in the accompanying balance sheets.

        The Company was party to a consulting agreement through August 31, 2001, under which the company is required to pay the president of the consulting company a non-refundable fee of $5,000 per month for up to two days of services rendered each month at the Company's request. Time spent in excess of two days each month are billed at the rate of $2,500 per day or at a mutually agreeable revised daily rate if the number of excess days requested exceed five days per month. For the year ended March 31, 2002, the Company incurred expenses of $25,000 from the consulting company. There were no amounts incurred during the year ended March 31, 2003. The president of the consulting company was a director of the Company until June 7, 2001.

Note 10—Subsequent Events

Merger

        On August 20, 2003, the Company completed a Stock Purchase Agreement (the "Agreement") with Vital Living, a publicly traded company, and the Company became a wholly owned subsidiary of Vital Living. Pursuant to the Agreement, the shareholders of the Company agreed to sell 100% of their common shares to Vital Living in exchange for 31,248,610 shares of rule 144 restricted Common Stock of Vital Living. The fair market value of the common stock received in the exchange was approximately $42.8 million on the date of closing. In contemplation of the closing, the Company converted SkyePharma's $5,750,000 of preferred stock, Fifth Avenue Capital's accounts payable of $1,948,974 and other payables totaling $684,124 into 7,314,592 shares of common stock of the Company.

Sale of Convertible Preferred Stock and Development and License Agreement

        On August 20, 2003, the Company entered into an amendment to the License Agreement ("Amended License Agreement") with SkyePharma. Pursuant to the Amended License Agreement, the Company has designated five products with SkyeParma and has the right to identify a sixth product at no additional cost to the Company until June 30, 2004. The Company's right to identify additional products and its exclusive license agreement were extended beginning January 1, 2003 to December 31, 2017 in exchange for $4,132,231 payable by the issuance of 2,140,111 shares of common stock. Conditionally, beginning January 1 2003 and for each year thereafter, the Company must identify at least four additional products for development and formulation by SkyePharma, or beginning January 1, 2005 SkyePharma receives product development fees of at least $1,000,000 annually. If the Company fails to identify four additional products during the calendar year 2005 or for each calendar year thereafter, or pay the $1,000,000 development fee, then exclusivity will terminate for new additional products selected at the end of such calendar year, subject to additional specific provisions as stated. Exclusivity for products selected by the Company in prior years will remain. In addition, the Company will pay to SkyePharma $1,000,000 for development and services for the period August 20, 2003 through December 31, 2004 provided Vital Living, Inc. ("Vital Living") raises $4,000,000 (including an investment by SkyePharma) of equity financing. The $1,000,000 is payable in cash in four quarterly installments of $250,000 beginning January 1, 2004.

        As part of the Amended License Agreement, the Company also received exclusive marketing rights for all of SkyePharma's Technology, including its GEOMATRIX technology relating to the delivery of drugs or other vitamins or nutriceuticals, in the Peoples Republic of China, Taiwan and Hong Kong in exchange for $1,033,058 payable by the issuance of 535,028 shares of common stock. The Company will receive a royalty of 5% of gross fees or revenues realized by SkyePharma as a result of an introduction made or facilitated by the Company. The Company's exclusive marketing rights will terminate if SkyePharma does not receive annual gross fees under this marketing agreement of at least $1,000,000 beginning August 20, 2003 or cumulative 24 month fees of $2,000,000 from August 20, 2003.

 CHRISTOPHER'S ORIGINAL FORMULAS, INC.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2003 AND 2002

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

BALANCE SHEET

June 30, 2003
(Unaudited)
Assets
Current Assets:
Cash	$30,281
Receivables	142,941
Finished products inventory	116,335
Raw materials inventory	62,503

Total current assets	352,060

Property and Equipment:
Leasehold improvements	5,116
Equipment	75,439
Vehicles	11,337
Accumulated depreciation	(26,504)

Net property and equipment	65,388

Other Assets:
Loans to shareholders	65,342

Total other assets	65,342

Total assets	$482,790

Liabilities and Equity
Current Liabilities:
Accounts payable	$344,017
Accrued expenses	166,239
Note payable from shareholder (current portion)	51,760
Line of credit	104,357

Total current liabilities	666,373

Long Term Liabilities:
Accrued interest	2,648
Note payable from shareholder	—
Notes payable	15,464
Note payable—Vital Living	207,176

Total long term liabilities	225,288

Total liabilities	891,661

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares; 8,683,891 issued and 8,659,891 outstanding)	8,660
Contributed Capital	171,159
Treasury stock, 24,000 shares at cost	(60,000)
Retained earnings (deficit)	(528,690)

Total equity	(408,871)

Total liabilities and equity	$482,790

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2003	2002
	(Unaudited)	(Unaudited)
Operating Revenues
Sales	$1,051,733	$1,508,662
Cost of Goods Sold	469,853	742,006

Gross Profit	581,880	766,656

Operating Expenses
General and administrative	284,586	277,562
Production	92,353	122,330
Marketing	210,603	371,247
Depreciation	5,838	5,498

Operating Expenses	593,380	776,637

Operating income (loss)	(11,500)	(9,981)

Other income (expenses)
Loss on disposal of fixed assets	—	(4,247)
Interest income	—	2,441
Interest expense	(7,245)	(6,803)

Other Expenses	(7,245)	(8,609)

Net Loss	$(18,745)	$(18,590)

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY

For the Six Months Ended June 30, 2003

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 2002	8,659,891	$8,660	$171,159	$(509,945)
Net loss (unaudited)	—	—	—	(18,745)

Balance at June 30, 2003 (unaudited)	8,659,891	$8,660	$171,159	$(528,690)

Balance at December 31, 2002	24,000	$(60,000)

Balance at June 30, 2003 (unaudited)	24,000	$(60,000)

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2003	2002
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(18,745)	$(18,590)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	5,838	5,498
Allowance for doubtful accounts
Loss on sale of equipment	—	4,247
Changes in current assets and liabilities:
Receivables (increase) decrease	(83,751)	(23,608)
Inventory (increase) decrease	(42,899)	56,943
Accounts payable increase (decrease)	(21,745)	(8,376)
Drawn on future deposits increase (decrease)	—	—
Accrued expenses increase (decrease)	1,546	(8,309)

Net cash provided (used) by operating activities	(159,756)	7,805

Cash flows from investing activities:
Capital expenditures	(21,906)	—
Loan to shareholder	—	1,649
Interest on shareholder loan	—	(2,442)

Net cash provided (used) by investing activities	(21,906)	(793)

Cash flows from financing activities:
New borrowings	—	3,696
Proceeds from issuance of common stock	10,000	—
Shareholder contributions	(7,413)	(2,260)
Proceeds from note payable to Vital Living	207,176	—

Net cash provided (used) by financing activities	209,763	1,436

Net changes in cash	28,101	8,448
Cash, beginning	2,180	—

Cash, ending	$30,281	$8,448

Noncash transaction:
Treasury stock exchanged for products	$—	$34,052

The accompanying Notes are an integral part of these unaudited financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

June 30, 2003

NOTE 1—SIGNIFICANT ACCOUNTING POLICIES

        The accompanying unaudited financial statements at June 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of June 30, 2003 and results of operations and cash flows for the six month periods ended June 30, 2003 and 2002. All such adjustments are of a normal recurring nature. The results of operations for these interim periods are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited financial statement and footnotes thereto of Christopher's Original Formulas, Inc. included elsewhere in this document for the year ended December 31, 2002.

A. Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name University Graphics, Inc. with authorized stock of 1,000 shares with no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc. (a Utah corporation).

        On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        On June 30, 2002 through a share exchange agreement, Christopher's Original Formulas, Inc. (a Nevada corporation) was spun off from its parent company, NFI Holding, Inc. This report is presented for the Nevada corporation with original shareholders of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) prior to any mergers with parent companies.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B. Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

C. Inventory

        Inventories are carried at the lower of cost or market (using a first- in, first-out method).

D. Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

E. Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F. Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

G. Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

H. Advertising

        The Company expenses all advertising costs as incurred.

I. Revenue Recognition

        Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

Note 2—Subsequent Event

        On July 2, 2003, the Company executed an asset purchase agreement and closed the sale substantially all of its assets and liabilities to Nature's Systems, Inc. ("NSI"), a wholly owned subsidiary of Vital Living, Inc., a publicly traded company, in a stock for assets transaction for 2,600,000 shares of restricted common stock of Vital Living, Inc. The fair value of the common stock received was $2,808,000, or $1.08 per common share. The asset purchase agreement included the assumption by NSI of approximately $355,000 of liabilities of certain executives of the Company as well as an advance owed to Vital Living of $207,176. The total consideration received, including the assumption of certain liabilities mention above, was determined to be approximately $3.4 million.

 CHRISTOPHER'S ORIGINAL FORMULAS, INC.

Index to Audited Financial Statements

December 31, 2002

INDEPENDENT AUDITORS' REPORT

To Christopher's Original Formulas, Inc.:

        We have audited the accompanying balance sheet of Christopher's Original Formulas, Inc. (a Nevada corporation) as of December 31, 2002 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christopher's Original Formulas, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has incurred a loss. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The C.P.A. Network, LLC
The C.P.A. Network, LLC
Provo, Utah U.S.A.
April 11, 2003

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

BALANCE SHEET

December 31, 2002

Assets
Current Assets:
Cash	$2,180
Receivables	59,190
Finished products inventory	73,436
Raw materials inventory	62,503

Total current assets	197,309

Property and Equipment:
Leasehold improvements	10,116
Equipment	54,371
Vehicles	11,337
Accumulated depreciation	(26,504)

Net property and equipment	49,320

Other Assets:
Loans to shareholders	65,342
Total other assets	65,342

Total assets	$311,971

Liabilities and Equity
Current Liabilities:
Accounts payable	$366,259
Accrued expenses	164,198
Note payable from shareholder (current portion)	7,622
Line of credit	111,770

Total current liabilities	649,849

Long Term Liabilities:
Accrued interest	2,646
Note payable from shareholder	34,138
Notes payable	15,464
Note payable—Vital Living	—

Total long term liabilities	52,248

Total liabilities	702,097

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares; 8,683,891 issued and 8,659,891 outstanding)	8,660
Contributed Capital	171,159
Treasury stock, 24,000 shares at cost	(60,000)
Retained earnings (deficit)	(509,945)

Total equity	(390,126)

Total liabilities and equity	$311,971

The Auditor's Report and accompanying notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002
Operating Revenues
Sales	$2,447,246

2,447,246
Cost of Goods Sold	1,404,808

Gross Profit	1,042,438
Operating Expenses
General and administrative	494,267
Production	217,904
Marketing	618,508
Depreciation	11,675

Operating Expenses	1,342,354

Operating income (loss)	(299,916)
Other income (expenses)
Loss on disposal of fixed assets	(4,247)
Interest income	4,908
Interest expense	(13,842)
Other Expenses	(13,181)

Net Income (Loss)	$(313,097)

Earnings per common share—
Net Income (Loss)—Basic and Diluted	$(0.0433)

Weighted average shares—Basic and Diluted	7,229,746

The Auditor's Report and accompanying notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF SHAREHOLDERS' EQUITY

For the Year Ended December 31, 2002

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 2001	5,799,600	$5,800	$179,313	$(196,848)
Common stock issuance	2,860,291	2,860	(2,860)
Adjustment back to pre-mergers			(5,294)
Net income (loss)				(313,097)

Balance at December 31, 2002	8,659,891	$8,660	$171,159	$(509,945)

Balance at December 31, 2001	—	$—
Treasury shares at cost	24,000	(60,000)

Balance at December 31, 2002	24,000	$(60,000)

The Auditor's Report and accompanying notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$(313,097)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	10,922
Allowance for doubtful accounts
Loss on sale of equipment	—
Changes in current assets and liabilities:
Receivables (increase) decrease	(22,387)
Inventory (increase) decrease	156,134
Accounts payable increase (decrease)	127,720
Drawn on future deposits increase (decrease)	(29,342)
Accrued expenses increase (decrease)	29,039
Line of credit increase (decrease)	11,575

Net cash provided (used) by operating activities	(29,436)

Cash flows from investing activities:
Capital expenditures	(3,664)
Loan to shareholder	—
Proceeds from sale of equipment	—
Interest on shareholder loan	(4,908)

Net cash provided (used) by investing activities	(8,572)

Cash flows from financing activities:
New borrowings	41,760
Note payable to shareholder	—
Proceeds from issuance of common stock	—
Shareholder contributions	—
Proceeds from note payable to Vital Living	—
Principal paid on notes payable	(2,967)
Interest accrued on notes payable	1,395

Net cash provided (used) by financing activities	40,188

Net changes in cash	2,180
Cash, beginning	—

Cash, ending	$2,180

Noncash transaction:
Treasury stock exchanged for products	$60,000

The Auditor's Report and accompanying notes are an integral part of these financial statements.

CHRISTOPHER'S ORIGINAL FORMULAS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002

NOTE 1—SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name "University Graphics, Inc." with authorized stock of 1,000 shares with no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting, and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc (a Utah corporation). On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        On June 30, 2002 through a share exchange agreement, Christopher's Original Formulas, (a Nevada corporation) was spun off from its parent company, NFI Holding, Inc. This report is presented for the Nevada corporation with original shareholders of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) prior to any mergers with parent companies.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B.
Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

C.
Inventory

        Inventories are carried at the lower of cost or market (using a first-in, first-out method).

D.
Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

E.
Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

F.
Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

G.
Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

H.
Advertising

        The Company expenses all advertising costs as incurred.

I.
Revenue Recognition

        Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

NOTE 2—RECEIVABLES

        Accounts receivable are valued at original invoice totals with no interest assessed. The allowance is estimated based on expected percentages of collections for each 30-day aging period. Receivables consist of the following:

12/31/02
Customer receivables	$77,184
Allowance for doubtful accounts	(7,500)
Factored receivables	(18,013)
Factor reserve	7,519

Net receivables	$59,190

Factoring Agreement

        The Company has entered into a standard factoring agreement for use in securing short-term cash against Company customer invoices for growth and on-going operations. The terms of the agreement include the following:

Maximum line of credit:	$300,000
Advance rate:	75%
Discount rate:	1.5%
Funds rate:	Prime + 2% (currently 10.5%)
Monthly Minimum:	$1,500
Origination fee:	$4,500
Term:	18 months
Document fee:	$500

UCC Filing: Company assets will be required as collateral

        The Company is not obligated to factor any invoice. The Company intends only to factor sufficient invoices to provide a smooth supply of operating and growth cash. The monthly minimum fee is equivalent to $100,000 worth of invoices factored.

NOTE 3—MARKETING RIGHTS AGREEMENT

        Effective January 1, 2002, the Company entered into a Marketing License Agreement with Christopher Enterprises, Inc. This agreement supersedes all prior contracts, arrangements, agreements and understandings between the parties.

        The agreement grants exclusive license to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. Royalties will be paid for a period of 20 years at a rate of $0.125 per Licensed Product sold. All of the agreement will become permanent and binding if gross sales increase 25% annually for the first five years of the agreement.

NOTE 4—MANUFACTURING AGREEMENT

        Effective January 1, 2002, the Company entered into a Manufacturing Agreement with Christopher Enterprises, Inc. granting the license to manufacture all Licensed Products to the Company. Christopher Enterprises, Inc. will serve as the sole and exclusive broker of all sourcing of the Licensed Products and will be paid a commission of 5% per invoice. In exchange for assuming all cash flow obligations related to manufacturing of Christopher Enterprises, the Company was relieved of all notes payable and accounts payable existing on March 31, 2002. The term of this agreement is five years.

        The cash flow obligations assumed in the manufacturing agreement are as follows:

Description	Monthly Payment	Interest Rate	Payoff
Zion's Line of Credit	$700	6.75%	$95,000
Countrywide Home Equity Line	494	7.00%	83,130
Wells Fargo Credit Card	555	12.25%	56,878
Provident Mortgage	607	6.38%	64,134
US Bank	660	5.00%	43,978

NOTE 5—LOAN TO SHAREHOLDER

        Before actually beginning operations on July 1, 2000, Robert C. Scott, president and major shareholder borrowed $53,667 from the Company. A promissory note was issued with an interest rate of 8% per annum. The entire principal balance and interest thereon is due on July 1, 2005.

        Balance of note as of December 31, 2002 was:

Principal	$53,667
Accrued interest	11,675

Balance at 12/31/2002	$65,342

NOTE 6—LONG-TERM DEBT

        Long-Term Debt consists of the following:

12/31/02
Note payable—Herbs Wonderful	$18,110
Note payable—Robert C. Scott	41,760
Less current portion	(7,622)

$52,248

        The following is a schedule of note maturities by year at December 31, 2002:

Description	Interest	Principal	Total
2003	$1,752	$7,622	$9,374
2004	5,962	23,434	29,396
2005	1,038	8,335	9,373
2006	657	8,717	9,374
Thereafter	258	9,116	9,374

Total	$9,667	$57,224	$66,891

        Descriptions of long-term debt follow:

        The Company issued the following promissory notes:

        The Company issued a promissory note to Herbs Wonderful in the amount of $9,435. The note's principal and interest are to be retired on January 22, 2004. The interest rate is 8% per annum. An invoice for products from Christopher Enterprises was paid by Christopher's Original Formulas and credited against this Note in the amount of $1,004. A payment of $3,000 was made against this note. The remaining principal balance at December 31, 2002 was $5,464 and accrued interest to date was $1,262.

        The Company issued a promissory note to Herbs Wonderful in the mount of $10,000. The note's principal and interest are to be retired on May 7, 2004. The interest rate is 8% per annum. The remaining principal balance at December 31, 2002 was $10,000 and accrued interest to date was $1,385.

        The Company issued a promissory note to Robert C. Scott, President and majority shareholder in the amount of $41,760. Quarterly principal and interest payments are due quarterly and is scheduled to be retired on December 31, 2007. The interest rate is 4.5% per annum. The remaining principal balance at December 31, 2002 was $41,760.

NOTE 7—RELATED PARTY TRANSACTIONS

        The Company purchased $62,700 of products from Balance Systems, Inc. and owed them $200 as of December 31, 2002. The Company and Balance Systems, Inc. have common controlling shareholders.

        The Company owes Herbs Wonderful $18,110 (as described in Note 6). The Company and Herbs Wonderful have common controlling shareholders.

        The Company owes Robert C. Scott, President and majority shareholder $41,760 (as described in Note 6).

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 4) are also shareholders of Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	100,000	1%
Ruth Bacalla	100,000	1%

        Also see Note 5—Loan to Shareholder

NOTE 8—LINE OF CREDIT

        As of March 26, 2001, the Company was approved for a $100,000 line of credit secured by personal assets of the Company's president, Robert Scott. The balance at December 31, 2002 was $93,449.

        As of July 1, 2001, the Company was approved for an additional $10,000 line of credit signature loan, signed by the Company's president, Robert Scott. The balance at December 31, 2002 was $6,748.

        As of August 1, 2002, the Company was approved for $13,800 business capital line from American Express, signed by the Company's president, Robert Scott. The balance at December 31, 2002 was $11,573.

NOTE 9—SUBSEQUENT EVENTS

        On February 25, 2003 the Company entered into preliminary negotiations with Vital Living, Inc., a publicly listed company, to effect a merger between the two companies. In connection with these negotiations, Vital Living loaned the Company $40,000 to pay selected accounts payable balances.

NOTE 10—GOING CONCERN

        The accompanying financial statements of the Company have been prepared on a going concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. The Company reported a loss before extraordinary items of $313,098 for the year ended December 31, 2002. The Company continues to experience serious cash flow difficulties. This uncertainty raises substantial doubt about the ability of the Company to continue as a going concern.

        The Company's continuation as a going concern is dependent upon its ability to generate profitable operations or secure adequate new financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

        The Company engaged Carriage House Capital, LLC, to find a suitable Over-The-Counter Bulletin Board company with which to merge and to secure a minimum of $1,000,000 in equity financing. The Company's management believes that an appropriate merger will allow the Company to expand its prime marketing activities, reduce costs by better raw materials sourcing, improvements and increases in inventory and be in a position to acquire other businesses and products that will utilize existing manufacturing and marketing channels to enhance the future profitability of the Company.

        During 2002, the Company also retained the services of an outside marketing firm to evaluate the Company's opportunity to penetrate the health food store market. The firm, Real Business Solutions, recommended major changes in the look of the Christopher brand labels, changes in the names of the individual products to make them more understandable and adjustments in the pricing of some products. The Company's management believes that the subsequent changes, although costly and detrimental to cash flow at the time, have now resulted in a much stronger opportunity to penetrate this core market for its products.

 NFI HOLDINGS, INC.

Index to Audited Financial Statements

December 31, 2001 and 2000

INDEPENDENT AUDITORS' REPORT

To NFI Holdings, Inc.:

        We have audited the accompanying consolidated balance sheets of NFI Holdings, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NFI Holdings, Inc. as of December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has incurred a loss. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ The C.P.A. Network, LLC The C.P.A. Network, LLC Provo, Utah U.S.A. April 19, 2002

NFI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2001 & 2000

	2001	2000
		(Restated)
Assets
Current Assets:
Cash	$—	$18,874
Receivables	36,802	97,128
Inventory	352,073	226,551
Other	—	2,856

Total current assets	388,875	345,409

Property and Equipment:
Leasehold improvements	12,101	5,000
Equipment	48,722	36,760
Vehicles	11,337	11,337
Accumulated depreciation	(15,582)	(4,746)

Net property and equipment	56,578	48,351

Other Assets:
Loans to shareholders	60,434	55,813

Total other assets	60,434	55,813

Total assets	$505,887	$449,573

Liabilities and Equity
Current Liabilities:
Accounts payable	$238,538	$48,209
Checks drawn against future deposits	29,342	—
Accrued expenses	135,159	34,335
Line of credit	100,195	10,472

Total current liabilities	503,234	93,016

Long Term Liabilities:
Accrued interest	1,218	—
Notes payable	18,464	336,107

Total long term liabilities	19,682	336,107

Total liabilities	522,916	429,123

Equity:
Common stock ($0.001 par value; authorized—50,000,000 shares issued and outstanding—505,962 and 503,372)	506	503
Contributed Capital	179,313	179,316
Retained earnings (deficit)	(196,848)	(159,369)

Total equity	(17,029)	20,450

Total liabilities and equity	$505,887	$449,573

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended December 31, 2001 & 2000

	2001	2000
		(Restated)
Operating Revenues
Sales	$3,120,593	$1,455,968

	3,120,593	1,455,968
Cost of Goods Sold	1,897,397	805,163

Gross Profit	1,223,196	650,805
Operating Expenses
General and administrative	608,540	379,079
Marketing	897,511	455,677
Depreciation	10,835	4,747

Operating Expenses	1,516,886	839,503

Operating income (loss)	(293,690)	(188,698)

Other income (expenses)
Interest income	4,621	13,148
Interest expense	(10,558)	(275)

Other Expenses	(5,937)	12,873

Income (Loss) before extraordinary items	(299,627)	(175,825)
Extraordinary Gain (Note 13)	262,148	99,083

Net Income (Loss)	$(37,479)	$(76,742)

Earnings per common share	—
Income (Loss) before extraordinary item	$(0.5951)	$(0.3493)
Extraordinary item	0.5206	0.1968

Net Income (Loss)- Basic and Diluted	$(0.0745)	$(0.1525)

Weighted average shares—
Basic and Diluted	503,521	503,372

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT

OF SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2001 & 2000

	Common Stock
			Additional Paid-In Capital	Retained Earnings (Deficit)
	Shares	Amount
Balance at December 31, 1999	1,238,139	$1,238	$663,925	$(747,790)
Acquisition	2,867,000	2,867
Acquisition	1,200,000	1,200
Acquisition	800,000	800
Cancellations	(1,071,450)	(1,071)
Fractional share adjustment	27
Merger adjustments			(663,925)	665,163
Common stock issuance			168,266
Shareholder contributions			6,519
Net income (loss)				(152,180)

Balance at December 31, 2000	5,033,716	5,034	174,785	(234,807)
Prior period adjustments				75,438
Reverse stock split (retroactively applied)	(4,530,344)	(4,531)	4,531

Balance at December 31, 2000 (after reverse stock split and restatement)	503,372	503	179,316	(159,369)
Fractional share adjustment	2,590	3	(3)
Net income (loss)				(37,479)

Balance at December 31, 2001	505,962	$506	$179,313	$(196,848)

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2001 & 2000

	2001	2000
Cash flows from operating activities:
Net income (loss)	$(37,478)	$(76,742)
Adjustments to reconcile operating income to net cash provided by operating activities:
Depreciation expense	10,836	4,747
Allowance for doubtful accounts	5,500	27,000
Changes in current assets and liabilities:
Receivables (increase) decrease	34,951	6,879
Inventory (increase) decrease	(179,607)	19,646
Other (increase) decrease	2,856	(2,856)
Accounts payable increase (decrease)	189,325	48,209
Drawn on future deposits increase (decrease)	29,342	—
Accrued expenses increase (decrease)	100,824	34,355
Line of credit increase (decrease)	89,723	10,472

Net cash provided (used) by operating activities	246,272	71,710

Cash flows from investing activities:
Capital expenditures	(19,063)	(53,097)
Loan to shareholder	0	(55,813)
Interest on shareholder loan	(4,621)	—

Net cash provided (used) by investing activities	(23,684)	(108,910)

Cash flows from financing activities:
New borrowings	19,435	—
Extraordinary gain	(262,148)	—
Reverse merger equity adjustment	—	3,070
Pre merger gain on liquidation of assets &liabilities	—	(99,083)
Proceeds from issuance of common stock	—	168,266
Shareholder contributions	—	6,519
Principal paid on notes payable	—	(41,098)
Interest accrued on notes payable	1,251	—

Net cash provided (used) from financing activities	(241,462)	37,674

Net changes in cash	(18,874)	474
Cash, beginning	18,874	18,400

Cash, ending	$—	$18,874

The Auditors' Report and accompanying Notes are an integral part of these financial statements.

NFI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 & 2000

NOTE 1—SUMMARY OF ORGANIZATION & SIGNIFICANT ACCOUNTING POLICIES

A. Organization

        The Company was incorporated under the laws of the State of New Jersey on June 22, 1966 with the name "University Graphics, Inc." with authorized stock of 1,000 shares with a no par value. On September 23, 1968 the authorized common stock was increased to 1,500,000 shares with a par value of $.10 per share and on June 24, 1987 the authorized shares were increased to 5,000,000 shares with a par value of $.10.

        On April 12, 2000 the authorized common stock was increased to 50,000,000 shares with a par value $.001 per share in connection with a name change to Dr. Christopher's Original Formulas, Inc. and a reverse common stock split of three shares of outstanding stock for one share in preparation for the planned acquisition of a Utah Corporation by the same name.

        This report has been prepared showing after stock split shares from inception. Prior to 1998 the principal business activity of the Company was providing computerized illustration, typesetting, and electronic pre-press services to book and journal publishers. The Company ceased operations and became inactive during 1997 and was considered to be a development stage company up until its acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah Corporation).

        On April 7, 2000 the Company acquired Dr. Christopher's Original Formulas, Inc. (a Utah corporation organized 1/14/2000) in exchange for 2,867,000 of after split common shares of the Company. The Company's acquisition of Dr. Christopher's Original Formulas, Inc. (a Utah corporation) is being treated as a reverse acquisition.

        On June 20, 2001 the Company merged with Dr. Christopher's Original Formulas, Inc. (a Nevada corporation organized June 14, 2001) to form a single corporation. The outstanding shares were converted on a direct one for one basis. Dr. Christopher's Original Formulas, Inc. (a Nevada corporation) is the surviving corporation with authorized stock of 50,000,000 common shares with a par value of $0.001 and 10,000,000 preferred shares with a par value of $0.001.

        On July 25, 2001 the Company dissolved the wholly owned subsidiary Dr. Christopher's Original Formulas, Inc (a Utah corporation). On December 10, 2001 the Company approved a name change to NFI Holdings, Inc. by amendment of the articles of incorporation, acquired KJMC Acquisition Corporation (a Nevada corporation) as a wholly owned subsidiary, and authorized a 10 to 1 reverse stock split of the issued and outstanding common stock as of November 28, 2001.

        On December 11, 2001 KJMC Acquisition Corporation approved a name change to Christopher's Original Formulas, Inc. by amendment of the articles of incorporation.

        The Company has an exclusive marketing agreement with Christopher Enterprises, Inc., which has been in the herbal products business for over 28 years. The Company markets a complete line of natural herbal products.

B. Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of NFI Holdings, Inc. and its subsidiaries. Inter-company balances and transactions have been eliminated in consolidation.

C. Cash and Cash Equivalents

        Cash consists of amounts in demand and certificates of deposit. The Company considers all highly liquid investments maturing within three months to be cash equivalents.

D. Inventory

        Inventories are carried at the lower of cost or market (using a first-in, first-out method).

E. Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

F. Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

G. Accrued Compensated Absences

        The Company's policy is that all unused sick or vacation days lapse at the end of each calendar year.

H. Shipping and Handling

        All applicable shipping and handling costs are included in cost of sales.

I. Advertising

        The Company expenses all advertising costs as incurred.

J. Revenue Recognition

        Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

NOTE 2—RECEIVABLES

        Receivables consist of the following:

12/31/2001
Customer receivables	$115,854
Allowance for doubtful accounts	(32,500)
Factored receivables	(52,521)
Factor reserve	5,969

Net receivables	$36,802

Factoring Agreement

        The Company has entered into a standard factoring agreement for use in securing short-term cash against Company customer invoices for growth and on-going operations. The terms of the agreement include the following:

Maximum line of credit:	$300,000
Advance rate:	75%
Discount rate:	1.5%
Funds rate:	Prime + 2% (currently 10.5%)
Monthly Minimum:	$1,500
Origination fee:	$4,500
Term:	18 months
Document fee:	$500
UCC Filing:	Company assets will be required as collateral

        The Company is not obligated to factor any invoice. The Company intends only to factor sufficient invoices to provide a smooth supply of operating and growth cash. The monthly minimum fee is equivalent to $100,000 worth of invoices factored.

NOTE 3—MARKETING RIGHTS AGREEMENT

        Effective July 1, 2000, the Company finalized an exclusive marketing rights agreement dated December 29, 1999 with Christopher Enterprises, Inc. An addendum to the July 1, 2000 agreement was entered into on May 14, 2001.

        Christopher Enterprises, Inc. transferred to the Company an exclusive right to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. The Marketing Rights Agreement was extended to a ten-year period, by the current year addendum, based on annual increases in sales.

NOTE 4—LOAN TO SHAREHOLDER

        Before actually beginning operations on July 1, 2000, Robert C. Scott, president and major shareholder borrowed $53,667 from the Company. A promissory note was issued with an interest rate of 8% per annum. The entire principal balance and interest thereon is due on July 1, 2002.

        Balance of note as of December 31, 2001 was:

Principal	$53,667
Accrued interest	6,767

Balance at 12/31/2001	$60,434

NOTE 5—CASCADE BUILDING LEASE & OPTION TO BUY

Lease

        On February 25, 2000, the Company entered into an agreement to lease the Cascade Building (311 N. Freedom Blvd., Provo, Utah) with an option to buy. Inception and expiration of the lease dates from March 1, 2000 to February 28, 2002 with no renewal options. Monthly lease payments are $5,055 with a deposit of $5,100. Lease payments for the years ending December 31, 2001 and 2000, respectively, totaled $60,660 and $28,840.

        Future minimum rental payments:

2002	$10,110

Total	$10,110

Option to Buy

        Per the Real Estate Purchase Contract signed and dated February 25, 2000, the Company has an option to buy the Cascade Building for the amount of the SBA Loan secured by the building from March 1, 2000 to February 28, 2002. The SBA loan amounted to $515,000 at the date of these financial statements.

NOTE 6—LONG-TERM DEBT

        Long-Term Debt consists of the following:

12/31/2001
Note payable—Herbs Wonderful	$19,682
Less current portion	0

$19,682

        The following is a schedule of note maturities by year at December 31, 2001:

	Interest	Principal	Total
2002	$0	$0	$0
2003	0	0	0
2004	5,058	18,464	23,522
2005	0	0	0
Thereafter	0	0	0

Total	$5,058	$18,464	$23,522

        Descriptions of long-term debt follow:

        The Company issued the following promissory notes:

        The Company issued a promissory note to Herbs Wonderful in the amount of $9,435. The note's principal and interest are to be retired on January 22, 2004. The interest rate is 8% per annum. An invoice for products from Christopher Enterprises was paid by Christopher's Original Formulas and credited against this Note in the amount of $1,004. The remaining principal balance at December 31, 2001 was $8,464 and accrued interest to date was $687.

        The Company issued a promissory note to Herbs Wonderful in the amount of $10,000. The note's principal and interest are to be retired on May 7, 2004. The interest rate is 8% per annum. The remaining principal balance at December 31, 2001 was $10,000 and accrued interest to date was $531.

NOTE 7—RELATED PARTY TRANSACTIONS

        The Company purchased $1,425,200 of finished products from Christopher Enterprises, Inc. and owed them $23,007 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. As described in note 3, the Company and Christopher Enterprises have an exclusive marketing rights agreement for products.

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	10,000	2%
Ruth Bacalla	10,000	2%

        The Company purchased $28,670 of products from Balance Systems, Inc. and owed them $25,120 as of December 31, 2001. The Company plans to pay this liability during the first quarter of 2002. The Company and Balance Systems, Inc. have common controlling shareholders.

        The Company borrowed $19,435 from Herbs Wonderful (as described in Note 6). The Company and Herbs Wonderful have common controlling shareholders.

        The following contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises, Inc.:

James R. Jeppson—Board Member/Corp. Officer	$53,000

        The following related party transactions occurred for the year ending December 31, 2000:

        Contract labor payments were made to related parties during the start-up phase prior to engaging the marketing agreement with Christopher Enterprises, Inc.:

James R. Jeppson—Board Member/Corp. Officer	$46,317
Doug Olsen—Board Member/Corp. Officer	$22,073

        The following two owners of Christopher Enterprises, Inc. (see Notes 3 and 8) are also shareholders of Dr. Christopher's Original Formulas, Inc.:

	Shares	Percent of total shares outstanding
Norman Bacalla	10,000	2%
Ruth Bacalla	10,000	2%

        Also see Note 4—Loans to Shareholders

NOTE 8—CONCENTRATION

        94% of finished products were purchased from Christopher Enterprises, Inc. which represents 75% of cost of goods sold. The Company recognizes the associated supplier risks this concentration from one supplier poses and is diversifying to a wider supplier base. See also notes 1, 3 and 7 regarding the Company's relationship with Christopher Enterprises, Inc.

NOTE 9—LINE OF CREDIT

        As of March 26, 2001, the Company has been approved for a new $100,000 line of credit secured by personal assets of the Company's president, Robert Scott. The balance at December 31, 2001 was $95,247.

        As of July 1, 2001, the Company was approved for an additional $10,000 line of credit signature loan, signed by the Company's president, Robert Scott. The balance at December 31, 2001 was $4,948.

NOTE 10—FTC REQUIREMENTS

        As of March 26, 2001, the Federal Trade Commission (FTC) is requiring the Company's major supplier, Christopher Enterprises, to cease manufacturing and selling internally ingested products that use the herb comfrey. Although the Company can not be certain of the impact this requirement will have on it, the Company believes that substitute herbs are readily available and that such substitutions will be acceptable to consumers. Approximately 7% of the Company's products could be impacted by this new requirement. The Company does not believe this new requirement will impact it adversely.

NOTE 11—PRIOR PERIOD ADJUSTMENTS

        Due to the cancellation of debts and marketing rights agreements, described in Note 12, several adjustments were required in the prior period. Comparative columns in the financial statements have been restated. Adjustments include:

Marketing rights agreement	$(450,000)
Amortization of marketing rights	5,625
Marketing rights note payable	450,000
Accrued interest	19,813
Accrued franchise fees	50,000

$75,438

NOTE 12—SUBSEQUENT EVENTS

        On January 1, 2002 the Company entered into a Marketing License Agreement with Christopher Enterprises, Inc. This agreement supersedes all prior contracts, arrangements, agreements and understandings between the parties. The agreement grants exclusive license to sell, use, advertise and market all of Dr. Christopher's original formulas, all of David Christopher's formulas and products, and all other products currently being produced, marketed and/or sold by Christopher Enterprises, Inc. Royalties will be paid for a period of 20 years at a rate of $0.125 per Licensed Product sold. All of the agreement will become permanent and binding if gross sales increase 25% annually for the first five years of the agreement.

        On January 1, 2002 the Company entered into a Manufacturing Agreement with Christopher Enterprises, Inc. granting the license to manufacture all Licensed Products to the Company.

Christopher Enterprises, Inc. will serve as the sole and exclusive broker of all sourcing of the Licensed Products and will be paid a commission of 5% per invoice. In exchange for assuming all cash flow obligations related to manufacturing of Christopher Enterprises, the Company was relieved of all notes payable and accounts payable existing on December 31, 2001. The term of this agreement is five years.

        The cash flow obligations assumed in the manufacturing agreement are as follows:

Description	Monthly Payment	Interest Rate	Payoff
Zion's Line of Credit	$604	7.25%	$100,000
Countrywide Home Equity Line	329	7.50%	53,321
Wells Fargo Credit Card	538	10.75%	56,890
Provident Mortgage	607	6.38%	60,000
FTC Judgment	4,167	0.00%	50,000

        As of February 28, 2002 the option to buy the Cascade Building, as described in Note 5, lapsed and will not be acted upon.

NOTE 13—EXTRAORDINARY GAIN

        The Company recognized an extraordinary gain related to the debt cancellation described above in Note 12. The components of this extraordinary gain are as follows:

Cancellation of Note Payables:
Christopher Enterprises for Inventory	$151,014
Christopher Enterprises for Accounts Receivable	111,134

Total Extraordinary Gain	$262,148

NOTE 14—GOING CONCERN

        The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. As shown in the statement of operations, the Company reported a loss before extraordinary items of $299,627 for the year ended December 31, 2001. This uncertainty raises substantial doubt about the ability of the Company to continue as a going concern.

        The Company's continuation as a going concern is dependent upon its ability to generate profitable operations or secure adequate new financing. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

        The Company's management believes that the signing of the Marketing License Agreement and the Manufacturing Agreement on January 1, 2002, allows the Company to move ahead in a stronger marketing position with a greater potential for profit in the future. Since the signing of those agreements, the Company has been seeking a relationship with an experienced consulting company to find an Over The Counter Bulletin Board company with which to merge and to secure additional equity or debt financing.

        On June 7, 2000, the Company made a selection and engaged Carriage House Capital, LLC, to find a suitable Over The Counter Bulletin Board company with which to merge and to secure a minimum of $1,000,000 in equity financing. The Company's management believes that obtaining those two goals will allow the Company to expand its prime marketing activities, reduce costs by sourcing raw materials better and be in a position to acquire other businesses and products that will utilize existing manufacturing and marketing channels to enhance the future profitability of the Company.

MAF BIONUTRITIONALS, LLC

Index to Audited Financial Statements

November 22, 2002

Independent Auditors' Report

To the Members of
MAF BioNutritionals, LLC

        We have audited the accompanying balance sheet of MAF BioNutritionals, LLC (the "Company") as of November 22, 2002 and the related statements of operations, members' capital deficiency, and cash flows for the period from January 1, 2002 through November 22, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MAF BioNutritionals, LLC as of November 22, 2002 and the results of its operations and its cash flows for the period from January 1, 2002 through November 22, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
July 10, 2003

MAF BIONUTRITIONALS, LLC

Balance Sheet

November 22, 2002

ASSETS
Current assets
Cash and cash equivalents	$78,091
Accounts receivable	38,734
Inventories	106,785
Other current assets	11,897

Total current assets	235,507

Intangibles, net	320,481
Property and equipment, net	8,232
Other assets	7,039

Total assets	$571,259

LIABILITIES AND MEMBERS' CAPITAL DEFICIENCY
Current liabilities
Current portion of notes payable	$278,853
Note payable—Vital Living	40,000
Accounts payable	315,850
Accrued expenses	46,096

Total current liabilities	680,799

Notes payable—long-term	545,281
Commitments and contingencies	—
Members' capital deficiency	(654,821)

Total liabilities and members' capital deficiency	$571,259

The accompanying notes are an integral part of the financial statements.

MAF BIONUTRITIONALS, LLC

Statement of Operations

For the Period from January 1, 2002 through November 22, 2002

Sales	$1,242,097
Costs of sales	627,588

Gross profit	614,509
Operating expenses	980,266

Operating loss	(365,757)
Other income (expense):
Interest income	3,637
Interest expense	(110,070)

Net loss	$(472,190)

The accompanying notes are an integral part of the financial statements.

MAF BIONUTRITIONALS, LLC

Statement of Members' Capital Deficiency

For the Period from January 1, 2002 through November 22, 2002

Members' capital deficiency, December 31, 2001	$(1,504,050)
Conversion of subordinated debt and accrued interest	1,084,483
Conversion of loan payable to member and accrued salary	236,936
Net loss	(472,190)

Members' capital deficiency, November 22, 2002	$(654,821)

The accompanying notes are an integral part of the financial statements.

MAF BIONUTRITIONALS, LLC

Statement of Cash Flows

For the Period from January 1, 2002 through November 22, 2002

Cash flows from operating activities:
Net loss	$(472,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	92,208
Changes in assets and liabilities:
Accounts receivable	(31,659)
Inventories	24,911
Other current assets	(8,574)
Other assets	(1,246)
Accounts payable	109,188
Accrued expenses	10,426

Net cash used in operating activities	(276,936)

Cash flows from investing activities:
Capital expenditures	(4,125)
Purchase of Boulder intangible assets	(91,254)

Net cash used in investing activities	(95,379)

Cash flows from financing activities:
Proceeds from loans payable member	97,936
Payments of advances from member	(14,714)
Payments of notes payable	(141,798)
Proceeds from note payable—Vital Living	40,000
Payments of notes payable—related party	(21,704)

Net cash used in financing activities	(40,280)

Net decrease in cash	(412,595)
Cash and cash equivalents, beginning of period	490,686

Cash and cash equivalents, end of period	$78,091

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$35,674

Non-cash financing activities
Conversion of subordinated debt and accrued interest to members' equity	$1,084,483

Conversion of loan payable to member and accrued salary to members' equity	$236,936

The accompanying notes are an integral part of the financial statements.

MAF BIONUTRITIONALS, LLC

Notes to Financial Statements

November 22, 2002

Note 1—The Company

        MAF BioNutritionals, LLC ("MAF" or the "Company"), is a private company located in Boonton, New Jersey formed in 1998. MAF is engaged in the design, formulation, marketing and distribution of a variety of organic and all-natural products.

Note 2—Summary of Significant Accounting Policies

        Cash and cash equivalents—The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents.

        Accounts receivable—Accounts receivable are recorded as bad debts when they are deemed uncollectible by management on a specific identification basis.

        Inventories—Merchandise inventory is valued at the lower of cost (first-in, first-out basis) or market.

        Property and equipment—Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets.

        Revenue recognition—Revenue is recognized when products are shipped to customers. The Company's return policy provides for an unconditional guarantee to its customers for a full refund of any unused product including product that has exceeded its expiration date. All returns are subject to quality assurance reviews prior to acceptance. The Company provides an estimate of product returns as an accrued liability and as a reduction of revenue. The Company offers, from time to time, volume and promotional discounts on the products it sells. These discounts are recorded as a reduction of revenue.

        Income taxes—The Company has been organized as a limited liability company ("LLC"). As such, no provision has been made in the accompanying financial statements for federal or state income taxes. Any income taxes are the responsibility of the individual members of the LLC.

        Estimates—The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Fair value of financial instruments—The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Note 3—Subordinated Convertible Debt

        During 2001, the Company issued a series of subordinated convertible promissory notes totaling $1,000,000. The notes are convertible into Class B Membership Interests which on a fully convertible basis represents 15% of total membership interests of the Company. The notes mature on June 1, 2003 with interest thereon at the rate of 8% per annum. Interest shall be payable in one installment on the maturity date.

        Upon the occurrence of a private sale of the Company, each note shall be converted in whole, at the outstanding principal and interest amount thereof into Class B Membership Interests. The price shall be equal to the lessor of (i) $100,000 per 1.5% Membership Interest in the Company or (ii) the price per 1.5% Membership Interest paid by a purchaser of Membership Interests in the Private Sale.

        Upon notice to the Company from a Noteholder, the Company shall convert, in whole, the outstanding principal and interest amount of the Note into Class B Membership Interests of the Company. The Conversion price shall be equal to $100,000 per 1.5% Membership Interest in the Company.

        On October 8, 2002, the subordinated debt of $1,000,000 plus accrued interest of $84,483 was converted to equity (See Note 9).

Note 4—Notes Payable

        Notes payable consists of the following at November 22, 2002:

$275,000 note payable to a former owner of Boulder due April 8, 2004. The note bears interest at the rate of 7% percent per annum to be paid on April 8, 2003 and 2004. Principal is paid in quarterly installments of $25,000 beginning September 9, 2002 and continuing through January 8, 2003. A principal payment of $75,000 is due on April 8, 2003 and principal payments of $10,417 are due monthly thereafter until paid in full. The loan is guaranteed by an officer of the Company and is secured by the inventory, accounts receivable, general intangibles and equipment and machinery of the Company.	$225,000
$40,935 note payable to a former owner of Boulder due April 8, 2003. The note is non-interest bearing and requires monthly principal payments of $3,411. The loan is guaranteed by an officer of the Company.	17,056
$650,000 note payable to a bank due December 14, 2008. The note requires monthly principal and interest payments of $9,970 with interest at the rate of prime plus 1.5% per annum (6.25% at November 22, 2002). The loan is guaranteed by certain officers of the Company and is secured by the inventory, accounts receivable, general intangibles and equipment and machinery of the Company.	582,078

824,134
Less: current portion	(278,853)

Notes payable—long-term	$545,281

        Aggregate maturities of long term debt for periods ending after November 22, 2002 are as follows:

Periods Ending November 22,
2003	$278,853
2004	146,168
2005	99,642
2006	105,525
2007	111,755
Thereafter	82,191

$824,134

Note 5—Property and Equipment

        Property and equipment consist of the following at November 22, 2002:

	Estimated Useful Lives
Machinery and equipment	5 years	$25,347
Furniture and fixtures	7 years	7,442
Leasehold improvements	Life of the lease	11,073

		43,862

Accumulated depreciation		(35,630)

		$8,232

        Depreciation expense was $5,500 for the period January 1, 2002 through November 22, 2002.

Note 6—Commitments and Contingencies

Operating lease

        The Company rents office and warehouse space in Boonton, New Jersey under a noncancelable operating lease agreement which required monthly payments of $2,873 through August of 2002. At maturity it was renewed through August 2003 with monthly rents of $2,123. Rent expense was $30,787 for the period January 1, 2002 through November 22, 2002.

Legal proceedings

        On December 27, 2001, a summons and complaint was filed against the Company for breach of contract. The plaintiff claimed damages of $85,266, exclusive of interest, costs and fees. In November 2002, the Company paid $38,000 in exchange for mutual releases and dismissal of the case.

Note 7—Related Party Transactions

        In April, 1998, the Company acquired a customer list from a company owned by a member of MAF for $77,500 paid by the issuance of a promissory note. The customer list had a three year life and was fully amortized at December 31, 2001. The outstanding balance on the note payable was $21,704 at December 31, 2001 which was repaid in full as of November 22, 2002.

        Loans payable to members accrue interest at 8% annually and are payable on demand. A loan payable to a member of $131,936 was converted to equity in October 2002.

        On October 8, 2002, accrued salary of $105,000 payable to a member was converted to equity.

Note 8—Acquisition

        On April 9, 2002, the Company entered into an agreement to acquire certain assets of Boulder Bar Endurance, Inc., a Colorado corporation ("Boulder"). The purchase price for the acquired assets is $407,189. The purchase price was paid in the following manner: at the closing (i) MAF paid to Boulder and others cash of $91,254 (ii) MAF delivered to Boulder a promissory note in the principal amount of $275,000 and (iii) MAF delivered to Boulder a promissory note in the principal amount of $40,935.

        The assets acquired are summarized as follows:

Trade marks	$125,000
Formulations	90,000
Distribution rights	175,935
Other	16,254

$407,189

        The intangibles are being amortized over a three-year life and amortization expense was $86,708 for the period January 1, 2002 through November 22, 2002.

        The Company also entered into consulting contracts with two principals of Boulder for $25,000 per contract. As of November 22, 2002 the contracts had matured and the amounts owed were paid. At the end of the contracts each principal received a 1% membership interest in the Company.

        Presented below are the unaudited results of operations of Boulder for the periods presented:

	For the Period from January 1, 2002 Through April 9, 2002	For the Year Ended December 31, 2001
Revenue	$295,903	$866,015
Cost of sales	117,776	556,357

Gross profit	178,127	309,658
Operating expense and other	89,591	326,800

Net income (loss)	$88,536	$(17,142)

Note 9—Merger

        On October 23, 2002, the Company entered into a Stock Purchase Agreement ("Agreement") with Vital Living, Inc. ("Vital Living"), a publicly traded Company. Pursuant to the Agreement the Members of the Company agreed to sell 100% of their membership interests to Vital Living in exchange for 2,500,000 shares of Common Stock of Vital Living. In contemplation of the closing, the Company converted its subordinated debt, accrued interest, loan payable to member and accrued salary totaling $1,322,433 into member units of the Company. The Agreement closed on November 22, 2002, and the Company became a wholly owned subsidiary of Vital Living.

        In November 2002, in anticipation of the closing of the merger with Vital Living, the Company received a $40,000 working capital advance from Vital Living and issued a demand note payable bearing interest at a rate of 10% per annum.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

Prospectus Summary
Risk Factors
Use of Proceeds
Summary Unaudited Pro Forma Combined Financial and Operating Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Management
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Where You Can Find Additional Information

VITAL LIVING, INC.

44,692,423 Shares of Common Stock

PROSPECTUS

                        , 2004

Part II

Information Not Required in Prospectus

ITEM 24. Indemnification of Directors and Officers

        The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

        The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

        We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We have also entered into Indemnification Agreements with each of our executive officers and directors which provide that we will indemnify and advance expenses to such officers or directors to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of Issuance and Distribution

        The estimated expenses actually paid and payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$4,292.84
Legal Fees and Expenses	75,000.00
Accounting Fees and Expenses	30,000.00
Financial Printing and Engraving	5,000.00
Miscellaneous	15,707.16

TOTAL	$130,000.00

ITEM 26. Recent Sales of Unregistered Securities

        We made the following sales of unregistered securities during the past three years:

        1.    Nevada Offering.    In July 2001, we completed a public offering that was offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration afforded by Section 3(b) of the Securities Act and Regulation D promulgated thereunder. On June 26, 2001, we received a letter of effectiveness for our registration filed under NRS 90.490 with the State of Nevada Securities Division. The registration pertained to 2,100,000 shares of common stock at a price of $0.28 per share for a total amount of proceeds of $588,000 which was the full amount of the offering. This amount and any prior securities sold by us in the prior 12 months did not exceed $1.0 million. The securities were sold pursuant to Nevada regulations utilizing a series 63 agent, with a fee paid of 2% of the total funds raised in Nevada for handling prospectus delivery, subscription monitoring and handling the bank impound account. The investors in this offering are as follows:

Name	Address	City	State	Zip
3 GC, Ltd.	6265 S. Stevenson Way	Las Vegas	NV	89120
Barbara Ahearn	520 W. Valle Del Oro Rd.	Oro Valley	AZ	85737
Debra Amigone	3175 Camelback Dr.	Las Vegas	NV	89109
ANT, Inc.	1850 E. Flamingo Rd. Suite 111	Las Vegas	NV	89119
Calvin & Jetta Atkinson	24648 North 76th Place	Scottsdale	AZ	85255
Atlantic Pacific Guarenteen Group, Ltd.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
Ben Barnow	508 N. Kings Rd., #1	LA	CA	90048
Richard Battock	7512 E. Knollwood Pl.	Tucson	AZ	85750
Richard Bellinger	1465 E. Putnam Ave., #204	Old Greenwich	CT	06870
Michael Berger	13212 N. 7th Dr.	Phoenix	AZ	85029
Gregory & Deborah Bernett	6738 N. 36th St.	Phoenix	AZ	85018
Sharon Berti
Terrance Wolff	1518 N. El Camino	Tempe	AZ	85281
Henry & Claire Bock	7815 N. Central	Phoenix	AZ	85020
Sherilyn & Curtis Brooks	1907 E. Ponderosa Place	Tucson	AZ	85706
Maureen Buchanan	32 Ellicott Ln.	Wayne	NJ	07470
Ruth Buchanan	59 Clarke Ct.	Rutherford	NJ	07070
Michael Buchwald	4334 E. Dracena Ln.	Tucson	AZ	85712
Patricia Bulan	2600 W. Ironwood Hills Dr. #6128	Tucson	AZ	85745
Len Bunts	1628 E. Southern Ave. Ste. 9254	Tempe	AZ	85282
Jennifer Byrnes	P.O. Box 57386	Tucson	AZ	85732
Arthur Cake	470 W. Roger Rd., #107	Tucson	AZ	85705
Greg & Susan Carlson	920 W. Wanda Vista Pl.	Tucson	AZ	85704
Coleman Capital Corp.
Roger Coleman	2921 N. Tenaya Way, #234	Las Vegas	NV	89128
Steve Coleman	2724 Otter Creek Ct., #101	Las Vegas	NV	89117
James Collander	24 Coleman Ave.	W. Chatham	NJ	07928
Corporate Capital Formation, Inc.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
John Country	2138 Buena Creek Rd.	Vista	CA	92127
Virginia Country	2138 Buena Creek Rd.	Vista	CA	92127
Gisela DeMint	241 Paradise Bird St.	Henderson	NV	89014
Perry & Michelle Dodd	326 W. Orchid Lane	Phoenix	AZ	85021
Erin Doucette	576 Cervantes Dr.	Henderson	NV	89014
James Doucette	576 Cervantes Dr.	Henderson	NV	89014
Sheila Doucette	576 Cervantes Dr.	Henderson	NV	89014

Debra Ann Duffy	15255 N. Frank Llyod Wright	Scottsdale	AZ	85260
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
Daryl Edson	1876 E. McNair Dr.	Tempe	AZ	85283
Michael Edson	6805 Mamaronick	Tucson	AZ	85718
Thelma Edson	6021 E. Lafayette Blvd.	Scottsdale	AZ	85251
Winston Farrar	269 Hickory Hollow	Las Vegas	NV	89123
Sidney Feinberg	6646 Sun River Rd.	Boynton Bch	FL	33437
Robert Fernandez	961 N. Chrysler Dr.	Tucson	AZ	85716
Leonard & Patricia Fontes	1213 N. Torino Ave.	Tucson	AZ	85712
Norlan Foster	2429 Greens Ave.	Henderson	NV	89014
Ruth Foster	2429 Greens Ave.	Henderson	NV	89014
Paul Friedman	9758 S. La Rosa Dr.	Tempe	AZ	85284
Nancy Funk	3901 W. Turkey Ln.	Tucson	AZ	85742
Marcy & Colette Goldstein	9B City Lights	Lahug Cebu Philippines		85283
Lawrence Green	315 W. State Ave.	Phoenix	AZ	85021
Gary Grieco	2856 La Casita Ave.	Las Vegas	NV	89120
Bradley Grieco	2856 La Casita Ave.	Las Vegas	NV	89120
Chandra Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Sandy Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Anette Hays	1225 W. Mesquite St.	Chandler	AZ	85224
John Hennessy	E. 28th St.	Tucson	AZ	85710
Alan Hiller	6 Zeck Court	Suffern	NY	10901
Douglas Hollender	135 Morton Dr.	Ramsey	NJ	07446
Richard & Jeanne Horney	4475 Tourmaline Pl.	Tucson	AZ	85750
Paul Huber	510 4th St.	Canby	MN	56220
Paul Huber	510 4th St.	Canby	MN	56220
Pamela Hunter	15 Dunham Ave.	Cranford	NJ	07016
Brett & Denis Kacura	5620 Costa Maritima	San Clemente	CA	92673
William Karl	269 Hickory Hollow	Las Vegas	NV	89123
Phillip Kass	4438 Haskell Ave.	Encino	CA	91436
Kidakus Consulting, Ltd.	2856 La Casita Ave.	Las Vegas	NV	89120
Sheryl Kieser	9000 S. Las Vegas Blvd., #1122	Las Vegas	NV	89123
Elise Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Bruce Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Peter Klein	123 Elbert St	Ramsey	NJ	07446
Harry & Pamela Kravshaar	309 S. Lapeer Dr.	Beverly Hills	CA	90211
Shara Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Todd Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Bruce Lee	2501 North 4th St., #7	Flagstaff	AZ	86004
William Lee	200 Old Palisade Rd., I IC	Fort Lee	NJ	07024
London Venture Capital Corporation	661 N. Broadway	Upper Nyack	NY	10960
Kelly & Joseph Long	1106 Silverstone Way	Las Vegas	NV	89123
Joseph Long	P.O. Box 231617	Las Vegas	NV	89123
Jeffrey Lustgarten
Andrea Barnow	11901 Kiowa Ave.	Los Angeles	CA	90049
Enzio & Arnzell Magaletti	9449 E. Indio Place	Tucson	AZ	85749
Joan Magen	6001 Calle del Pasiano	Scottsdale	AZ	85251
Victoria Mahoney	49 Douglas Dr.	Towaco	NJ	07082
William Mesch	7911 E. Birwood	Tucson	AZ	85750
Antoinette Metzer	7962 N. Jensen Dr.	Tucson	AZ	85741
Brian Mitchell	1900 W. Canada Hills Dr.	Tucson	AZ	85737

Manuel Moncivais	1314 Whippoorwill Dr.	Cedar Park	TX	78613
Neil Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Sharon Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Edward Morgan	125 E. Mabel	Tucson	AZ	85705
New Century Resources & Technology	2921 N.Tenaya Way Suite 208	Las Vegas	NV	89120
John Nussbaum	25045-486 Ave.	Sherman	SD	57038
John S. Nussbaum	25045-486 Ave.	Sherman	SD	57030
John & Theresa Nussbaum	4132 W. Villa Rita Dr.	Glendale	AZ	85308
Arnold Orbach	501 N. Craycroft Rd.	Tucson	AZ	85711
Michael Pesce	2919 E. Allen Rd.	Tucson	AZ	85716
Platinum Consulting Group	2243 Chatsworth Ct.	Henderson	NV	89014
Douglas Potts	3250 E. Presidio Rd.	Tucson	AZ	85716
Pt.Reyes Investments, LP	3631 W. Frier	Phoenix	AZ	85051
Nancy Purdin	3117 E. Circulo Del Tenis	Tucson	AZ	85716
Douglas Physcher	2370 Lorain Rd.	San Marino	CA	91108
Yvonne Quade	2048 E. Libra Dr.	Tempe	AZ	85283
Joseph Raiti	7 Kentisbury Circle	E. Brunswick	NJ	08816
Todd Ream	2133 Maple Springs St.	Las Vegas	NV	89015
Bartly Reilly	1360 N. Sandburg, #2909 C	Chicago	IL	60610
John Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Kevin & Claudia Reilly	16009 N. 102nd Place	Scottsdale	AZ	85259
J. Terence Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Alan Ross	2500 Claridge Ave.	Henderson	NV	89014
Connie Ross	2902 La Mesa Dr.	Henderson	NV	89014
Kevin & Bonnie Ross	4917 E. Duane Lane	Cave Creek	AZ	85331
Christina Ruince	5572 N. Golden Rod Way	Prescott	AZ	86305
Joseph Schmidt	32 Ellicott Ln.	Wayne	NJ	07470
Darl & Becky Shipley	16078 N. Chapulin Way	Tucson	AZ	85739
Adam Shorr	18655 Avenue Capri	Lute	FL	33558
James Sieffert	2223 E. Hale St.	Mesa	AZ	85213
Winona & Stephan Smith	111 E. Lee St.	Tucson	AZ	85705
Derylle Spears	2921 N. Tenaya Way #216	Las Vegas	NV	89128
Sperry Young and Stoecklein	1850 E. Flamingo Rd.	Las Vegas	NV	89119
Harold Stein	97 Douglas Dr.	Toronto	Canada M4W 2132
David Stenmoe	306 Rimrock Circle	Prescott	AZ	86303
Deborah Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
Donald Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
George Tancus	28961 Calle Susanna	San Juan Capistrano	CA	92675
Tiffany Trovato	8309 Spring Arts Ave.	Las Vegas	NV	89129
Gary & Donna Varnell	27685 N. 61st Place	Scottsdale	AZ	85262
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07512
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07152
Thomas & Deanna Wiedemann	2719 Oak Ave.	Northbrook	IL	60062
Howard Wernick	6502 N. 29th St.	Phoenix	AZ	85016
Scott Whitaker	3201 Wiaconoin Ave. #108	Washington	DC	20016
Lloyd & Doris Whitt	6291 N. Caravan Ln.	Tucson	AZ	85704
Dan Willoughby	11283 N. Sawtooth Rd.	Tucson	AZ	85737
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Robert & Margaret Wrenn	1222 Big Rock Rd.	Tucson	AZ	85718

        2.    Option Grants to Strategic Partners.    On August 21, 2001, we issued to the Arizona Heart Institute, Inc. an option to acquire 1.0 million shares of common stock at $0.35 per share in consideration for their agreement to act as our strategic partner and provide us with marketing and consulting services. The shares originally vested as follows: 600,000 options would vest upon AHI agreeing to endorse, distribute and produce the certain logo material, 200,000 options would vest when gross aggregate sales equaled or exceeded $1.0 million, and an additional 200,000 options would vest when gross aggregate sales equaled or exceeded $1.5 million. This grant was exempt under Securities 4(2) of the Securities Act, as amended. In July 2003, we executed an amendment to the agreement extending the term of agreement for an additional year. In consideration for such extension, AHI received the right to exercise 100,000 shares of common stock purchasable under the previously issued option through a "net exercise" provision and the option exercise period was extended to three years.

        On August 21, 2001, we issued to AHI Management Hong Kong, Ltd. an option to purchase 1.0 million shares of our common stock at $0.35 per share in consideration for its agreement to act as exclusive distributor of our products in China, Taiwan and Hong Kong. Options to purchase 300,000 shares of common stock vested upon issuance. However, they are subject to divestiture if gross aggregate sales of our products does not equal or exceed $2.0 million within the first 30 months of the agreement. The remainder of the option vests in installments based on our attaining gross aggregate sales ranging from $5.0 million to $15.0 million. This grant was exempt under Section 4(2) of the Securities Act, as amended. In July 2003, the agreement was amended to provide for the immediate vesting of options to acquire 300,000 shares of our common stock and the elimination of any lock-up period thereto. In consideration, they agreed to eliminate their right to act as our exclusive distributor in China. We are now able to seek other distributors in such territory on a non-exclusive basis.

        3.    Options, warrants and shares of common stock granted to consultants and members of the scientific advisory board.    On March 25, 2002, we issued warrants to purchase 500,000 shares of common stock at a price of $1.00 per share to Leslie D. Michelson as consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. We did not receive any cash compensation for the issuance of the warrant. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On October 1, 2001, we issued warrants to purchase 300,000 shares of common stock at a price of $0.35 per share to Howard Wernick as consideration for his agreement to serve as a consultant. The warrants vested immediately upon grant. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,600 as consideration for additional work Dr. Wernick performed for us. Both of these grants were exempt under Section 4(2) of the Securities Act, as amended.

        On March 25, 2002, we issued warrants to purchase 150,000 shares of common stock at a price of $1.00 per share to Brian C. Smith in consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On March 25, 2002, we issued options to purchase 200,000 shares of common stock at a price of $1.00 per share to Michael H. Davidson in consideration of his agreement to serve as chairman of our scientific advisory board. The options vest in equal installments over 17 months. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,600 to Dr. Davidson in respect of additional services. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        On May 7, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to David Maron, MD in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of May 7, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. John Sutherland in consideration for his agreement to serve on our strategic advisory board. These options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On May 8, 2002, we issued options to purchase 120,000 shares of common stock at a price of $2.80 per share to Demetrie Argyropoulos in consideration for his agreement to serve as a consultant. The options vest in equal installments over 18 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On May 15, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to Dr. Dennis Sprecher in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

        On May 19, 2002, we issued options to purchase 200,000 shares of common stock at a price of $3.00 per share to Stephen Songsheng Chen in consideration for his agreement to serve as a consultant. The options vest in equal installments over 24 months. Effective July 9, 2003, we agreed to amend Mr. Chen's consulting agreement and granted to Mr. Chen an additional 125,000 shares of common stock and Series F Warrants to acquire 125,000 shares of common stock at an exercise price of $1.00. Effective August 13, 2003, we issued immediately exercisable warrants to acquire 72,000 shares of common stock at an exercise price of $2.00. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of June 17, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. Ronald Krauss in consideration for his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of August 12, 2002, we issued 48,000 shares of common stock to HCFP/Brenner Securities, LLC pursuant to the terms of an investment banking agreement. Effective as of April 9, 2003, we issued an additional 100,000 shares of common stock pursuant to an additional investment banking agreement with Brenner for merger and acquisition advisory work. These grants were exempt under Section 4(2) of the Securities Act, as amended.

        Effective September 20, 2002, we issued options to purchase 500,000 shares of common stock at $1.50 per share to Martin Wallace in consideration for his agreement to provide consulting work. The options vest based on certain sales levels attained. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        Effective as of November 7, 2002, we issued 68,000 shares of common stock to Mark Behringer, 32,000 shares of common stock to Robert A. Cooke, and 33,000 shares of common stock to Weil Consulting Corporation in consideration of their providing us with consulting services. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On April 3, 2003, we issued a warrant to purchase 35,000 shares of common stock at $1.00 per share to Atlas Capital Services in consideration for its services in connection with a private placement of securities. The warrant was immediately exercisable. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        On July 9, 2003, we completed the sale of 5 units, each consisting of 100,000 shares of non-voting 50% Series C Convertible Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants,

aggregating 500,000 shares of Series C Preferred Stock, 500,000 Series D Warrants and 500,000 Series E Warrants. The Series D Warrants have an exercise price of $1.30 per share and the Series E Warrants have an exercise price of $1.60 per share and each are immediately exercisable. The securities were purchased by a single investor, Strong International Enterprises (HK) Co., Ltd. of Hong Kong. Stephen Chen, one of our shareholders and a consultant of ours, facilitated the placement of the units and received 250,000 Series D Warrants exercisable at $1.30 per share in connection with the sale, together with a cash commission of $62,500. Mr. Chen also received 62,500 shares of common stock valued at $73,750 and an option to acquire 62,500 shares of common stock exercisable at $1.00 per share. The transaction was exempt under Section 4.2 of the Securities Act of 1933, as amended. In July 2003, Mr. Chen's consulting agreement was amended, and he was issued 125,000 shares of common stock valued at $147,500 and granted 125,000 Series A Warrants to purchase common stock at an exercise price of $1.00 per share. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

        During July 2003, in conjunction with our acquisition of Christopher's Original Formulas, Inc., we issued 54,000 shares of common stock to Atlas Capital Services for investment services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During August 2003, in conjunction with the acquisition of E-Nutriceuticals, Inc., 950,000 shares of common stock were issued to HCFP/Brenner Securities and 200,000 shares were issued to Robert Eide and his designees for acquisition advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During August 2003, we issued 1,300,000 shares of common stock to Bradley Edson as compensation for closing the E-Nutriceuticals acquisition and issuance of the Series D Preferred Stock. These shares vested 100% upon issuance and had a fair market value of $1,781,000, or $1.37 per share. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        During September 2003, 135,000 shares of common stock were issued to Brenner for financial advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        On December 10, 2003, we issued 12,000 shares of common stock to CEO Cast for financial services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

        On April 19, 2004, we issued a warrant to purchase 100,000 shares of common stock at $0.89 per share to Nest Ventures, LLC in consideration for consulting services. The warrant was immediately exercisable. This grant was exempt under Section 4(2) of the Securities Act, as amended.

        4.    Series A Preferred Private Placement.    Between February and June 2002, we sold, for $3,712,000, in an exempt private placement to accredited investors under Rule 506 under Regulation D, 3,712,000 shares of 10% Series a Preferred Stock. The list of Series A Preferred Stock investors are as follows:

Name	Address	City	State	Zip	Amount
American Pension Services/FUB Custodian for Gregory Bemett IRA #3580	11027 South State St	Sandy	Utah	84070	$100,000
Arzu,Jose Antonio	1 Ave 12-46 2.10	Guatemala	Guatemala		$430,000
Bellinger, Richard	P.O. Box 11097	Greenwich	CT	06831	$25,000
Benson, Gladys R	5305 Sago Palm Blvd	Tamarac	FL	33319	$50,000
Benson, Mitchell C. & Rhonda B. JTWROS	45 E. End Ave	New York	NY	10028	$25,000
Bernell, Gregory	6738 N. 36th St	Phoenix	AZ	85018	$200,000
Bland, Jeffery Lee	5226 W. Tierra Buena Lane	Glendale	AZ	85306	$15,000
Bock, Henry & Claire	7815 N. Central Ave	Phoenix	AZ	85620	$10,000
Cake, Arthur	1208 W. Roger Rd	Tucson	AZ	85705	$25,000

Carlson, Greg R. & Susan C. JTWROS	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$500,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$700,000
Collander, James J	24 Coleman Ave. West	Chatham	NJ	07928	$25,000
Cook, James F. Estate Susan C. Carlson, Executor	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Crescent Venture Investors LLC	1482 E. Valley Rd., Ste. 122	Santa Barbara	CA	93108	$200,000
Danoff, Eve K. & Robert B. Danoff JWROS	6940 E. Orange Blossom Lane	Paradise Valley	AZ	85253	$10,000
Della Holt Trust	P.O. Box 31236	Tucson	AZ	85751	$25,000
Demsey, Richard L.	c/o Nurenberg Plevin 1370 Ontario St., Standard Building-1st Floor	Cleveland	Ohio	44113	$100,000
Dettle, Robert	1101 Water St	Santa Cruz	CA	95062	$10,000
Dwyer, John J.	37 Farmersville Rd	Califon	NJ	07830	$25,000
Feinberg, Sidney or Harriet A., JWROS	6646 Sun River Rd	Boynton Beach	FL	33437	$10,000
Fernandez, Robert A.	961 N. Chrysler Dr	Tucson	AZ	85716	$10,000
Friedman, Paul D.	9758 S. La Rosa Dr	Tempe	AZ	85284	$10,000
Godfrey, Norman	#1400-75 The Donway West	Toronto	Ontario	M3C2E9	$100,000
Goldstein, Colette	1012 W. Laredo Ave	Gilbert	AZ	85233	$10,000
Green, Lawrence	315 West State Ave	Phoenix	AZ	85021	$10,000
Hannah, Donald C. Jr.	9229 Sunset Blvd. #505	Los Angeles	CA	90069	$25,000
Huber, Paul & Renae	510 4th St	Canby	MN	56220	$40,000
Javan, LLC	P.O. Box 1678	Tempe	AZ	85280	$10,000
Krakow, Michael E. & Jennifer L. JWROS	6094 Madbury Ct	San Luis Obispo	CA	93401	$25,000
Leff, Edmund I	8641 N 55th PI	Paradise Valley	AZ	85253	$10,000
Lyons, Rich	17231 N. 43rd Street	Phoenix	AZ	85032	$10,000
Magaletti, Enzio T. & Amzell B. Community Property WROS	9449 E.Indio Place	Tucson	AZ	85749	$25,000
Millennium Trust Co. LLC FBO Neil V. Moody IRA Trust #906414010	100 Sands Point Rd., #305	Longboat Key	FL	34228	$50,000
Mitchell, Brian	1900 W. Canada Hills Dr	Tucson	AZ	85737	$25,000
Moody, Neil V. Revocable Trust did 2/9/95	100 Sands Point Rd., #305	Longboat Key	FL	34228	$100,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49315	$25,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49418	$25,000
Morren, Jay & Kathleen Living Trust did 3/18/92	901 Windrow, S.E	Grand Rapids	MI	49508	$50,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Pearson, Nellie M., Trustee Pearson Family Trust	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Pillar, Craig & Stacy	1512 E. Remington Ct	Chandler	AZ	85248	$12,000
Portofino Capital Inc.	9903 Santa Monica Blvd	Beverly Hills	CA	90210	$50,000
Ratkovich, James and Michelle	2029 New York Dr	Altadena	CA	91001	$25,000
Reder, Barry	222 Kearny St. 7th Floor	San Francisco	CA	94108	$40,000
Sellerole, Victor	599 Paramus Rd	Paramus	NJ	07652	$10,000
Servold, Dale J. & Kerry M.	1921 Fox Trail	Sioux Falls	SD	57103	$10,000
Servold, Dean N. or Nellie P., JWROS	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Shoychet, Frank	58 Lanytry Place	Thornhill	Ontario	L4J-8K8	$12,000
Smith, Brian C.	679 Lombardy Place	San Marino	CA	91108	$100,000

Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Stern, Michael J.	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Jennifer Susan Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Lisa Barabara Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Szubielski, Edward A. & Robin Nepo Community Property WROS	28692 Vista Ladera	Laguna Niguel	CA	92677	$10,000
Total Training Solutions, Inc.	2201 N. Camino Principal, Ste. 2B	Tucson	AZ	85715	$25,000
Valhalla Investment Partners L.P.	1668 Main Street	Sarasota	FL	34236	$50,000
Varnell, Gary L. & Donna L. JWROS	27685 N. 61st Place	Scottsdale	AZ	85262	$13,000
WJ B Insurance Company, Ltd.	1702 Chastain Pkwy East	Pacific Palasades	CA	90272	$30,000
Vasquez, Lynn Marie	2047 E. Elmwood	Mesa	AZ	85213	$10,000
TOTAL:					$3,712,000

        A total of 585,111 shares of Series A Preferred Stock were issued in satisfaction of dividends owed to holders of Series A Preferred Stock. During the period of August 2003 through December 2003, all holders of Series A Preferred Stock converted into 3,172,000 shares of common stock and we issued 818,498 two-year Series A Warrants with an exercise price of $2.00 per share, vesting one year from the date of grant.

        5.    Shares of Common Stock to Directors.    Effective as of August 12, 2002, we issued 30,000 shares of common stock to Robert Eide and 30,000 shares of common stock to Donald Hannah for their respective services as our directors, 10,000 shares of which vests immediately and the balance of which vest over two years. Effective January 7, 2003, we issued 10,000 shares of common stock to Leslie Quick and Carson Beadle for their services as directors. In August 2003, we issued 75,000 shares of common stock to each of Robert J. Eide, Carson Beadle, Donald Hannah, Leslie C. Quick, III and David Allen, 25,000 shares of which vests immediately and the balance of which vest over two years. These grants were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        In January 2004, Bradley Edson, our former chairman and chief executive officer, voluntarily resigned from all his positions with us. In connection with Mr. Edson's resignation, we entered into a severance agreement with him. Pursuant to the severance agreement, we agreed to issue to Mr. Edson 600,000 shares of our common stock. When issued, this grant will be exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        6.    MAF Acquisition.    On November 20, 2002, we completed the acquisition of MAF BioNutritionals, LLC. The purchase price was 2,500,000 restricted shares of common stock. The issuance of securities in the acquisition was not a public offering, and thus was an exempt offering under Section 4(2) of the Securities Act. Concurrently with the closing of the acquisition of MAF BioNutritionals, we authorized the issuance of 50,000 shares of common stock to Aegis Capital Corp. in connection with investment banking activities rendered in connection with the transaction. Paul Hickey, an investment banker, represented MAF BioNutritionals and was issued 50,000 shares of common stock in April 2003 in lieu of cash compensation owed to him. Similarly Reed Smith LLC, the legal advisors to MAF BioNutritionals, was issued 30,000 shares of common stock as partial compensation owed to them. These issuances were exempt under Section 4(2) of the Securities Act, as amended.

        7.    MAF Private Placement.    Concurrently with the closing of the acquisition of MAF BioNutritionals, we completed a placement of approximately 19.54 Units to 13 accredited investors, each Unit consisting of 70,000 shares of common stock, five year Series B Warrants to acquire a 70,000 shares of common stock exercisable at $1.65 per share and five year Series C Warrants to acquire 70,000 shares of common stock at an exercise price of $2.14 per share. We raised total proceeds of $1,367,500. The identity of each investor is set forth under the section captioned "Selling Stockholders" in the prospectus of this Registration Statement. This offering was exempt pursuant to Rule 506 of Regulation D, under the Securities Act of 1933. Atlas Capital Services was granted warrants to acquire 34,000 shares of our common stock at an exercise price of $1.00 in connection with investment services rendered to one of these investors.

        8.    Series B Preferred Private Placement.    On April 16, 2003, we completed the private placement of 10 units, each unit consisting of 100,000 shares of Series B Preferred Stock, 100,000 Series D Warrant and 100,000 Series E Warrant, for $1,000,000 or $100,000 per unit. The offering was done in an exempt private placement to one accredited investor pursuant to Rule 506 under Regulation D. On April 16, 2004, we issued 250,000 shares of common stock to the holder of the Series B Preferred Stock as a dividend pursuant to its terms and the holder then elected to convert the 1,000,000 shares of Series B Preferred Stock into common stock.

        9.    Exercise of Warrant.    Effective May 7, 2003, Stuart Benson exercised, in part, his warrant and received 30,000 shares of Common Stock for $300.

        10.    Christopher's Acquisition.    On July 3, 2003, we issued 2,600,000 shares of common stock to acquire the assets of Christopher's Original Formulas, Inc. In connection with this transaction, we issued 25,000 shares of common stock to Aegis Capital Corp. and 75,000 shares of common stock to Robert J. Eide, a member of our board of directors for investment services. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        11.    Series C Preferred Private Placement.    On July 9, 2003, we completed the private placement of five units, each unit consisting of 100,000 shares of Series C Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, for $500,000 or $100,000 per unit. The offering was done in an exempt private placement to one accredited investor pursuant to Rule 506 under Regulation D.

        12.    ENI Acquisition.    On August 20, 2003, we issued 31,248,584 shares of common stock to acquire all of the outstanding common stock of E-Nutriceuticals, Inc. In connection with the acquisition, we issued 1,150,000 shares of stock to HCFP/Brenner Securities for investment banking services and of these shares, 142,000 shares were subsequently issued to Robert Eide and 58,000 shares were issued to various designates of Robert Eide. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        13.    ENI Private Placement.    Concurrently with the closing of our acquisition of E-Nutriceuticals, we completed a private placement of 1,000,000 shares of Series D Preferred Stock for $1.00 per share generating gross proceeds of $1,000,000. The securities were purchased by SkyePharma PLC.

        14.    Bridge Offering.    In October, November and December 2003, we sold $1.53 million aggregate principal amount of senior convertible promissory notes and five-year warrants to purchase an aggregate of 4,590,000 shares of common stock with exercise prices ranging from $1.00 to $1.50 per share. The investors in this offering are set forth in the section entitled "Selling Stockholder" in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        15.    Private Offering.    On December 19, 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and five-year warrants to purchase a total of 4,587,738 shares of common stock. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash. The remaining $1,547,738 raised was as a result of the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms. The previously issued senior convertible promissory notes were retired and the investors were issued new senior secured convertible notes in their place.

The proceeds from the sale of the retired senior convertible promissory notes were used for general working capital and no new proceeds were received from the subsequent conversion into senior secured convertible notes. The investors in this offering are set forth in the section entitled "Selling Stockholder" in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

        16.    X-Fat Private Offering.    In March and April 2004, we entered into a Purchase Agreement with investors and sold 510,000 shares of common stock at $1.00 per share, for total gross proceeds of $510,000, with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat®. The offering was done in an exempt private placement to accredited investors pursuant to Rule 506 under Regulation D. The list of investors are as follows:

Name	Address	City	State	Zip	Amount
Insider's Trend Fund, L.P.	c/o Monarch Capital 330 Madison Avenue	New York	NY	10017	$125,000
Leo Mindel Non GST Exempt Family Trust II	5 Elm Row	New Brunswick	NJ	08901	$125,000
Kody King and Jill Marie Gooding Newland	PMB 611 1928 E. Highland F-104	Phoenix	AZ	85016	$50,000
John S. Nussbaum	25045-486th Avenue	Sherman	SD	57030	$40,000
Thelma Edson	6021 E. Lafayette Blvd.	Scottsdale	AZ	85251	$60,000
Susan J. Caldwell Living Trust	7155 E. Paradise Canyon Rd.	Paradise Valley	AZ	85253	$50,000
John T. and Theresa A. Nussbaum	4132 W. Villa Rita Dr.	Glendale	AZ	85308	$10,000
A. Dennis and Randy Goldberg	5315 N. Wilkinson Rd.	Paradise Valley	AZ	85253	$50,000

        No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 27. Exhibits

Exhibit Number	Name of Exhibit	No. in Document
2.1	Acquisition Agreement and Plan of Merger, dated as of August 16, 2001, between Vital Living, Inc. and VCM Technology Limited	(1)
2.2	Certificate of Merger of Vital Living, Inc. and VCM Technology Limited	(1)
3.1	Amended and Restated Articles of Incorporation for Vital Living, Inc.	(1)
3.1.1	Certificate of Amendment to Amended and Restated Articles of Incorporation for Vital Living, Inc.	(21)
3.2	Amended and Restated Bylaws for Vital Living, Inc.	(1)
4.1	Form of Series A Warrant	(20)
4.2	Form of Series B Warrant	(2)
4.3	Form of Series C Warrant	(2)
4.4	Form of Series D Warrant	(3)
4.5	Form of Series E Warrant	(3)
4.6	Form of Series F Warrant	(20)
4.7	Certificate of Designation of Preferences, Rights and Limitations of 10% Series A Preferred Stock	(4)
4.8	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock	(4)
4.9	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series C Convertible Preferred Stock	(4)
4.10	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series D Convertible Preferred Stock	(5)
4.11	Stock Purchase Agreement, dated as of October 23, 2002, by and among Vital Living, Inc., MAF BioNutritionals, LLC, William A. Coppel (personally and as a representative of Kenneth Martin), Phillip B. Maffetone, Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah	(6)
4.12	Subscription Agreement for November 2002 private placement of units	(2)
4.13	Form of Subscription Agreement for Series B Convertible Preferred Stock	(3)
4.14	Form of Subscription Agreement for Series C Convertible Preferred Stock	(7)
4.15	Form of Subscription Agreement for Series D Convertible Preferred Stock	(5)

4.16	Registration Rights Agreement, dated as of November 20, 2002, between Vital Living, Inc. and those persons listed on Exhibit A attached thereto	(2)
4.17	Stockholders' Agreement, dated, by and among Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Martin Gerst, Donald Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie C. Quick, III, and Thomas C. Quick	(2)
4.18	Stockholders' Agreement, dated August 20, 2003, by and between Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Donald Hannah, SkyePharma PLC, Fifth Avenue Capital, Inc. and Stephen Morris	(5)
4.19	Registration Rights Agreement, dated as of August 20, 2003, by and between Vital Living, Inc. and SkyePharma PLC	(5)
4.20	Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind	(8)
4.21	Amendment No. 1 to Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind	(8)
4.22	Form of Securities Purchase Agreement for December 2003 private offering	(9)
4.23	Form of Senior Secured Convertible Note issued in December 2003 private offering	(9)
4.24	Form of Warrant issued in December 2003 private offering	(9)
4.25	Form of Warrant issued in 2003 offering of senior convertible promissory notes	(9)
4.26	Form of Security Agreement for December 2003 private offering	(9)
4.27	Form of Registration Rights Agreement for December 2003 private offering	(9)
4.28	Form of Escrow Agreement for December 2003 private offering	(9)
4.29	Form of Purchase Agreement for March 2004 private offering	(4)
5.1	Opinion of Graubard Miller (including the consent of Graubard Miller)	(21)
10.1	2001 Stock Option Plan	(1)
10.2	Agreement, dated August 21, 2001, between Vital Living, Inc. and Arizona Heart Institute, Inc.	(8)
10.3	Addendum, dated April 4, 2002, to Agreement between Vital Living, Inc. and Arizona Heart Institute, Inc.	(10)
10.4	Amendment No. 1, dated July 15, 2003, to Agreement Vital Living, Inc. and Arizona Heart Institute, Inc.	(11)

10.5	Distribution Agreement, dated August 21, 2001, between Vital Living, Inc. and Advanced Medical China, Ltd.	(8)
10.6	Amendment No. 1 to Distribution Agreement, dated February 26, 2002, between Vital Living, Inc. and Advanced Medical China, Ltd. and AHI Management Hong Kong Ltd.	(12)
10.7	Employment agreement, dated October 1, 2001, between Vital Living, Inc. and Bradley D. Edson	(8)
10.8	Amendment No. 1, dated October 1, 2002, to Employment Agreement between Vital Living, Inc. and Bradley D. Edson	(2)
10.9	Consultant Agreement, dated October 1, 2001, between Vital Living, Inc. and Howard Wernick	(8)
10.10	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Leslie D. Michelson	(13)
10.11	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Brian C. Smith	(13)
10.12	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Michael H. Davidson, M.D.	(13)
10.13	Form of Clinical Trial Agreement, between Vital Living, Inc. and the City of Phoenix Fire Department	(14)
10.14	Executive Services Agreement, dated as of November 20, 2002, between Vital Living, Inc. and Stuart A. Benson	(2)
10.15	Amendment No. 1 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson	(4)
10.16	Amendment No. 2 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson	(4)
10.17	Warrant Agreement, dated November 20, 2002, between Vital Living, Inc. and Stuart A. Benson	(10)
10.18	Amendment No. 1 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson	(3)
10.19	Amendment No. 2 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson	(4)
10.20	Financial Advisor Services Agreement, dated July 29, 2002, between Vital Living, Inc. and Peck and Grossman, LLC	(14)
10.21	Agreement, dated February 3, 2003, between Vital Living, Inc. and CHG Allied Inc.	(14)
10.22	Agreement, dated September 30, 2002, between Vital Living, Inc. and Medical Resource, LLC, National Provider Network	(14)
10.23	Consulting Agreement, dated as of October 8, 2002, between Vital Living, Inc. and Martin Wallace	(14)

10.24	Management Agreement, dated as of April 17, 2003, between Vital Living, Inc. and Christopher's Original Formulas, Inc.	(3)
10.25	Consulting Agreement, dated May 19, 2002, between Vital Living, Inc. and Stephen Songsheng Chen	(3)
10.26	Warrant Agreement, dated April 16, 2003, between Vital Living, Inc. and Stephen Songsheng Chen	(3)
10.27	Scientific Advisory Board Agreement, dated May 15, 2002, between Vital Living, Inc. and Dr. Dennis Sprecher	(15)
10.28	Scientific Advisory Board Agreement, dated May 30, 2002, between Vital Living, Inc. and John A. Sutherland	(16)
10.29	Scientific Advisory Board Agreement, dated May 16, 2002, among Vital Living, Inc., Thomas Allison and the Mayo Foundation for Medical Education and Research	(15)
10.30	Scientific Advisory Board Agreement, dated June 17, 2002, between Vital Living, Inc. and Ronald M. Krauss	(17)
10.31	Scientific Advisory Board Agreement, dated May 7, 2002, between Vital Living, Inc. and Dr. David Maron	(3)
10.32	Settlement and Release Agreement, dated June 25, 2003, between Vital Living, Inc. and William Coppel	(18)
10.33	Asset Purchase Agreement, dated as of June 20, 2003, among Vital Living, Inc., Nature's Systems, Inc., Christopher's Original Formulas, Inc., Robert C. Scott and James R. Jeppson	(18)
10.34	Form of Escrow Agreement, dated August 20, 2003, between Vital Living, Inc., E-Nutriceuticals, Inc., Stephen Morris and Mercantile National Bank—California, as escrow agent	(5)
10.35	Development and License Agreement, dated as of December 28, 2001, between E-Nutriceuticals, Inc. and SkyePharma PLC	(5)
10.36	Amendment No. 1, dated as of August 20, 2003, to Development and License Agreement by and among Vital Living, Inc., E-Nutriceuticals, Inc., Jagotec AG and SkyePharma PLC	(5)
10.37	Stock Purchase Agreement, dated as of October 14, 2003, among Vital Living, Inc. and the shareholders set forth on the signature page attached thereto	(19)
10.38	Escrow Agreement, dated as of October 14, 2003, among Vital Living, Inc., the shareholders of Doctors For Nutrition, Inc. and Mercantile National Bank—California	(19)
10.39	Executive Services Agreement, dated as of October 14, 2003, between Doctors For Nutrition, Inc. and Bruce Howe	(19)
10.40	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Roger Howe	(19)

10.41	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Maynard Howe	(19)
10.42	Form of Indemnification Agreement between the Company and each of Bradley D. Edson, Stuart A. Benson, Donald C. Hannah, Carson E. Beadle, Leslie C. Quick, Robert J. Eide, David Allen, Marcus Feder, Mitchel Feinglas and Michael Ashton	(20)
10.42.1	Schedule of Indemnification Agreements in the form of Exhibit 10.42, including material detail in which such documents differ from Exhibit 10.42	(21)
10.43	Severance Agreement, dated February 24, 2004, between the Company and Bradley D. Edson	(21)
10.44	Amendment No. 1, dated as of January 13, 2004, to Stockholders' Agreement, dated as of August 14, 2003, between each of the Company, Bradley D. Edson, Stuart Benson, Donald Hannah, Stephen Morris, SkyePharma PLC and Fifth Avenue Capital, Inc.	(21)
10.45	Stock Option Agreement, dated as of April 19, 2004, between the Company and Nest Ventures, LLC	(21)
23.1	Consent of Pannell Kerr Forster of Texas, P.C.	Filed Herewith
23.2	Consent of Pannell Kerr Forster of Texas, P.C.	Filed Herewith
23.3	Consent of Pannell Kerr Forster of Texas, P.C.	Filed Herewith
23.4	Consent of Pannell Kerr Forster of Texas, P.C.	Filed Herewith
23.5	Consent of the C.P.A. Network, LLC	Filed Herewith
23.6	Consent of Atlas Capital Services LLC	Filed Herewith
23.7	Consent of Graubard Miller (included in Exhibit 5.1)	(21)
24	Power of Attorney (included on signature page of this registration statement)	(20)

*
Previously filed.

(1)
Current Report on Form 8-K dated August 17, 2001 and filed with the SEC on October 1, 2001

(2)
Current Report on Form 8-K/A dated November 20, 2002 and filed with the SEC on December 5, 2002

(3)
Amendment No. 2 to Registration Statement on Form SB-2 (333-102106) filed on April 28, 2003

(4)
Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003

(5)
Current Report on Form 8-K dated August 21, 2003 and filed with the SEC on September 8, 2003

(6)
Current Report on Form 8-K dated October 23, 2002 and filed with the SEC on November 4, 2002

(7)
Amendment No. 3 to Registration Statement on Form SB-2 (333-102106) filed on June 18, 2003

(8)
Current Report on Form 8-K dated August 17, 2001 and filed with the SEC on November 20, 2001

(9)
Current Report on Form 8-K dated December 15, 2003 and filed with the SEC on December 19, 2003

(10)
Current Report on Form 8-K dated April 1, 2002 and filed with the SEC on April 16, 2002

(11)
Amendment No. 4 to Registration Statement on Form SB-2 (333-102106) filed on July 23, 2003

(12)
Current Report on Form 8-K dated February 27, 2002 and filed with the SEC on February 28, 2002

(13)
Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001

(14)
Amendment No. 1 to Registration Statement on Form SB-2 (333-102106) filed on March 7, 2003

(15)
Current Report on Form 8-K dated May 15, 2002 and filed with the SEC on May 31, 2002

(16)
Current Report on Form 8-K dated May 30, 2002 and filed with the SEC on June 13, 2002

(17)
Current Report on Form 8-K dated June 17, 2002 and filed with the SEC on July 2, 2002

(18)
Current Report on Form 8-K dated July 2, 2003 and filed with the SEC on July 16, 2003

(19)
Current Report on Form 8-K/A dated October 14, 2003 and filed with the SEC on December 5, 2003

(20)
Registration Statement on Form SB-2 (333-111921) filed on January 14, 2004

(21)
Amendment No. 1 to Registration Statement on Form SB-2 (333-111921) filed on May 12, 2004.

ITEM 28. Undertakings

        The Company will:

          (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement.

            (iii)  Include any additional or changed material information on the plan of distribution.

          (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4)   For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h)

  under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (5)   For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Articles of Incorporation, its By-Laws, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Phoenix, Arizona on June 14, 2004.

VITAL LIVING, INC.
By	/s/ STUART A. BENSON
Stuart A. Benson Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ DONALD C. HANNAH* Donald C. Hannah	Chairman of the Board	June 14, 2004
/s/ MARCUS FEDER Marcus Feder	Chief Financial Officer (Principal Accounting Officer)	June 14, 2004
/s/ STUART A. BENSON Stuart A. Benson	Chief Executive Officer, President, Secretary and Director(Principal Executive Officer)	June 14, 2004
/s/ MITCHEL FEINGLAS Mitchel Feinglas	Chief Operating Officer and Director	June 14, 2004
/s/ LESLIE C. QUICK, III* Leslie C. Quick, III	Director	June 14, 2004
/s/ ELLIOT R. SPEISER* Elliot R. Speiser	Director	June 14, 2004
/s/ CARSON E. BEADLE* Carson E. Beadle	Director	June 14, 2004

/s/ DAVID ALLEN* David Allen	Director	June 14, 2004
/s/ MICHAEL ASHTON* Michael Ashton	Director	June 14, 2004
*By:	/s/ STUART BENSON Stuart Benson Power of Attorney